   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 1997.

                                                    REGISTRATION NO. 333-21315

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                POST-EFFECTIVE
                               AMENDMENT NO. 1
                                      TO
                                  FORM S-11

                            REGISTRATION STATEMENT
                                  UNDER THE
                            SECURITIES ACT OF 1933
                       ASSET SECURITIZATION CORPORATION
       (Exact name of registrant as specified in governing instruments)

                           2 WORLD FINANCIAL CENTER
                            BUILDING B, 21ST FLOOR
                        NEW YORK, NEW YORK 10281-1198
                   (Address of principal executive offices)

                              ROBERT K. ROTTMANN
                    CHIEF FINANCIAL OFFICER AND TREASURER
                       ASSET SECURITIZATION CORPORATION
                           2 WORLD FINANCIAL CENTER
                            BUILDING B, 21ST FLOOR
                        NEW YORK, NEW YORK 10281-1198
                   (Name and address of agent for service)

                                  Copies to:

       Barry M. Funt, Esq.
  Asset Securitization Corporation           Anna H. Glick, Esq.
      2 World Financial Center        Cadwalader, Wickersham & Taft
       Building B, 21st Floor                 100 Maiden Lane
    New York, New York 10281-1198         New York, New York 10038

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            CROSS REFERENCE SHEET

 ITEM                                                      CAPTION IN PROSPECTUS
------------                                               -------------------------------------------------
Item 1.       Forepart of the Registration Statement and   Outside Front Cover Page
              Outside Front Cover Page of Prospectus.
Item 2.       Inside Front and Outside Back Cover Pages    Inside Front and Outside Back Cover Pages
              of Prospectus.
Item 3.       Summary Information, Risk Factors and Ratio  Executive Summary; Summary of Prospectus; Risk
              of Earnings to Fixed Charges.                Factors
Item 4.       Determination of Offering Price.             *
Item 5.       Dilution.                                    *
Item 6.       Selling Security Holders.                    *
Item 7.       Plan of Distribution.                        Plan of Distribution
Item 8.       Use of Proceeds.                             Use of Proceeds
Item 9.       Selected Financial Data.                     *
Item 10.      Management's Discussion and Analysis of      *
              Financial Condition and Results of
              Operations.
Item 11.      General Information as to Registrant.        The Depositor
Item 12.      Policy with Respect to Certain Activities.   Outside Front Cover Page; Description of the
                                                           Subordinated Certificates
Item 13.      Investment Policies of Registrant.           Outside Front Cover Page; Description of the
                                                           Subordinated Certificates; Description of the
                                                           Mortgage Pool
Item 14.      Description of Real Estate.                  Description of the Mortgage Pool
Item 15.      Operating Data.                              *
Item 16.      Tax Treatment of Registrant and Its          Certain Federal Income Tax Consequences
              Security Holders.
Item 17.      Market Price of and Dividends on the         *
              Registrant's Common Equity and Related
              Stockholder Matters.
Item 18.      Description of Registrant's Securities.      Outside Front Cover Page; Risk Factors;
                                                           Description of the Subordinated Certificates;
                                                           Description of the Mortgage Pool; Certain Federal
                                                           Income Tax Consequences
Item 19.      Legal Proceedings.                           *
Item 20.      Security Ownership of Certain Beneficial     *
              Owners and Management.
Item 21.      Directors and Executive Officers.            *
Item 22.      Executive Compensation.                      *
Item 23.      Certain Relationships and Related            *
              Transactions.
Item 24.      Selection, Management and Custody of         Description of the Subordinated Certificates;
              Registrant's Investments.                    Description of the Mortgage Pool; The Pooling and
                                                           Servicing Agreement-Servicing of the Mortgage
                                                           Loans
Item 25.      Policies with Respect to Certain             *
              Transactions.
Item 26.      Limitations of Liability.                    The Pooling and Servicing Agreement-Certain
                                                           Matters Regarding the Depositor, the Servicer and
                                                           the Special Servicer
Item 27.      Financial Statements and Information.        Financial Information
Item 28.      Interests of Named Experts and Counsel.      *
Item 29.      Disclosure of Commission Position on         *
              Indemnification for Securities Act
              Liabilities.


------------
*       Not applicable or answer is in the negative.

PROSPECTUS

                                 $133,312,786
                           Subordinated Certificates

                             [NOMURA CAPITAL LOGO]

                 Asset Securitization Corporation, Depositor
            Nomura Asset Capital Corporation, Mortgage Loan Seller

           AMRESCO MANAGEMENT, INC., SERVICER AND SPECIAL SERVICER

                        LASALLE NATIONAL BANK, TRUSTEE

   The Commercial Mortgage Pass-Through Certificates, Series 1997-D4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (the "Subordinated Certificates"), together with the Senior Certificates, the Junior Subordinated Certificates, the Class V-1, Class V-2, Class R and Class LR Certificates (each as defined herein, and collectively, the "Certificates"), represent beneficial ownership interests in a trust fund (the "Trust Fund") created by Asset Securitization Corporation (the "Depositor"). The Trust Fund consists primarily of a pool (the "Mortgage Pool") of 121 fixed-rate mortgage loans, with original terms to maturity of generally not more than thirty years (the "Mortgage Loans"), secured by first liens on 252 commercial and multifamily residential properties (the "Mortgaged Properties"). The Mortgaged Properties consist of anchored and unanchored retail properties, office buildings, full and limited service

                                                        (cover page continued)

   PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" HEREIN COMMENCING ON PAGE 20.

-----------------------------------------------------------------------------

                  INITIAL CLASS      PASS THROUGH       PRICE TO        UNDERWRITING
               CERTIFICATE BALANCE       RATE         PUBLIC(1)(2)      DISCOUNT(3)
------------  -------------------  --------------  -----------------  --------------
Class B-1  ..      $35,082,312          7.525%          89.468750%           2%
Class B-2  ..      $35,082,312          7.525%          87.250000%           2%
------------  -------------------  --------------  -----------------  --------------
Class B-3  ..      $14,032,925          7.525%          84.093750%           2%
------------  -------------------  --------------  -----------------  --------------
Class B-4  ..      $21,049,387          7.525%          67.656250%           3%
------------  -------------------  --------------  -----------------  --------------
Class B-5  ..      $14,032,925          7.525%          64.531250%           3%
------------  -------------------  --------------  -----------------  --------------
Class B-6  ..      $14,032,925          7.525%          50.984375%           3%

-----------------------------------------------------------------------------
(1)    Plus accrued interest from April 11, 1997.
(2) The aggregate net proceeds to the Depositor from the sale of the Subordinated Certificates will be $101,859,783, before deducting expenses payable by the Depositor.
(3)    As a percent of price to public.

     THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE ORIGINATORS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE,
      THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY
                  ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

   There is currently no secondary market for the Subordinated Certificates. The Underwriter currently expects to make a secondary market in the Subordinated Certificates, but has no obligation to do so. There can be no assurance that an active secondary market for the Subordinated Certificates will develop or that any such market, if established, will continue. See "Plan of Distribution" herein.

   The Subordinated Certificates are offered by the Underwriter subject to prior sale, when, as and if issued, delivered to and accepted by the Underwriter and subject to the right to reject orders in whole or in part. It is expected that delivery of the Subordinated Certificates will be made through the facilities of The Depository Trust Company ("DTC") in the United States and Centrale de Livraison de Valeurs Mobiliers S.A. ("CEDEL") and The Euroclear System ("Euroclear") in Europe, on or about April 16, 1997
(the "Closing Date").

                    NOMURA SECURITIES INTERNATIONAL, INC.

                The Date of this Prospectus is April 11, 1997

(continuation of cover page)

hotels, multifamily residential housing, nursing homes, industrial properties, factory outlet centers, mobile home and recreational vehicle parks and an assisted living facility. The characteristics of the Mortgage Loans and the Mortgaged Properties are more fully described herein under "Description of the Mortgage Pool." The Mortgage Loans were either purchased or originated by the Mortgage Loan Seller and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.

   The Certificates consist of twenty-six classes (each, a "Class"), designated as the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates, Class A-1E Certificates, Class A-CS1 Certificates, Class PS-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates and Class A-8 Certificates (collectively, the "Senior Certificates"), Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates, Class B-6 Certificates, Class B-7 Certificates, Class B-7H Certificates, Class V-1 Certificates, Class V-2 Certificates, Class LR Certificates and Class R Certificates. Only the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates and Class B-6 Certificates (collectively, the "Subordinated Certificates") are being offered hereby; the Senior Certificates have been publicly offered under a separate prospectus and are not offered hereby; and the Class B-7, Class B-7H (collectively, the "Junior Subordinated Certificates"), Class V-1, Class V-2, Class R and Class LR Certificates are not offered hereby.

   Distributions on the Subordinated Certificates will be made, to the extent of Available Funds, on the 14th day of each month, or, if any such 14th day is not a business day, then on the next succeeding business day, beginning on April 16, 1997 (each, a "Distribution Date"); provided, however, the Distribution Date will be no earlier than the third business day following the 11th day of each month and, provided, further, that if the 11th day of any month is not a business day, the Distribution Date will be the fourth business day following the 11th day of such month. Distributions allocable to interest on the Subordinated Certificates on each Distribution Date will be based on the Pass-Through Rate for each respective Class as described herein and the aggregate principal balance (the "Certificate Balance") of such Class outstanding immediately prior to such Distribution Date. Distributions in respect of principal of the Subordinated Certificates will be made as described herein under "Description of the Subordinated Certificates -- Distributions -- Priorities."

   THE YIELD TO INVESTORS WILL BE SENSITIVE TO THE TIMING AND MAGNITUDE OF LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS. IN ADDITION, TO THE EXTENT LOSSES ON THE MORTGAGE LOANS EXCEED THE PRINCIPAL BALANCE OF THE CLASSES OF CERTIFICATES SUBORDINATE TO ANY CLASS OF SUBORDINATED CERTIFICATES, SUCH CLASS OF SUBORDINATED CERTIFICATES WILL BEAR A LOSS EQUAL TO THE AMOUNT OF SUCH EXCESS UP TO AN AMOUNT EQUAL TO THE OUTSTANDING CERTIFICATE BALANCE THEREOF. NO REPRESENTATION IS MADE AS TO THE RATE OF PREPAYMENTS ON, OR RATE OR AMOUNT OF LIQUIDATIONS OF, THE MORTGAGE LOANS OR AS TO THE ANTICIPATED YIELD TO MATURITY OF ANY SUBORDINATED CERTIFICATE. THE YIELD TO MATURITY ON EACH CLASS OF THE SUBORDINATED CERTIFICATES WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO REPURCHASES THEREOF THAT ARE APPLIED IN REDUCTION OF THE CERTIFICATE BALANCE OF SUCH CLASS. SEE "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.

   AMRESCO Management, Inc. will act as Servicer of the Mortgage Loans. The obligations of the Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances in respect of the Mortgage Loans. In certain limited circumstances AMRESCO Management, Inc., in its capacity as the initial Special Servicer may be required to make Property Advances. If the Servicer is not the Special Servicer and the Special Servicer fails to make the required Advance, the Servicer, subject to a recoverability determination, will be required to make the Advance. The Servicer will not act as an insurer or credit enhancer of the Mortgage Pool. If the Servicer fails to make a required Advance, the Trustee, subject to a recoverability determination, will be required to make such Advance. If the Trustee fails to make a required Advance, the Fiscal Agent, subject to a recoverability determination, will be required to make the Advance. See "The Pooling and Servicing Agreement -- Advances" herein.

   It is a condition to the issuance of the Subordinated Certificates that the Class B-1 Certificates be rated "BB+" by each of Standard & Poor's Rating Services ("S&P") and Fitch Investors Service, L.P. ("Fitch"), the Class B-2 Certificates be rated "BB" by each of S&P and Fitch, the Class B-3 Certificates be rated "BB-" by each of S&P and Fitch, the Class B-4 (cover page continued)

(continuation of cover page)

Certificates be rated "B+" by S&P, the Class B-5 Certificates be rated "B" by S&P and the Class B-6 Certificates be rated "B-" by S&P. For a description of the limitations of the ratings of the Subordinated Certificates, see "Rating" herein. The Rated Final Distribution Date of each Class of Subordinated Certificates is April 14, 2029.

   Elections will be made to treat designated portions of the Trust Fund, exclusive of the Reserve Accounts, Lock Box Accounts, Cash Collateral Accounts, Excess Interest and Default Interest as two separate "real estate mortgage investment conduits" (each a "REMIC" or, alternatively, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Senior Certificates, Subordinated Certificates and Junior Subordinated Certificates constitute "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates constitute the sole Class of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. The Subordinated Certificates, together with the Senior Certificates and Junior Subordinated Certificates, are sometimes collectively referred to herein as the "Regular Certificates." The Class V-1 Certificates represent the right to receive Net Default Interest and the Class V-2 Certificates represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

   IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SUBORDINATED CERTIFICATES, INCLUDING OVER-ALLOTMENTS OR SHORT SALES OF THE SUBORDINATED CERTIFICATES, BIDS FOR AND PURCHASES OF THE SUBORDINATED CERTIFICATES IN THE OPEN MARKET AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

   The distribution of this Prospectus and the offer or sale of the Subordinated Certificates may be restricted by law in certain jurisdictions. Persons into whose possession this Prospectus or any Subordinated
Certificates come must inform themselves about, and observe, any such restrictions. In particular, there are restrictions on the distribution of this Prospectus and the offer or sale of the Subordinated Certificates in the United Kingdom (see "Plan of Distribution" herein).

   The Depositor does not intend to register the Subordinated Certificates under the Securities and Exchange Law of Japan (the "SEL"). Accordingly, the Subordinated Certificates may not be offered or sold directly or indirectly in Japan, and this Prospectus may not be distributed or circulated in Japan, except in circumstances that do not constitute an offer to the public within the meaning of the SEL.

   The transferability of the Subordinated Certificates is subject to certain limitations. See "Description of the Subordinated Certificates -- Transfer Restrictions."

   All capitalized terms herein have the meanings described herein. See "Index of Significant Definitions" and "Glossary of Key Real Estate, Mortgage and Mortgage Loan Underwriting Terms" herein.

   UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE SUBORDINATED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A COPY OF THIS PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  PROSPECTUS
                              TABLE OF CONTENTS

                                                                                      PAGE
                                                                                    ------
Summary of Prospectus..............................................................     6
Risk Factors ......................................................................    20
 The Mortgage Loans................................................................    20
 The Certificates..................................................................    35
Industry Overview..................................................................    41
The Depositor......................................................................    42
The Mortgage Loan Seller...........................................................    42
The Trustee........................................................................    43
The Fiscal Agent...................................................................    43
The Servicer and Initial Special Servicer..........................................    43
Description of the Mortgage Pool...................................................    44
 General...........................................................................    44
 Security for the Mortgage Loans...................................................    45
 The Mortgage Loan Program--Underwriting Standards.................................    45
 Significant Mortgage Loans........................................................    48
 Certain Terms and Conditions of the Mortgage Loans................................    57
 Additional Mortgage Loan Information..............................................    62
Description of the Subordinated Certificates.......................................    75
 General...........................................................................    75
 Subordination.....................................................................    76
 Distributions.....................................................................    76
 Realized Losses...................................................................    84
 Prepayment Interest Shortfalls....................................................    85
 Delinquency Reduction Amounts and Appraisal Reduction Amounts.....................    85
 Appraisal Reductions..............................................................    86
 Delivery, Form and Denomination...................................................    86
 Book-Entry Registration...........................................................    87
 Definitive Certificates...........................................................    89
 Transfer Restrictions.............................................................    90
Prepayment and Yield Considerations................................................    91
 Mortgagor Defaults................................................................    91
 Yield Tables......................................................................    92
 Yield.............................................................................    99
 Rated Final Distribution Date.....................................................   100
 Weighted Average Life of Subordinated Certificates................................   100
The Pooling and Servicing Agreement................................................   109
 General...........................................................................   109
 Assignment of the Mortgage Loans..................................................   109
 Representations and Warranties; Repurchase........................................   109
 Servicing of the Mortgage Loans; Collection of Payments...........................   115
 Advances..........................................................................   116
 Accounts..........................................................................   118
 Withdrawals from the Collection Account...........................................   119
 Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses.....................   120
 Inspections.......................................................................   120
 Insurance Policies................................................................   121
 Evidence as to Compliance.........................................................   122

                                3

                                                                                      PAGE
                                                                                    ------
 Certain Matters Regarding the Depositor, the Servicer and the Special Servicer ...   122
 Events of Default.................................................................   123
 Rights Upon Event of Default......................................................   124
 Amendment.........................................................................   124
 Voting Rights.....................................................................   125
 Realization Upon Mortgage Loans...................................................   125
 Modifications.....................................................................   131
 Termination.......................................................................   132
 Optional Termination..............................................................   132
 The Trustee.......................................................................   133
 Duties of the Trustee.............................................................   133
 Duties of the Fiscal Agent........................................................   134
 Servicing Compensation and Payment of Expenses....................................   134
 Special Servicing.................................................................   134
 Servicer and Special Servicer Permitted to Buy Certificates.......................   136
 Reports to Certificateholders; Available Information..............................   136
  Trustee Reports..................................................................   136
  Servicer Reports.................................................................   137
  Other Information................................................................   138
ERISA Considerations...............................................................   140
Certain Legal Aspects of Mortgage Loans............................................   140
 General...........................................................................   140
 Types of Mortgage Instruments.....................................................   140
 Leases and Rents..................................................................   141
 Personalty........................................................................   141
 Subordinate Financing.............................................................   141
 Foreclosure.......................................................................   142
 Judicial Foreclosure..............................................................   142
 Non-Judicial Foreclosure/Power of Sale............................................   142
 Limitations on Lender's Rights....................................................   142
 Rights of Redemption..............................................................   144
 Anti-Deficiency Legislation.......................................................   144
 Leasehold Risks...................................................................   144
 Bankruptcy Laws...................................................................   145
 Environmental Legislation.........................................................   146
 Due-on-Sale and Due-on-Encumbrance................................................   147
 Acceleration on Default...........................................................   148
 Default Interest, Prepayment Charges and Prepayments..............................   148
 Applicability of Usury Laws.......................................................   148
 Alternative Mortgage Instruments..................................................   148
 Soldiers' and Sailors' Civil Relief Act of 1940...................................   149
 Forfeitures in Drug and RICO Proceedings..........................................   149
 Certain Laws and Regulations......................................................   149
 Type of Mortgaged Property........................................................   149
 Americans with Disabilities Act...................................................   150
Certain Federal Income Tax Consequences............................................   151
 General...........................................................................   151
 Status of Subordinated Certificates...............................................   151
 Qualification as a REMIC..........................................................   152
 Taxation of Subordinated Certificates ............................................   153

                                4

                                                                                      PAGE
                                                                                    ------
   General.........................................................................   153
   Original Issue Discount.........................................................   153
   Acquisition Premium.............................................................   154
   Market Discount.................................................................   155
   Premium.........................................................................   155
   Election to Treat All Interest Under the Constant Yield Method..................   156
   Treatment of Losses.............................................................   156
 Sale or Exchange of Subordinated Certificates.....................................   156
 Taxes That May Be Imposed on a REMIC..............................................   157
 Liquidation of the REMIC..........................................................   157
 Taxation of Certain Foreign Investors.............................................   158
 Backup Withholding................................................................   158
 Reporting Requirements............................................................   158
Legal Investment...................................................................   159
Use of Proceeds....................................................................   159
Plan of Distribution...............................................................   160
Legal Matters......................................................................   161
Financial Information..............................................................   161
Rating.............................................................................   161
Available Information..............................................................   161
Index of Significant Definitions...................................................   162
Glossary of Key Real Estate, Mortgage and Mortgage Loan Underwriting Terms  .......   168
Annex A--Loan Characteristics......................................................   A-1
Annex B--Global Clearance, Settlement and Tax Documentation Procedures ............   B-1
Annex C--Form of Reports to Certificateholders ....................................   C-1

                                      INDEX OF TABLES

Mortgage Notes ....................................................................    66
Range of DSCRs.....................................................................    69
Range of Loan-to-Value Ratios......................................................    69
Range of Loan-to-Value Ratios at Earlier of Anticipated Repayment Dates or
 Maturity..........................................................................    69
Mortgaged Properties By State......................................................    70
Range of Year Built................................................................    70
Cut-Off Date Loan Amount By Property Type..........................................    71
Range of Loan Amounts or Loan Balances.............................................    72
Range of Anticipated Remaining Term in Months......................................    72
Range of Remaining Term in Months..................................................    73
Anticipated Repayment By Year......................................................    73
Range of Mortgage Rates............................................................    74
Delinquency Status as of March 1, 1997.............................................    74
Range of Remaining Lock-Out Period In Months.......................................    74

                            SUMMARY OF PROSPECTUS

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus relating to the Subordinated Certificates in making their investment decision. The following Summary of Prospectus does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus. Capitalized terms used and not otherwise defined in the Summary of Prospectus have the respective meanings assigned to them in this Prospectus. See "Index of Significant Definitions" and "Glossary of Key Real Estate, Mortgage and Mortgage Loan Underwriting Terms" in this Prospectus.

                           OVERVIEW OF THE OFFERING

   Nomura Asset Capital Corporation (the "Mortgage Loan Seller") is a leading underwriter of commercial mortgages having originated approximately $15.7 billion in the past three years. The commercial mortgage-backed securities ("CMBS") market has recently experienced significant growth with securitization volumes of $20.1 billion, $18.5 billion and $30.5 billion in 1994, 1995, and 1996, respectively. Through December 1996, affiliates of the Mortgage Loan Seller, including the Depositor, have securitized $7.3 billion of commercial mortgage loans originated by the Mortgage Loan Seller and by unaffiliated originators through twenty separate transactions. The securitization described herein is being marketed in three separate offerings: (i) investment grade classes with a principal balance in the aggregate of $1,248,930,326, which have been sold pursuant to a separate Prospectus; (ii) below investment grade classes with a principal balance in the aggregate of $133,312,786, which are being offered hereby; and (iii) two unrated junior subordinated "first loss" classes with an aggregate principal balance equal to $21,049,393 (approximately 1.5% of the Initial Pool Balance) which are not being offered hereby. It is expected that the "first loss" class will be sold to the Special Servicer or an affiliate of the Special Servicer in a private transaction. However, there can be no assurance that the Special Servicer or an affiliate of the Special Servicer will purchase such Certificates.

   Historically, the below investment grade classes of CMBS securitizations have been sold through private transactions. Typically, the size of such class is smaller than would normally trade in the public markets. In light of the greater liquidity that could result from the relatively large size of the below investment grade portion of this securitization, this offering of Subordinated Certificates is being made on a registered basis. This offering provides investors with the opportunity to invest in subordinated CMBS having the following characteristics:

     o Diversification of Underlying Mortgage Pool. This offering is secured by Mortgages on 252 Mortgaged Properties. The Mortgaged Properties are located in 39 states. No single Mortgage Loan represents greater than 5% of the Initial Pool Balance. The Mortgage Pool is also diversified by property type, and includes loans secured by retail, office, hotel, multifamily, industrial, mobile home park and healthcare properties. Accordingly, default risk has been diversified over the entire Mortgage Pool and is not concentrated in a single Mortgaged Property or property type.

     o Prepayment Restrictions. All of the Mortgage Loans prohibit prepayment during all or substantially all of their terms to maturity or the Anticipated Repayment Date, whichever is earlier. Accordingly, the yield to investors should not be significantly affected by voluntary prepayment.

     o Debt Service Coverage. The Cut-off Date weighted average debt service coverage ratio of the Mortgage Pool (analogous to EBITDA less maintenance capital expenditures and leasing costs divided by annual mortgage loan principal and interest payments) is 1.42. For commercial mortgages, as the debt service coverage ratio on an individual Mortgage Loan starts to rise substantially over 1.0, defaults should be less likely absent unanticipated events or economic downturns.

     o Initial Equity Cushion. Each of the Mortgage Loans originated or purchased by the Mortgage Loan Seller is generally consistent with its underwriting standards. Those underwriting standards provide for a maximum loan to value ratio of between 70% and 80% depending on the property type on an individual Mortgage Loan. The weighted average ratio of Mortgage Loan principal balance to appraised value for the Mortgage Pool is 67%.

     o Deleveraging. The Mortgage Loan Seller's mortgage documentation generally prohibits, with certain exceptions, the incurrence of additional secured debt. However, see "Risk Factors -- Other Financing." Since principal generally is amortized with each Monthly Payment (and the application of Excess Cash Flow, if applicable), the ratio of the amount outstanding on any Mortgage Loan to the initial appraised value of the Mortgaged Property underlying such Mortgage Loan will decrease over time.

                              INDUSTRY OVERVIEW

   The commercial real estate market is estimated to be valued at approximately $3 trillion. While much of this real estate is owned free of any mortgage or other debt, a sizable portion is financed through commercial mortgages. Commercial mortgages are predominantly secured by income producing properties, including multifamily residential, office buildings, retail properties, industrial properties, warehouse properties, mixed use properties, mobile home parks, hotels, self-storage facilities, nursing homes, assisted living facilities and senior housing centers. The commercial real estate mortgage market is estimated to be valued at approximately $1 trillion. The traditional holders of the majority of commercial mortgage loans have been banks, life insurance companies and savings and loan institutions. In 1996, commercial banks held approximately 41% of outstanding commercial mortgage loans, followed by life insurance companies (21%), savings and loans (7%) and private mortgage-backed securities conduits (7%). Other major holders include pension funds and federal agencies. Recently, however, life insurance companies and pension funds have increasingly been investing in beneficial interests in securitized pools of commercial mortgage loans.

   CMBS issuances have grown significantly since 1990, with over $114 billion in aggregate issuances from the beginning of 1990 through the end of 1996. In 1996 alone, over $30 billion of CMBS were issued. See "Industry Overview" herein.

                                 PARTICIPANTS

DEPOSITOR .....................  Asset Securitization Corporation, a Delaware
                                 corporation and a wholly owned subsidiary of Nomura Asset Capital Corporation (the "Mortgage Loan Seller"), and an affiliate of Nomura Securities International, Inc.
                                 ("NSI" or the "Underwriter"). See "The
                                 Depositor" herein.

MORTGAGE LOAN SELLER ..........  Nomura Asset Capital Corporation, a Delaware
                                 corporation, the parent of the Depositor and an affiliate of NSI.
                                 Nomura Asset Capital Corporation, the
                                 Mortgage Loan Seller, was incorporated in 1992 and is engaged primarily in the business of originating commercial mortgage loans. The Mortgage Loan Seller has been involved in the origination of approximately $15.7 billion in commercial mortgage loans and other commercial real estate investments from inception through March 1, 1997. Affiliates of the Mortgage Loan Seller have been involved in a total of twenty-one offerings of CMBS from June 1993 through March 1997 (including the Senior Certificates not being offered pursuant to this Prospectus) totaling approximately $8.9 billion in initial principal amount. The Mortgage Loans included in these offerings were predominantly originated directly by the Mortgage Loan Seller. See "The Mortgage Loan Seller."

SERVICER AND SPECIAL
 SERVICER .....................  AMRESCO Management, Inc., a Texas
                                 corporation ("AMI"), will be the Servicer and initial Special Servicer (the "Servicer" and the "Special Servicer" in such respective capacities) and in such capacities will be responsible for servicing the Mortgage Loans as described under "The Pooling and Servicing Agreement." The Servicer will also be required to make certain Advances in accordance with the terms of the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement -- Advances." AMI is a wholly owned subsidiary of AMRESCO, INC. ("AMRESCO"), a publicly traded (NASDAQ) company. The servicing of all performing loans will be performed by the AMRESCO Services Division of AMI.

                                 As of January 31, 1997, AMRESCO's portfolio consisted of approximately 9,374 loans with an aggregate principal balance of approximately $16.9 billion. Within this servicing portfolio are loans which have been securitized in a total of 43 loan portfolios with an aggregate principal balance of $10.6 billion. The portfolio is significantly diversified both geographically and by product type.

                                 The Special Servicer will be responsible for servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent and for administering any REO Property. The holders of greater than 50% of the Percentage Interest of the most subordinate Class of Certificates then outstanding (which Class will initially be the Junior Subordinated Certificates) will be entitled, at their option, to remove the Special Servicer with or without cause, and appoint a successor Special Servicer, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates (provided, however, that for purposes of determining the most subordinate class, the Class A-1A, Class A-1B, Class A-1C, A-1D, Class A-CS1 and Class PS-1 Certificates collectively and the Class B-7 and Class B-7H Certificates together, will, in each case, be treated as one class). The Servicer and Special Servicer will be permitted to purchase any Class of Certificates. See "Risk Factors -- The Certificates -- Servicer or Special Servicer May Purchase Certificates; Conflict of Interest" and "The Pooling and Servicing Agreement -- Special Servicing" herein. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a majority of the Class B-7 Certificates. However, there can be no assurance that the Special Servicer or an affiliate of the Special Servicer will purchase such Certificates.

ORIGINATORS ...................  The Mortgage Loan Seller and Bloomfield
                                 Acceptance Company, LLC, a Michigan limited liability company (individually,
                                 "Bloomfield," and together with the Mortgage
                                 Loan Seller, the "Originators").
                                 All of the Mortgage Loans were originated by the Mortgage Loan Seller or Bloomfield as shown in the following table during the period commencing September 3, 1996 and ending on the Cut-off Date:

                  ORIGINATORS OF THE MORTGAGE LOANS (1)

                                       % OF
                                      INITIAL    NUMBER OF
                                       POOL      MORTGAGE
ORIGINATOR                            BALANCE      LOANS
----------------------------------  ---------  -----------
Nomura Asset Capital Corporation ..    96.4%        108
Bloomfield Acceptance Company,
 LLC...............................     3.6%         13

         (1) All statistical information set forth in this and the following tables in the Summary regarding the "% of Initial Pool Balance" is based on the Cut-off Date Principal Balance of the related Mortgage Loan or Loans.

                              THE MORTGAGE POOL

MORTGAGE LOAN POOL
 CHARACTERISTICS ..............  The mortgage loan pool consists of approximately 121 fixed rate mortgage loans secured by approximately 252 commercial and multifamily properties with an aggregate principal balance of approximately $1,403,292,505 as of the Cut-off Date. Each Mortgage Loan is generally non-recourse and is secured by one or more first mortgage liens encumbering the related borrower's interest in the related property or properties. The Mortgage Pool includes the following three types of loans: balloon, anticipated repayment date ("ARD") and fully amortizing. "ARD Loans" generally are Mortgage Loans that substantially fully amortize by their respective maturity dates (and not their Anticipated Repayment Dates) but provide for an Anticipated Repayment Date on which a substantial amount of principal will be due if the borrower elects to prepay the Mortgage Loan in full on such date. Such Mortgage Loans provide for an increased interest rate after the Anticipated Repayment Date and require the application of all Excess Cash Flow to amortize principal after the Anticipated Repayment Date. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" herein. Approximately 96% of the Initial Pool Balance consists of ARD Loans. See "Description of the Mortgage Pool -- Significant Mortgage Loans -- The Marina Harbor Loan and Properties" for a discussion of certain provisions of the Marina Harbor Loan which differ from the general ARD loan provisions.

                                 The Mortgage Pool is diversified with
                                 mortgage loans in 39 different states. The largest concentration by principal amount is in California with approximately 21% of the pool. The mortgage loan pool is also diversified by property type. The largest concentrations by principal amount are in retail (not including factory outlet) (33%), office (24%) and hotel (15%) properties. The other property types included in the Mortgage Pool include multifamily residential housing, nursing homes, industrial properties, factory outlet centers, mobile home and recreational vehicle parks and an assisted living facility. The mortgage loan pool includes 23 loans of over $20 million each, which make up approximately 64% of the total principal balance. The mortgage pool has a weighted average debt service coverage ratio of 1.42x and a weighted average loan to current appraised value ratio of 67%.

                                 GENERAL CHARACTERISTICS (AS OF CUT-OFF DATE,
                                 UNLESS OTHERWISE INDICATED)

Initial Pool Balance (1)..................................$1,403,292,505
Number of Mortgage Loans.................................. 121
Number of Mortgaged Properties............................ 252
Average Mortgage Loan Balance............................. $11,597,459
Weighted Average Months Since Loan Origination ........... 1
Weighted Average Mortgage Rate............................ 8.666%
Range of Mortgage Rates................................... 7.575%-10.1%
Weighted Average Remaining Term to the Earlier of
 Maturity or Anticipated Repayment Date................... 140 months
Range of Remaining Term to the Earlier of Maturity or
 Anticipated Repayment Date............................... 80-241 months
Weighted Average Original Amortization Term (2) .......... 312 months
Range of Original Amortization............................ 156-360 months
Weighted Average DSCR (3)................................. 1.42
Range of DSCR (3)......................................... 1.22-2.20
Weighted Average LTV (4).................................. 67%
Range of LTV.............................................. 34%-86%
Weighted Average LTV at Earlier of Anticipated
 Repayment Date or Maturity (5)........................... 51%
Percentage of Initial Pool Balance made up of:
  ARD Loans .............................................. 96.2%
  Fully Amortizing Loans (other than ARD Loans) .......... 2.5%
  Balloon Loans .......................................... 1.2%
Loans Delinquent as of the Cut-off Date................... 0%

         (1) Subject to a permitted variance of plus or minus 5%.
         (2) "Weighted Average Remaining Amortization Term" reflects the fact that certain Mortgage Loans provide for Monthly Payments based on amortization schedules at least 60 months longer than the remaining stated terms of such Mortgage Loans. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Amortization of Principal" herein.
         (3) DSCR for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the Annual Debt Service for such Mortgaged Property (as defined below).
         (4) "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan.
         (5) "LTV at Earlier of Anticipated Repayment Date or Maturity" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-off Date, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the LTV as of the Cut-off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or, in the case of a Mortgage Loan that has an Anticipated Repayment Date, as of its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the appraised value.

                                 NSI HAS MADE AVAILABLE AN ELECTRONIC VERSION
                                 OF THIS PROSPECTUS ON THE WORLD WIDE WEB AT
                                 "HTTP://WWW.NOMURANY.COM". THE PASSWORD FOR
                                 ACCESS TO SUCH WEB SITE IS "CMBS". CERTAIN
                                 STATISTICAL INFORMATION INCLUDED IN THIS
                                 PROSPECTUS CAN BE DOWNLOADED FROM SUCH WEB
                                 SITE.

REPRESENTATIONS AND
WARRANTIES ....................  The Mortgage Loan Seller will sell the
                                 Mortgage Loans to the Depositor and, in
                                 connection therewith, will make certain
                                 representations and warranties, as more
                                 fully described herein. The Depositor will assign the Mortgage Loans, together with its rights and remedies in respect of breaches of the Mortgage Loan Seller's representations and warranties to the Trustee for the benefit of
                                 Certificateholders. With respect to Mortgage
                                 Loans acquired by the Mortgage Loan Seller from Bloomfield, the Mortgage Loan Seller will also assign to the Depositor and the Depositor will assign to the Trustee for the benefit of the Certificateholders, any rights and remedies in respect of breaches of representations or warranties made by Bloomfield. See "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase."

                                 THE OFFERING

SUBORDINATED CERTIFICATES .....  $133,312,786 of Subordinated Certificates
                                 consisting of $35,082,312 Class B-1
                                 Certificates, $35,082,312 Class B-2
                                 Certificates, $14,032,925 Class B-3
                                 Certificates, $21,049,387 Class B-4
                                 Certificates, $14,032,925 Class B-5
                                 Certificates, and $14,032,925 Class B-6
                                 Certificates.

TITLE OF CERTIFICATES .........  Asset Securitization Corporation, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 1997-D4. The Subordinated Certificates,
                                 together with the other Classes of
                                 Certificates represent beneficial ownership interests in the Trust Fund to be created by the Depositor. The Trust Fund consists primarily of a Mortgage Pool of 121 Mortgage Loans, with original terms to maturity of generally not more than thirty years, secured by first liens on 252 commercial and multifamily Mortgaged Properties.

SUBORDINATION .................  As a means of providing protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinated Certificates to receive distributions of interest and principal with respect to the Mortgage Loans will be subordinate to the corresponding rights of the holders of the Senior Certificates. The rights of the holders of the Class B-1 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates; the rights of the holders of the Class B-2 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates and Class B-1 Certificates; the rights of the holders of the Class B-3 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1 and Class B-2 Certificates; the rights of the holders of the Class B-4 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2 and Class B-3 Certificates; the rights of the holders of the Class B-5 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates; and the rights of the holders of the Class B-6 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. The rights of the Junior Subordinated Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates and the Subordinated Certificates. This subordination will be effected in two ways: (i) by the preferential right of holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates on such Distribution Date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses, first, to the Junior Subordinated Certificates, second, to the Class B-6 Certificates, third, to the Class B-5 Certificates, fourth, to the Class B-4 Certificates, fifth, to the Class B-3 Certificates, sixth, to the Class B-2 Certificates, seventh, to the Class B-1 Certificates, and finally, to the Senior Certificates in accordance with the terms of the Pooling and Servicing Agreement. No other form of credit enhancement will be available for the benefit of the holders of the Subordinated Certificates. See "Description of the Subordinated Certificates" and "Description of the Subordinated Certificates -- Distributions -- Priorities" herein.

CERTIFICATE SUMMARY ...........  Each Class of Certificates has the aggregate initial Certificate Balance, and other
                                 characteristics set forth below. The
                                 Subordinated Certificates, together with the
                                 Senior Certificates, the Junior Subordinated
                                 Certificates, the Class V-1, Class V-2,
                                 Class R and Class LR Certificates have been issued pursuant to the Pooling and Servicing Agreement.

                                                                                                         WEIGHTED
                                                                                           WEIGHTED        AVG.
                                                                                           AVERAGE        LIFE*
                               INITIAL AGGREGATE               PERCENT                   PASS-THROUGH     (YRS.)
                             CERTIFICATE PRINCIPAL  PERCENT      OF                        RATE AS       FROM THE
                                      OR              OF       CREDIT                     OF CUT-OFF     CLOSING     PRINCIPAL
 CLASS         RATINGS          NOTIONAL AMOUNT      TOTAL     SUPPORT   DESCRIPTION         DATE          DATE        WINDOW*
-------  -----------------  --------------------- ---------  ------------------------- --------------  ----------   ------------
Senior Certificates (not offered hereby)
         -----------------------------------------------------------------------------------------------------------
A-1A     AAA/AAA/Aaa/AAA        $  127,000,000        9.05%     32.0%     Fixed Rate       7.35000%        3.59      4/97-10/03
-------  -----------------  --------------------- ---------  ------------------------- --------------  ----------   ------------
A-1B     AAA/AAA/Aaa/AAA        $   91,010,000        6.49%     32.0%     Fixed Rate       7.40000%        6.84      10/03-5/04
-------  -----------------  --------------------- ---------  ------------------------- --------------  ----------   ------------
A-1C     AAA/AAA/Aaa/AAA        $   65,000,000        4.63%     32.0%     Fixed Rate       7.42000%        8.27       5/04-9/06
-------  -----------------  --------------------- ---------  ------------------------- --------------  ----------   ------------
A-1D     AAA/AAA/Aaa/AAA        $  671,228,903       47.83%     32.0%     Fixed Rate       7.49000%        9.83       9/06-7/07
-------  -----------------  --------------------- ---------  ------------------------- --------------  ----------   ------------
A-1E     AAA/na/Aa2/na          $   84,197,550        6.00%     26.0%     Fixed Rate       7.52500%       11.44       7/07-1/09
-------  -----------------  --------------------- ---------  ------------------------- --------------  ----------   ------------
                                                                       Weighted Average
A-2      AA+/AA/Aa2/na          $   28,065,850        2.00%     24.0%       Coupon         7.40691%       11.89       1/09-3/09
-------  -----------------  --------------------- ---------  ------------------------- --------------  ----------   ------------
                                                                       Weighted Average
A-3      AA/na/na/na            $   49,115,237        3.50%     20.5%       Coupon         7.45691%       11.91       3/09-3/09
-------  -----------------  --------------------- ---------  ------------------------- --------------  ----------   ------------
                                                                       Weighted Average
A-4      A+/A/A2/na             $   21,049,387        1.50%     19.0%       Coupon         7.48691%       12.25       3/09-2/10
-------  -----------------  --------------------- ---------  ------------------------- --------------  ----------   ------------
                                                                       Weighted Average
A-5      A/na/na/na             $   42,098,775        3.00%     16.0%       Coupon         7.53691%       13.86      2/10-10/11
-------  -----------------  --------------------- ---------  ------------------------- --------------  ----------   ------------
                                                                       Weighted Average
A-6      BBB+/BBB/Baa2/BBB      $   28,065,850        2.00%     14.0%       Coupon         7.62691%       14.63      10/11-1/12
-------  -----------------  --------------------- ---------  ------------------------- --------------  ----------   ------------
                                                                       Weighted Average
A-7      BBB/na/na/na           $   21,049,387        1.50%     12.5%       Coupon         7.67691%       14.74       1/12-1/12
-------  -----------------  --------------------- ---------  ------------------------- --------------  ----------   ------------
                                                                       Weighted Average
A-8      BBB-/na/na/BBB-        $   21,049,387        1.50%     11.0%       Coupon         8.02691%       14.82       1/12-2/12
-------  -----------------  --------------------- ---------  ------------------------- --------------  ----------   ------------
                                                                        Interest Only:
                                                                           Weighted
A-CS1    AAA/AAA/Aaa/na         $  127,000,000         n/a       N/A    Average Coupon     1.26691%        2.31**        N/A
-------  -----------------  --------------------- ---------  ------------------------- --------------  ----------   ------------
                                                                        Interest Only:
                                                                           Weighted
PS-1     AAA/AAA/Aaa/na         $1,403,292,505         n/a       N/A    Average Coupon     0.99954%        5.83**        N/A
-------  -----------------  --------------------- ---------  ------------------------- --------------  ----------   ------------

Rating Agencies (Fitch, DCR, Moody's, S&P)

                            SUBORDINATED CERTIFICATES OFFERED HEREBY
-----------------------------------------------------------------------------------------------
B-1     BB+/BB+      $35,082,312    2.5%    8.5%    Fixed Rate    7.525%    14.89     2/12-3/12
------  ---------  -------------  ------  ------  ------------  --------  -------  ------------
B-2     BB/BB        $35,082,312    2.5%    6.0%    Fixed Rate    7.525%    14.94     3/12-4/12
------  ---------  -------------  ------  ------  ------------  --------  -------  ------------
B-3     BB-/BB-      $14,032,925    1.0%    5.0%    Fixed Rate    7.525%    14.99     4/12-4/12
------  ---------  -------------  ------  ------  ------------  --------  -------  ------------
B-4     B+/na        $21,049,387    1.5%    3.5%    Fixed Rate    7.525%    15.61     4/12-3/13
------  ---------  -------------  ------  ------  ------------  --------  -------  ------------
B-5     B/na         $14,032,925    1.0%    2.5%    Fixed Rate    7.525%    16.64    3/13-11/15
------  ---------  -------------  ------  ------  ------------  --------  -------  ------------
B-6     B-/na        $14,032,925    1.0%    1.5%    Fixed Rate    7.525%    19.74    11/15-4/17

Rating Agencies (S&P, Fitch)

                      JUNIOR SUBORDINATED CERTIFICATES (NOT OFFERED HEREBY)
-----------------------------------------------------------------------------------------------
                                                       WEIGHTED
B-7 and                  $21,049,393                   Average
B-7H         Unrated      (approx.)      1.5%    0%     Coupon     8.61691    19.99   4/17-4/17
---------  ---------  ---------------  ------  ----  ----------  ---------  -------  ----------

* Based on 0% Constant Prepayment Rate and with all ARD Loans assumed to prepay on the related Anticipated Repayment Date.
** Calculated on a cash flow basis. Average life data is for illustrative purposes only, as the Class A-CS1 and Class PS-1 Certificates are not entitled to any distributions of principal and do not have average lives.

CUT-OFF DATE ..................  March 27, 1997.

CLOSING DATE ..................  On or about April 16, 1997.

DISTRIBUTION DATE .............  The 14th day of each month, or if such 14th day is not a business day, the business day immediately following such 14th day, commencing on April 16, 1997; provided, however, that the Distribution Date will be no earlier than the third business day following the 11th day of each month; provided, further, that if the 11th day of any month is not a business day, the Distribution Date will be the fourth business day following the 11th day of such month. A business day is any day other than a Saturday, a Sunday or any day on which banking institutions in the States of Georgia, Illinois or New York are authorized or obligated by law, executive order or governmental decree to close.

TRUSTEE .......................  LaSalle National Bank, a nationally chartered bank (the "Trustee"). See "The
                                 Pooling and Servicing Agreement -- The
                                 Trustee" herein.

FISCAL AGENT ..................  ABN AMRO Bank N.V., a Netherlands banking corporation (the "Fiscal Agent") and the corporate parent of the Trustee.

REPORTS TO CERTIFICATEHOLDERS .  On each Distribution Date, the Trustee will be required to prepare and forward to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Underwriter, each Rating Agency and, if requested, any potential investors in the Certificates a Distribution Date Statement as described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Trustee Reports." In addition, the Servicer will be required to deliver to the Trustee and the Trustee will be required to deliver to each Certificateholder, the Depositor, the Underwriter, each Rating Agency and, if requested, any potential investor in the Certificates, on each Distribution Date, a Delinquent Loan Status Report, an Historical Loan Modification Report, an Historical Loss Estimate Report, an REO Status Report, a Watch List and a Comparative Financial Status Report, each as described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Servicer Reports." The Trustee will also be required to make available at its offices, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, the Underwriter, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, among other things, the following items: Mortgaged Property operating statements, rent rolls, retail sales information, Mortgaged Property inspection reports and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer. See "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Other Information."

                                 A Current Report on Form 8-K (the "Form
                                 8-K") will be filed by the Depositor,
                                 together with the Pooling and Servicing
                                 Agreement, with the Securities and Exchange
                                 Commission within fifteen days after the initial issuance of the Subordinated Certificates. Such Form 8-K will be available to purchasers and potential purchasers of the Subordinated Certificates.

INTEREST PAYMENTS .............  Interest on the Subordinated Certificates
                                 will accrue at the applicable Pass-Through
                                 Rate on the outstanding Certificate Balance thereof. On each Distribution Date, each Class of Subordinated Certificates will be entitled to receive interest distributions in an amount equal to the Interest Distribution Amount (subject to the priorities described under "Description of the Subordinated Certificates -- Distributions") for such Class and Distribution Date, together with any Interest Shortfalls remaining from prior Distribution Dates, in each case to the extent of Available Funds, if any, remaining after (i) payment of the

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
                                 Interest Distribution Amounts, unreimbursed
                                 Interest Shortfalls, and, depending on
                                 relative priority, Reduction Interest
                                 Distribution Amounts and Reduction Interest
                                 Shortfalls for the Senior Certificates and
                                 (ii), if applicable, payment of the
                                 Principal Distribution Amount for such
                                 Distribution Date and an amount equal to the aggregate unreimbursed Realized Losses previously allocated to any Senior Certificates.
                                 The "Interest Distribution Amount" with
                                 respect to any Distribution Date and any Class of Subordinated Certificates is equal to interest accrued during the related Interest Accrual Period at the Pass-Through Rate on such Class on the Certificate Balance of such Class.

PRINCIPAL PAYMENTS ............  The Principal Distribution Amount for each
                                 Distribution Date will be distributed to the Senior Certificates (other than the Class A-CS1 and Class PS-1 Certificates) until the Certificate Balances of all the Classes of Senior Certificates (other than the Class A-CS1 and Class PS-1 Certificates) have been reduced to zero before being applied, first, to the Class B-1 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class has been reduced to zero, second, to the Class B-2 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class has been reduced to zero, third, to the Class B-3 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class has been reduced to zero, fourth, to the Class B-4 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class has been reduced to zero, fifth, to the Class B-5 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class has been reduced to zero, sixth, to the Class B-6 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class has been reduced to zero, and, seventh, to certain of the Junior Subordinated Certificates in accordance with the Pooling and Servicing Agreement, in each case to the extent of Available Funds remaining after required distributions of interest to such Class and after making interest and principal distributions to any more senior Class of Certificates.

                                 The "Principal Distribution Amount" for any
                                 Distribution Date is equal to the sum, for all Mortgage Loans, of (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced); (ii) the principal component of all Assumed Scheduled Payments or Minimum Defaulted Monthly Payments, as applicable, due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment; (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or purchased from the Trust Fund as described herein under "The Pooling and Servicing Agreement -- Optional Termination"; (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period; (v) all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period; (vi) to the extent not included in the preceding clauses (iii) or (iv), all other Principal Prepayments received in the related Collection Period; and (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period (in the case of clauses (i) through (vii) net of any reimbursement for related outstanding P&I Advances allocable to principal and excluding any amounts representing recoveries of Subordinate Class Advance Amounts).

                                 The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to the applicable Class of Certificates on the related Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month in which such Distribution Date occurs. Except as described in the next sentence, any such Realized Losses will be applied to the Classes of Certificates in the following order, until the Certificate Balance of each is reduced to zero: first, to the Junior Subordinated Certificates, second, to the Class B-6 Certificates, third, to the Class B-5 Certificates, fourth, to the Class B-4 Certificates, fifth, to the Class B-3 Certificates, sixth, to the Class B-2 Certificates, seventh, to the Class B-1 Certificates and finally, to certain Classes of the Senior Certificates in accordance with the priorities set forth in the Pooling and Servicing Agreement. Any amounts recovered in respect of any amounts previously written-off as Realized Losses will be distributed to the Classes of Certificates in reverse order of allocation of Realized Losses thereto.

                                The Trust Fund will include two separate
                                 real estate mortgage investment conduits
                                 (each, a "REMIC"). Collections on the
                                 Mortgage Loans will be used to make payments of principal and interest on interests (the "Lower-Tier Interests") in a REMIC (the "Lower-Tier REMIC"). Those payments in turn will be used to make distributions on the Certificates (other than the Class LR, Class V-1 and Class V-2 Certificates), which represent interests in a second REMIC (the "Upper-Tier REMIC"). For purposes of simplicity, distributions will generally be described herein as if made directly from collections on the Mortgage Loans to the holders of the Certificates.

RECORD DATE ...................  With respect to each Distribution Date other than the Distribution Date occurring on
                                 April 16, 1997, the close of business on the 10th day of the month in which such Distribution Date occurs, or if such day is not a business day, the preceding business day; the Record Date for the Distribution Date occurring on April 16, 1997 for all purposes other than the receipt of distributions is March 27, 1997.

INTEREST ACCRUAL PERIOD .......  With respect to any Distribution Date other than the Distribution Date occurring on
                                 April 16, 1997, the period commencing on and including the 11th day of the month preceding the month in which such Distribution Date occurs and ending on and including the 10th day of the month in which such Distribution Date occurs; the Interest Accrual Period with respect to the Distribution Date occurring on April 16, 1997 is assumed to consist of 14 days. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 16, 1997 is assumed to consist of 30 days.

EXPECTED FINAL DISTRIBUTION
DATE ..........................  April 14, 2017, the date on which the
                                 Certificate Balance of the Subordinated
                                 Certificates will be reduced to zero, based on the assumption that all Mortgage Loans are paid in full on the earlier of their maturity date or Anticipated Repayment Date, that there are no defaults or unadvanced delinquencies with respect to such Mortgage Loans, and that no prepayments are made (other than payment in full on the Anticipated Repayment Date).

SCHEDULED FINAL DISTRIBUTION
DATE ..........................  As to each Class of Subordinated
                                 Certificates, April 14, 2027, the next
                                 Distribution Date occurring after the latest maturity date of any Mortgage Loan.

RATED FINAL DISTRIBUTION DATE .  As to each Class of Subordinated
                                 Certificates, April 14, 2029, the next
                                 Distribution Date occurring two years after the latest Assumed Maturity Date of any of the Mortgage Loans. The "Assumed Maturity Date" of (a) any Mortgage Loan that is not a Balloon Loan is the maturity date of such Mortgage Loan and (b) any Balloon Loan is the date on which such Mortgage Loan would be deemed to mature in accordance with its original amortization schedule absent its Balloon Payment.

COLLECTION PERIOD .............  With respect to a Distribution Date, the period beginning on the day after the Due
                                 Date in the month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the day after the Cut-off Date) and ending at the close of business on the Due Date in the month in which such Distribution Date occurs.

DUE DATE ......................  With respect to any Distribution Date and/or any Mortgage Loan, as the case may be, the 11th (or in the case of certain of the Mortgage Loans, if the 11th day is not a business day, either the next business day or the first preceding business day) of the month in which such Distribution Date occurs.

VOTING RIGHTS .................  Holders of the Subordinated Certificates
                                 will have Voting Rights under the Pooling and Servicing Agreement, which Voting Rights may be exercised, among other things, to direct certain actions of the Special Servicer after a default on a Mortgage Loan or to replace the Special Servicer. Following a default on a Balloon Loan at the maturity thereof and upon the satisfaction of certain conditions contained in the Pooling and Servicing Agreement the holders (including, if applicable, the Special Servicer or an affiliate thereof) of greater than 50% of the Percentage Interests of the most subordinate Class or Classes of Certificates then outstanding representing a minimum of 1.0% of the aggregate initial Certificate Balance of all Classes of Certificates (which Class initially will be the Junior Subordinated Certificates) may at their sole discretion, elect to provide the Special Servicer with Instructions to extend such Mortgage Loan. If the Certificate Balance of such Class or Classes of Certificates has been reduced to less than 40% of the initial Certificate Balances thereof, the holders of such Class together with the holders of the next most subordinate class will be treated as a single Class for purposes of such Voting Rights. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will own a majority of the Junior Subordinated Certificates and, therefore, will be able to control the vote with respect to such matters for so long as the outstanding Certificate Balance of the Junior Subordinated Certificates meets the criteria set forth above.

PASS-THROUGH RATES ............  The per annum rate at which interest accrues
                                 (the "Pass-Through Rate") on the Class B-1,
                                 Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be equal to 7.525%. See "Description of Subordinated Certificates -- Distributions" herein.
                                 The Pass-Through Rates of the other Classes of Certificates are set forth herein under "Description of the Subordinated Certificates -- Distributions."

ADVANCES ......................  The Servicer is required to make P&I
                                 Advances with respect to delinquent Monthly
                                 Payments on the Mortgage Loans, subject to the limitations described herein, and provided that the Servicer will make only one P&I Advance with respect to each Mortgage Loan for the benefit of the most subordinate Class of Certificates then outstanding (unless the related delinquent Monthly Payment is received prior to the following Due Date). If the Servicer fails to make a required P&I Advance, the Trustee will be required to make the P&I Advance, and if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance, in each case subject to a determination that such P&I Advance would be recoverable. If the Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any P&I Advance previously made will not be recoverable, then the Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimburse itself for such P&I Advance, plus interest thereon, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. See "Description of the Pooling and Servicing Agreement -- Advances" herein.

OPTIONAL TERMINATION ..........  The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates, will have the option to purchase at the purchase price specified herein, all of the Mortgage Loans and all property acquired through exercise of remedies in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance. Additionally, the holders of the Class LR Certificates representing 100% of the Percentage Interest of the Class LR Certificates, and if the holders of the Class LR Certificates do not exercise their option, the holders of the most subordinate Class of Certificates (not including the Class B-7H Certificates), will have the option to purchase at the purchase price specified herein any Mortgage Loan on its Anticipated Repayment Date. See "The Pooling and Servicing Agreement -- Optional Termination" herein.

DENOMINATIONS .................  The Class B-1, Class B-2, Class B-3, Class
                                 B-4, Class B-5 and Class B-6 Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of $100,000 and multiples of $1 in excess thereof.

CLEARANCE AND SETTLEMENT ......  Holders of Subordinated Certificates may
                                 elect to hold their Certificates through any of DTC (in the United States) or CEDEL or Euroclear (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of CEDEL or Euroclear. The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any Class of the Subordinated Certificates. See "Description of the Subordinated Certificates -- Delivery, Form and Denomination," "--Book-Entry Registration" and "--Definitive Certificates" herein.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES .................  Elections will be made to treat the Trust
                                 REMICs, and the Trust REMICs will qualify, as two separate REMICs for federal income tax purposes. The Senior

                                 Certificates, the Subordinated Certificates and the Junior Subordinated Certificates constitute "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates (collectively the "Residual Certificates") are designated as the sole Classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. The Class V-1 Certificates represent the right to receive Net Default Interest, subject to the obligation to reimburse the Servicer, the Trustee or the Fiscal Agent, as applicable, for interest on Advances, and the Class V-2 Certificates represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

                                 The Subordinated Certificates will be
                                 treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Subordinated Certificates will be required to report income thereon in accordance with the accrual method of accounting. It is anticipated that the Subordinated Certificates will be treated as having been issued with original issue discount in an amount equal to the excess of their initial Certificate Balances over their respective issue prices. See "Certain Federal Income Tax Consequences" herein.

ERISA CONSIDERATIONS ..........  Because the Subordinated Certificates are
                                 subordinate to one or more other Classes of Certificates, the purchase and holding of the Subordinated Certificates by or on behalf of (i) an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), may result in prohibited transactions within the meaning of ERISA, the Code or any Similar Law. No transfer of a Subordinated Certificate that is a Definitive Certificate shall be made unless the prospective transferee has (a) delivered to the Depositor, the Certificate Registrar and the Trustee a representation letter stating that that the transferee is not a Plan or a person acting on behalf of or investing the assets of a Plan, other than an insurance company investing the assets of its general account under circumstances whereby the purchase and subsequent holding of the Subordinated Certificate would be exempt from the prohibited transaction restrictions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption ("PTE") 95-60 or (b) provided an opinion of counsel and such other documentation as described under "ERISA Considerations". The transferee of a beneficial interest in a Subordinated Certificate that is not a Definitive Certificate will be deemed to have represented, by its ownership thereof, that it is not a person described in clause (a) above. See "Description of the Subordinated Certificates --Transfer Restrictions" and "ERISA Considerations" herein.

RATINGS .......................  It is a condition to the issuance of the
                                 Subordinated Certificates that the Class B-1
                                 Certificates be rated "BB+" by each of S&P and Fitch, the Class B-2 Certificates be rated "BB" by each of S&P and Fitch, the Class B-3 Certificates be rated "BB-" by each of S&P and Fitch, the Class B-4 Certificates be rated "B+" by S&P, the Class B-5 Certificates be rated "B" by S&P and the Class B-6 Certificates be rated "B-" by S&P. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The Rating Agencies' ratings on the

                                 Subordinated Certificates address the
                                 likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest. A security rating does not represent any assessment of the yield to maturity that investors may experience. See "Risk Factors and Other Special Considerations" and "Rating" herein.

LEGAL INVESTMENT ..............  The appropriate characterization of the
                                 Subordinated Certificates under various
                                 legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Subordinated Certificates, may be subject to significant interpretative uncertainties. The
                                 Subordinated Certificates will not
                                 constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Subordinated Certificates constitute legal investments for them. See "Legal Investment" herein.

USE OF PROCEEDS ...............  The net proceeds from the sale of
                                 Subordinated Certificates, together with the net proceeds from the sale of the Senior Certificates and Junior Subordinated Certificates, will be used by the Depositor to pay the purchase price of the Mortgage Loans.

RISK FACTORS ..................  See "Risk Factors" immediately following this Summary for a discussion of certain factors that should be considered in connection with the purchase of the Subordinated Certificates.

                                 RISK FACTORS

   Prospective holders of Subordinated Certificates should consider, among other things, the following factors in connection with the purchase of the Subordinated Certificates.

THE MORTGAGE LOANS

   Risks Associated with Commercial and Multifamily Lending Generally. The Mortgage Loans are secured by anchored and unanchored retail properties, office buildings, full and limited service hotels, multifamily residential housing, nursing homes, industrial properties, factory outlet centers, mobile home and recreational vehicle parks and an assisted living facility. Mortgage Loans secured by commercial and multifamily properties are markedly different from one-to-four family residential mortgage loans. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than one-to-four-family residential lending. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the related real estate project, the businesses operated by the tenants and the creditworthiness of such tenants, i.e., the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial or multifamily residential property is determined more by capitalization of the property's cash flow than any absolute value of buildings and improvements thereon. Lenders typically look to the debt service coverage ratio (that is the ratio of net cash flow to debt service) of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Commercial and multifamily lending also typically involves larger loans to a single obligor than one-to-four-family residential lending.

   Volatility. Commercial and multifamily property values and cash flows are subject to volatility and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time. The volatility of property values and cash flows depends upon a number of factors, including
(i) the volatility of property revenue and (ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue and (c) the level of capital expenditures required to maintain the property and retain or replace tenants. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail space, office space or hotel rooms); changes or continued weakness in specific industry segments; changes in applicable healthcare regulations, including reimbursement requirements; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; retroactive changes to building or similar codes; increases in operating expenses (such as energy costs); the number of tenants or, if applicable, the diversity of types of business operated by such tenants; and laws regulating the maximum rental permitted to be charged to a residential tenant. Properties with short-term, less creditworthy revenue sources and/or relatively high operating leverage, such as health care related facilities, hotels and motels can be expected to have more volatile cash flows than properties with medium to long-term tenant commitments from creditworthy tenants and/or relatively low operating leverage. A decline in the real estate market, in the financial condition of a major tenant or a general decline in the local or national economy will tend to have a more immediate effect on the net operating income of such properties and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting their current net operating income, including changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; the availability of refinancing; and changes in interest rate levels.

   The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. The effects of poor construction quality or design will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value determined in connection with the origination of such Mortgage Loan. However, the Mortgage Loans generally provide for deferred maintenance reserves in an amount sufficient to remediate any deficiencies raised by the engineering report issued in connection with the origination of the related Mortgage Loan. In addition, most of the Mortgage Loans contain ongoing capital expenditure reserve requirements.

   Additionally, some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties were to become unprofitable due to competition, age of the improvements, decreased demand or other factors. The conversion of nursing homes or hotels to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related loan, the liquidation value of any such property may be substantially less, relative to the amount owing on the related loan, than would be the case if such property were readily adaptable to other uses.

   Other multifamily residences, hotels, retail properties, office buildings, mobile home parks, nursing homes and industrial properties located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of such types to attract residents, retailers, customers, patients and tenants. Increased competition frequently leads to lowering of rents in a market and could adversely affect income from and market value of the Mortgaged Properties.

   Borrower Default; Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Depositor, the Mortgage Loan Seller, the Servicer, the Special Servicer, Bloomfield, the Trustee, the Fiscal Agent or any of their respective affiliates.

   Each Mortgage Loan is generally a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the Mortgage Loan. See "Description of the Mortgage Pool" herein. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then market value of the related Mortgaged Property (taking into account any adverse effect of a foreclosure proceeding on the market value of the Mortgaged Property) or the ability of the related borrower to refinance the Mortgaged Property. All of the Mortgage Loans were originated within 7 months prior to the Cut-off Date. Consequently, the Mortgage Loans do not have as long standing a payment history as mortgage loans originated on earlier dates.

   Property Management. The successful operation of a real estate project is also dependent on the performance and viability of the property manager of such project. Different property types vary in the extent to which the property manager is involved in property marketing, leasing and operations on a daily basis. Properties deriving revenues primarily from short-term sources (such as hotels) are generally more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, operating the properties and providing building services, managing operating expenses and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof. The property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. Moreover, a majority of the properties secured by the Mortgage Loans are managed by affiliates of the applicable borrower. Such relationship could raise additional difficulties in connection with a Mortgage Loan in default or undergoing special servicing and a dispute between the partners or members of a borrower could disrupt the management of the underlying property which may cause an adverse effect on cash flow. However, many of the Mortgage Loans permit the lender to remove the manager upon the occurrence of an event of default, a decline in cash flow below specified levels or other specified triggers.

   Retail Properties. 33% of the Mortgage Loans, based on Initial Pool Balance, are secured by retail properties (other than factory outlet centers). See "Description of the Mortgage Pool --Additional Mortgage Loan Information -- Types of Mortgaged Property" herein. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" is also an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately large in size and is vital in attracting customers to the property. 27%, based on Initial Pool Balance, of the Mortgage Loans secured by retail properties (not including factory outlet centers), are "anchored" and 6% are "unanchored." Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property. 3%, based on Initial Pool Balance, of the Mortgage Loans secured by retail properties (not including factory outlet centers), are secured by single tenant properties.

   Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties included in the Mortgage Pool.

   Office Properties. 24% of the Mortgage Loans, based on Initial Pool Balance, are secured by office properties. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" herein. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

   Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g. floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

   The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

   Hotel Properties. 15% of the Mortgage Loans, based on Initial Pool Balance, are secured by full service hotels or limited service hotels. These hotels are comprised of hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" herein for certain statistical information on the Hotel Properties and Hotel Loans.

   Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. In connection with such concerns, in all of the Hotel Loans, the related borrower is required to fund FF&E reserves. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. In connection with such concerns, in the case of certain Hotel Loans, the related borrower is required to fund seasonal reserves. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

   Certain of the Hotel Properties are franchisees of national or regional hotel chains. The viability of any such Hotel Property depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such Hotel Property, the mortgagee may not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a Hotel Property, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser of such Hotel Property would be entitled to the rights under any liquor license for such Hotel Property and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

   Multifamily Properties. 13% of the Mortgage Loans, based on Initial Pool Balance, are secured by multifamily apartment buildings. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" herein.

   Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

   Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

   Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

   Industrial Properties. 6% of the Mortgage Loans, based on Initial Pool Balance, are secured by industrial properties. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" herein. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

   Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.

   Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

   Mobile Home Park Properties. 4% of the Mortgaged Properties, based on Initial Pool Balance, are operated as mobile home parks, recreational vehicle parks or combinations thereof. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" for certain statistical information on such loans.

   Significant factors determining the value of mobile home park properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, the mobile home park properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of the mobile home park properties becomes unprofitable due to competition, age of the improvement or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that mobile home park property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the mobile home park property were readily adaptable to other uses.

   Senior Housing/Healthcare Properties. 3% of the Mortgaged Properties, based on Initial Pool Balance, are operated as senior housing/healthcare properties. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" herein for certain statistical information on such loans. Significant factors determining the value of senior housing and healthcare properties include federal and state laws, competition with similar properties on a local and regional basis and the continued availability of revenue from government reimbursement programs, primarily Medicaid and Medicare.

   Providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary for continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. The failure of any of such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Servicer or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained.

   Under applicable federal and state laws and regulations, Medicare and Medicaid, only the provider who actually furnished the related medical goods and services generally may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

   The operators of such nursing homes are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Mortgaged Property that is a nursing home will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and the quality of care and the cost of that care.

   Nursing home facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected.

   Factory Outlet Properties. 2% of the Mortgage Loans, based on Initial Pool Balance, are secured by factory outlet centers. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" herein. The factory outlet center business depends, in part, on the pricing differential between goods sold in the factory outlet centers and similar or identical goods sold in a traditional department store or retailer. While this pricing differential results, in part, because of lower operating costs resulting from the elimination of distribution layers and the reduced rent and overhead at factory outlet centers, there can be no assurance that traditional retailers will not compete aggressively to regain sales nor can there be any assurance that the factory outlet center business will not be adversely affected by other changes in the distribution and sale of retail goods.

   Further, newer outlet centers are being constructed closer to metropolitan and suburban areas, thereby decreasing the economic viability of older centers that are located farther away. Numerous factory outlet centers have been developed in recent years and are currently being developed. As a result of this rapid growth, there is a risk of overdevelopment and increased competition for tenants. The terms of leases of stores in factory outlet centers typically are shorter than those in traditional malls or shopping centers, thereby increasing the risks of tenants relocating to competing centers.

   Factory Outlet Properties are also subject to the risks described above under "--Retail Properties."

   Tenant Credit Risk. Income from and the market value of retail, factory outlet, office and industrial Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the Mortgaged Properties.

   In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor (notwithstanding its continued payment of rent) can have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores. In addition, the failure of any anchor tenant to operate from its premises may give certain tenants the right to terminate or reduce rents under their leases.

   Concentration of Mortgage Loans; Borrowers. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest Mortgage Loan, which is secured by the Kendall Square Pool Properties, located in East Cambridge, Massachusetts, has a Cut-off Date Principal Balance that represents approximately 5.0% of the Initial Pool Balance. The second largest Mortgage Loan, which is secured by the Saracen Pool Properties, located in suburban Boston, Massachusetts, has a Cut-off Date Principal Balance that represents approximately 4.9% of the Initial Pool Balance. The third largest Mortgage Loan, which is secured by the property known as International Plaza, located in New York City, has a Cut-off Date Principal Balance that represents approximately 4.7% of the Initial Pool Balance. The ten largest Mortgage Loans have Cut-off Date Principal Balances that represent, in the aggregate, approximately 40% of the Initial Pool Balance. See "Description of the Mortgage Pool -- Significant Mortgage Loans" for a description of these Mortgage Loans.

   The following table sets forth Mortgage Loans secured by more than one Mortgaged Property.

          MORTGAGE LOANS SECURED BY MORE THAN ONE MORTGAGED PROPERTY

                                          NUMBER OF       NUMBER OF      % OF INITIAL
LOAN NAME                                 PROPERTIES       STATES        POOL BALANCE
-------------------------------------  --------------  -------------  ----------------
Kendall Square*.......................         3              1              5.0%
Saracen...............................         6              1              4.9%
K-Mart Distribution Centers...........         2              2              4.5%
Burnham Pacific*......................         2              1              4.2%
Hudson Hotels.........................        16              6              4.0%
Sunwest*..............................        72             11              3.6%
Uniprop*..............................         4              3              2.4%
Jacobs Malls..........................         2              2              2.3%
M & H.................................         3              1              2.0%
Prime Retail II*......................         3              3              1.9%
Ambassador Apartments II..............         2              1              1.5%
Holladay..............................        11              2              1.4%
2 St. Marks/Greystone* ...............         2              2              1.1%
Tramz.................................         2              1              0.8%
Cleveland Industrial Portfolio .......         8              1              0.6%
EconoLodge Portfolio* ................         6              2              0.4%
Magnolia-Western Investments..........         2              1              0.4%
Buena/Leisure Nursing.................         2              1              0.4%
Sutton Place and South Livingston ....         2              1              0.3%

------------
* Loans entered into with multiple borrowers. See "--Limitations on the Enforceability of Cross-Collateralization" below and "Description of the Mortgage Pool -- Cross-Collateralization and Cross-Default of Certain Mortgage Loans" herein.

   In addition there are three pairs and one group of four Mortgage Loans that were made to affiliated borrowers which are not cross-collateralized or cross-defaulted, no one of which represents more than 2% of the Initial Pool Balance.

   In general, concentrations in a mortgage pool in which one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed among the mortgage loans in such pool. Concentrations of Mortgage Loans with the same borrower or related borrowers can also pose increased risks. For example, if a person that owns or controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one Mortgaged Property in order to satisfy current expenses with respect to another Mortgaged Property, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments (subject to the Servicer's obligation to make Advances) for an indefinite period on all of the related Mortgage Loans.

   Limitations on Enforceability of Cross-Collateralization. 19 of the Mortgage Loans representing approximately 41.8% of the Initial Pool Balance and having Cut-off Date Principal Balances ranging from $3,800,000 to $69,598,691 are secured by more than one Mortgaged Property. These arrangements seek to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. See "--Concentration of Mortgage Loans; Borrowers" above.

   Cross-collateralization arrangements involving more than one borrower (as indicated on the chart entitled "Mortgage Loans Secured by More Then One Property" above) could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

   Other Financing. The Mortgage Loans generally prohibit incurring any debt that is secured by the related Mortgaged Property. The Mortgage Loans do, however, generally permit the related borrower to incur unsecured indebtedness in limited circumstances for the purchase of certain items used in the ordinary course of business, such as equipment and in the case of certain of the Mortgage Loans, limited amounts of secured (but not by the Mortgaged Property) or unsecured debt is permitted for other purposes. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers or the security interest of the lender in the equipment or other assets acquired through such financings or could complicate bankruptcy proceedings and delay foreclosure on the Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans -- Subordinate Financing" herein. Additionally, the Mortgage Loan Seller has made loans to affiliates of certain of the borrowers ("Mezzanine Debt") secured by their equity interests in the borrowers, as set forth on the following table:

                                MEZZANINE DEBT

                              MORTGAGE       MEZZANINE
                            LOAN BALANCE    DEBT BALANCE    COMBINED LTV
MORTGAGE LOAN                   (1)             (2)             (3)
------------------------  --------------  --------------  --------------
Residence Inn--Herndon  .   $13,481,513       $800,000           71%
One Ethel Rd. ...........   $ 2,172,731       $225,000           58%
Burlington Square .......   $14,642,002       $335,000(4)        70%

------------
(1)    As of the Cut-off Date.
(2)    Initial principal balance.
(3) "Combined LTV" means "LTV" as defined herein, but adding the original principal balance of the Mezzanine Debt to the numerator.
(4)    The loan is to the borrower, but is guaranteed by an affiliate.

   In addition, the Mortgage Loan Seller has a $2,300,000 senior participation interest in a financing arrangement with entities which control the Kendall Borrowers. See "Description of the Mortgage Pool -- Significant Mortgage Loans -- Kendall Square Pool Loan and Properties."

   Equity Investments by the Mortgage Loan Seller and/or its Affiliates. The Mortgage Loan Seller and/or its affiliates (the "Preferred Interest Holder") has acquired a preferred equity interest in 16 borrowers or their affiliates, which are the borrowers (or affiliates) with respect to Mortgage Loans representing approximately 25.6% of the Initial Pool Balance, as set forth in the following table:

    PREFERRED EQUITY (APPROXIMATE) INVESTMENTS IN BORROWERS AND AFFILIATES

                                                     APPROXIMATE AMOUNT
                                     MORTGAGE LOAN   OF PREFERRED EQUITY  INTEREST IN BORROWER
MORTGAGE LOAN                         BALANCE(1)        INVESTMENT(2)       OR ITS AFFILIATE
---------------------------------  ---------------  -------------------  --------------------
Saracen...........................    $68,923,230        $7,500,000            Affiliate
International Plaza...............    $65,750,000        $5,250,000             Borrower
Sunwest...........................    $50,500,000        $6,700,000        Affiliate/Borrower
Westin--Indianapolis..............    $41,700,000        $5,900,000             Borrower
Two Gateway Center................    $34,423,045        $4,000,000             Borrower
Lakeside Village..................    $24,971,982        $2,000,000             Borrower
Danvers Crossing Shopping Center .    $13,627,151        $  390,000             Borrower
The Plaza Burr Corners I & II ....    $12,278,439        $1,035,000             Borrower
Tramz.............................    $11,599,902        $1,350,000             Borrower

                               27

                                                     APPROXIMATE AMOUNT
                                     MORTGAGE LOAN   OF PREFERRED EQUITY  INTEREST IN BORROWER
MORTGAGE LOAN                         BALANCE(1)        INVESTMENT(2)       OR ITS AFFILIATE
---------------------------------  ---------------  -------------------  --------------------
Hood Commons......................    $9,025,000          $975,000              Borrower
Residence Inn--Livermore..........    $6,060,000          $740,000              Borrower
Englar Shopping Center............    $5,523,398          $430,000              Borrower
Totem Square Shopping Center .....    $5,425,000          $385,000              Borrower
Days Inn--Providence..............    $3,955,000          $460,000              Borrower
Washington Square Shopping
 Center...........................    $3,463,909          $307,000              Borrower
Slauson Apts. ....................    $1,772,762          $170,000              Borrower

------------
(1) As of the Cut-off Date, the total Initial Pool Balance of all Mortgage Loans in which the Preferred Interest Holder has a preferred equity interest is $358,998,818.
(2)    Initial amount of investment.

   In general, with respect to each such borrower, the Preferred Interest Holder is entitled to receive certain preferred distributions prior to distributions being made to the other partners or members. No monthly distribution to the Preferred Interest Holder is permitted to be made until all required monthly debt service payments, reserve payments, other payments under the related Mortgage Loan ("Monthly Mortgage Loan Payments") and any obligations to other creditors have been made when due and all monthly operating expenses with respect to the related Mortgaged Property ("Monthly Operating Expenses") have been paid. After payment of such amounts, the Preferred Interest Holder is entitled to receive a distribution of a preferred yield and a monthly return of capital equal to either (i) a scheduled minimum payment or (ii) the greater of a scheduled minimum payment and specified percentage of certain remaining cash flow from the Mortgaged Property or Properties, after payment of Monthly Mortgage Loan Payments, Monthly Operating Expenses and the monthly preferred yield to the Preferred Interest Holder (or, in each case, if certain breaches have occurred, 100% of such remaining cash flow).

   Under the related partnership agreement, operating agreement or similar agreement, the Preferred Interest Holder has certain specified rights, including, in most cases, the right to terminate and replace the manager of the related Mortgaged Property or Properties upon the occurrence of certain specified breaches or, in some cases, if the DSCR as of certain dates falls below certain levels generally equal to the DSCR at the time of the origination of the related Mortgage Loan. However, the right of the Preferred Interest Holder to terminate any manager is expressly subordinate to the right of the Servicer to terminate and replace such manager. If the Preferred Interest Holder is entitled to terminate a manager at a time when the Servicer does not have such a right, then prior to termination, the Preferred Interest Holder must receive confirmation from each of the Rating Agencies that such termination would not cause any Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates. Other than the increase in the percentage of the cash flow used to calculate the monthly return of capital and the right to terminate the manager as described above, the Preferred Interest Holder has no further remedies under the relevant partnership, operating or similar agreement in the event of nonpayment of its monthly preferred yield and return of capital.

   In general, the Preferred Interest Holder has the right to approve the annual budget for the Mortgaged Properties, which right is subject to any right that the Servicer may have to approve such budgets. The Preferred Interest Holder also has the right to approve certain actions of the related borrowers, including certain transactions with affiliates, prepayment or refinancing of the related Mortgage Loan, transfer of the related Mortgaged Property, entry into or modification of substantial leases or improvement of the related Mortgaged Properties to a materially higher standard than comparable properties in the vicinity of such Mortgaged Properties (unless approved by the Servicer as described below), and the dissolution, liquidation or the taking of certain bankruptcy actions with respect to the borrower. With respect to the making of any capital improvements in addition to those reserved for under the related Mortgage Loan, the Servicer alone may approve such leases and improvements without the consent of the Preferred Interest Holder. In such event, the expenditure of amounts to make such additional capital improvements, rather than to make the monthly distribution to the Preferred Interest Holder, will not cause a breach which gives rise to a right to terminate the related manager.

   An affiliate of the borrower with respect to the Mortgaged Property known as Madison House has an option for approximately 18 months to require the Mortgage Loan Seller or its affiliate to make a preferred equity investment in such entity of up to $1,200,000.

   An affiliate of the Mortgage Loan seller owns a 60% common equity ownership interest in the Borrower with respect to the Mortgaged Property known as South DeKalb Mall. An additional equity investment in the form of preferred equity in an amount up to $2.5 million funded by another affiliate of the Mortgage Loan Seller will be available to the borrower for up to approximately three years. The proceeds of this investment may be used for any capital improvement including additional tenant buildout.

   The Mortgage Loan Seller owns a 27% membership interest in Westin Hotel LLC ("Westin"), the owner of Westin Hotels and Resorts Worldwide, Inc. ("Westin Resorts"). Westin Resorts owns the borrower with respect to the Mortgaged Property known as Westin -- Indianapolis and the manager of such hotel. The Mortgage Loan Seller's membership interests in Westin are non-voting interests.

   An affiliate of the Mortgage Loan Seller has a common equity investment of $3,547,500 in the parent of the borrower with respect to the Mortgaged Property known as the Montague Park Tech Center.

   For an additional description of the preferred equity interests in the borrowers and/or affiliates related to the Saracen Pool Loan (including the commitment to fund an additional $1,000,000 of preferred equity) and Sunwest Pool Loan, see "Description of the Mortgage Pool -- Significant Mortgage Loans -- The Saracen Pool Loan and Properties" and "--Sunwest Pool Loan and Properties."

   Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Trust REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. See "Certain Federal Income Tax Consequences -- Taxes That May Be Imposed on a REMIC -- Net Income From Foreclosure Property" herein.

   Risk of Different Timing of Mortgage Loan Amortization. As set forth on the table below, the different types of Mortgaged Properties securing the Mortgage Loans have varying weighted average terms to maturity. If and as principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool will be subject to more concentrated risk with respect to the diversity of properties, types of properties, geographic concentration (see "--Geographic Concentration" below) and with respect to the number of borrowers. Because principal on the Certificates is payable in sequential order, and no Class entitled to distributions of prinicpal receives principal until the Certificate Balance of the preceding Class or Classes so entitled has been reduced to zero, Classes that have a later sequential designation, such as the Subordinated Certificates, are more likely to be exposed to the risk of concentration discussed in the preceding sentence than Classes with higher sequential priority.


    WEIGHTED AVERAGE REMAINING TERM TO MATURITY FOR VARIOUS PROPERTY TYPES

                                              WEIGHTED AVERAGE
                                           REMAINING TERM TO THE
                                           EARLIER OF MATURITY OR
                            % OF INITIAL   ANTICIPATED REPAYMENT
PROPERTY TYPE               POOL BALANCE    DATE (IF APPLICABLE)
------------------------  --------------  ----------------------
Retail (Anchored)........       26.9%               129
Retail (Unanchored)  ....        6.2%               154
Office ..................       24.2%               118
Hotel (Full Service)  ...        8.7%               156
Hotel (Limited Service)          4.4%               154
Hotel (Extended Stay) ...        2.0%               180
Multifamily .............       12.8%               140
Nursing Home ............        3.3%               175
Industrial ..............        5.8%               218
Factory Outlet ..........        1.9%               123
Mobile Home/RV Park  ....        3.5%               118
Assisted Living .........        0.2%               179
TOTAL/WTD. AVG. .........        100%               140

   Geographic Concentration. The Mortgaged Properties are located in 39 states. The tables below set forth the states in which a significant percentage of the Mortgaged Properties are located and the concentration of property types within those states. See the table entitled "Geographic Distribution of the Mortgaged Properties" for a description of geographic location of the Mortgaged Properties. Except as set forth below, no state contains more than 5% (by Cut-off Date Principal Balance or Allocated Loan Amount) of the Mortgaged Properties.

         SIGNIFICANT GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

                                   NUMBER OF
                   % OF INITIAL    MORTGAGED
STATE              POOL BALANCE    PROPERTIES
---------------  --------------  ------------
California .....        21%            32
Massachusetts  .        12%            11
New York .......         8%            11
New Jersey .....         6%             7
Florida ........         6%            10
North Carolina           5%            10

                GEOGRAPHIC CONCENTRATION OF PROPERTY TYPES (1)

 TYPE                         CA      MA      NY
-------------------------  ------  ------  ------
Assisted Living              0.2%
Hotel--Extended Stay         0.4
Hotel--Full Service                          1.1%
Hotel--Limited Service       0.2             0.5
Multifamily                  5.4             0.8
Nursing                      1.6
Office                       0.8     9.6%    5.2
Office--R&D                  2.3
Retail--Anchored             6.6     0.9
Retail--Anchored             0.2
Retail--Mall                 1.7
Retail--Unanchored           1.2
Retail--Secondary
 Anchored                    0.2     1.0
                           ------  ------  ------
TOTAL                         21%     12%      8%
                           ------  ------  ------

------------
(1)    Based on Initial Pool Balance.


   Repayments by borrowers and the market value of the Mortgaged Properties could be adversely affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.

   The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. To the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected.

   Exercise of Remedies. The Mortgage Loans generally contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. All of the Mortgage Loans also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust or permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   Each of the Mortgage Loans is secured by an assignment of leases and rents pursuant to which the related mortgagor assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. In some cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents."

   Environmental Law Considerations. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor is generally not limited under such circumstances and could exceed the value of the property and/or the aggregate assets of the owner. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In some such states this lien has priority over the lien of an existing mortgage against such property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to refinance using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos containing materials ("ACMs") into the air or require the removal or containment of ACMs and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to chemicals or other hazardous substances. For all of these reasons, the presence of, or contamination by, hazardous substances at, on, under, adjacent to, or in a property can materially adversely affect the value of the property.

   Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as certain state laws, a secured lender (such as the Trust Fund) may be liable, as an "owner" or "operator," for the costs of responding to a release or threat of a release of hazardous substances on or from a borrower's property regardless of whether the borrower or a previous owner caused the environmental damage, if (i) agents or employees of a lender are deemed to have participated in the management of the borrower or (ii) the Trust Fund actually takes possession of a borrower's property or control of its day-to-day operations, as for example, through the appointment of a receiver or foreclosure. Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental law. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Legislation."

   All of the Mortgaged Properties have been subject to environmental site assessments or studies within the eighteen months preceding the Cut-off Date. No assessment or study revealed any environmental condition or circumstance that the Depositor believes will have a material adverse impact on the value of the related Mortgaged Property or the borrower's ability to pay its debt. In the cases where the environmental assessments revealed the existence of friable and non-friable ACMs and lead based paint, the borrowers agreed to establish and maintain operations and maintenance or abatement programs and/or environmental reserves. The environmental studies and assessments revealed that 45% of the Mortgaged Properties, based on Initial Pool Balance, contained ACM's. In the case of the Mortgage Loan secured by the Sutton Place and South Livingston retail properties, the environmental assessments revealed the presence of hazardous waste at the Sutton Place property caused by a dry cleaning operation. The environmental consultant estimated it will take a maximum of $230,000 to commence cleanup plus $60,000 per year for three years to complete the cleanup. The related borrower has established an approximately $400,000 reserve to cover such estimated maximum costs. In the case of the Sunwest Pool Properties, the related borrower has established a $2,000,000 reserve to cover the remediation of groundwater contamination at facility number 5859 (which has an Allocated Loan Amount of $162,930) and facility number 7055 (which has an Allocated Loan Amount of $1,198,665). Based on information from the environmental consultant, among other sources, it is believed that the groundwater contamination at facility number 5859 was caused by an upgradient LUST site owned by Chevron. In accordance with the terms of the related Mortgage, the reserved amounts will not be released to the borrower until the environmental considerations have been resolved to the satisfaction of the Servicer. The environmental consultant's report indicated that maintenance and/or remediation with respect to these properties would cost a maximum of $1,200,000. In the case of the Mortgage Loan secured by the How 'Bout Arden property, the environmental assessment revealed groundwater contamination and determined that the related Mortgaged Property was not responsible. Groundwater monitoring has indicated there are declining levels of contaminants in the groundwater (ranging from slightly above the regulatory limit to none) and an additional test is currently being conducted. The state environmental agency has indicated that the declining levels of contaminants and the expected results from the current test will be sufficient for them to grant closure of the file relating to this site. In the case of the Kendall Square Loan, environmental tests in the 1980's disclosed elevated levels of volatile organic compounds present in groundwater monitoring wells at One Kendall Square. Although recent tests have disclosed contaminants below reportable levels, and although the environmental consultant has estimated that additional testing and remediation would cost $25,000, the Kendall Borrower has reserved $100,000 for such testing and remediation and the remediation of certain other environmental issues raised by the environmental assessment. In the case of the Mortgage Loan secured by the Alzina Office Complex, the environmental assessments revealed the presence of fuel oil and gasoline contamination in the parking lot. The related borrower established a $400,000 reserve, which amount, according to the environmental consultant, would be the maximum amount needed for remediation. In the case of Two Gateway Plaza, nonfriable ACM is present on one floor which is currently used as a cafeteria. Even though the environmental consultant concluded that this ACM poses no risk to health or the environment at this time, a $1,200,000 reserve has been established to finance ACM removal, which is anticipated to be used for future renovation of the floor. It recently has been estimated that the costs of the anticipated ACM removal will be approximately $989,000. Certain of the Mortgaged Properties have off-site leaking underground storage tank sites located nearby which the environmental consultant has advised are not likely to contaminate the related Mortgaged Properties but will require future monitoring. The environmental assessments revealed other adverse environmental conditions such as the existence of storage tanks needing replacement or removal, PCBs in equipment on-site and elevated radon levels, in connection with which environmental reserves have been established and/or removal or monitoring programs have been implemented. There can be no assurance that all environmental conditions and risks have been identified in such environmental assessments or studies, as applicable, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

   Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. In addition, every contract for the purchase and sale of any interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure to lead-based paint under various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the multifamily residential properties. In these cases the borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint. The Depositor believes that the presence of lead-based paint at these Mortgaged Properties will not have a material adverse effect on the value of the related Mortgaged Property or ability of the related borrowers to repay their loans.

   The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans -- Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans" and "Certain Legal Aspects of Mortgage Loans -- Environmental Legislation" herein.

   Balloon Payments. Nine of the Mortgage Loans are Balloon Loans which will have substantial payments of principal ("Balloon Payments") due at their stated maturities unless previously prepaid. 106 of the Mortgage Loans have Anticipated Repayment Dates, and have substantial scheduled principal balances as of such date. Loans that require Balloon Payments involve a greater risk to the lender than fully amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay a loan on the Anticipated Repayment Date will depend on its ability to either refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by all of the factors described above affecting property value and cash flow, as well as a number of other factors at the time of attempted sale or refinancing, including the level of available mortgage rates, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally.

              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS

                                                      % OF INITIAL     NUMBER OF
TYPE OF LOAN                                          POOL BALANCE   MORTGAGE LOANS
--------------------------------------------------  --------------  --------------
ARD Loans .........................................       96.2%           106
Fully Amortizing Loans (other than the ARD Loans)          2.5%             6
Balloon Mortgage Loans ............................        1.2%             9

   One Action Considerations. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling and Servicing Agreement will require the Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include properties where the rule could be applicable. In addition, in the case of a Pool Loan secured by Mortgaged Properties located in multiple states, the Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans --Foreclosure" herein.

   Limitations of Appraisals and Market Studies. In general, appraisals represent the analysis and opinion of the respective appraisers at or before the time made and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "Description of the Mortgage Pool" herein for illustrative purposes only. Additionally, no appraisals were performed for the Sunwest Pool Properties. A capitalization rate of 9.5% was applied to the net cash flow as determined by the Mortgage Loan Seller in determining the approximate value of these properties.

   Conflicts of Interest. A substantial number of the Mortgaged Properties are managed by property managers affiliated with the respective borrowers. These property managers may also manage and/or franchise additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers, or the managers themselves, may also own other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties may experience conflicts of interest in the management of such properties.

   Additionally, as described above under "--The Mortgage Loans --Other Financing," and "--Equity Investments by the Mortgage Loan Seller and/or its Affiliates," the Mortgage Loan Seller and/or an affiliate has acquired a preferred equity interest in certain of the borrowers or their affiliates, which are the borrowers (or affiliates) with respect to Mortgage Loans representing approximately 25.6% of the Initial Pool Balance and has an obligation to fund preferred equity with respect to 2 Mortgage Loans representing approximately 2% of the Initial Pool Balance. In addition, the Mortgage Loan Seller or an affiliate has an equity interest in the borrower with respect to the South DeKalb Mall and has an equity interest in the parent of the borrower with respect to the Montague Park Tech Center and in the indirect parent of the borrower with respect to Westin -- Indianapolis and the manager of such hotel. See "--Equity Investments by Affiliates of Mortgage Loan Seller." In addition, the Mortgage Loan Seller or an affiliate may have other financing arrangements with affiliates of the borrowers and may enter into additional financing relationships in the future. Certain officers and directors of the Depositor and its affiliates own equity interests in affiliates of the borrowers.

   Ground Leases. Forty-three of the Mortgaged Properties, representing security for approximately 13% of the Initial Pool Balance, are leasehold interests.

   Each of the Mortgage Loans secured by mortgages on leasehold estates were underwritten taking into account payment of the ground lease rent, except in cases where the Mortgage Loan has a lien on both the ground lessor's and ground lessee's interest in the Mortgaged Property. On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

   Zoning Compliance; Inspections. Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and to other reasons, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if a substantial casualty were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or that, if the Mortgaged Property were to be repaired or restored in conformity with current law, what its value would be relative to the remaining balance on the related Mortgage Loan, whether the property would have a value equal to that before the casualty, or what its revenue-producing potential would be.

   Inspections of the Mortgaged Properties were conducted in connection with the origination of the Mortgage Loans by licensed engineers to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the Mortgaged Properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.

   Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

   Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to Certificateholders.

   Obligor Default. In order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer may, under certain limited circumstances, extend and/or modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to Balloon Payments. While the Special Servicer will have a duty to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable.

THE CERTIFICATES

   Limited Assets. If the Trust Fund is insufficient to make payments on the Subordinated Certificates, no other assets will be available for payment of the deficiency.

   Subordination in Right of Payment. As and to the extent described below under "Description of the Subordinated Certificates -- Subordination," the Subordinated Certificates are subordinate in right of payment to the Senior Certificates. The rights of the holders of the Class B-1 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates; the rights of the holders of the Class B-2 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates and Class B-1 Certificates; the rights of the holders of the Class B-3 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1 and Class B-2 Certificates; the rights of the holders of the Class B-4 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2 and Class B-3 Certificates; the rights of the holders of the Class B-5 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates; and the rights of the holders of the Class B-6 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates, in each case to the extent described herein under "Description of the Subordinated Certificates --Subordination" and "--Distributions."

   Allocation of Realized Losses on the Mortgage Loans. All Realized Losses and other shortfalls in collections on the Mortgage Loans and all extraordinary expenses that may be incurred by the Trust Fund will be allocated in the following order of priority, first, pro rata to the Class B-7 and Class B-7H Certificates until the Certificate Balances of such Classes have been reduced to zero, second, to the Class B-6 Certificates until the Certificate Balance of such Class has been reduced to zero, third, to the Class B-5 Certificates until the Certificate Balance of such Class has been reduced to zero, fourth, to the Class B-4 Certificates until the Certificate Balance of such Class has been reduced to zero, fifth, to the Class B-3 Certificates until the Certificate Balance of such Class has been reduced to zero, sixth, to the Class B-2 Certificates until the Certificate Balance of such Class has been reduced to zero, seventh, to the Class B-1 Certificates until the Certificate Balance of such Class has been reduced to zero and eighth, to the Senior Certificates as described under "Description of the Subordinated Certificates -- Distributions." INVESTORS IN THE SUBORDINATED CERTIFICATES SHOULD CONSIDER THE RISK THAT LOSSES ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. NO REPRESENTATION IS MADE AS TO THE FREQUENCY OF DELINQUENCIES, DEFAULTS AND/OR LIQUIDATIONS THAT MAY OCCUR WITH RESPECT TO THE MORTGAGE LOANS, OR THE MAGNITUDE OF ANY LOSSES THAT MAY OCCUR WITH RESPECT TO THE MORTGAGE LOANS OR THE LIKELIHOOD OR MAGNITUDE OF ANY EXTRAORDINARY EXPENSES THAT MAY BE INCURRED WITH RESPECT TO THE TRUST FUND.

   Effect of Mortgagor Defaults. The aggregate amount of distributions on the Subordinated Certificates, the yield to maturity of the Subordinated Certificates, the rate of principal payments on the Subordinated Certificates and the weighted average life of the Subordinated Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. Delinquencies on the Mortgage Loans, unless advanced, may result in shortfalls in distributions of interest and/or principal to the Subordinated Certificates for the current month. See "--Limitations on Advancing" below. Any late payments received on or in respect of the Mortgage Loans will be distributed to the Certificates in the priorities described more fully herein, but no interest will accrue on such shortfall during the period of time such payment is delinquent. Thus, because the Subordinated Certificates will not accrue interest on shortfalls, delinquencies may result in losses and shortfalls being allocated to the Subordinated Certificates, which will reduce the amounts distributable to the Subordinated Certificates and thereby adversely affect the yield to maturity of such Certificates.

   If a purchaser of a Subordinated Certificate of any Class calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such Class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Subordinated Certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity. See "Yield and Prepayment Considerations -- Mortgagor Defaults."

   As and to the extent described herein, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances and unreimbursed servicing expenses that
(a) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or such servicing expenses were incurred, which amounts are in the form of reimbursement from the related borrower, late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or (b) are determined to be nonrecoverable Advances. Such interest will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which (x) in the case of clause (a) above, such amounts are recovered and (y) in the case of clause (b) above, a determination of non-recoverability is made to the extent that there are funds available in the Collection Account for reimbursement of such Advance. The Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Subordinated Certificates and, consequently, may result in losses being allocated to the Subordinated Certificates that would not otherwise have resulted absent the accrual of such interest. Such losses will be allocated with the same priorities as Realized Losses. See "--Realized Losses" herein. In addition, certain circumstances, including delinquencies in the payment of principal and interest, may result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities which may result in losses being allocated to the Subordinated Certificates that would not otherwise have resulted absent such compensation. See "The Pooling and Servicing Agreement -- Special Servicing" herein.

   Even if losses on the Mortgage Loans are not borne by an investor in a particular Class of Subordinated Certificates, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. Losses on the Mortgage Loans, to the extent not allocated to such Class of Subordinated Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Subordinated Certificates will depend upon the characteristics of the remaining Mortgage Loans.

   Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of a Subordinated Certificate, to the extent that Advances or the subordination of another Class of Certificates does not fully offset the effects of any such delinquency or default. The Available Funds generally consist of, as more fully described herein, principal and interest on the Mortgage Loans actually collected or advanced.

   As described under "Description of the Subordinated Certificates -- Distributions" herein, if the portion of Available Funds distributable in respect of interest on the Subordinated Certificates on any Distribution Date is less than the Interest Distribution Amount then payable for such class, the shortfall will be distributable without interest on such shortfall to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds.

   Limitations on Advancing. Upon the occurrence of each Appraisal Reduction Event, the Special Servicer will calculate and report to the Servicer, the paying agent appointed by the Trustee pursuant to the Pooling and Servicing Agreement (the "Paying Agent") and the Trustee the Appraisal Reduction Amount calculated in connection with such Appraisal Reduction Event as described herein under "Description of the Subordinated Certificates -- Appraisal Reductions." The amount required to be advanced in respect of delinquent Monthly Payments, Assumed Scheduled Payments or Minimum Defaulted Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance. The Servicer, Trustee or Fiscal Agent will make only one P&I Advance in respect of each Mortgage Loan for the benefit of the most subordinate Class of Certificates then outstanding, unless the related delinquent Monthly Payment is cured prior to the next Due Date on such Mortgage Loan. See "The Pooling and Servicing Agreement -- Advances." The amount to be advanced by the Servicer, Trustee or Fiscal Agent in respect of any Mortgage Loan on any Distribution Date will be reduced by the greater of the reduction in respect of any Appraisal Reduction Amount and the reduction described in the preceding sentence.

   The amount of any reduction in a P&I Advance pursuant to the preceding paragraph will reduce the amount distributable to the Class B-6 Certificates unless the subordination of the Class B-7 and Class B-7H Certificates, and in the case of any other of the Subordinated Certificates, the subordination of those Classes with a lower priority (i.e., higher numeric suffix), fully offsets the effects of any unadvanced delinquency or default.

   The Servicer's, the Trustee's or the Fiscal Agent's obligation, as applicable, to make Advances in respect of a Mortgage Loan that is delinquent as to its Balloon Payment is limited to the extent described under "The Pooling and Servicing Agreement -- Advances" herein.

   Limited Liquidity and Market Value. There is currently no secondary market for the Subordinated Certificates. While the Underwriter has advised that it currently intends to make a secondary market in the Subordinated Certificates, it is under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Subordinated Certificates, will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Subordinated Certificates with liquidity of investment or that it will continue for the life of the Subordinated Certificates. The Subordinated Certificates will not be listed on any securities exchange.

   In addition, the Subordinated Certificates may not be purchased by a Plan or a person acting on behalf of a Plan or investing the assets of a Plan unless certain criteria set forth under "Description of the Subordinated Certificates -- Transfer Restrictions" have been met.

   Lack of liquidity could result in a precipitous drop in the market value of the Subordinated Certificates. In addition, market value of the Subordinated Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of the Subordinated Certificates at any time.

   Limited Nature of Ratings. Any rating assigned by a Rating Agency to a Class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such Class will receive payments to which such Certificateholders are entitled under the Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Certificates. Such rating will not address the possibility that prepayment at lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield.

   The amount, type and nature of subordination levels established with respect to the Certificates will be determined on the basis of criteria established by each Rating Agency rating such Certificates. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of subordination levels required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of the Mortgage Loans. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in the Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to the Trust Fund. See "Rating" herein.

   Special Prepayment and Yield Considerations. The yield to maturity on the Subordinated Certificates will depend on, among other things, the rate and timing of principal payments (including both voluntary prepayments, in the case of the Mortgage Loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balances of the Subordinated Certificates entitled to distributions of principal. See "Prepayment and Yield Considerations" herein. In addition, in the event of any repurchase of a Mortgage Loan from the Trust Fund by the Mortgage Loan Seller or the Depositor under the circumstances described under "The Pooling and Servicing Agreement -- Representations and Warranties -- Repurchase" herein or the purchase of the Mortgage Loans by the holders of the Class LR Certificates or the most subordinate Class of Certificates then outstanding under the circumstances described under "The Pooling and Servicing Agreement -- Optional Termination" herein, the repurchase or purchase price paid would be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the Mortgage Loans or as to the anticipated yield to maturity of any Certificate. See "Prepayment and Yield Considerations" herein.

   BECAUSE SUBSTANTIALLY ALL PRINCIPAL RECEIVED ON THE MORTGAGE LOANS IS FIRST ALLOCATED TO THE SENIOR CERTIFICATES UNTIL THEIR RESPECTIVE CERTIFICATE BALANCES ARE REDUCED TO ZERO BEFORE PRINCIPAL IS ALLOCATED TO THE
SUBORDINATED CERTIFICATES, THE SUBORDINATED CERTIFICATES MAY NOT RECEIVE ANY PRINCIPAL FOR A SUBSTANTIAL PERIOD OF TIME.

   In general, if a Subordinated Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than assumed at the time of purchase.

   The investment performance of the Subordinated Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans that are lower than anticipated by investors. The actual yield to the holder of a Subordinated Certificate may not be equal to the yield anticipated at the time of purchase of the Subordinated Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Subordinated Certificate may not be realized. IN DECIDING WHETHER TO PURCHASE ANY SUBORDINATED CERTIFICATES, AN INVESTOR SHOULD MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED. See "Prepayment and Yield Considerations" herein.

   All of the Mortgage Loans provide for a Lock-out Period during which voluntary prepayment is prohibited. The table below sets forth certain information regarding the Lock-out Periods. For further statistical information on a loan-by-loan basis, see Annex A hereto.

                         OVERVIEW OF LOCK-OUT PERIODS

 Minimum Lock-out Period at Origination  ........    77 months
Minimum Remaining Lock-out Period ..............     75 months
Maximum Remaining Lock-out Period ..............    240 months
Weighted Remaining Average Lock-out Period  ....    137 months

   The following table sets forth the number of, and percentages of the Initial Pool Balance represented by, Mortgage Loans with respect to which the related Lock-out Period expires (i) on or one to six months prior to their respective Anticipated Repayment Dates or (ii) no earlier than the last six months of their loan term. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" and "--Defeasance Provisions" herein.

            LOCK-OUT PERIOD CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                     % OF
                                                                    INITIAL    NUMBER OF
                                                                     POOL      MORTGAGE
TYPE OF LOAN                                                        BALANCE      LOANS
----------------------------------------------------------------  ---------  -----------
Lock-out Period Ending on/or close to Anticipated Repayment Date     96.2%        106
Lock-out Period Ending on/or close to Maturity Date..............     3.8          15
TOTAL ...........................................................     100%        121

   The rate at which voluntary prepayments occur on the Mortgage Pool will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates as compared to the applicable Mortgage Rate, the availability of mortgage credit and economic, demographic, tax, legal and other factors. In general, however, if prevailing interest rates remain at or above the rates borne by such Mortgage Loans, such Mortgage Loans may be the subject of lower principal prepayments than if prevailing rates fall significantly below the mortgage rates on the Mortgage Loans. The rate of principal payments on the Subordinated Certificates may be affected by the rate of principal payments on the Mortgage Loans and is likely to be affected by the Lock-out Periods and Prepayment Premium provisions applicable to the Mortgage Loans and by the extent to which a Servicer is able to enforce such provisions. Mortgage Loans with a Lock-out Period or Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

   All of the Mortgage Loans provide that after the applicable Defeasance Lock-out Period, the borrower may obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon the delivery and pledge to the Trustee of noncallable U.S. Treasury or other noncallable U.S. government obligations which provide payments on or prior to all successive payment dates through maturity (or, in the case of the ARD Loans, through the Anticipated Repayment Date) in the amounts due on such dates (or, in the case of ARD Loans, the amounts outstanding on the related Anticipated Repayment
Date), and upon the satisfaction of certain other conditions. See "Description of the Mortgage Pool -- Property Releases."

   See "Prepayment and Yield Considerations" and "Certain Federal Income Tax Consequences" herein.

   Certain Federal Tax Considerations Regarding Original Issue Discount. The Subordinated Certificates will be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Federal Income Tax Consequences -- Taxation of Subordinated Certificates."


   ERISA Considerations. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. The Subordinated Certificates may not be purchased by a Plan or a person acting on behalf of a Plan or using assets of a Plan unless certain criteria described under "Description of the Subordinated Certificates -- Transfer Restrictions" have been met. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Subordinated Certificates. See "ERISA Considerations."

   Servicer or Special Servicer May Purchase Certificates; Conflict of Interest. The Servicer, the Special Servicer or an affiliate thereof will be permitted to purchase any Class of Certificates. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a majority of the Class B-7 Certificates. However, there can be no assurance that the Special Servicer or an affiliate of the Special Servicer will purchase such Certificates. Following any such purchase of Certificates, the Servicer or Special Servicer will have rights as a holder of Certificates, including certain Voting Rights, which are in addition to such entity's rights as Servicer or Special Servicer under the Pooling and Servicing Agreement. Consequently, any purchase of Certificates by the Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling and Servicing Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. Following a default on a Mortgage Loan at the maturity thereof and upon the satisfaction of certain conditions contained in the Pooling and Servicing Agreement, the Special Servicer may, if directed to do so by the holders (including Special Servicer or an affiliate thereof) of greater than 50% of the Percentage Interests of the most subordinate Class or Classes of Certificates then outstanding (which Class will initially be the Junior Subordinated Certificates) having an aggregate initial Certificate Balance representing a minimum of 1.0% of the aggregate initial Certificate Balances of all Classes of Certificates (or if the Certificate Balance of such Class or Classes has been reduced to less than 40% of the initial Certificate Balances thereof, the holders of such Class or Classes together with the holders of the next most subordinate Class), elect to extend such Mortgage Loan. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans -- Foreclosure Proceedings; Action of Directing Holders." In addition to the foregoing, the holders of greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (initially the Junior Subordinated Certificates) will be entitled, at their option, to remove the Special Servicer with or without cause, and appoint a successor Special Servicer, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. The Pooling and Servicing Agreement provides that the Mortgage Loans shall be administered in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer, Special Servicer, or any affiliate thereof. See also "The Pooling and Servicing Agreement -- Amendment."

   Consents. Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of the outstanding Certificates will be required to direct and will be sufficient to bind all Certificateholders to certain actions, including amending the Pooling and Servicing Agreement in certain circumstances. See "The Pooling and Servicing Agreement -- Amendment."

                              INDUSTRY OVERVIEW

   The commercial real estate market is estimated to be valued at approximately $3 trillion. While much of this real estate is owned free of any mortgage or other debt, a sizable portion is financed through commercial mortgages. Commercial mortgages are predominantly secured by income producing properties, including multifamily, office buildings, retail properties, industrial properties, warehouse properties, mixed use properties, mobile home parks, hotels, self-storage facilities, nursing homes, assisted living facilities and senior housing centers. The commercial real estate mortgage market is estimated to be valued at approximately $1 trillion. The traditional holders of the majority of commercial mortgage loans have been banks, life insurance companies and savings and loan institutions. In 1996, commercial banks held approximately 41% of outstanding commercial mortgages, followed by life insurance companies with 21% and both savings and loans and private mortgage backed securities conduits with 7%. Other major holders include pension funds and federal agencies. Recently, however, life insurance companies and pension funds have in increasing percentages been investing in beneficial interests in securitized pools of commercial mortgage loans.

   CMBS issuances have grown significantly since 1990, with over $114 billion in aggregate issuances from the beginning of 1990 through the end of 1996. In 1996 alone, approximately $30 billion of CMBS were issued. A portion of these CMBS issuances consist of what is commonly referred to as "conduit" securitizations. Under conduit programs, affiliates of investment banks (among others) agree to purchase newly originated commercial mortgage loans from their "conduit partners," or originators, on specified terms. Some affiliates of investment banks, such as the Mortgage Loan Seller, also originate loans directly in addition to acquiring loans from third parties. According to the February 10, 1997 issue of Commercial Mortgage Alert (the "CMA Report"), the term "conduit" now refers to any program that originates and pools mortgage loans for securitization, whether operated by affiliates of investment banks or through alliances between mortgage banks and their funding sources. These conduit CMBS securitizations generally include a large number of borrowers with mortgage loans of relatively small size. According to the CMA Report, $18.147 billion of conduit CMBS were issued through 1996, of which $10.212 billion was issued in 1996 alone, up 127% from 1995.

   Fundamentally, the evaluation of a particular CMBS involves two separate but interdependent types of analysis. First, the value of CMBS is ultimately dependent on the value of the underlying pool of mortgage loans. Also important are the terms of the CMBS, particularly with respect to subordination, which ultimately determine a holder's rights to payments.

   The key to valuing any commercial mortgage loan is to evaluate both the collateral value of the mortgaged property (usually measured by loan-to-value ratio) as well as the ability of the property to generate sufficient cash flow to make timely mortgage payments to the lender (usually measured by a debt service coverage ratio). Because of the unavoidable level of subjectivity inherent in valuing real property (even a valuation method based on capitalization of cash flows requires selection of a capitalization rate), debt service coverage ratio may be a more reliable indicator of the credit quality and default risk of a commercial mortgage. For commercial mortgages, as the debt service coverage ratio starts to rise substantially over 1.0, defaults should be less likely absent unanticipated risks or economic downturns. However, the "net cash flow" or "net operating income" used in calculating the debt service coverage ratio is also subjective in that it reflects the adjustments made by the party calculating such ratio and will not necessarily reflect the amounts calculated and adjusted by the applicable rating agencies and is often not determined in accordance with generally accepted accounting principles.

   Because CMBS issuances are often effected in multiple tranches with various levels of subordination, it is important to evaluate the terms affecting the payment rights of any particular security. Once a pool of mortgage loans has been evaluated and conclusions reached about the probable defaults and losses to be experienced by the pool as a whole, a critical factor in evaluating any particular class of CMBS secured by such pool is where such class stands in terms of priority of payment and whether the aggregate size of the classes subordinate to such class is sufficiently large to absorb any losses in the pool without principal loss to such class. Losses in the pool occur (and are allocated to the CMBS classes in inverse order of payment priority) when, following a borrower default on a mortgage loan, less than the full amount of unpaid principal and accrued interest is recovered through the workout of the loan or liquidation of the mortgaged property. Losses can also occur through the incurrence of greater than anticipated servicing costs and expenses (e.g. bankruptcy and foreclosure costs and costs of operating REO Property) that cannot be recovered from property proceeds.

   Based on the comfort level derived from the support provided by the subordinate classes, one can then assess the risk of principal loss to the class being considered and compare that risk to the price/interest rate being offered for that security. A similar determination forms a portion of the analysis performed by rating agencies assigning ratings to various tranches of CMBS, focusing on, among other things, given benchmarks of loan to value ratio and debt service coverage ratio for each ratings classification.

   The American Council of Life Insurance Companies issues quarterly reports on commercial mortgage loans owned by its members ("ACLI Reports"), which show delinquencies and foreclosure by property type and region. For the quarters ending June 30, 1988 to December 31, 1996, the ACLI Reports indicated delinquencies ranging from a low of 1.79% (December 31, 1996) to a high of 7.53% (June 30, 1992). Delinquencies by property type as of December 31, 1996 were as follows: hotels--1.23%; multifamily--0.48%; industrial--1.08%; retail--1.62%; and office--2.78%. The loans comprising the data in the ACLI Reports are loans originated or acquired by life insurance companies. The results of the analysis are reflective of the portfolio of mortgage loans included in the ACLI Reports and the demographic and regional trends of the time period covered by the ACLI Reports and cannot be viewed as being indicative of the performance of the Mortgage Pool.

   Commercial and multifamily mortgage loans have experienced varying degrees of delinquencies and defaults over time and by property type. While several studies have estimated historical default rate experience for commercial mortgage pools with various characteristics, to date no one study has been chosen to represent a benchmark default rate. Recent studies have indicated, however, that (i) the debt service coverage ratio of a commercial mortgage loan is one of the factors most significantly correlated with default rates and (ii) fully amortizing loans are generally less likely to default than balloon loans.

                                THE DEPOSITOR

   Asset Securitization Corporation, the Depositor, is a Delaware corporation organized on June 23, 1992 for the purpose of acquiring Mortgage Loans and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Nomura Asset Capital Corporation, which is in turn a wholly owned subsidiary of Nomura Holding America Inc., a United States-based holding company, incorporated in Delaware, which is wholly owned by The Nomura Securities Co., Ltd., a Japanese corporation. The Nomura Securities Co., Ltd. is engaged in the domestic and international securities business. The Depositor maintains its principal office at Two World Financial Center -- Building B, 21st Floor, New York, New York 10281-1198. Its telephone number is (212) 667-9300.

   The Depositor does not have, nor is it expected in the future to have, any significant assets.

                           THE MORTGAGE LOAN SELLER

   The Mortgage Loan Seller is Nomura Asset Capital Corporation, a Delaware corporation, the parent of the Depositor and an affiliate of NSI.

   Nomura Asset Capital Corporation, the Mortgage Loan Seller, was incorporated in 1992 and is engaged primarily in the business of originating commercial mortgage loans. The Mortgage Loan Seller has been involved in the origination of approximately $15.7 billion in commercial mortgage loans and other commercial real estate investments in the past three years. According to the CMA Report referred to above, (see "Industry Overview"), the Mortgage Loan Seller ranked second for conduit CMBS issuance through 1996 (with $2.247 billion issued) and first for issuance in 1996 alone (with $1.662 billion issued).

   The Mortgage Loan Seller's principal offices are located at 2 World Financial Center, Building B, 21st Floor, New York, New York 10281-1198, and it maintains regional offices in Chicago and Los Angeles. A total of approximately 110 professionals are involved in the origination, underwriting and closing of commercial mortgage loans.

   Affiliates of the Mortgage Loan Seller have been involved in a total of twenty-one offerings of CMBS from June 1993 through March 1997 totaling approximately $8.9 billion in initial principal amount (including the offering of the Senior Certificates). The Mortgage Loans included in these offerings were predominately originated directly by the Mortgage Loan Seller.

   Of the foregoing offerings, 12 public offerings, totaling approximately $7.0 billion issued between November 1993 and March 1997 (excluding the Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D4) and involving mortgage loans originated by the Mortgage Loan Seller and unaffiliated originators had delinquency rates as of March 31, 1997 as follows:

 30-59 days delinquent:   0.00%
60-89 days delinquent:    0.11%
90+ days delinquent:      0.34%
In foreclosure:           0.29%

   The delinquency rates, calculated as described above, for all mortgage loans included in all previous CMBS offerings of Asset Securitization Corporation and Nomura Asset Securities Corporation (including mortgage loans originated by the Mortgage Loan Seller and unaffiliated originators), and the corresponding aggregate initial principal balances as of the dates indicated, were as follows:

                                              3/31/96           3/31/95           3/31/94
                                         ----------------  ----------------  ----------------
Aggregate Initial Principal Balance         $3.9 billion      $1.4 billion      $0.2 billion
30-59 days delinquent:                          0.55%             0.00%             0.00%
60-89 days delinquent:                          0.00%             0.00%             0.00%
90+ days delinquent:                            0.00%             0.00%             0.00%
In foreclosure:                                 0.00%             0.00%             0.00%

   These mortgage loans are not necessarily representative of the Mortgage Loans included in the Mortgage Pool. There are many factors which could affect delinquency and default rates for any particular pool of mortgage loans. See "Risk Factors" and "Industry Overview." The delinquency/default statistics presented herein do not purport to be a prediction of the future performance of the Mortgage Loans.


   The delinquency information set forth above has been taken from the servicer remittance reports prepared in connection with previous CMBS offerings of Asset Securitization Corporation and Nomura Asset Securities Corporation and none of the Depositor, Mortgage Loan Seller, Servicer, Special Servicer, Trustee, Fiscal Agent or the Underwriter makes any representation or warranty as to the accuracy thereof.

   The Mortgage Loan Seller is a wholly-owned subsidiary of Nomura Holding America Inc., a Delaware corporation wholly-owned by The Nomura Securities Co., Ltd., a Japanese corporation.

                                 THE TRUSTEE

   LaSalle National Bank, a nationally chartered bank with its principal offices in Chicago, Illinois, is the Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services, Nomura-D4.

                               THE FISCAL AGENT

   ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, is the Fiscal Agent pursuant to the Pooling and Servicing Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60603. The Fiscal Agent will be deemed to have been removed in the event of the resignation or removal of the Trustee.

                  THE SERVICER AND INITIAL SPECIAL SERVICER

   AMRESCO Management, Inc. ("AMI") is the Servicer and initial Special Servicer and in such capacities is responsible for servicing the Mortgage Loans as described under "The Pooling and Servicing Agreement." The Servicer is also required to make certain Advances as described under "The Pooling and Servicing Agreement -- Advances" herein. AMI is a wholly owned subsidiary of AMRESCO, INC. ("AMRESCO") a publicly traded (NASDAQ) company. The principal offices of AMI are located at 235 Peachtree Street, NE, Suite 900, Atlanta, Georgia 30303. The servicing of all performing loans will be performed by the AMRESCO Services Division of AMI.

   As of January 31, 1997 AMRESCO's portfolio consisted of approximately 9,374 loans with an aggregate principal balance of approximately $16.9 billion. Within this servicing portfolio are loans which have been securitized in a total of 43 loan portfolios with an aggregate principal balance of $10.6 billion.

   The information concerning the Servicer set forth herein has been provided by the Servicer, and none of the Mortgage Loan Seller, the Depositor, the Trustee, the Fiscal Agent or the Underwriter makes any representation or warranty as to the accuracy thereof.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   The Mortgage Pool will consist of 121 fixed rate Mortgage Loans secured by 252 multifamily and commercial properties with an aggregate Cut-off Date Principal Balance of approximately $1,403,292,505 (the "Initial Pool Balance"). All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Principal Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

   Each Mortgage Loan is evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage"). Each of the Mortgages create a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

                       SECURITY FOR THE MORTGAGE LOANS

                                       % OF        NUMBER OF
                                   INITIAL POOL    MORTGAGED
INTEREST OF BORROWER ENCUMBERED    BALANCE (1)     PROPERTIES
-------------------------------  --------------  ------------
Fee Simple Estate...............        87%           209
Leasehold.......................        13             43
TOTAL...........................       100%           252

------------

(1) Based on the principal balance of the Mortgage Loan or, for any Pool Loan, Allocated Loan Amount of the related Mortgaged Property. For any Mortgaged Property where the ground lessee and the ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a Fee Simple Estate.

   Each Mortgaged Property consists of land improved by (i) a retail property (a "Retail Property," and any Mortgage Loan secured thereby, a "Retail Loan"), (ii) an office building (an "Office Property," and any Mortgage Loan secured thereby, an "Office Loan"), (iii) a full, limited service or extended stay hotel property (a "Hotel Property," and any Mortgage Loan secured thereby, a "Hotel Loan"), (iv) an apartment building or complex consisting of five or more rental units (a "Multifamily Property," and any Mortgage Loan secured thereby, a "Multifamily Loan"), (v) a nursing home (each, a "Senior Housing/Healthcare Property," and any Mortgage Loan secured thereby, a "Senior Housing/Healthcare Loan"), (vi) an industrial property (an "Industrial Property," and any Mortgage Loan secured thereby, an "Industrial Loan"), (vii) a factory outlet center (a "Factory Outlet Property," and any Mortgage Loan secured thereby, a "Factory Outlet Loan"), (viii) a mobile home community or recreational vehicle park or a combination thereof (a "Mobile Home Property," and any Mortgage Loan secured thereby, a "Mobile Home Loan") or (ix) an assisted living facility (an "Assisted Living Property," and any Mortgage Loan secured thereby, an "Assisted Living Loan"). Certain statistical information relating to the various types of Mortgaged Properties is set forth under "--Additional Mortgage Information -- Types of Mortgaged Property" herein.

   19 of the Mortgage Loans are secured by two or more Mortgaged Properties, either pursuant to cross-collateralization with other Mortgage Loans in the Mortgage Pool or pursuant to a single Note by a single borrower secured by multiple Mortgaged Properties, or both. See "Risk Factors -- Concentration of Mortgage Loans; Borrowers" herein.

   None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Seller, Bloomfield, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent or any of their respective affiliates. All of the Mortgage Loans are non-recourse loans so that, in the event of a borrower default on any Mortgage Loan, recourse may generally be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. However, generally, the Mortgage Loans may become recourse upon the occurrence of certain events of default under the Mortgage Loans, including, in most cases, the transfer or voluntary encumbrance of the Mortgaged Property without the consent of the mortgagee.

   The Mortgage Loans were generally underwritten in accordance with the underwriting criteria described under "The Mortgage Loan Program -- Underwriting Standards." The Depositor purchased the Mortgage Loans included in the Mortgage Pool on March 27, 1997 from the Mortgage Loan Seller pursuant to a Mortgage Loan Purchase and Sale Agreement (the "Mortgage Loan Purchase and Sale Agreement") dated as of March 27, 1997 between the Mortgage Loan Seller and the Depositor. The Mortgage Loan Seller is obligated under the Mortgage Loan Purchase and Sale Agreement to repurchase a Mortgage Loan in the event of a breach of a representation or warranty of the Mortgage Loan Seller with respect to such Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties -- Repurchase" herein. The Depositor, on March 27, 1997, assigned the Mortgage Loans in the Mortgage Pool, together with the Depositor's rights and remedies against the Mortgage Loan Seller in respect of breaches of representations or warranties regarding the Mortgage Loans, to LaSalle National Bank, as Trustee, for the benefit of the Certificateholders, pursuant to the Pooling and Servicing Agreement. AMRESCO Management, Inc., in its capacity as Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Depositor has made no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. The Mortgage Loan Seller, as seller of the Mortgage Loans to the Depositor, sold such Mortgage Loans without recourse, and, accordingly, in such capacity, has no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by it to the Depositor and assigned by the Depositor to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans."

   The Mortgage Loan Seller or an affiliate has acquired a preferred equity interest in 16 borrowers or groups of borrowers, which are the borrowers with respect to Mortgage Loans representing approximately 25.6% of the Initial Pool Balance and has committed to fund preferred equity on 2 additional loans representing approximately 2% of the Initial Pool Balance. See "Risk Factors -- Equity Investments by the Mortgage Loan Seller and/or its Affiliates" and "--Conflicts of Interest" herein.

SECURITY FOR THE MORTGAGE LOANS

   Each Mortgage Loan is generally non-recourse and is secured by one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Properties. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or the establishment and pledge of one or more reserve or escrow accounts for, among other things, necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves (such accounts, "Reserve Accounts"). The Mortgage Loans generally provide for the indemnification of the mortgagee by the borrower for the presence of any hazardous substances affecting the Mortgaged Property. Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments, not yet due and payable (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Escrows."

THE MORTGAGE LOAN PROGRAM -- UNDERWRITING STANDARDS

   Each Mortgage Loan was originated by the Mortgage Loan Seller or Bloomfield, as set forth below under "--Additional Mortgage Loan Information -- Mortgaged Properties by Originator", and is generally consistent with the underwriting standards applied by the Mortgage Loan Seller in connection with the purchase or origination of each of the Mortgage Loans.

   The Mortgage Loan Seller purchased the Mortgage Loans that it did not originate pursuant to the purchase and sale agreements with Bloomfield during a period commencing on September 20, 1996 and ending on the Cut-off Date.

   The Mortgage Loan Seller's underwriting process involves calculations of Net Cash Flow reflecting certain adjustments. This Net Cash Flow calculation is used to determine DSCR. "Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the Mortgage Loan Seller based upon borrower supplied information for a recent period that is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, subordinated ground rent, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted by, among other things, (i) in the case of the Multifamily Properties and Mobile Home Properties, annualizing rental revenue shown on a recent rent roll before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (ii) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (iii) in the case of certain of the Hotel Properties, assuming the occupancy rate was less than the actual occupancy rate to account for a higher occupancy rate or to reflect new construction in the market, (iv) assuming the occupancy rate for the Mortgaged Property or pool of Mortgaged Properties was less than the actual occupancy rate, including in the case of certain of the Hotel Properties, to account for a high occupancy rate or to reflect new construction in the market, (v) in the case of the Retail Properties, excluding certain percentage rent, (vi) excluding certain non-recurring income and/or expenses, (vii) assuming an adjustment of 3% to 5% of revenue was made for a management fee and an adjustment of 3.5% to 8% of room revenue was made for franchise fees (for Hotel Properties only) with respect to the Mortgaged Property, (viii) taking into account new tax assessments and utility savings from the installation of new energy efficient equipment, (ix) in certain cases, assuming that operating and/or capital expenses with respect to the Mortgaged Property were greater than actual expenses, (x) subtracting from net operating income replacement or capital expenditure reserves, and (xi) in the case of the Retail Properties and Office Properties, subtracting from net operating income an assumed allowance for tenant improvements, leasing commissions and free rent.

   "Net Cash Flow" reflects the calculations and adjustments used by the Mortgage Loan Seller for its underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, "Net Cash Flow" and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

   Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and debt service coverage ratios of the Mortgage Loans.

   No representation is made as to the future net cash flow of the properties, nor is "Net Cash Flow" set forth in this Prospectus intended to represent such future net cash flow.

   The Mortgage Loan Seller's underwriting guidelines generally consist of the following standards:

                 UNDERWRITING STANDARDS(1) BY PROPERTY TYPE:

 MULTIFAMILY PROPERTIES
 Minimum DSCR ..............................     1.20
 Minimum Occupancy Rate ....................     85%
 Maximum Loan to Value Ratio ...............     80%
HOTEL
 Minimum DSCR ..............................     1.40
 Maximum Annual Occupancy Rate..............     80%
 Minimum Annual Occupancy Rate .............     55%
 Maximum Loan to Value Ratio ...............     75%
NURSING HOME/ASSISTED LIVING
 Minimum DSCR ..............................     1.30
 Min. Amount of Time in Operation ..........    12 mo.
 Minimum Occupancy Rate ....................     85%
 Maximum Loan to Value Ratio ...............     70%
MOBILE HOME PARK
 Minimum DSCR ..............................     1.20
 Minimum Occupancy Rate ....................     85%
 Maximum % of Homes for Sale ...............     15%
 Maximum % of Homes Rented by Residents  ...      5%
 Maximum Loan to Value Ratio ...............     80%
OFFICE
 Minimum DSCR ..............................     1.25
 Minimum Occupancy Rate ....................     80%
 Maximum Loan to Value Ratio ...............     75%
RETAIL
 Minimum DSCR ..............................     1.20
 Minimum Occupancy Rate ....................     85%
 Maximum Loan to Value Ratio ...............     80%
INDUSTRIAL
 Minimum DSCR ..............................     1.25
 Minimum Occupancy Rate ....................     85%
 Maximum Loan to Value Ratio ...............     75%
FACTORY OUTLET
 Minimum DSCR...............................     1.30
 Minimum Occupancy Rate.....................     70%
 Maximum Loan to Value Ratio ...............     75%

------------

(1) The underwriting guidelines described herein were generally followed but were not satisfied in every case. See Annex A hereto for the specific characteristics of the Mortgage Loans and Mortgaged Properties.

   In underwriting each Mortgage Loan in connection with the origination or acquisition thereof, income information provided by the related borrower was examined by the Mortgage Loan Seller. In addition, the operating history of the property, industry data regarding the local real estate market and the appraiser's analysis were reviewed and, if conditions warranted, net operating income with respect to the related Mortgaged Property was adjusted for purposes of determining whether the Mortgaged Property satisfied the debt service coverage ratio required by the Mortgage Loan Seller's underwriting guidelines. In accordance with the underwriting guidelines, net operating income of any Mortgaged Property may have been adjusted by, among other things, the adjustments listed in the definition of "Net Cash Flow" described under "--Additional Loan Information." In connection with the underwriting, net operating income was based upon information provided by the borrower and neither the Depositor nor the Mortgage Loan Seller makes any representation as to the accuracy of such information; provided, however, that, with respect to certain of the Mortgage Loans, the Mortgage Loan Seller or the borrower engaged independent accountants to review or perform certain procedures to verify such information.

   Each Originator was required to cause each Mortgaged Property to be inspected to determine whether it was in acceptable physical condition. The inspection included a review of ongoing maintenance programs, common area upkeep, mechanical systems and grounds maintenance. In addition, an engineering study and an environmental review were prepared by appropriate consultants. With respect to environmental matters, a Phase I environmental assessment (and, where appropriate, a Phase II environmental assessment) was conducted for each Mortgaged Property. A credit investigation was completed for all prospective borrowers, in connection with which a credit report not more than 30 days old as of the date of the loan application and current financial statements were obtained. The borrowers with respect to 128 of the Mortgaged Properties representing, in the aggregate, 60% of the Initial Pool Balance, provided audited financial statements, agreed upon procedures or statements certified by an independent accountant. The cash flow and NOI information presented in Annex A may not correspond to the comparable information included in the accountants' reports because of adjustments made by the Mortgage Loan Seller as part of its underwriting procedures.

SIGNIFICANT MORTGAGE LOANS

   In connection with the origination of each of the Mortgage Loans listed below, other than the Kmart Distribution Centers Loan, the Mortgage Loan Seller, in addition to its ordinary underwriting procedures, obtained audited financials or agreed upon procedures for a recent 12 month period with respect to the related Mortgaged Properties and obtained a market rental analysis for the Mortgaged Properties relating to the Sunwest Loan.

 Kendall Square Pool Loan and Properties

   The Loan. The largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Properties known as the Kendall Square Properties (the "Kendall Square Pool Loan"). The Kendall Square Pool Loan was originated by the Mortgage Loan Seller on December 27, 1996. It had an original principal balance of $69,700,000 and has a Cut-off Date Principal Balance of $69,598,691, which represents approximately 5.0% of the Initial Pool Balance, and is secured by a fee and leasehold Mortgage encumbering office, biotech lab space, storage and retail space in East Cambridge, Massachusetts (the "Kendall Square Pool Properties").

   The Kendall Square Pool Loan was made to Athenaeum Property LLC, Old Kendall Property LLC, Old Cambridge Property LLC and JONA Property LLC (each, a "Kendall Borrower," collectively, the "Kendall Borrowers") on a joint and several basis. Each Kendall Borrower is a Massachusetts special purpose limited liability company. Each of the Kendall Borrowers is owned and controlled by a limited partnership or limited liability company (the "Upper Level Owners") that is in turn controlled by Robert A. Jones, Allan Jones and
K. George Najarian, the principals of The Athenaeum Group ("TAG"). An affiliate of Boston Capital Institutional Advisors ("BCIA"), STB Corp., is a special limited partner or special member, as applicable, in each Upper Level Owner. OKS Realty Trust, an affiliate of BCIA, provided mezzanine financing in the amount of $14,300,000 to the Upper Level Owners on December 27, 1996 (the "BCIA Mezzanine Financing"). STB Corp. will have control over the affairs of such Upper Level Owner in the event of a default under the BCIA Mezzanine Financing and will continue to occupy its special limited partner or special member, as applicable, position until the BCIA Mezzanine Financing is repaid in full. The obligations of the Upper Level Owners to such affiliate of BCIA are secured, among other things, by a pledge of voting rights of 100% of the shareholders of the general partner of the owners of the Upper Level Owner; however, enforcement of these pledges is not permitted before repayment in full of the Kendall Square Pool Loan. The Mortgage Loan Seller has a $2,300,000 senior participation interest in the BCIA Mezzanine Financing.

   Payment and prepayment terms for the Kendall Pool Loan are as set forth on Annex A and as described under "Certain Terms and Conditions of the Mortgage Loans -- Property Releases."

   Lock Box; Reserve Accounts. The Kendall Borrowers have entered into a lock box agreement whereby all revenue is deposited directly into a Lock Box Account controlled by the Servicer. The Kendall Borrowers have also established an on-going tax and insurance reserve account, a tenant releasing reserve account, an ongoing capital expenditure reserve account and an up-front environmental reserve account. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts," "--Escrows" and "Risk Factors -- Environmental Law Considerations."

   The Properties. The Kendall Square Pool Properties consist of Phases I and II of One Kendall Square (including a surface parking lot at 66 Binney Street), and 215 First Street (including a surface parking lot at 195 First Street), all located in Cambridge, Massachusetts. The Kendall Square Properties are managed by TAG, an affiliate of the Kendall Borrowers (as described above). See "Certain Terms and Conditions of the Mortgage Loans -- Mortgage Provisions Relating to Servicer's Right to Termination of Management Agreement".

   One Kendall Square -- Phases I and II. One Kendall Square is a planned 960,000 square foot of GLA mixed use development, situated on a 10.25 acre campus in East Cambridge, in walking distance to the MIT campus and public transportation. To date, nearly 660,000 (460,008 of which is subject to the lien of the related Mortgage) square feet of GLA of office, laboratory and retail space, a 9 screen movie theater (not subject to the lien of the related Mortgage) and a 1,530 car garage (not subject to the lien of the related Mortgage) have been completed at the complex. Old Kendall Property LLC and Old Cambridge Property LLC entered into a lease for over 650 additional parking spaces located in the 1,530 car garage. Such lease expires on December 31, 2088. The property includes the buildings of the former Boston Woven Hose Factory which, beginning in 1984, were rehabilitated. As of December 6, 1996, Phase I was approximately 100% occupied and Phase II was approximately 100% occupied. As of December 5, 1996, the combined appraised value was $69,500,000. The borrowers with respect to One Kendall Square are Old Kendall Property LLC and Old Cambridge Property LLC.

   215 First Street. 215 First Street, also known as "Athenaeum House", was built in stages beginning in 1895 as the original headquarters for The Athenaeum Press. The property was rehabilitated in 1981 and occupies a full city block, housing approximately 310,887 square feet of GLA of office, laboratory and service retail space. The six level property, overlooking the Charles River and the Kendall Square area of Cambridge also contains a full service health club. An affiliate of the Kendall Borrowers leases approximately 300 parking spaces in adjacent lots (such properties are not subject to the lien of the related mortgage and such income was not included in determining the Net Cash Flow). In addition, an adjacent parking lot at 195 First Street, a property which is owned in fee by one of the Kendall Borrowers and is subject to the lien of the related Mortgage. As of December 6, 1996, the property was approximately 97% occupied, and as of December 5, 1996, the appraised value was $29,000,000. The borrower with respect to the 215 First Street property is Athenaeum Property LLC.

   See "Risk Factors -- Commercial Lending Generally" "--Retail Properties" and "--Office Properties" for a discussion of certain matters associated with retail and office properties.

 The Saracen Pool Loan and Properties

   The Loan. The second largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Properties known as the Saracen Pool Properties (the "Saracen Pool Loan"). The Saracen Pool Loan was originated by the Mortgage Loan Seller on December 31, 1996. It had an original principal balance of $69,000,000 and has a Cut-off Date Principal Balance of $68,923,230, which represents approximately 4.9% of the Initial Pool Balance, and is secured by fee Mortgages encumbering six office building properties located in suburban Boston (each, a "Saracen Pool Property", and, collectively, the "Saracen Pool Properties"). The Saracen Pool Mortgages are cross-collateralized and cross-defaulted.

   The Saracen Pool Loan was made to Wells Avenue Senior Holdings LLC (the "Saracen Borrower"), a special purpose Massachusetts limited liability company owned by Wells Avenue Senior Holdings Inc. and Wells Avenue Holdings LLC ("Wells Holdings"). Saraceno Holding Trust General Partnership ("Saraceno G.P.") owns a 99% interest in Wells Holdings. Kurt W. Saraceno is the principal with respect to such affiliates. Pacific Preferred LLC, an affiliate of Lazard Freres Real Estate Fund II L.P. ("Lazard") holds a 1% interest in Wells Holdings and will continue to occupy this position until a mezzanine financing made on December 31, 1996 from Lazard to Wells Holdings in the amount of $21,387,000 (the "Lazard Mezzanine Financing") is repaid in full and a $113,000 capital contribution of Pacific Preferred LLC has been returned in accordance with the Wells Holdings operating agreement. The obligations of Wells Holdings under the Lazard Mezzanine Financing are secured by a pledge by Saraceno G.P. of its 99% membership interest in Wells Holdings, however, enforcement of this pledge is not permitted before repayment in full of the Saracen Pool Loan. Additionally, an affiliate of the Mortgage Loan Seller has made a preferred equity capital contribution to Wells Holdings in the amount of $7,500,000 and is the special member of Wells Holdings. Such affiliate also is committed to fund an additional $1 million of preferred equity in Wells Holdings over the next three years subject to certain conditions. See "Risk Factors and Other Special Considerations -- Other Financing" and "--Equity Investments by the Mortgage Loan Seller and/or its Affiliates" for a discussion of capital contributions by affiliates of the Mortgage Loan Seller and "Description of the Mortgage Pool."

   Payment and prepayment terms for the Saracen Pool Loan are as set forth on Annex A hereto and as described under "Certain Terms and Conditions of the Mortgage Loans -- Property Releases."

   Lock Box; Reserve Accounts. The Saracen Borrower has entered into a lock box agreement whereby all revenue is required to be deposited directly into a Lock Box account controlled by the Servicer. The Saracen Borrower has also established reserve accounts, including an on-going tax and insurance reserve account, an on-going capital expenditure reserve account, an up-front deferred maintenance reserve account, an on-going tenant rollover account and an up-front environmental reserve account. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts," "--Escrows" and "Risk Factors -- Environmental Law Considerations."

   The Properties. The Saracen Pool Properties consist of six office building complexes located in the Route 128 Corridor of suburban Boston. The properties have a mix of high-tech, software, financial and other service tenants. The Saracen Pool Properties are managed by Saracen Companies, Inc., an affiliate of the Saracen Borrower. See "Certain Terms and Conditions of the Mortgage Loans -- Mortgage Provisions Relating to Servicer's Right to Termination of Management Agreement."

   128 Tech Center, Waltham. This office building complex, constructed in 1986, is a four-building 217,500 square feet of GLA office complex located on
10.64 acres in Waltham, Massachusetts. As of December 3, 1996, the property was approximately 100% occupied, and as of December 1996, the appraised value was $32,800,000.

   7/57 Wells Avenue, Newton. This office building, constructed in 1982, contains 88,400 square feet of GLA and is located on 10.64 acres in Newton, Massachusetts. As of December 3, 1996, the property was approximately 98% occupied, and as of December 1996, the appraised value was $11,300,000.

   75/85/95 Wells Avenue, Newton. This office building, known as Wells Research Center and constructed in 1970, was expanded in 1986 and contains 238,911 square feet of GLA and is located on 21.4 acres. As of December 3, 1996, the property was approximately 100% occupied, and as of December 1996, the appraised value was $35,600,000.

   201 University Avenue, Westwood. This office building complex, converted from an industrial building to corporate office space in 1982 by the Borrower's principals, contains 82,000 square feet of GLA including a health club and an auditorium. Computer Associates leases the entire property. As of December 3, 1996, the property was 100% occupied, and as of December 1996, the appraised value of the property was $12,200,000.

   Dedham Place, Dedham. This office building, constructed in 1987, contains 162,300 square feet of GLA, is located on 15.18 acres and is attached to a Hilton Hotel which is not subject to the lien of the Mortgage. As of December 3, 1996, the property was approximately 100% occupied and as of December 1996 the appraised value was $25,400,000.

   333 Elm Street, Dedham. This office building, constructed in 1984 and known as Norfork Place, contains 48,068 square feet of GLA and is situated on
2.01 acres. As of December 3, 1996, the property was approximately 84% occupied and of December 1996 the appraised value was $5,100,000.

   See "Risk Factors -- Commercial Lending Generally" and "--Office Properties" for a discussion of certain matters associated with office properties.

 The International Plaza Loan and Property

   The Loan. The third largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Property known as International Plaza (the "International Plaza Loan"). The International Plaza Loan was made to International Plaza Associates LP (the "International Plaza Borrower"), a New York limited partnership. The International Plaza Loan was originated by the Mortgage Loan Seller on March 5, 1997. It had an original principal balance of $65,750,000 and has a Cut-off Date Principal Balance of $65,750,000, which represents approximately 4.7% of the Initial Pool Balance and is secured by a twenty-eight story office building at 750 Lexington Ave., in New York City, New York (the "International Plaza Property"). The International Plaza Borrower has a fee interest in a portion of the International Plaza Property and a leasehold interest with respect to the remainder of such property.

   The general partner of the International Plaza Borrower is 750 Lexington Building Corporation, a special purpose New York corporation, and the limited partner is 750 Lexington Avenue Associates, LLC, a special purpose New York limited liability company. The International Plaza Borrower and the manager of the International Plaza Property are directly or indirectly controlled by Sherman Cohen, Edward B. Cohen and Charles Cohen. Additionally, the Mortgage Loan Seller owns a preferred limited partnership interest in the International Plaza Borrower in the amount of $5,250,000. See "Risk Factors and Other Special Considerations -- Other Financings" for a discussion of preferred equity interests of the Mortgage Loan Seller and its affiliates.

   The recourse obligations of the International Plaza Borrower in the event of misconduct, removal or disposal of property after default, misappropriation, and other similar conduct is guaranteed by a recourse obligation of Sherman Cohen and Edward B. Cohen.

   The payment and prepayment terms of the International Plaza Loan are as set forth in Annex A, hereto and as described below under "--Certain Terms and Conditions of the Mortgage Loans -- Property Releases."

   Lock Box; Reserve Accounts. The International Plaza Borrower has established a Lock Box Account with respect to the International Plaza Property and is required to cause each tenant of the International Plaza Property to pay all rents directly into the Lock Box Account. The International Plaza Borrower has also established reserve accounts, including an on-going tax and insurance reserve account, an on-going replacement reserve account, an up-front required repair reserve account, an on-going ground lease rent reserve account and an on-going tenant improvement reserve account. See "The Pooling and Servicing Agreement -- Lock Box Accounts" and "--Escrows."

   The Property. The International Plaza Property is a twenty-eight story office building, constructed in 1989, containing 362,079 square feet of GLA of office space and 22,680 square feet of GLA of retail space, and is located in midtown Manhattan. As of January 1, 1997, the International Plaza Property was approximately 95% occupied, and as of January 1, 1997, the appraised value was $104,000,000. The International Plaza Property is currently occupied by approximately 37 tenants with the two largest tenants, Morrison, Cohen, Singer & Weinstein and Edwards & Angell, occupying approximately 13% and approximately 11% of the building, respectively. The International Plaza Property is managed by Cohen Brothers Realty Corporation, an affiliate of the International Plaza Borrower.

   See "Risk Factors -- Commercial Lending Generally," "--Office Properties" and "--Ground Leases" for discussion of certain matters associated with office properties, and ground leases.

 The Kmart Distribution Center Loan and Properties.

   The Loan. The fourth largest loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Properties known as the Kmart Distribution Properties (the "Kmart Distribution Center Loan"). The Kmart Distribution Center Loan was originated by the Mortgage Loan Seller, had an original principal balance and Cut-off Date Principal Balance of $63,000,000, which represents 4.5%, of the Initial Pool Balance, and is secured by a Mortgage encumbering the fee interest in two industrial warehouse properties that are leased by Kmart Corporation and operated as distribution centers (the "Kmart Distribution Properties"). The Kmart Distribution Center Loan was made to Brighton Lease Management, LLC and Greensboro Lease Management, LLC (together, the "Brentwood Borrowers"). Both of the Kmart Distribution Properties are cross-collateralized and cross-defaulted.


   Payment and prepayment terms for the Kmart Distribution Centers Loan are as set forth on Annex A and as described under "Certain Terms and Conditions of the Mortgage Loans --Property Releases."

   Lock Box Account. The Brentwood Borrower has established a Lock Box Account and is required to cause Kmart Corporation, as tenant of the Kmart Distribution Properties, to pay all rents into the Lock Box Account. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts."

   The Properties. The Kmart Distribution Properties consist of an industrial warehouse property located in Brighton, Colorado (the "Brighton Distribution Center") and an industrial warehouse property located in Greensboro, North Carolina (the "Greensboro Distribution Center"). Both Kmart Distribution Properties were acquired by the Brentwood Borrower in sale/leaseback transactions with Kmart Corporation, as the seller/lessee, under two separate leases. As of February 1, 1997, Kmart Corporation operated thirteen distribution centers nationwide.

   The Brighton Distribution Center was constructed in 1994 by Kmart Corporation and has been occupied by Kmart Corporation since that time. The Brighton Distribution Center contains 1,278,600 square feet of GLA and is equipped with state of the art computer controlled facilities from entry to shipping.

   The Greensboro Distribution Center was constructed in 1992 by Kmart Corporation and has been occupied by Kmart Corporation since that time. The Greensboro Distribution Center contains 1,546,575 square feet of GLA and is the second largest Kmart distribution center on the east coast.

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
   The Credit Lease. The Kmart Distribution Properties are leased to Kmart Corporation under two separate twenty-five year leases (the "Kmart Leases"). The terms of the Kmart Leases are triple net and require the tenant to pay all rent without deduction, setoff, abatement or other reduction, notwithstanding casualty condemnation and prohibition of use. The Kmart Leases may not be terminated for any reason other than a material taking or casualty, provided, however, that Kmart Corporation agrees to purchase the related Kmart Distribution Property for an amount at least equal to the outstanding principal balance of the loan allocable to such property. In the event of a sublease, Kmart Corporation remains fully liable for the performance of its obligations under the Kmart Lease.

   The Mortgage Loan Seller has, in its underwriting analysis, applied market rental rates to the Kmart Distribution Properties as well as the rent obligations under the Kmart Leases.

   The senior secured and senior unsecured debt of Kmart Corporation is rated BB-and B+, respectively, by S&P and BB+ and BB-, respectively, by DCR.

   See "Risk Factors -- Industrial Properties" for a discussion of the certain matters associated with industrial properties.

 Burnham Pacific Pool Loan and Properties

   The Loan. The fifth largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Properties known as the Burnham Pacific Pool Properties (the "Burnham Pacific Loan"). The Burnham Pacific Loan is made up of two loans which were originated by the Mortgage Loan Seller and made to BPP/Valley Central, L.P. (the "Valley Central Borrower") on January 30, 1997, as amended on February 19, 1997 (the "Valley Central Loan") and BPP/Puente Hills, Inc. (the "Puente Hills Borrower" and together with the Valley Central Borrower, the "Burnham Pacific Borrowers") (the "Puente Hills Loan"). The Burnham Pacific Loan had an original principal balance and a Cut-off Date Principal Balance of $58,500,000, which represents 4.2% of the Initial Pool Balance, and is secured by two fee Mortgages encumbering two shopping centers in California (the "Burnham Pacific Properties"). Both of the loans which make up the Burnham Pacific Loan are cross-defaulted and each Burnham Pacific Borrower has guaranteed the indebtedness of the other Burnham Pacific Borrower.

   The "Valley Central Borrower" is a special purpose entity owned 99% by BPP/Valley Central Inc., its general partner (which is 100% owned by Burnham Pacific Properties Inc. ("Burnham Inc.")), and 1% by a limited partner. The "Puente Hills Borrower" is a special purpose corporation, 100% owned by Burnham Inc. Burnham Inc. owns twenty-six retail properties in California and four industrial and office properties in Southern California. Burnham Inc. is publicly traded on the New York Stock Exchange.

   Payment and prepayment terms for the Burnham Pacific Loan are as set forth on Annex A hereto and as described below under "--Certain Terms and Conditions of the Mortgage Loans --Excess Interest," and "--Property Releases."

   Lock Box; Reserve Accounts. The Burnham Pacific Borrowers have entered into a lock box agreement whereby all rent is required to be deposited directly into a Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts" and "--Escrows." The Burnham Pacific Borrowers have also established reserve accounts, including an ongoing tax and insurance reserve account, an ongoing capital expenditure reserve account and an up-front deferred maintenance reserve account.

   The Properties. The Burnham Pacific Properties consist of two shopping centers outside of Los Angeles, California. The Burnham Pacific Properties are managed by Burnham Pacific Properties, Inc., an affiliate of the Burnham Pacific Borrowers.

   Valley Central Shopping Center. This shopping center, the largest in Lancaster, was built in 1988 and consists of 480,092 square feet of GLA. Major tenants include Wal-Mart, Homebase, Circuit City, Staples, Michaels, Marshalls and Cinemark Theaters which occupy 24.5%, 23.7%, 6.7%, 3.5%, 3.7%, 5.6% and 7.3% of the Valley Central Shopping Center's GLA, respectively. Another major tenant, Costco, occupies space that is not subject to the related Mortgage. As of January 1997, the property was approximately 97% occupied and the appraised value was $42,200,000.

   Plaza at Puente Hills. This shopping center, located in the City of Industry, was built in 1986 and renovated in 1992, and consists of 516,538 square feet of GLA on approximately 43.7 acres. Major tenants include IKEA Furniture Warehouse, AMC Theaters 10 Plex, Office Depot and Circuit City which occupy 29.0%, 8.0%, 5.8% and 6.0% of the Plaza at Puente Hill's GLA, respectively. Other major tenants at the center who are not subject to the related Mortgage include Home Depot, Sam's Club, Toys R Us, and Best Buy. As of January 1997, the property was approximately 90% occupied and the appraised value was $61,000,000.

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
   See "Risk Factors -- Commercial Lending Generally" and "--Retail Properties" for a discussion of certain matters associated with retail properties.

 The Hudson Hotels Pool Loan and Properties

   The Loan. The sixth largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Properties known as Hudson Hotels (the "Hudson Hotels Pool Loan"). The Hudson Hotels Pool Loan, originated by the Mortgage Loan Seller on November 27, 1996, was made to HH Properties-I, Inc., a special purpose New York corporation (the "Hudson Hotels Borrower"). It had an original principal balance of $56,000,000 and has a Cut-off Date Principal Balance of $55,854,069, which represents approximately 4.0% of the Initial Pool Balance. It is secured by fee Mortgages encumbering fifteen hotel properties and by a Mortgage encumbering a ground leasehold interest in another hotel property. The fee Mortgages and ground leasehold Mortgage are collectively referred to as the "Hudson Hotels Mortgages" and the fee interests and ground leasehold interest encumbered by the Hudson Hotels Mortgages are referred to individually as a "Hudson Hotels Property" and collectively as the "Hudson Hotels Properties." The Hudson Hotels Mortgages are cross-collateralized and cross-defaulted.

   Payment and prepayment terms for the Hudson Hotels Pool Loan are as set forth on Annex A hereto and as described below under "--Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" and "--Property Releases."

   Lock Box; Reserve Accounts. The Hudson Hotels Borrower has established a Lock Box Account with respect to each Hudson Hotels Property and is required to cause each of the credit card companies with whom such Hudson Hotels Property is affiliated to pay all amounts payable to the Hudson Hotels Borrower directly into the related Lock Box Account. The Hudson Hotels Borrower is also required to deposit, within one business day after receipt thereof, any other receipts and income with respect to each Hudson Hotels Property into its related Lock Box Account. The Hudson Hotels Borrower has also established reserve accounts, including an on-going tax and insurance reserve account, an on-going ground lease rent reserve account, an up-front deferred maintenance reserve account, an on-going capital expenditures reserve account, and an on-going seasonal reserve account. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts" and "--Escrows."

   The Properties. The Hudson Hotels Properties consist of sixteen hotel properties located in six states. Three of the hotel properties are full service hotels offering food, beverages and other amenities consistent with those offered by a full service hotel, while the remaining thirteen hotel properties are limited service hotels. The Hudson Hotel Properties are franchised or operated as eight Fairfield Inns, two Comfort Inns, one Econolodge and five independent or non-flagged hotels. The Hudson Hotel Properties are managed by Hudson Hotels Corporation, a New York corporation (the "Hudson Hotels Manager") and an affiliate of the Hudson Hotels Borrower, pursuant to separate management agreements between the Hudson Hotels Manager and the Hudson Hotels Borrower. See "Certain Terms and Conditions of the Mortgage Loans -- Mortgage Provisions Relating to Servicer's Right to Termination of Management Agreement." The Hudson Hotels Manager is publicly traded on the NASDAQ Small Cap Market. The appraised value of the Hudson Hotels Properties was $90,700,000. The average occupancy rate for the Hudson Hotels Properties in the aggregate for the twelve months ending September 30, 1996 was 73.7% and the average ADR for such period was $51.93. The Hudson Hotels Properties are located in North Carolina (seven properties), New York (four properties), South Carolina (two properties), Florida, Georgia, and Virginia.

   See "Risk Factors -- Commercial Lending Generally" and "--Hotels" for a discussion of certain matters relating to hotel properties.

 The Marina Harbor Loan and Property

   The Loan. The seventh largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Property known as Marina Harbor Apartments and Anchorage (the "Marina Harbor Loan"). The Marina Harbor Loan was originated by the Mortgage Loan Seller on September 25, 1996. It had an original principal balance of $51,000,000 and has a Cut-off Date Principal Balance of $50,586,851, which represents approximately 3.6% of the Initial Pool Balance, and is secured by a Mortgage encumbering a ground leasehold interest in an apartment complex comprised of sixteen two and three story buildings in Marina del Rey, California (the "Marina Harbor Property"). The Marina Harbor Loan has an amortization schedule of 240 months and a term of 198 months with the result that a Balloon Payment of $17,841,000 is due on its maturity date of March 11, 2013 (the "Marina Harbor Maturity Date"). If the Marina Harbor

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
Borrower fails to pay the balance of the principal and accrued interest on the Marina Harbor Maturity Date, the Servicer is authorized under the Pooling and Servicing Agreement to enter into a modification of the Marina Harbor Loan to provide for terms similar to those provided for in other ARD Loans described herein, including the additional amortization of principal through the application of excess cash flow. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" herein. For purposes of the charts and tables included herein, the maturity date of the Marina Harbor Loan shown assumes that the Mortgage Loan has been modified as described above.

   The Marina Harbor Loan was made to Marina Pacific Associates (the "Marina Harbor Borrower"), which is a special purpose California limited partnership. The general partners of the Marina Harbor Borrower are the Epstein Family Trust and CMR, Inc., a California corporation, whose common stock is owned by James H. Ring, Jacqueline Morgan and Suzanne Caplan.

   The payment and prepayment terms of the Marina Harbor Loan are as set forth in Annex A hereto and as described below under "--Certain Terms and Conditions of the Mortgage Loans --Excess Interest" and "--Property Releases."

   Lock Box; Reserve Accounts. The Marina Harbor Borrower has established a Lock Box Account with respect to the Marina Harbor Property and is required to pay or cause to be paid all rents and income of any nature arising from the ownership, possession or use of the Marina Harbor Property within one business day after receipt thereof into the Lock Box Account. The Marina Harbor Borrower has also established reserve accounts, including an on-going tax and insurance reserve account, an on-going ground lease rent reserve account and an on-going capital expenditures reserve account. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts" and "--Escrows."

   The Property. The Marina Harbor Property is an 846 unit apartment complex constructed in 1962 and 1968. The complex consists of sixteen buildings, containing studio, 1-, 2-, and 3-bedroom apartments. The apartments at the complex had an occupancy rate as of October 31, 1996, of approximately 97%. The complex also contains 671 boat slips, which had an occupancy rate as of October 31, 1996, of 82%. The Marina Harbor Property is managed by EJ Management, Inc., a California corporation (the "Marina Harbor Manager") and an affiliate of the Marina Harbor Borrower, and is submanaged by E&S Ring Management Corp., a California corporation (the "Marina Harbor Submanager") and an affiliate of the Marina Harbor Borrower.

   The borrower's interest in the Marina Harbor Property was created under a ground lease with the County of Los Angeles, as ground lessor, which expires on April 1, 2023. The ground lease provides for the payment of annual base rent plus various percentages of rent with respect to rental of apartments, boat slips, miscellaneous sales and other items.

   The ground lease and related documents contain provisions for the protection of lender's rights such as the right to notice and cure defaults. However, under the ground lease, the ground lessor has retained certain controls with respect to the Marina Harbor Property, including the approval of subleases of apartments in excess of one year, the right to approve any modification of the Marina Harbor Loan to the extent the modification could be viewed as a "replacement" or "renewal" thereof and approval of any future loans secured by the Marina Harbor. In addition, the ground lease provides that the proceeds of all property insurance policies will be used to restore and rebuild the property and will be held by the ground lessor for distribution to the ground lessee in reimbursement of restoration and rebuilding costs. The lender may only apply such proceeds to pay the Marina Harbor Loan to the extent proceeds remain after application to restore and repair the Marina Harbor Property.

   See "Risk Factors -- Commercial Lending Generally" and "--Ground Leases" for a discussion of certain matters associated with ground leases.

 Sunwest Pool Loan and Properties

   The Loan. The eighth largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by 72 retail properties (the "Sunwest Pool Properties"). The Sunwest Pool Loan was originated on January 30, 1997. It had an original principal balance of $50,500,000 and a Cut-off Date Principal Balance of $50,500,000, which represents approximately 3.6% of the Initial Pool Balance, and is secured by fee Mortgages encumbering 14 retail properties, by the ground lessor's fee interest and ground lessee's leasehold interest in 25 retail properties and by leasehold Mortgages encumbering 33 retail properties (the "Sunwest Pool Loan"). The Sunwest Pool Loan was made to (i) Sunwest N.C. Trust (the "Sunwest Trust Borrower"), a special purpose Delaware business trust, with Wilmington Trust Company, as trustee ("Wilmington"), and Sunwest Properties N.C., Inc., a special purpose Delaware corporation, as the beneficiary thereof, and is secured by 62 of

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the Sunwest Pool Properties, including 33 properties encumbered by the leasehold Mortgages, and (ii) to Sunwest Properties N.C. II, Inc., a special purpose Delaware corporation (the "Sunwest Inc. Borrower" and together with the Sunwest Trust Borrower, the "Sunwest Borrowers") and is secured by 10 of the Sunwest Pool Properties. Robert Pierson, Jr., Judith Pierson and Robert Pierson, Sr. are the principals with respect to the Sunwest Borrowers. All 72 of the Sunwest Pool Properties are cross-collateralized and cross-defaulted.

   The Mortgage Loan Seller has acquired a preferred equity interest in the initial amount of $6,700,000 in the Sunwest Borrowers. The aggregate cash flow from all the Sunwest Pool Properties are available to make the required distributions in respect of the preferred equity interest in either of the Sunwest Borrowers.

   Payment, prepayment and defeasance terms for the Sunwest Pool Loan are as set forth on Annex A hereto and as described below under "--Certain Terms and Conditions of the Mortgage Loans-Excess Interest" and "--Property Releases."

   Lock Box; Reserve Accounts. The Sunwest Borrowers have each established a Lock Box Account with respect to their respective Sunwest Pool Properties and are required to cause the tenants of each Sunwest Pool Property to pay all rents directly into the Lock Box Account. The Sunwest Borrowers have also each established reserve accounts, including on-going tax and insurance reserve accounts, on-going ground lease rent reserve accounts, on-going capital expenditures reserve accounts, up-front engineering expense reserve accounts and up-front environmental reserve accounts. See "The Pooling and Servicing Agreement--Accounts-Lock Box Accounts," "--Escrows" and "Risk Factors -- Environmental Law Considerations."

   The Properties. The Sunwest Pool Properties consist of 72 retail properties, the majority of which are single tenant properties. The Sunwest Pool Properties are generally former Safeway stores, which were sold by Safeway Stores, Inc., a Maryland corporation, after its leveraged buy out in the 1980s. None of the Sunwest Pool Properties are currently being operated as Safeway stores. The Sunwest Pool Properties are currently being leased by 70 different tenants with the top 5 tenants, based on underwritten rental payment, being Gold's Gym (6.9%), Super Value Stores (6.7%), Office Depot (6.1%), Drug Emporium (4.9%) and Michaels MJ Design (3.1%). The Sunwest Pool Properties are located in 11 states with the largest concentration in Texas (65%) and the remainder in 10 other states with the maximum concentration in any such state below 10%. The Sunwest Pool Properties are managed by S.W. Commercial Management and Leasing, Inc. See "Certain Terms and Conditions of the Mortgage Loans--Mortgage Provisions Relating to Servicer's Right to Terminate Management Agreements."

   No MAI appraisals were obtained with respect to the Sunwest Pool Properties. A capitalization rate of 9.5% was applied to the net cash flow as determined by the Mortgage Loan Seller in its underwriting in determining the approximate value of the properties. An independent appraiser advised the Mortgage Loan Seller that such capitalization rate would be appropriate.

   Ground Leases. The Sunwest Borrowers' interest in 33 of the Sunwest Pool Properties are leasehold interests. There are 21 different ground lessors with respect to these properties, some of which do not provide for direct notice of default to a lender, but all of which do provide for notice to the leasehold owner of record. To provide the mortgagee with certain protections, the Sunwest Trust Borrower was formed to hold title to the Sunwest Pool Properties (except for those fee interest properties located in states in which the Delaware business trust is unable to hold title to real property). Under the terms of the trust, Wilmington is required to act at the direction of the Servicer if any event occurs which could reasonably be expected to result in a termination of the ground lease, including without limitation, any failure to exercise any option to extend or renew the term of any ground lease within a specified period of time, any default, or any casualty or condemnation, thereby providing the Servicer with notice of any defaults.

   With respect to certain of the ground leases encumbered by the Sunwest Loan that have a term to maturity shorter than thirty years, the principal allocated to such properties amortizes based on their remaining terms.

Other Significant Mortgage Loans.

   The next 12 largest Mortgage Loans are as follows:

                                               CUT-OFF
                                                DATE      ANTICIPATED
                                              PRINCIPAL    REMAINING     PREFERRED           APPRAISED
      LOAN /PROPERTY          CITY/STATE     BALANCE(A)      TERM         EQUITY      DSCR     VALUE
-------------------------  ---------------  -----------  -----------  -------------  ----  -----------
WESTIN-INDIANAPOLIS        Indianapolis
                            Indiana          $41,700,000      144       $5,900,000    1.42  $68,000,000
TWO GATEWAY CENTER         Newark
                            New Jersey       $34,423,045      118       $4,000,000    1.73  $53,650,000
UNIPROP                    Margate
 Aztec Estates              Florida          $33,500,000      121                     1.46  $20,500,000
 Kings Manor               Ft. Lauderdale
                            Florida                           121                     1.46  $ 9,900,000
 Old Dutch Farms           Novi
                            Michigan                          121                     1.46  $ 9,050,000
 Park of the Four Seasons  Blaine
    Minnesota                         121                     1.46  $13,750,000
MONTAGUE PARK TECH CENTER  San Jose
                            California       $32,964,627      119                     1.27  $54,000,000
JACOBS MALL                Grand Island
 Conestoga Mall             Nebraska         $31,700,000      144                     1.32  $27,600,000
 Randolph Mall             Asheboro
                            North Carolina                    144                     1.32  $19,200,000
M&H                        La Habra
 LaHabra Marketplace        California       $28,701,826      118                     1.91  $33,900,000
                           Madera
 Bethard Square             California                        118                     1.91  $ 4,500,000
                           Sacramento
 How 'Bout Arden            California                        118                     1.91  $21,000,000
NASSAU PARK II             West Windsor
                            New Jersey       $28,000,000      120                     1.24  $36,500,000
PRIME RETAIL II
 Coeur D'Alene Factory     Coeur D'Alene
 Outlets                    Idaho            $27,000,000      123                     1.51  $18,700,000
 Oak Creek Factory         Sedona
 Outlets                    Arizona                           123                     1.51  $12,300,000
                           Bend
 Bend Factory Outlets       Oregon                            123                     1.51  $13,000,000
LAKESIDE VILLAGE           San Leandro
                            California       $24,971,982      119       $2,000,000    1.39  $33,690,000
ASIAN GARDENS MALL         Westminster
                            California       $24,326,512      178                     1.31  $36,900,000
NORTHWOOD CENTRE           Tallahassee
                            Florida          $23,000,000      120                     1.35  $35,600,000
SOUTH DEKALB MALL          Decatur
                            Georgia          $21,798,649      118       $2,500,000(d) 1.41  $30,000,000

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                      % OF
                                                                                     SPACE     EXPIRATION
                                                                  ANCHOR/           OCCUPIED    YEAR OF
                            CUT-OFF  SQ. FT./                      MAJOR           BY ANCHOR/   ANCHOR/       LOCK BOX
                             DATE     NO. OF                      TENANT/            MAJOR       MAJOR         RESERVE     GROUND
      LOAN /PROPERTY          LTV      UNITS    OCCUPANCY        FRANCHISE           TENANT      TENANT      ACCOUNTS(C)   LEASE

-------------------------  -------  ---------  ---------  ----------------------  ----------  ----------  ---------------  ------

WESTIN-INDIANAPOLIS
                              61%         573       74%                                                   Hard Lockbox
TWO GATEWAY CENTER
                              64%     738,201       90%   Prudential Insurance         18%        2007(b) Hard Lockbox
UNIPROP
 Aztec Estates                63%         645       95%                                                   Soft Lockbox
 Kings Manor                  63%         314       97%                                                   Soft Lockbox
 Old Dutch Farms              63%         293       99%                                                   Soft Lockbox
 Park of the Four Seasons     63%         572       99%                                                   Soft Lockbox
MONTAGUE PARK TECH CENTER
                              61%     417,532      100%   Ultra Tech Stepper           23%        2005    Hard Lockbox
JACOBS MALL
 Conestoga Mall               68%     504,550       96%   Dillards                     25%        2000    Hard Lockbox
 Randolph Mall                68%     283,921       88%   Belk-Yates (Not Owned)       n/a        n/a     Hard Lockbox
M&H
 LaHabra Marketplace          48%     392,443       76%   Oshmans                      14%        2016    Hard Lockbox
 Bethard Square               48%      92,988       84%   Canned Foods Inc.            23%        2002    Hard Lockbox
 How 'Bout Arden              48%     164,909       96%   Home Express                 34%        2003    Hard Lockbox
NASSAU PARK II
                              77%     202,104      100%   Walmart (Not Owned)          n/a        n/a     Hard Lockbox
PRIME RETAIL II
 Coeur D'Alene Factory
 Outlets                      61%     179,125       81%                                                   Hard Lockbox
 Oak Creek Factory
 Outlets                      61%      82,062       99%                                                   Hard Lockbox
 Bend Factory Outlets         61%      96,895      100%                                                   Hard Lockbox
LAKESIDE VILLAGE
                              74%         608       93%                                                   Soft Lockbox
ASIAN GARDENS MALL                                                                                        2 Month Debt
                              66%     111,824       99%                                                   Service Reserve
NORTHWOOD CENTRE
                              65%     502,023       91%   Publix                       10%        2005    Hard Lockbox       Yes
SOUTH DEKALB MALL
                              73%     328,078       95%   Rich's (Not Owned)           n/a         n/a    Hard Lockbox

------------
(a) Loan Amounts for loans secured by more than one Property appear next to the first mortgaged property securing that loan.
(b) Portions of the Prudential Space are subject to various tenant cancellation options.
(c) In general, a "Hard Lockbox" is one in which the rental payments with respect to a Mortgaged Property are deposited directly into the Lockbox Account, whereas a "Soft Lockbox" is one in which the manager of a mortgaged property collects the rental payments and periodically deposits them into the Lockbox Account.
(d) A commitment to fund this amount has been issued, however, such amount has not been funded as of the Cut-off Date.

   The above 20 Mortgage Loans represent 60% of the Initial Pool Balance and have ARD or Maturity Dates as follows:

                                              EARLIER OF ARD OR
MORTGAGE LOAN/PROPERTY      PRINCIPAL AMOUNT  MATURITY DATE
--------------------------  ----------------  -----------------
Kendall Square.............  $ 69,598,691.32        1/11/07
Saracen....................    68,923,229.56        2/11/07
International Plaza........    65,750,000.00        3/11/07
K-Mart Distribution
 Center....................    63,000,000.00        4/11/17
Burnham Pacific............    58,500,000.00        3/11/04
Hudson Hotels..............    55,854,068.56       12/11/08
Marina Harbour Apts........    50,586,851.37        3/11/13
Sunwest....................    50,500,000.00        3/11/12
Westin-Indianapolis........    41,700,000.00        3/11/09
Two Gateway Center.........    34,423,045.11        1/11/07
Uniprop....................    33,500,000.00        4/11/07
Montague Park Tech Center .    32,964,627.38        2/11/07
Jacobs Mall................    31,700,000.00        3/11/09
M & H......................    28,701,825.62        1/11/07
Nassau Park II.............    28,000,000.00        3/11/07
Prime Retail II............    27,000,000.00        6/11/07
Lakeside Village...........    24,971,982.08        2/11/07
Asian Gardens Mall.........    24,326,512.37        1/11/12
Northwood Centre...........    23,000,000.00        3/11/07
South Dekalb Mall..........    21,798,648.97        1/11/07
TOTAL .....................  $834,799,482.34

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Annex A. For a detailed presentation of the characteristics of the Mortgage Loans, on a loan-by-loan basis, see Annex A hereto.

   Due Dates. All of the Mortgage Loans provide for Monthly Payments to be due on the eleventh day of each month or, in the case of certain of the Mortgage Loans, if the eleventh day is not a business day, the next business day or the first preceding business day.

   Mortgage Rates; Calculations of Interest. Each of the Mortgage Loans accrues interest on the basis of a 360-day year consisting of twelve 30-day months or on the basis of the actual number of days elapsed and a 360 day year. Each of the Mortgage Loans accrues interest at the Mortgage Rate, which is fixed for the entire remaining term of such Mortgage Loan; provided, however, as described below under "--Excess Interest," certain of the Mortgage Loans accrue interest at a higher rate after their respective Anticipated Repayment Dates. As used herein, the term "Mortgage Rate" does not include the Excess Rate.

   Excess Interest. 106 of the Mortgage Loans, representing approximately 96% of the Initial Pool Balance, bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, except as described below, each such Mortgage Loan generally will bear interest at a fixed rate per annum (the "Revised Rate") equal to the greater of (a) the Mortgage Rate plus a specified percentage (of no more than 2%, so long as the Mortgage Loan is included in the Mortgage Pool) and
(b) the Treasury Rate plus a specified percentage (of no more than 2%, so long as the Mortgage Loan is included in the Mortgage Pool). "Treasury Rate" means, as of the related Anticipated Repayment Date, the yield on noncallable U.S. Treasury obligations with terms most nearly approximating the related stated maturity date. Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate and the interest accrued at the excess of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is "Excess Interest"). Except where limited by applicable law, Excess Interest so accrued will earn interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Loans will be required to enter into a Lock Box agreement whereby all revenue will be deposited directly into a Lock Box Account controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the

Mortgage Rate) and principal (based on the amortization schedule) (together, the "Monthly Debt Service Payment"), the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property or Properties to pay the following amounts in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund, (ii) payment of Monthly Debt Service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer,
(v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) to Excess Interest. The cash flow from the Mortgaged Property or Properties securing an ARD Loan after payments of items (i) through (v) above is referred to herein as "Excess Cash Flow." As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan until the one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

   The holders of 100% of the Percentage Interests in the Class LR Certificates, and if the holders of the Class LR Certificates do not exercise their option, the holders of 100% of the Percentage Interests in the most subordinate Class of Certificates then outstanding (not including the Class B-7H Certificates), will have the option to purchase such ARD Loan on or after its Anticipated Repayment Date at a price equal to its outstanding principal balance plus accrued and unpaid interest and unreimbursed Advances with interest thereon. As a condition to such purchase, such holders will be required to deliver an opinion of counsel to the effect that such purchase would not (i) result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC provisions of the Code or (ii) cause either of the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC.

   Amortization of Principal. As set forth in the following table, certain Mortgage Loans (the "Balloon Loans") provide for monthly payments of principal based on amortization schedules at least 60 months longer than their original terms thereby leaving substantial principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless previously prepaid. The remaining Mortgage Loans have remaining amortization terms that are generally the same as their respective remaining terms to maturity.

              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS

                                                   % OF
                                                  INITIAL    NUMBER OF
                                                   POOL      MORTGAGE
TYPE OF LOAN                                      BALANCE      LOANS
----------------------------------------------  ---------  -----------
ARD Loans .....................................    96.2%        106
Fully Amortizing Loans (other than ARD Loans)       2.5%          6
Balloon Mortgage Loans ........................     1.2%          9

   Prepayment Provisions. All of the Mortgage Loans prohibit voluntary prepayment during a period (each, a "Lock-out Period") from the date of origination ranging from approximately 77 months to 239 months. The weighted average Lock-out Period from the date of origination for the Mortgage Loans is approximately 138 months and the weighted average remaining Lock-out Period from the Cut-off Date is approximately 137 months. None of the Mortgage Loans require the payment of a premium or fee (a "Prepayment Premium") upon the voluntary prepayment of such Mortgage Loans on or after the expiration of the related Lock-out Period. The Lock-out Periods for the ARD Loans all expire on or one to six months prior to their respective Anticipated Repayment Dates and the Lock-out Periods for the Balloon and fully amortizing Mortgage Loans (other than ARD Loans) all expire no earlier than the last one to six months prior to their respective maturities. Certain of the prepayment terms of each of the Mortgage Loans are more particularly described in Annex A.

                         OVERVIEW OF LOCK-OUT PERIODS

Minimum Lock-out Period at Origination .........     77 months
Minimum Remaining Lock-out Period...............     75 months
Maximum Remaining Lock-out Period...............    240 months
Weighted Average Remaining Lock-out Period  ....    137 months

            LOCK-OUT PERIOD CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                    % OF        NUMBER OF
                                                                INITIAL POOL    MORTGAGE
TYPE OF LOAN                                                      BALANCE         LOANS
------------------------------------------------------------  --------------  -----------
Lock-out Period Ending on/close to Anticipated Repayment
 Date........................................................       96.2%          106
Lock-out Period Ending on/close to Maturity Date ............        3.8            15
TOTAL........................................................        100%          121

   The Mortgage Loans provide generally that in the event of a condemnation or casualty, the mortgagee may apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of some of the Mortgage Loans, will require payment of any applicable Prepayment Premium. However, in the case of most of the Mortgage Loans, if the award or loss is less than a specified percentage of the original principal balance of the Mortgage Loan and if in the reasonable judgment of the mortgagee (i) the Mortgaged Property can be restored within six months prior to the maturity of the related Note to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Note and (iii) no event of default has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. The Pooling and Servicing Agreement provides that if a Mortgage Loan provides that the mortgagee may in its discretion apply certain amounts to a prepayment of principal (e.g., by applying casualty or condemnation proceeds or funds escrowed for improvements not completed by the required date) prior to the expiration of the related Lock-out Period, the Special Servicer cannot apply such funds to such a prepayment unless the Special Servicer has first received the consent of the Servicer (if the Special Servicer is not the Servicer) or the holders of 66 2/3% of the Voting Rights of the Certificates responding within 20 business days to a solicitation of their consent. If such consent is not obtained, such funds will be made available to the related borrowers for their proscribed use.

   A limited number of Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium would be required to be paid.

   Neither the Depositor nor the Mortgage Loan Seller makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "Risk Factors -- The Certificates -- Special Prepayment and Yield Considerations" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest, Prepayment Charges and Prepayments" herein.

   Property Releases. All of the Mortgage Loans permit the applicable borrower at any time after a specified period (the "Defeasance Lock-out Period"), which is generally the greater of approximately three years from the date of origination and two years from March 27, 1997, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"), proceeded that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith, (iii) an amount (the "Collateral Substitution Deposit") equal to the sum of (x) the remaining principal amount of the Mortgage Loan or, if applicable, 125% (generally) of the Allocated Loan Amount of the related Mortgaged Property or Properties sought to be released, (y) the amount, if any, which, when added to such amount, will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such loan prepays on the related Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due on such Due Dates under the Mortgage Loan, and (z) any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (b) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect. The Pool Loans generally require that (i) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the Allocated Loan Amount for such Mortgaged Property be defeased and (ii) that the DSCR with respect to the remaining Mortgaged Properties after the defeasance be no less than the greater of (x) the DSCR at origination and (y) the DSCR immediately prior to such defeasance. The Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

   In general, a successor borrower established or designated by the Mortgage Loan Seller will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

   The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors and Other Special Considerations -- The Certificates -- Special Prepayment and Yield Considerations."

   Escrows. All of the Mortgage Loans, other than the Englar Plaza Shopping Center Loan, the Kmart Distribution Center Loan and the Northridge Shopping Center Loan, provide for monthly escrows to cover property taxes. All of the Mortgage Loans provide for monthly escrows to cover insurance premiums on the Mortgaged Properties (except in cases where six months to one year of insurance premiums are escrowed). Certain of the Mortgage Loans secured by leasehold interests also provide for escrows to make ground lease payments. Thirteen of the Mortgage Loans, which represent approximately 8% of the Initial Pool Balance (which includes all Mortgage Loans other than Mobile Home Loans and the Kmart Distribution Center Loan) do not require monthly escrows to cover ongoing replacements and capital repairs.

   "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the mortgagee. The Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the mortgagee may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases equal to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans provide that such consent may not be unreasonably withheld provided that (i) no event of default has occurred, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property, (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, reduction or withdrawal of the then current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee has been received (which assumption fee will be paid to the Servicer and Special Servicer as provided in the Pooling and Servicing Agreement and will not be paid to the Certificateholders). See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" herein. See "Risk Factors -- The Mortgage Loans -- Exercise of Remedies." The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

   Mortgage Provisions Relating to Servicer's Right to Terminate Management Agreements. Certain of the Mortgage Loans permit the Special Servicer to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Generally, each Mortgage Loan with Cut-off Date Principal Balances in excess of $21,000,000 and certain other Mortgage Loans, where an affiliate of the borrower manages the related Mortgaged Property or Properties provides that if the DSCR for such Mortgage Loan falls below a certain level, the Special Servicer will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the Special Servicer. The Mortgage Loans generally allow the Special Servicer to terminate the related management agreements upon the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the Special Servicer is generally permitted to cause the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

   Cross-Collateralization and Cross-Default of Certain Mortgage
Loans. Nineteen of the Mortgage Loans (the "Pool Loans") with Cut-off Date Principal Balances ranging from $3,800,000 million to $69,598,691 million and comprising 42% of the Mortgage Pool by Cut-off Date Principal Balance are secured by more than one Mortgaged Property. However, because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the Mortgages recorded with respect to certain Mortgaged Properties secure only 150% of the Allocated Loan Amount of such Mortgaged Properties (rather than the entire initial principal balance of the related Notes). See "Risk Factors and Other Special Considerations --Limitations on Enforceability of Cross-Collateralization" and "Loan Characteristics" on Annex A.

   Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount equal to the greatest of (i) the full replacement cost of the improvements and equipment without deduction for physical depreciation, (ii) the outstanding principal balance of the Mortgage Loan (or, with respect to Pool Loans, the full insurable value of the Mortgaged Property) and (iii) such amount that the insurer would not deem the borrower a co-insurer, or in an amount satisfying other similar standards and by a flood insurance policy if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the Mortgage Loan (or with respect to Pool Loans, the full insurable value of the Mortgaged Property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards. With respect to Mortgaged Properties located in earthquake risk areas, certain of the related Mortgaged Properties are insured by earthquake insurance, and certain of such insured Mortgaged Properties may be insured in amounts less than the outstanding principal balance of such Mortgage Loans. With respect to Mortgaged Properties located in areas having special hurricane hazards, certain of the related Mortgaged Properties are insured by hurricane insurance in amounts less than the outstanding principal balance of such Mortgage Loans. The hazard insurance policy is required to cover loss or damage by fire and lightning or other risks and hazards covered by a standard extended coverage insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Mobile Home Properties located in earthquake risk areas or areas having special hurricane hazards are not insured against earthquake or hurricane damage.

   The Mortgage Loans also generally require that the borrower obtain and maintain during the entire term of the Mortgage Loan (i) comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related Mortgage, (ii) rent loss and/or business interruption insurance in an amount equal to the greater of (x) estimated annual (or a specified longer period) gross revenues from the operations of the Mortgaged Property and (y) projected annual (or a specified longer period) operating expense (including debt service) for the maintenance and operation of the Mortgaged Property, or in an amount satisfying other similar standards, (iii) except with respect to certain of the Mobile Home Loans, insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels, (iv) if the Mortgaged Property is a commercial property, worker's compensation insurance, (v) during any period of repair or restoration, builders "all risk" insurance, and (vi) such other insurance as may from time to time be reasonably required by the mortgagee in order to protect its interests.

ADDITIONAL MORTGAGE LOAN INFORMATION

 GENERAL CHARACTERISTICS (AS OF CUT-OFF DATE, UNLESS OTHERWISE INDICATED)
Initial Pool Balance (1) ........................................................ $1,403,292,505
Number of Mortgage Loans ........................................................ 121
Number of Mortgaged Properties .................................................. 252
Average Mortgage Loan Balance ................................................... $11,597,459
Weighted Average Mortgage Rate .................................................. 8.666%
Range of Mortgage Rates ......................................................... 7.575%-10.1%
Weighted Average Remaining Term to the Earlier of Maturity or Anticipated
 Repayment Date ................................................................. 140 Months
Range of Remaining Term to the Earlier of Maturity or Anticipated Repayment Date  80-241 Months
Weighted Average Original Amortization Term (2) ................................. 312
Range of Original Amortization .................................................. 156-360
Weighted Average DSCR (3) ....................................................... 1.42
Range of DSCR (3) ............................................................... 1.22-2.20
Weighted Average LTV (4) ........................................................ 67%
Range of LTV .................................................................... 34%-86%
Weighted Average LTV at Earlier of Anticipated Repayment Date or Maturity (5)  .. 51%
Percentage of Initial Pool Balance made up of:
 ARD Loans ...................................................................... 96.2%
 Fully Amortizing Loans (other than ARD Loans) .................................. 2.5%
 Balloon Loans .................................................................. 1.2%
Delinquent as of Cut-off Date ................................................... 0%

------------
(1)    Subject to a permitted variance of plus or minus 5%.
(2) "Weighted Average Original Amortization Term" reflects the fact that certain Mortgage Loans provide for Monthly Payments based on amortization schedules at least 60 months longer than the remaining stated terms of such Mortgage Loans. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Amortization of Principal" herein.
(3) DSCR for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the Annual Debt Service for such Mortgaged Property (as defined below).
(4) "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan.
(5) "LTV at Earlier of Anticipated Repayment Date or Maturity" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-off Date, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the LTV as of the Cut-off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or, in the case of a Mortgage Loan that has an Anticipated Repayment Date, as of its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the appraised value.

   The following tables and Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables and Annex A were primarily derived from information provided to the Depositor by Bloomfield or the Mortgage Loan Seller, which information may have been obtained from the borrowers without independent verification except as noted. For purposes of the tables and Annex A:

   (1) "Net Cash Flow" is as defined under "--The Mortgage Loan Program -- Underwriting Standards."

   (2) "Underwritten NOI" means Net Cash Flow before deducting for capital expenditures, tenant improvements and leasing commissions.

   (3) "1994 NOI", "1995 NOI" and "1996 NOI" (which is for the period ending as of the date specified in Annex A) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1994 NOI, 1995 NOI and 1996 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1994 NOI, 1995 NOI and 1996 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1994 NOI, 1995 NOI and 1996 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

   For purposes of determining 1996 NOI as set forth on Annex A:

   "YE" means for the twelve-month period ended December 31, 1996;

   "YTD" means for the period commencing on January 1, 1996 and ending on date indicated;

   "Ann." means an annualized NOI calculated for the period indicated; and

   "TTM" means NOI calculated for the trailing twelve months ending on the date indicated.

   (4) "Allocated Loan Amount" means, for each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Mortgage Loan permits such releases) under such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property securing a Mortgage Loan was determined generally based on the ratio of the Net Cash Flow or net operating income (calculated as provided in the related Mortgage Loan) or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Net Cash Flow or appraised value, or some combination thereof, of all the Mortgaged Properties securing such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Mortgage Loan, whether upon amortization, prepayment, or otherwise. "Cut-off Date Allocated Loan Amount" means for each Mortgaged Property the Allocated Loan Amount of such property as of the Cut-off Date. There can be no assurance, and it is unlikely, that the Allocated Loan Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.


   (5) "Original Loan Balance" means the principal balance of the Mortgage Loan as of the date of origination.

   (6) "Cut-off Date Principal Balance" means the principal balance of the Mortgage Loan as of the Cut-off Date.

   (7) "Cut-off Date Principal Balance/Unit" means the principal balance per unit of measure as of the Cut-off Date.

   (8) "Annual Debt Service" means for any Mortgage Loan the current annual debt service payable during the twelve month period commencing on May 11, 1997 on the related Mortgage Loan.

   (9) "DSCR" means, with respect to any Mortgage Loan, (a) the Net Cash Flow for the related Mortgaged Property or Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. The calculation of "DSCR" may differ from the calculation of the debt service coverage ratios referred to under "--The Mortgage Loan Program -- Underwriting Standards; Representations." For the Econolodge Portfolio and the Cleveland Industrial Portfolio, DSCR was calculated using a twenty-five year amortization schedule, whereas all other calculations for such loans were based on shorter amortization schedules as required by the Mortgage documents for such Mortgaged Properties for so long as excess cash is available.

   (10) "Stated Maturity Date" means the maturity date of the Mortgage Loan as stated in the related Note or Loan Agreement.

   (11) "Anticipated Repayment Date" means for ARD Loans, the date on which interest begins accruing at the Revised Rate and/or Excess Cash Flow is retained pursuant to the related Lock-box Agreements to application to payment of principal and Excess Interest.

   (12) "Anticipated Remaining Term" means the term of the Mortgage Loan from the Cut-off Date to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

   (13) "Remaining Lock-out" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be prepaid.

   (14) "Value" means for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal thereof and in accordance with MAI standards made not more than 18 months prior to the origination date of the related Mortgage Loan. No MAI appraisals were obtained with respect to the Sunwest Pool Properties. A capitalization rate of 9.5% was applied to the net cash flow as determined by the Mortgage Loan Seller in its underwriting in determining the approximate value of those properties.

   (15) "Maturity Date/Anticipated Repayment Date LTV" for any Mortgage Loan is calculated in the same manner as Cut-off Date LTV, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or, in the case of a Mortgage Loan that has an Anticipated Repayment Date, as of its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the appraised value.

   (16) "Amortization" means the number of months, based on the constant Monthly Payment as stated in the related Note or Loan Agreement, that would be necessary to reduce the principal balance of the related Note to zero if interest on such Note was calculated based on twelve 30-day months and a 360-day year.

   (17) "Year Built/Renovated" means the year in which the respective Mortgaged Property was built and/or renovated.

   (18) "Unit" and "Unit of Measure" mean the number of units in the respective Mortgaged Property.

   (19) "Occupancy" means the percentage of gross leaseable area, rooms, units, beds or sites of the property that is leased. Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

   (20) "Underwritten Occupancy" means the occupancy rate used in determining Net Cash Flow.

   (21) "Anchor" means, with respect to the Retail Properties, the largest, second and third largest tenants, if any.

   (22) "Major Tenants" mean one of the largest tenants. An asterisk next to a Major Tenant means that the property occupied by such tenant is not owned by the related borrower and not subject to the lien of the related Mortgage.

   (23) "Major Tenant Percentage of Square Feet" means the square feet leased to a Major Tenant as a percentage of the total square feet of the Mortgaged of Property.

   (24) "Major Tenant Lease Expiration Date" means the year in which a Major Tenant's lease is scheduled to expire.

   (25) "Franchise" means the regional or national franchise affiliation of a Hotel Property.

   (26) "Audit/Agreed Upon Procedures/Review" indicates Mortgaged Properties for which independent accountants performed audits, reviews or specified procedures upon financial information provided by the borrower at the request of the Mortgage Loan Seller or the borrower. The cash flow and NOI information presented in Annex A may not correspond to the comparable information included in the accountants' reports because of adjustments made by the Mortgage Loan Seller as part of its underwriting procedures.

   (27) "Identified Deferred Maintenance" is the estimated amount of deferred maintenance in the respective Mortgaged Property's structural engineering report.

   (28) "Reserve for Deferred Maintenance" is the actual dollars escrowed at the loan origination for deferred maintenance repairs.

   (29) "Actual On-going Capital Reserves" means the annual reserves, as indicated, per unit of measure or as a percentage of gross revenue and escrowed on a monthly basis.

   (30) "GLA" means the square footage of the gross leaseable area of each Mortgaged Property.

   Due to rounding, percentages in the following tables may not add to 100% and amounts may not add to indicated total or subtotal.

   Mortgaged Properties secured, or partially secured, by a leasehold estate are indicated on Annex A under the heading "Property Name" with an asterisk. Mortgage Loans accruing interest on the basis of the actual number of days elapsed and a 360-day year are indicated on Annex A under the heading "Mortgage Rate" with an asterisk.

   The tables below set forth certain summary information regarding the Mortgage Loans. See Annex A hereto for certain characteristics of Mortgage Loans on a loan-by-loan basis. All percentages of Initial Pool Balances used herein and in Annex A are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to Pool Loans, are based upon the Allocated Loan Amount of the related Mortgaged Property. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Pool Loans, Allocated Loan Amounts. The "Cut-off Date Principal Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein and in Annex A with respect to the Mortgage Loans is provided on an approximate basis. No Mortgage Loan represents more than 5% of the entire pool of Mortgage Loans. See "--Changes in Mortgage Pool Characteristics" herein.

   On the following tables, the "Remaining Anticipated Term" and the "Remaining Lockout" are calculated from the Cut-off Date. Because certain of the Mortgage Loans have first Due Dates on which principal and interest is due subsequent to the Cut-off Date, the Remaining Anticipated Term and the Remaining Lockout with respect to each such Mortgage Loan is longer than the Anticipated Term and the Lockout. Remaining Anticipated Term indicates the actual number of periods from the Cut-off Date until the earlier of the maturity date or Anticipated Repayment Date and Remaining Lockout indicates the actual number of periods from the Cut-off Date until the expiration of the Lockout period.

                                MORTGAGE NOTES

                                                                                                CUT-OFF
                                                                                                  DATE         MONTHLY
LOAN #              LOAN NAME                         BORROWER LEGAL NAME              NOTE     BALANCE        PAYMENT
------  --------------------------------  ------------------------------------------  ----  --------------  -----------
1                 KENDALL SQUARE                    OLD KENDALL PROPERTY LLC                  $69,598,691    $535,191.92
2                    Saracen                     Wells Ave. Senior Holdings LLC               $68,923,230    $507,982.11
3              International Plaza                  International Plaza L.P.            A     $64,650,000    $506,294.87
3              International Plaza                  International Plaza L.P.            B     $ 1,100,000    $ 13,756.37
4          K-Mart Distribution Centers              Brentwood Holding Corp.                   $63,000,000    $542,047.98
5                Burnham Pacific                      BPP/Puente Hills, LP              A     $33,100,000    $255,054.69
5                Burnham Pacific                     BPP/Valley Central. LP             B     $25,400,000    $195,721.73
6                 Hudson Hotels                      HH Properties-I, Inc.                    $55,854,069    $477,257.43
7              Marina Harbour Apts.                  Marina Pacific Assoc.                    $50,586,851    $434,553.48
8                    Sunwest                           Sunwest N.C. Trust               A     $46,707,370    $374,331.67
8                    Sunwest                           Sunwest N.C. Trust               B     $ 3,792,630    $ 29,593.20
9              Westin--Indianapolis                 Westin Indianapolis, LLC                  $41,700,000    $356,075.92
10              Two Gateway Center                    Townsend Gateway LP                     $34,423,045    $273,746.58
11                   Uniprop                   Uniprop M.H.C. Income Fund I,L.P.              $33,500,000    $251,438.84
12          Montague Park Tech Center                     Montague LLC                        $32,964,627    $255,849.29
13                 Jacobs Mall                           J.A. Rand LLC                  A     $19,200,000    $148,857.77
13                 Jacobs Mall                         J.A. Conestoga LLC               B     $12,500,000    $ 99,590.06
14                    M & H                        M & H Realty Partners L.P.                 $28,701,826    $202,502.73
15                Nassau Park II               Hendon Princeton Assoc. No. 3 L.P.             $28,000,000    $210,590.91
16               Prime Retail II                      Prime Retail, L. P.                     $27,000,000    $214,688.86
17               Lakeside Village                Friedkin/Lakes Village Assoc.                $24,971,982    $182,309.59
18              Asian Gardens Mall                  Asian Garden Limited, LP                  $24,326,512    $204,955.35
19               Northwood Centre                 Mark Northwood Assoc., L.P.                 $23,000,000    $193,330.26
20              South Dekalb Mall                    CV NACC Dekalb, L.L.C.                   $21,798,649    $178,117.95
21           Ambassador Apartments II                 Ambassador XI, L.P.                     $21,500,000    $158,960.07
22             Century Square Mall                 Terra Century Assoc., L.P.                 $21,000,000    $168,517.64
23                   Holladay                      Holladay Midwest/Mishawaka                 $20,270,000    $167,751.65
24         Knollwood Village Apartments            Knollwood Village Assoc LP                 $19,940,533    $156,056.26
25                 Tuscon Place                         Artus Inc. I LLC                      $17,325,000    $132,723.44
26            2 St. Marks/Greystone                      2 St.Marks LP                        $15,371,078    $115,928.91
27           Holiday Inn--Alexandria                Gadsby Lodging Assoc. LP                  $14,875,834    $148,503.33
28       Hamilton Park Health Care Center  First Connecticut Holding Group, L.L.C. II         $14,636,056    $135,109.15
29              Burlington Square             Burlington Executive Center Assoc. I            $14,642,002    $110,475.16
30            Alzina Office Building                  Alzina Building, LLC                    $14,019,336    $124,931.71
31       Danvers Crossing Shopping Center              DanCross Assoc. LP                     $13,627,151    $109,381.72
32            Residence Inn-Herndon                     Herndon Lodge GP                      $13,481,513    $115,611.56
33                   Del Mar                          Del Mar Village L.P.                    $12,482,642    $ 98,650.18
34        The Plaza Burr Corners I & II                Burr Plaza I L.P.                      $12,278,439    $ 99,664.32
35           Holiday Inn New Orleans                   Mikins Corporation                     $11,909,688    $113,096.92
36                    Tramz                        Tramz New York, Ltd. L.P.                  $11,599,902    $107,757.82
37         Shadyside Gardens Apartment               Shadyside Assoc. L.P.                    $10,500,000    $ 82,787.26
38            Radisson Inn--Columbus                  Columbus Hawaii L.P.                    $ 9,665,000    $ 87,935.46
39                 Hood Commons                   Preferred Merchant Hood LLC                 $ 9,025,000    $ 67,358.20
40               30 Broad Street                      30 Broad Assoc., LP                     $ 9,000,000    $ 74,605.37
41        Cleveland Industrial Portfolio      Legacy Property Investments VI, Ltd.            $ 8,665,157    $ 92,224.11
42                Sehome Village               Bellingham Marketplace Assoc., LP              $ 8,300,000    $ 63,525.94
43          Festival at Moreno Valley               Hemlock Properties, LLC                   $ 8,065,000    $ 70,245.38
44                Madison House               HJM--Madison Health Care Center, LLC            $ 6,725,941    $ 61,147.07

                    STATED              ANTICIPATED
         MATURITY  MORTGAGE  REMAINING   REMAINING
LOAN #     DATE      RATE     LOCKOUT      TERM      AMORTIZATION
------  --------  --------  ---------  -----------  ------------
1        01/11/27 8.485%*       117         118          360
2        02/11/27  8.035%*      118         119          360
3        03/11/27  8.700%*      115         120          360
3        03/11/27  8.700%*      115         120          120
4        03/11/22  9.2975%*     240         241          299
5        03/11/22  7.981%*      80           84          300
5        03/11/22  7.981%*      80           84          300
6        12/11/21  9.190%*      140         141          300
7        10/11/16  8.250%*      191         192          240
8        03/11/27  8.660%*      179         180          325
8        03/11/27  8.660%*      179         180          360
9        03/11/22  9.214%*      143         144          300
10       01/11/22  8.325%*      117         118          299
11       04/11/27  8.240%*      117         121          360
12       02/11/27  8.590%*      115         119          360
13       03/11/27  8.590%*      143         144          360
13       03/11/27  8.890%*      143         144          360
14       01/11/27  7.575%*      114         118          360
15       03/11/27  8.262%*      119         120          360
16       03/11/22  8.350%*      119         123          300
17       02/11/27  7.935%*      118         119          360
18       04/11/22  9.050%*      177         178          303
19       03/11/22  9.020%*      119         120          300
20       01/11/22  8.650%*      117         118          300
21       03/11/27  8.080%*      119         120          360
22       04/11/27  8.970%*      180         181          360
23       03/11/22  8.830%*      113         120          300
24       10/11/26   8.660%      111         115          360
25       03/11/27  8.460%*      142         144          360
26       02/11/27  8.280%*      115         119          360
27       12/11/11  8.590%*      173         177          180
28       12/11/16  9.300%*      173         177          240
29       01/11/27  8.280%*      138         142          360
30       01/11/17  8.820%*      75           82          240
31       11/11/23  8.670%*      112         116          324
32       02/11/22  9.250%*      175         179          300
33       01/11/27  8.785%*      114         118          360
34       01/11/22  8.570%*      114         118          300
35       10/11/16  9.670%*      171         175          240
36       12/11/16  9.390%*      173         177          240
37       03/11/22  8.250%*      113         120          300
38       04/11/19  9.580%*      114         121          264
39       04/11/27  8.180%*      117         121          360
40       04/11/22   8.850%      117         121          300
41       02/11/22  8.480%*      151         155          156
42       04/11/27  8.450%*      114         121          360
43       04/11/17  8.550%*      174         181          240
44       10/11/21  9.960%*      171         175          300

                                                                                               CUT-OFF
                                                                                                DATE         MONTHLY
LOAN #              LOAN NAME                         BORROWER LEGAL NAME             NOTE     BALANCE        PAYMENT
------  --------------------------------  ------------------------------------------  ----  --------------  -----------
45               Decker Building                       Decker Assoc. LLC                      $ 6,500,000    $ 50,988.91
46             EconoLodge Portfolio               Lark Investment Co. Inc. LLC          A     $ 2,120,000    $ 19,983.21
46             EconoLodge Portfolio                  Fredricksburg Inn LLC              B     $ 1,575,000    $ 14,846.02
46             EconoLodge Portfolio                  Wytheville Assoc. LLC              C     $   998,111    $  9,408.24
46             EconoLodge Portfolio                 Country Roads Assoc. LLC            D     $   608,018    $  5,731.20
46             EconoLodge Portfolio                  Chesapeake Assoc. LLC              E     $   525,483    $  4,953.22
46             EconoLodge Portfolio                 Sunrise West Assoc. LLC             F     $   476,388    $  4,490.45
47           Residence Inn-Livermore                   RI Livermore, L.P.                     $ 6,060,000    $ 50,192.99
48                  140 Allen                        SJP Allen Road, L.L.C.                   $ 5,991,620    $ 50,146.51
49         Brookside Commons Apartments               Brookside Commons LP                    $ 5,900,000    $ 48,426.33
50             Lincoln Park Center                Lincoln Park Plaza Assoc. LP                $ 5,892,333    $ 48,452.36
51         Magnolia-Western Investments         Magnolia-Western Investments, LP              $ 5,781,465    $ 57,844.78
52            Buena/Leisure Nursing                 MEK Assoc. LLC, a CA LLC                  $ 5,609,541    $ 54,607.09
53            Englar Shopping Center                   Englar Center L.P.                     $ 5,523,398    $ 45,656.17
54         Totem Square Shopping Center              Totem Square Partners                    $ 5,425,000    $ 44,343.58
55          Equitable of Iowa Building                EIB Acquisition, LLC                    $ 5,169,401    $ 50,538.09
56              Inn at Manchester                   Inn at Manchester, Inc.                   $ 5,090,239    $ 48,039.36
57             Outlets Limited Mall                 Venture Outlet Mall LLC                   $ 4,959,958    $ 43,644.66
58               Warwick Commons                    399 Bald Hill Rd Prtnrs                   $ 5,000,000    $ 40,632.67
59          Alden Terrace Investments            Alden Terrace Investments, LP                $ 4,731,830    $ 47,342.96
60               6000 Metro Drive                        6000 Metro LLC                       $ 4,707,742    $ 39,234.34
61         Country Hearth Inn--Orlando              Heritage Inn Assoc., LP                   $ 4,574,045    $ 43,028.34
62          Longwood Manor Investments           Longwood Manor Investments LP                $ 4,563,370    $ 45,657.48
63                Tech Center 29                       Tech Center 29 LP                      $ 4,532,434    $ 36,883.45
64          Davol Square Jewelry Bldg.           Davol Square Jewelry Mart, LLC               $ 4,484,492    $ 38,966.64
65                 Lincoln MHP                      Lincoln Park Assoc., LP                   $ 4,144,091    $ 32,263.51
66         National Bank of California               Fairfax Centre L.L.C.                    $ 4,119,395    $ 32,983.13
67          Best Western-Jacksonville                 EDC Park Partnership                    $ 4,092,178    $ 38,754.43
68                   The Lab                              The Lab, LP                         $ 4,060,002    $ 33,835.22
69          Northridge Shopping Center                Minsyr-Oxbridge LLC                     $ 4,000,000    $ 33,857.01
70             Days Inn-Providence                     Gano Holdings, LLC                     $ 3,955,000    $ 37,124.44
71                Plymouth Mall                        Plymouth Mall L.P.                     $ 3,941,797    $ 32,770.40
72          Residence Inn-Gainesville            Triple T Inns of Arizona, Inc.               $ 3,925,000    $ 33,721.39
73              Ramada Inn Bossier                  Red River Lodging, Inc.                   $ 3,788,821    $ 36,494.76
74       Sutton Place + South Livingston               Livingston Assoc.                A     $ 3,116,000    $ 26,128.02
74       Sutton Place + South Livingston               Livingston Assoc.                B     $   684,000    $  5,735.42
75               Old Town Square                  Progressive Old Town Sq. LLC                $ 3,742,129    $ 30,906.86
76            Anza Corporate Center                   Bayco Investment Co.                    $ 3,492,575    $ 28,656.23
77              Washington Square            Washington Square Shopping Center, LP            $ 3,463,909    $ 29,671.95
78               Winston Village                      Winston Perris, L.P.                    $ 3,370,372    $ 28,856.32
79       Plaza Reyes Adobe Retail Center             The Canwood Street, GP                   $ 3,350,000    $ 28,067.21
80             Comfort Inn--Castaic              Castaic Hotel Properties, Inc.               $ 2,994,486    $ 26,818.18
81                 Pocono Green                  Pocono Green Plaza Assoc. LLC                $ 2,993,860    $ 25,114.29
82                Saunders Plaza                        JRSM Corporation                      $ 2,969,460    $ 25,232.91
83            Heritage Bank Building                 Heritage Building, LLC                   $ 2,917,946    $ 24.621.44
84                 Arvada Plaza                     Arvada Plaza Retail LLC                   $ 2,897,637    $ 25,417.89
85               Good Guys Plaza                     PRET Subsidiary, Inc.                    $ 2,850,000    $ 23,527.99


                    STATED              ANTICIPATED
         MATURITY  MORTGAGE  REMAINING   REMAINING
LOAN #     DATE      RATE     LOCKOUT      TERM      AMORTIZATION
------  --------  --------  ---------  -----------  ------------
45       03/11/22  8.190%       116         120          300
46       03/11/22  9.660%*      176         180          240
46       03/11/22  9.660%*      176         180          240
46       03/11/22  9.660%*      176         180          240
46       03/11/22  9.660%*      176         180          240
46       03/11/22  9.660%*      176         180          240
46       03/11/22  9.660%*      176         180          240
47       04/11/22  8.840%*      174         181          300
48       02/11/22  8.950%*      175         179          300
49       03/11/22  8.730%*      113         120          300
50       01/11/27  9.230%*      174         178          360
51       02/11/12  8.714%*      178         179          180
52       02/11/17  10.100%*     175         179          240
53       01/11/22  8.790%*      114         118          300
54       03/11/22   8.680%      116         120          300
55       01/11/12  8.280%*      78           82          180
56       02/11/17  9.650%*      175         179          240
57       10/11/16  8.580%*      171         175          240
58       04/11/22  8.610%*      174         181          300
59       02/11/12  8.714%*      178         179          180
60       01/11/22  8.890%*      114         118          300
61       11/11/16  9.550%*      172         176          240
62       02/11/12  8.714%*      178         179          180
63       11/11/21  8.580%*      76           80          300
64       01/11/17  8.470%*      111         118          240
65       01/11/27  8.620%*      78           82          360
66       01/11/27  8.930%*      114         118          360
67       02/11/17  9.700%*      175         179          240
68       11/11/21  8.870%*      112         116          300
69       04/11/17  8.160%*      174         181          240
70       03/11/17  9.600%*      173         180          240
71       01/11/22  8.860%*      114         118          300
72       03/11/22  9.290%*      176         180          300
73       01/11/17  9.930%*      174         178          240
74       03/11/22  8.990%*      116         120          300
74       03/11/22  8.990%*      116         120          300
75       01/11/07  8.780%*      114         118          300
76       01/11/22  8.700%*      111         118          300
77       11/11/21  9.210%*      112         116          300
78       02/11/22  9.230%*      112         119          300
79       03/11/22  8.980%*      113         120          300
80       01/11/22  9.790%*      174         178          300
81       01/11/22  8.970%*      114         118          300
82       11/11/21  9.110%*      112         116          300
83       02/11/22  9.050%*      115         119          300
84       02/11/22   9.540%      115         119          300
85       03/11/22  8.800%*      113         120          300

                                                                                               CUT-OFF
                                                                                                DATE         MONTHLY
LOAN #              LOAN NAME                         BORROWER LEGAL NAME             NOTE     BALANCE        PAYMENT
------  --------------------------------  ------------------------------------------  ----  --------------  -----------
86            Candlelite Apartments                  Candlelite Apts., Ltd.                   $ 2,789,524    $ 23,077.12
87       Topinkas Village Shopping Center             Arbela Assoc., Inc.                     $ 2,800,000    $ 23,306.06
88               Village Park MHP                   Essex Village Park, L.P.                  $ 2,797,014    $ 21,867.82
89        Woodland Park Investments Co.        Woodland Park Investment Co., LLC              $ 2,703,333    $ 27,047.42
90        View Park Convalescent Center             View Park Investments LP                  $ 2,666,452    $ 26,678.41
91                 Key RV Park                       Marathon Assoc., Ltd.                    $ 2,494,904    $ 20,979.91
92            Ramada Inn--Nashville                   Umi Management Inc.                     $ 2,295,601    $ 21,679.90
93                Barstow Plaza                Theme Family Limited Partneship A              $ 2,216,600    $ 18,035.22
94              Aspen Care Center                    Aspen Properties, L.C.                   $ 2,195,603    $ 19,779.82
95         Senate/Virginian Apartments           Senate & Virginian Apts, L.C.                $ 2,193,798    $ 18,057.28
96                One Ethel Road                 One Ethel Road Associate, L.P.               $ 2,172,731    $ 17,578.85
97        American Plaza Shopping Center               American Plaza LLC                     $ 2,145,565    $ 17,910.40
98                 Diamond Inn                       Diamond Inc. Motel, LC                   $ 2,096,068    $ 20,265.45
99         Hocking Mall Shopping Center        Chieftian Assoc., Inc. a NY Corp.              $ 1,959,209    $ 17,028.02
100         Kessler Garden Apartments                      K.G. L. P.                        $    1,947,258  $16,164.50
101             Chateau Apartments                        Chateau LLC                        $    1,939,000  $16,007.29
102             Knights Inn-Maumee                     Tulsi Corporation                     $    1,921,318  $18,145.13
103           Tiffany Bay Apartments              Tiffany Bay Investors, L.P.                $    1,898,835  $14,528.64
104          Airport Commerce Center                 Sherwood Partners, LP                   $    1,870,000  $16,014.34
105               Bakerview MHP                  Bakerview Mobile Estates Inc.               $    1,792,220  $15,452.15
106               Slauson Apts.                           SKG Slauson                        $    1,772,762  $13,827.65
107              El Camino Apts.                McAllen Camino Real Apts., Ltd.              $    1,771,548  $13,260,19
108         Park Isle Club Apartments                   Park Isle Assoc.                     $    1,693,967  $14,382.93
109          Planet Pacific Building                  Puerta Real Partners                   $    1,696,221  $13,517.45
110          Butler Place Apartments                  Butler Place Assoc.                    $    1,538,000  $12,540.24
111             Cedar Springs MHP                   Cedar Springs Assoc. LLC                 $    1,500,000  $11,997.65
112           Emory Arms Apartments                 Emory Arms Venture, LLP                  $    1,493,209  $12,587.95
113            Fairdale Apartments                 Fairdale Apartments, Ltd.                 $    1,493,949  $11,897.00
114       Holiday Inn Express-East Haven           Frontage Road Company, LLC                $    1,500,000  $13,708.85
115         Holiday Inn--Bennettsville              Marlboro Lodgings Corp.                  $    1,430,000  $13,357.50
116           Michigan Trailer Park                  Osborn Investors, L.P.                  $    1,382,553  $11,698.84
117               Hidden Meadow                           Hid-Med Ltd.                       $    1,344,554  $10,707.30
118             Econolodge Arizona                 Lake Powell Holdings, Inc.                $    1,200,000  $11,492.94
119          Holiday Inn--S. Kingston           South Kingstown Hotel Assoc. LLC             $    1,200,000  $11,029.32
120        North Acres Mobile Home Park                  Burton DeYoung                      $    1,010,529  $ 8,067.22
121              Trainer Hill MHP                 Union Investment Group Ltd.                $      996,895  $ 9,275.65
                      TOTAL                                                                  $1,403,292,505

                    STATED              ANTICIPATED
         MATURITY  MORTGAGE  REMAINING   REMAINING
LOAN #     DATE      RATE     LOCKOUT      TERM      AMORTIZATION
------  --------  --------  ---------  -----------  ------------
86       11/11/21  8.780%       172         176          300
87       04/11/22  8.900%*      81           85          300
88       02/11/27  8.670%*      115         119          360
89       02/11/12  8.714%*      178         179          180
90       02/11/12  8.714%*      178         179          180
91       01/11/22  9.000%*      114         118          300
92       02/11/17  9.660%*      172         179          240
93       12/11/21  8.590%*      113         117          300
94       02/11/17  8.990%*      115         119          240
95       12/11/21   8.730%      113         117          300
96       02/11/27  9.050%*      112         119          360
97       01/11/07  8.910%*      114         118          300
98       02/11/17  10.000%*     175         179          240
99       01/11/22  9.410%*      114         118          300
100      02/11/07  8.850%*      115         119          300
101      03/11/07  8.800%*      113         120          300
102      02/11/17  9.660%*      175         179          240
103      02/11/27   8.440%      115         119          360
104      03/11/22  9.250%*      173         180          300
105      10/11/06   9.280%      111         115          300
106      11/11/26   8.630%      112         116          360
107      12/11/26  8.190%*      113         117          360
108      11/11/21   9.100%      112         116          300
109      01/11/22  8.350%*      111         118          300
110      03/11/22  8.650%*      116         120          300
111      03/11/07  8.420%*      116         120          300
112      10/11/06   9.000%      111         115          300
113      11/11/06   8.320%      112         116          300
114      03/11/17  9.220%*      113         120          240
115      03/11/17  9.530%*      176         180          240
116      01/11/22   9.080%      114         118          300
117      11/11/06   8.320%      112         116          300
118      03/11/17  9.890%*      173         180          240
119      03/11/17  9.300%*      173         180          240
120      02/11/22  8.380%*      115         119          300
121      01/11/17  9.430%*      174         178          240
                   8.666%       137         140          312

                    RANGE OF DEBT SERVICE COVERAGE RATIOS

                                          PERCENT BY
   CUT-OFF      NUMBER                    AGGREGATE
  DATE DEBT       OF                       CUT-OFF      WEIGHTED
   SERVICE      LOANS/    CUT-OFF DATE       DATE       AVERAGE
   COVERAGE      LOAN      PRINCIPAL      PRINCIPAL     MORTGAGE
    RATIO       POOLS       BALANCE        BALANCE        RATE
------------  --------  --------------  ------------  ----------
1.2-1.299....     28     $  304,178,348      21.7%       8.782%
1.3-1.399....     32        457,144,101      32.6        8.608
1.4-1.499....     24        302,993,612      21.6        8.663
1.5-1.599....     11        135,377,084       9.6        9.028
1.6-1.699....     11         89,451,335       6.4        8.445
1.7-1.799....      6         60,068,858       4.3        8.462
1.8-1.899....      3          9,196,733       0.7        8.848
1.9-1.999....      2         33,661,784       2.4        7.723
2.0-2.099....      3         10,020,652       0.7        9.130
2.1-2.199....      1          1,200,000       0.1        9.300
 Total/Wtd.
  Avg. ......    121     $1,403,292,505       100%       8.666%
   CUT-OFF
  DATE DEBT     WEIGHTED       WEIGHTED
   SERVICE       AVERAGE       AVERAGE       WEIGHTED    WEIGHTED
   COVERAGE     REMAINING    AMORTIZATION    AVERAGE     AVERAGE
    RATIO         TERM           TERM          DSCR        LTV
------------  -----------  --------------  ----------  ----------
1.2-1.299....      162           328           1.25         75%
1.3-1.399....      133           325           1.35         69
1.4-1.499....      136           313           1.44         64
1.5-1.599....      140           284           1.52         62
1.6-1.699....      111           288           1.68         57
1.7-1.799....      140           253           1.75         60
1.8-1.899....      169           212           1.82         58
1.9-1.999....      126           342           1.92         48
2.0-2.099....      170           221           2.05         56
2.1-2.199....      180           240           2.20         34
 Total/Wtd.
  Avg. ......      140           312           1.42         67%

                        RANGE OF LOAN-TO-VALUE RATIOS

                                           PERCENT BY
                 NUMBER                    AGGREGATE
                   OF                       CUT-OFF      WEIGHTED
                 LOANS/    CUT-OFF DATE       DATE       AVERAGE
    LOAN TO       LOAN      PRINCIPAL      PRINCIPAL     MORTGAGE
 VALUE RATIO     POOLS       BALANCE        BALANCE        RATE
-------------  --------  --------------  ------------  ----------
30%-34.99%....      1     $    1,200,000       0.1%       9.300%
35%-39.99%....      1          2,703,333       0.2        8.714
45%-49.99%....      6         53,031,567       3.8        8.045
50%-54.99%....      9         42,794,620       3.0        9.017
55%-59.99%....     14        163,529,764      11.7        8.263
60%-64.99%....     26        368,959,038      26.3        8.807
65%-69.99%....     19        190,762,355      13.6        8.874
70%-74.99%....     33        378,537,998      27.0        8.559
75%-79.99%....     10         88,273,830       6.3        8.575
80%-84.99%....      1         50,500,000       3.6        8.660
85%-89.99%....      1         63,000,000       4.5        9.298
 Total/Wtd.
  Avg. .......    121     $1,403,292,505       100%       8.666%
                 WEIGHTED       WEIGHTED
                  AVERAGE       AVERAGE                             WEIGHTED    WEIGHTED
    LOAN TO      REMAINING    AMORTIZATION    MINIMUM    MAXIMUM    AVERAGE     AVERAGE
 VALUE RATIO       TERM           TERM         DSCR       DSCR        DSCR        LTV
-------------  -----------  --------------  ---------  ---------  ----------  ----------
30%-34.99%....      180           240          2.20       2.20        2.20         34%
35%-39.99%....      179           180          1.69       1.69        1.69         36
45%-49.99%....      140           292          1.65       2.05        1.88         48
50%-54.99%....      152           278          1.25       1.71        1.49         53
55%-59.99%....      117           310          1.26       2.05        1.58         57
60%-64.99%....      129           320          1.27       1.82        1.44         62
65%-69.99%....      146           292          1.23       1.68        1.38         67
70%-74.99%....      138           318          1.22       1.71        1.37         72
75%-79.99%....      121           342          1.24       1.41        1.31         77
80%-84.99%....      180           328          1.24       1.24        1.24         80
85%-89.99%....      241           299          1.23       1.23        1.23         86
 Total/Wtd.
  Avg. .......      140           312          1.22       2.20        1.42         67%

  RANGE OF LOAN-TO-VALUE RATIOS AT EARLIER OF ANTICIPATED REPAYMENT DATES OR
                                   MATURITY

                                             PERCENT BY
                   NUMBER                    AGGREGATE
                     OF                       CUT-OFF      WEIGHTED
                   LOANS/    CUT-OFF DATE       DATE       AVERAGE
     LOAN TO        LOAN      PRINCIPAL      PRINCIPAL     MORTGAGE
  VALUE RATIO      POOLS       BALANCE        BALANCE        RATE
---------------  --------  --------------  ------------  ----------
less than 30% ..     19     $  135,240,583       9.6%       8.694%
30% to 34.99% ..      7         40,914,332       2.9        9.359
35% to 39.99% ..      5         27,134,309       1.9        9.432
40% to 44.99% ..      8        119,223,907       8.5        8.846
45% to 49.99% ..     15        166,087,657      11.8        9.102
50% to 54.99% ..     19        274,509,694      19.6        8.353
55% to 59.99% ..     18        286,144,292      20.4        8.654
60% to 64.99% ..     19        223,382,492      15.9        8.605
65% to 69.99% ..      6         90,416,378       6.4        8.170
70% to 74.99% ..      5         40,238,864       2.9        8.683
 Total/Wtd.
 Avg. ..........    121     $1,403,292,505       100%       8.666%
                                                                                    WEIGHTED
                   WEIGHTED       WEIGHTED                                          AVERAGE
                    AVERAGE       AVERAGE                             WEIGHTED   LTV AT EARLIER
     LOAN TO       REMAINING    AMORTIZATION    MINIMUM    MAXMIUM    AVERAGE      OF ARD OR
  VALUE RATIO        TERM           TERM         DSCR       DSCR        DSCR        MATURITY
---------------  -----------  --------------  ---------  ---------  ----------  --------------
less than 30% ..      182           219          1.34       2.20        1.57           18%
30% to 34.99% ..      177           240          1.27       1.82        1.49           32
35% to 39.99% ..      174           257          1.37       2.05        1.45           37
40% to 44.99% ..      190           314          1.23       1.91        1.47           42
45% to 49.99% ..      148           295          1.25       1.73        1.45           48
50% to 54.99% ..      114           315          1.26       1.73        1.51           52
55% to 59.99% ..      132           338          1.23       1.68        1.33           58
60% to 64.99% ..      128           338          1.22       1.41        1.34           63
65% to 69.99% ..      119           358          1.24       1.43        1.34           67
70% to 74.99% ..      113           360          1.28       1.39        1.34           71
 Total/Wtd.
 Avg. ..........      140           312          1.22       2.20        1.42           51%

                        MORTGAGED PROPERTIES BY STATE

                                                   PERCENT BY
                                                   AGGREGATE
                                                    CUT-OFF      WEIGHTED
                                   CUT-OFF DATE       DATE       AVERAGE
                     NUMBER OF      PRINCIPAL      PRINCIPAL     MORTGAGE
       STATE         PROPERTIES      BALANCE        BALANCE        RATE
-----------------  ------------  --------------  ------------  ----------
CA ...............       32       $  298,458,574      21.3%       8.390%
MA ...............       11          166,791,073      11.9        8.296
NY ...............       11          108,910,959       7.8        8.792
NJ ...............        7           89,023,452       6.3        8.554
FL ...............       10           78,732,838       5.6        8.890
NC ...............       10           71,050,155       5.1        9.132
CO ...............       13           67,820,271       4.8        8.787
IN ...............       13           64,956,782       4.6        9.075
TX ...............       43           51,043,445       3.6        8.528
VA................       10           44,327,735       3.2        9.043
MI................        6           39,801,532       2.8        8.712
CT ...............        5           31,494,619       2.2        9.102
GA ...............        4           30,461,044       2.2        8.695
AZ................        4           27,007,553       1.9        8.526
MD ...............        4           25,263,575       1.8        8.547
NE ...............        5           22,250,308       1.6        8.726
OH ...............       11           22,210,684       1.6        9.143
PA ...............        2           21,996,895       1.6        8.991
WA ...............        4           16,527,749       1.2        8.611
LA ...............        2           15,698,510       1.1        9.733
RI ...............        4           14,639,492       1.0        8.891
IL ...............        1           14,019,336       1.0        8.820
ID ...............        1           11,900,000       0.8        8.350
NH ...............        1            9,025,000       0.6        8.180
MN................        1            8,678,759       0.6        8.240
OR ...............        1            8,000,000       0.6        8.350
SC ...............        3            7,962,931       0.6        9.251
TN ...............        4            6,388,380       0.5        9.108
UT ...............        5            5,351,124       0.4        9.320
IA ...............        1            5,169,401       0.4        8.280
MT ...............        5            4,705,354       0.3        8.660
WI ...............        1            4,144,091       0.3        8.620
OK ...............        3            2,211,118       0.2        8.660
NV ...............        1            2,193,798       0.2        8.730
MO ...............        4            1,954,512       0.1        8.660
KS ...............        4            1,321,212       0.1        8.660
AR ...............        2              675,321       0.0        8.660
WV ...............        1              608,018       0.0        9.660
WY ...............        2              516,906       0.0        8.660
 TOTAL/WTD. AVG.        252       $1,403,292,505       100%       8.666%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                     WEIGHTED
                      AVERAGE       WEIGHTED      WEIGHTED    WEIGHTED
                     REMAINING      AVERAGE       AVERAGE     AVERAGE
       STATE           TERM       AMORTIZATION      DSCR        LTV
-----------------  -----------  --------------  ----------  ----------
CA ...............      138           298           1.50         63%
MA ...............      120           357           1.40         65
NY ...............      128           329           1.38         62
NJ ...............      133           310           1.49         68
FL ...............      131           317           1.41         66
NC ...............      185           312           1.35         74
CO ...............      183           317           1.33         77
IN ...............      138           300           1.39         63
TX ...............      158           336           1.30         76
VA................      167           252           1.55         62
MI................      124           348           1.40         73
CT ...............      141           287           1.44         68
GA ...............      129           290           1.51         67
AZ................      139           336           1.34         69
MD ...............      112           300           1.34         70
NE ...............      143           353           1.31         68
OH ...............      139           223           1.53         68
PA ...............      181           355           1.23         72
WA ...............      120           330           1.29         70
LA ...............      176           240           1.59         69
RI ...............      161           260           1.52         64
IL ...............       82           240           1.35         68
ID ...............      123           300           1.51         61
NH ...............      121           360           1.35         74
MN................      121           360           1.46         63
OR ...............      123           300           1.51         61
SC ...............      148           289           1.48         64
TN ...............      145           280           1.37         65
UT ...............      155           257           1.59         64
IA ...............       82           180           1.49         71
MT ...............      180           328           1.24         80
WI ...............       82           360           1.29         78
OK ...............      180           328           1.24         80
NV ...............      117           300           1.45         65
MO ...............      180           328           1.24         80
KS ...............      180           328           1.24         80
AR ...............      180           328           1.24         80
WV ...............      180           240           1.41         75
WY ...............      180           328           1.24         80
 TOTAL/WTD. AVG.        140           312           1.42         67%

                             RANGE OF YEAR BUILT

                                                 PERCENT BY
                                                 AGGREGATE     WEIGHTED
                                 CUT-OFF DATE     CUT-OFF      AVERAGE
    RANGE OF       NUMBER OF      PRINCIPAL      PRINCIPAL     MORTGAGE
   YEAR BUILT      PROPERTIES      BALANCE        BALANCE        RATE
---------------  ------------  --------------  ------------  ----------
1875-1900.......        3          $31,369,164       2.2%       8.422%
1900-1909.......        5           29,181,347       2.1        8.563
1910-1919.......        4            6,538,320       0.5        8.415
1920-1929.......        4           10,220,904       0.7        8.492
1930-1939.......        4           41,043,891       2.9        8.565
1940-1949.......        1            7,375,729       0.5        9.190
1950-1959.......       13           30,840,317       2.2        8.933
1960-1969.......       52          207,290,211      14.8        8.578
1970-1979.......       71          302,595,505      21.6        8.604
1980-1989.......       73          545,578,426      38.9        8.664
1990-1997.......       22          191,258,692      13.6        8.897
 TOTAL/WTD.
  AVG...........      252       $1,403,292,505       100%       8.666%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                    WEIGHTED
                     AVERAGE        WEIGHTED
                   ANTICIPATED      AVERAGED      WEIGHTED    WEIGHTED
    RANGE OF        REMAINING     AMORTIZATION    AVERAGE     AVERAGE
   YEAR BUILT         TERM            TERM          DSCR        LTV
---------------  -------------  --------------  ----------  ----------
1875-1900.......       118            330           1.44         69%
1900-1909.......       121            329           1.38         69
1910-1919.......       128            296           1.36         72
1920-1929.......       107            215           1.43         68
1930-1939.......       121            334           1.44         66
1940-1949.......       141            300           1.50         62
1950-1959.......       129            319           1.35         72
1960-1969.......       151            281           1.46         66
1970-1979.......       134            310           1.46         67
1980-1989.......       132            323           1.43         64
1990-1997.......       176            317           1.31         74
 TOTAL/WTD.
  AVG...........       140            312           1.42         67%

                  CUT-OFF DATE LOAN AMOUNT BY PROPERTY TYPE

                                                 PERCENT BY
                                                 AGGREGATE                         WEIGHTED  WEIGHTED
                                 CUT-OFF DATE   CUT-OFF DATE             CUT-OFF   AVERAGE    AVERAGE
                    NUMBER OF     PRINCIPAL      PRINCIPAL     SUM OF    BALANCE/  MORTGAGE  REMAINING
  PROPERTY TYPE     PROPERTIES     BALANCE        BALANCE       UNITS      UNIT      RATE      TERM
-----------------  ----------  --------------  ------------  ---------  --------  --------  ---------
ASSISTED LIVING  .       1      $    2,703,333       0.2%           250  $10,813    8.714%      179
HOTEL
Extended Stay.....       4          28,556,752       2.0            448   63,743    9.240       180
Full Service .....      13         121,519,753       8.7          2,686   45,242    9.267       156
Ltd. Service .....      27          61,435,256       4.4          2,896   21,214    9.395       154
                   ----------  --------------  ------------  ---------  --------  --------  ---------
 TOTAL HOTEL .....      44         211,511,761      15.1          6,030   35,077    9.301       159
INDUSTRIAL
Industrial .......      11          17,603,838       1.3      1,625,413       11    8.668       136
Warehouse ........       3          63,516,319       4.5      2,909,811       22    9.291       240
                   ----------  --------------  ------------  ---------  --------  --------  ---------
 TOTAL
 INDUSTRIAL.......      14          81,120,157       5.8      4,535,224       18    9.156       218
MOBILE HOME PARK        12          49,618,205       3.5          3,190   15,554    8.427       118
MULTIFAMILY ......      23         179,021,849      12.8          5,237   34,184    8.304       140
NURSING...........      10          46,910,257       3.3          1,340   35,008    9.254       175
OFFICE
Office............      29         307,324,369      21.9      4,262,199       72    8.483       118
R&D ..............       1          32,964,627       2.3        417,532       79    8.590       119
                   ----------  --------------  ------------  ---------  --------  --------  ---------
 TOTAL OFFICE  ...      30         340,288,996      24.2      4,679,731       73    8.493       118
RETAIL
Retail Anchored  .      26         304,658,163      21.7      5,719,245       53    8.430       125
Retail Factory
 Outlet ..........       3          27,000,000       1.9        358,082       75    8.350       123
Retail Mall.......       2          46,125,161       3.3        439,902      105    8.861       150
Retail/Office.....       1           3,742,129       0.3        102,607       36    8.780       118
Retail Unanchored       82          83,584,825       6.0      2,500,081       33    8.762       156
Retail Secondary
 Anchored ........       4          27,007,666       1.9        400,059       68    8.539       141
                   ----------  --------------  ------------  ---------  --------  --------  ---------
TOTAL RETAIL .....     118         492,117,945      35.1      9,519,976       52    8.531       133
TOTAL/WTD. AVG.  .     252      $1,403,292,505       100%                           8.666%      140

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                    WEIGHTED
                                                                     AVERAGE
                                                                       LTV                  WEIGHTED
                                                                    AS OF THE                AVERAGE
                      WEIGHTED                WEIGHTED  WEIGHTED   ANTICIPATED   WEIGHTED     YEAR
                      AVERAGE     MIN   MAX   AVERAGE   AVERAGE     REPAYMENT     AVERAGE    BUILT/
  PROPERTY TYPE     AMORTIZATION  DSCR  DSCR    DSCR      LTV     DATE/MATURITY  OCCUPANCY  RENOVATED
-----------------  ------------  ----  ----  --------  --------  -------------  ---------  ---------
ASSISTED LIVING  .      180       1.69  1.69    1.69       36%          1%           88%      1977
HOTEL
Extended Stay.....      289       1.45  1.47    1.46       67          44            81       1993
Full Service .....      264       1.41  2.20    1.51       61          38            74       1992
Ltd. Service .....      280       1.39  2.05    1.54       62          43            70       1992
                   ------------  ----  ----  --------  --------  -------------  ---------  ---------
 TOTAL HOTEL .....      272       1.39  2.20    1.51       62          41            74       1992
INDUSTRIAL
Industrial .......      233       1.31  1.49    1.39       66          30            95       1958
Warehouse ........      298       1.23  1.49    1.23       86          41           100       1993
                   ------------  ----  ----  --------  --------  -------------  ---------  ---------
 TOTAL
 INDUSTRIAL.......      284       1.23  1.49    1.26       82          38            99       1985
MOBILE HOME PARK        348       1.29  2.05    1.46       64          57            95       1976
MULTIFAMILY ......      312       1.25  1.82    1.38       73          53            95       1986
NURSING...........      226       1.50  2.05    1.68       65          24            94       1983
OFFICE
Office............      335       1.25  1.73    1.42       63          55            96       1986
R&D ..............      360       1.27  1.27    1.27       61          55           100       1990
                   ------------  ----  ----  --------  --------  -------------  ---------  ---------
 TOTAL OFFICE  ...      338       1.25  1.73    1.41       63          55            96       1987
RETAIL
Retail Anchored  .      331       1.22  1.91    1.44       66          57            94       1990
Retail Factory
 Outlet ..........      300       1.51  1.51    1.51       61          51            91       1992
Retail Mall.......      302       1.31  1.41    1.36       69          54            97       1979
Retail/Office.....      300       1.28  1.28    1.28       61          52            93       1984
Retail Unanchored       313       1.24  1.65    1.30       75          58            95       1979
Retail Secondary
 Anchored ........      322       1.23  1.97    1.44       64          52            99       1991
                   ------------  ----  ----  --------  --------  -------------  ---------  ---------
TOTAL RETAIL .....      323       1.22  1.97    1.41       67          56            95       1987
TOTAL/WTD. AVG.  .      312       1.22  2.20    1.42       67%         51            92%      1987

                    RANGE OF LOAN AMOUNTS OR LOAN BALANCES

                                                        PERCENT BY
                                                        AGGREGATE
                            NUMBER        CUT-OFF        CUT-OFF
                           OF LOANS/        DATE           DATE         WEIGHTED
    RANGE OF CUT-OFF         LOAN        PRINCIPAL      PRINCIPAL        AVERAGE
    DATE LOAN AMOUNTS        POOLS        BALANCE        BALANCE      MORTGAGE RATE
-----------------------  -----------  --------------  ------------  ---------------
less than $1,000,000 ...        1      $      996,895       0.1%          9.430%
1,000,000-4,999,999 ....       63         174,344,858      12.4           8.974
5,000,000-9,999,999 ....       20         133,692,096       9.5           8.905
10,000,000-14,999,999 ..       11         144,052,564      10.3           8.866
15,000,000-19,999,999 ..        3          52,636,611       3.8           8.483
20,000,000-24,999,999 ..        7         156,867,143      11.2           8.640
25,000,000-29,999,999 ..        3          83,701,826       6.0           8.055
30,000,000-34,999,999 ..        4         132,587,672       9.4           8.461
40,000,000-44,999,999 ..        1          41,700,000       3.0           9.214
50,000,000-54,999,999 ..        2         101,086,851       7.2           8.455
55,000,000-59,999,999 ..        2         114,354,069       8.1           8.572
60,000,000-64,999,999 ..        1          63,000,000       4.5           9.298
65,000,000-69,999,999 ..        3         204,271,921      14.6           8.402
  Total/Wtd. Avg. ......      121      $1,403,292,505       100%          8.666%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                            WEIGHTED
                             AVERAGE        WEIGHTED
                           ANTICIPATED      AVERAGE       WEIGHTED    WEIGHTED
    RANGE OF CUT-OFF        REMAINING     AMORTIZATION    AVERAGE     AVERAGE
    DATE LOAN AMOUNTS         TERM            TERM          DSCR        LTV
-----------------------  -------------  --------------  ----------  ----------
less than $1,000,000 ...       178            240           1.34         59%
1,000,000-4,999,999 ....       137            281           1.49         63
5,000,000-9,999,999 ....       148            277           1.45         67
10,000,000-14,999,999 ..       144            279           1.43         68
15,000,000-19,999,999 ..       126            360           1.33         75
20,000,000-24,999,999 ..       137            326           1.35         70
25,000,000-29,999,999 ..       120            341           1.55         62
30,000,000-34,999,999 ..       125            344           1.45         64
40,000,000-44,999,999 ..       144            300           1.42         61
50,000,000-54,999,999 ..       186            284           1.29         76
55,000,000-59,999,999 ..       112            300           1.60         59
60,000,000-64,999,999 ..       241            299           1.23         86
65,000,000-69,999,999 ..       119            359           1.38         63
  Total/Wtd. Avg. ......       140            312           1.42         67%

                RANGE OF ANTICIPATED REMAINING TERM IN MONTHS

                                             PERCENT BY
                   NUMBER                    AGGREGATE      WEIGHTED
                     OF        CUT-OFF        CUT-OFF        AVERAGE
    RANGE OF       LOANS/        DATE           DATE       ANTICIPATED
  ANTICIPATED       LOAN      PRINCIPAL      PRINCIPAL      REMAINING
 REMAINING TERM    POOLS       BALANCE        BALANCE         TERM
---------------  --------  --------------  ------------  -------------
72-83.9 ........      4     $   27,865,263       2.0%           82
84-95.9.........      2         61,300,000       4.4            84
108-119.9.......     46        445,239,639      31.7           118
120-131.9.......     22        299,812,000      21.4           121
132-143.9.......      2         70,496,071       5.0           141
144-155.9.......      4         99,390,157       7.1           145
168-179.9.......     26        171,094,524      12.2           178
180-191.9.......     13        114,508,000       8.2           180
192-203.9.......      1         50,586,851       3.6           192
240-251.9.......      1         63,000,000       4.5           241
 Total/Wtd.
  Avg...........    121     $1,403,292,505       100%          140

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                     WEIGHTED      WEIGHTED
    RANGE OF         AVERAGE       AVERAGE     WEIGHTED    WEIGHTED
  ANTICIPATED      AMORTIZATION    MORTGAGE    AVERAGE     AVERAGE
 REMAINING TERM        TERM          RATE        DSCR        LTV
---------------  --------------  ----------  ----------  ----------
72-83.9 ........       256          8.651%       1.36         70%
84-95.9.........       300          8.023        1.67         57
108-119.9.......       338          8.424        1.44         66
120-131.9.......       331          8.558        1.38         67
132-143.9.......       312          9.001        1.46         63
144-155.9.......       317          8.857        1.36         66
168-179.9.......       252          9.236        1.55         62
180-191.9.......       309          8.848        1.31         73
192-203.9.......       240          8.250        1.34         72
240-251.9.......       299          9.928        1.23         86
 Total/Wtd.
  Avg...........       312          8.666%       1.42         67%

                      RANGE OF REMAINING TERM IN MONTHS

                                             PERCENT BY
                   NUMBER                    AGGREGATE      WEIGHTED
                     OF        CUT-OFF        CUT-OFF        AVERAGE
                   LOANS/        DATE           DATE       ANTICIPATED
    RANGE OF        LOAN      PRINCIPAL      PRINCIPAL      REMAINING
 REMAINING TERM    POOLS       BALANCE        BALANCE         TERM
---------------  --------  --------------  ------------  -------------
108-119.9.......      7     $   13,958,885       1.0%          117
120-131.9.......      2          3,439,000       0.2           120
168-179.9.......      7         40,491,685       2.9           166
228-239.9.......     17        144,856,594      10.3           170
240-251.9.......      7         21,350,000       1.5           176
264-275.9.......      1          9,665,000       0.7           121
288-299.9.......     30        224,521,359      16.0           133
300-311.9.......     22        332,617,512      23.7           148
312-323.9.......      1         13,627,151       1.0           116
348-359.9.......     17        312,165,320      22.2           120
360-371.9.......     10        286,600,000      20.4           139
 Total/Wtd.
  Avg...........    121     $1,403,292,505       100%          140

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                     WEIGHTED      WEIGHTED
                     AVERAGE       AVERAGE     WEIGHTED    WEIGHTED
    RANGE OF       AMORTIZATION    MORTGAGE    AVERAGE     AVERAGE
 REMAINING TERM        TERM          RATE        DSCR        LTV
---------------  --------------  ----------  ----------  ----------
108-119.9.......       300          8.804%       1.40         61%
120-131.9.......       300          8.634        1.60         62
168-179.9.......       180          8.613        1.77         57
228-239.9.......       240          8.970        1.47         67
240-251.9.......       240          8.902        1.51         59
264-275.9.......       264          9.580        1.56         72
288-299.9.......       294          8.897        1.48         65
300-311.9.......       299          8.796        1.41         67
312-323.9.......       324          8.670        1.40         71
348-359.9.......       360          8.299        1.42         66
360-371.9.......       353          8.532        1.31         71
 Total/Wtd.
  Avg...........       312          8.666%       1.42         67%

                        ANTICIPATED REPAYMENT BY YEAR

                                             PERCENT BY
                   NUMBER                    AGGREGATE      WEIGHTED
                     OF        CUT-OFF        CUT-OFF        AVERAGE
                   LOANS/        DATE           DATE       ANTICIPATED
                    LOAN      PRINCIPAL      PRINCIPAL      REMAINING
      YEAR         POOLS       BALANCE        BALANCE         TERM
---------------  --------  --------------  ------------  -------------
2003............      1     $    4,532,434       0.3%           80
2004............      5         84,632,829       6.0            83
2006............     14         59,833,663       4.3           116
2007............     54        685,217,976      48.8           119
2008............      1         55,854,069       4.0           141
2009............      4        105,367,002       7.5           144
2010............      1          8,665,157       0.6           155
2011............      8         72,070,948       5.1           176
2012............     31        213,531,576      15.2           180
2013............      1         50,586,851       3.6           192
2017............      1         63,000,000       4.5           241
 Total/Wtd.
  Avg...........    121     $1,403,292,505       100%          140

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                     WEIGHTED      WEIGHTED
                     AVERAGE       AVERAGE     WEIGHTED    WEIGHTED
                   AMORTIZATION    MORTGAGE    AVERAGE     AVERAGE
      YEAR             TERM          RATE        DSCR        LTV
---------------  --------------  ----------  ----------  ----------
2003............       300          8.580%       1.35         66%
2004............       286          8.200        1.59         61
2006............       329          8.739        1.41         72
2007............       336          8.455        1.42         66
2008............       300          9.190        1.50         62
2009............       336          8.808        1.35         66
2010............       156          8.480        1.49         67
2011............       236          9.237        1.59         61
2012............       288          9.028        1.41         68
2013............       240          8.250        1.34         72
2017............       299          9.298        1.23         86
 Total/Wtd.
  Avg...........       312          8.666%       1.42         67%

                           RANGE OF MORTGAGE RATES

                                              PERCENT BY
                    NUMBER                    AGGREGATE                  WEIGHTED
                      OF        CUT-OFF        CUT-OFF      WEIGHTED      AVERAGE
                    LOANS/        DATE           DATE       AVERAGE     ANTICIPATED     WEIGHTED      WEIGHTED    WEIGHTED
     RANGE OF        LOAN      PRINCIPAL      PRINCIPAL     MORTGAGE     REMAINING       AVERAGE      AVERAGE     AVERAGE
 MORTGAGE RATES     POOLS       BALANCE        BALANCE        RATE         TERM        AMORT. TERM      DSCR        LTV
----------------  --------  --------------  ------------  ----------  -------------  -------------  ----------  ----------
7.50%-7.7499%  ..      1     $   28,701,826       2.0%        7.575%        118            360          1.91         48%
7.75%-7.999%.....      2         83,471,982       5.9         7.967          94            318          1.60         62
8.00%-8.249%  ...      7        145,219,777      10.3         8.110         121            354          1.44         62
8.25%-8.499%  ...     19        303,009,807      21.6         8.357         134            314          1.41         70
8.50%-8.749%  ...     27        335,918,917      23.9         8.658         139            318          1.38         68
8.75%-8.999%  ...     23        141,728,874      10.1         8.871         130            309          1.34         67
9.00%-9.249%  ...     15        174,231,965      12.4         9.145         142            303          1.41         63
9.25%-9.499%  ...     10        114,460,795       8.2         9.303         211            285          1.34         76
9.50%-9.749%  ...     11         54,133,706       3.9         9.626         165            247          1.49         67
9.75%-9.999%  ...      4         14,709,248       1.0         9.912         177            280          1.70         60
10.00%-10.249%  .      2          7,705,609       0.5        10.073         179            240          1.65         64
 Total/Wtd.
 Avg.............    121     $1,403,292,505       100%        8.666%        140            312          1.42         67%

                    DELINQUENCY STATUS AS OF MARCH 1, 1997

                                No Delinquencies

                 RANGE OF REMAINING LOCK-OUT PERIOD IN MONTHS

                                              PERCENT BY
                    NUMBER                    AGGREGATE
                      OF        CUT-OFF        CUT-OFF
     LOCK-OUT       LOANS/        DATE           DATE
      PERIOD         LOAN      PRINCIPAL      PRINCIPAL
    IN MONTHS       POOLS       BALANCE        BALANCE
----------------  --------  --------------  ------------
72-83.9..........      6     $   89,165,263       6.4%
108-119.9........     68        745,051,639      53.1
132-143.9........      5        161,221,071      11.5
144-155.9........      1          8,665,157       0.6
168-179.9........     38        264,602,524      18.9
180-191.9........      2         71,586,851       5.1
240-241.9........      1         63,000,000       4.5
 Total/Wtd.
 Avg.............    121     $1,403,292,505       100%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                  WEIGHTED
                    WEIGHTED       AVERAGE                                  WEIGHTED
     LOCK-OUT        AVERAGE     ANTICIPATED      WEIGHTED      WEIGHTED    AVERAGE     WEIGHTED    WEIGHTED
      PERIOD        REMAINING     REMAINING       AVERAGE       AVERAGE     MORTGAGE    AVERAGE     AVERAGE
    IN MONTHS        LOCKOUT        TERM        AMORTIZATION      TERM        RATE        DSCR        LTV
----------------  -----------  -------------  --------------  ----------  ----------  ----------  ----------
72-83.9..........       79            83            286           286        8.219%       1.58         61%
108-119.9........      116           119            335           332        8.478        1.42         66
132-143.9........      141           143            324           324        8.940        1.40         65
144-155.9........      151           155            156           300        8.480        1.49         67
168-179.9........      175           179            268           276        9.089        1.48         66
180-191.9........      188           189            275           275        8.461        1.31         72
240-241.9........      240           241            299           299        9.298        1.23         86
 Total/Wtd.
 Avg.............      137           140            312           313        8.666%       1.42         67%

                 DESCRIPTION OF THE SUBORDINATED CERTIFICATES

GENERAL

   The Certificates have been issued pursuant to the Pooling and Servicing Agreement and consist of twenty-six Classes, designated as the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-1D Certificates, the Class A-1E Certificates the Class A-CS1 Certificates, the Class PS-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class A-8 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6 Certificates, the Class B-7 Certificates, the Class B-7H Certificates, the Class V-1 Certificates, the Class V-2 Certificates, the Class R Certificates and the Class LR Certificates. Only the Subordinated Certificates are offered hereby. The Senior Certificates have been publicly offered under a separate prospectus and are not offered hereby. The Junior Subordinated Certificates, Class V-1, Class V-2, Class R and Class LR Certificates are not offered hereby. The Class A-CS1 and Class PS-1 Certificates are sometimes referred to herein as the "Coupon Strip Certificates."

   The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property") such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Default Interest Distribution Account and any account established in connection with REO Properties (an "REO Account");
(iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (v) the Depositor's rights and remedies under the Mortgage Loan Purchase and Sale Agreement and Bloomfield Purchase Agreement; and (vi) all of the mortgagee's right, title and interest in the Reserve Accounts, the Cash Collateral Accounts and Lock Box Accounts.

   The Class B-1 Certificates have an initial Certificate Balance of $35,082,312. The Class B-2 Certificates have an initial Certificate Balance of $35,082,312. The Class B-3 Certificates have an initial Certificate Balance of $14,032,925. The Class B-4 Certificates have an initial Certificate Balance of $21,049,387. The Class B-5 Certificates have an initial Certificate Balance of $14,032,925. The Class B-6 Certificates have an initial Certificate Balance of $14,032,925.

   The Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates have initial Certificate Balances of $127,000,000, $91,010,000, $65,000,000, $671,228,903, $84,197,550, $28,065,850, $49,115,237,
$21,049,387, $42,098,775, $28,065,850, $21,049,387 and $21,049,387,
respectively. The Class B-7 and Class B-7H Certificates have initial Certificate Balances, in the aggregate, of $21,049,393. The Class A-CS1 Certificates have an initial Notional Balance equal to $127,000,000, which is equal to the Certificate Balance of the Class A-1A Certificates. The Class PS-1 Certificates have an initial Notional Balance equal to $1,403,292,505, which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

   The initial Certificate Balance of each of the Class R, Class LR, Class V-1 and Class V-2 Certificates is zero. Additionally, the Class R, Class LR, Class V-1 and Class V-2 Certificates do not have a Notional Balance.

   The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event Realized Losses previously allocated to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions -- Priorities" herein.

   The respective Certificate Balance of each Class of Certificates (other than the Coupon Strip Certificates, the Class V-1, Class V-2, Class R and Class LR Certificates) will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Notional Balance of the Class A-CS1 Certificates will at all times equal the Certificate Balance of the Class A-1A Certificates. The Notional Balance of the Class PS-1 Certificates will for purposes of distributions on each Distribution Date equal the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Interest Accrual Period. The Notional Balance of the Class PS-1 Certificates will be reduced to the extent of all reductions in the aggregate Stated Principal Balance of the Mortgage Loans.

SUBORDINATION

   As a means of providing a certain amount of protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinated Certificates and the Junior Subordinated Certificates to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to the corresponding rights of the holders of the Senior Certificates. The rights of the holders of the Class B-1 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates; the rights of the holders of the Class B-2 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates and Class B-1 Certificates; the rights of the holders of the Class B-3 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1 and Class B-2 Certificates; the rights of the holders of the Class B-4 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2 and Class B-3 Certificates; the rights of the holders of the Class B-5 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates; and the rights of the holders of the Class B-6 Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates. The rights of the Junior Subordinated Certificates to receive distributions of interest and principal will be subordinate to those of the Senior Certificates and the Subordinated Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal, distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto, as described below under "--Distributions," and (ii) by the allocation of Realized Losses, first, to the Junior Subordinated Certificates, second, to the Class B-6 Certificates, third, to the Class B-5 Certificates, fourth, to the Class B-4 Certificates, fifth, to the Class B-3 Certificates, sixth, to the Class B-2 Certificates, seventh, to the Class B-1 Certificates, and finally, to the Senior Certificates in accordance with the terms of the Pooling and Servicing Agreement, as described below under "--Realized Losses." No other form of credit enhancement will be available for the benefit of the holders of the Subordinated Certificates. BECAUSE OF THE SUBORDINATION OF THE SUBORDINATED CERTIFICATES, THE YIELD OF THE SUBORDINATED CERTIFICATES WILL BE EXTREMELY SENSITIVE AND THE TIMING AND MAGNITUDE OF UNADVANCED DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS.

DISTRIBUTIONS

   Method, Timing and Amount. Distributions on the Certificates will be made on the Distribution Date. All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the 10th day of the month in which the related Distribution Date occurs, or if such day is not a business day, the preceding business day (the "Record Date"); the Record Date for the Distribution Date occurring on April 16, 1997 for all purposes other than the receipt of distributions is March 27, 1997. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date and is the registered owner of Certificates the aggregate Certificate Balance of which is at least $5,000,000, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Subordinated Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Subordinated Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance, as applicable, of the related Class.

   The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Servicer in the related Collection Period, plus (i) all P&I Advances (except Subordinate Class Advance Amounts) made by the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, (ii) for the Distribution Date occurring in each March, the "Withheld Amounts" as described under "--The Pooling and Servicing Agreement -- Accounts -- Interest Reserve Account" and required to be deposited in the Distribution Account pursuant to the Pooling and Servicing Agreement, (iii) all other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans, (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Servicer Remittance Date and (v) any Prepayment Interest Shortfalls remitted by the Servicer to the Collection Account (as described under "--Prepayment Interest Shortfalls"), but excluding the following:

     (a) amounts permitted to be used to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described herein under "The Pooling and Servicing Agreement -- Advances";

     (b) the aggregate amount of the Servicing Fee (which includes the fees for both the Trustee and the Servicer) and the other Servicing Compensation (e.g., late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, and similar fees) payable to the Servicer and the Special Servicing Fee and other amounts payable to the Special Servicer described under "The Pooling and Servicing Agreement -- Special Servicing" herein), and reinvestment earnings on payments received with respect to the Mortgage Loans which the Servicer or Special Servicer is entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

     (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

     (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of liquidation proceeds, insurance proceeds and condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation together with interest thereon as described herein, to which the Servicer, the Special Servicer and the Trustee, are entitled;

     (e) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest thereon as provided in the Pooling and Servicing Agreement;

     (f) Prepayment Premiums;

     (g) Default Interest;

     (h) Excess Interest;

     (i) with respect to the Mortgage Loans known as the Saracen, Burnham Pacific, M&H, Lakeside and Ambassador loans and any Distribution Date relating to each Interest Accrual Period ending in each February or any January occurring in a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of each such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution;

     (j) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling and Servicing Agreement during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; and

     (k) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement.

   The "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment), which is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement.

   "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by the Mortgage Loan Seller or Bloomfield due to a breach of a representation or warranty made by them or the purchase price paid by the parties described under "The Pooling and Servicing Agreement -- Optional Termination", and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums.

   "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

   "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan which are received in advance of the scheduled Due Date for such payments and which are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

   The "Collection Period" with respect to a Distribution Date is the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the day after the Cut-off Date) and ending on the Due Date in the month in which such Distribution Date occurs.

   "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Servicer, the Trustee or Fiscal Agent, as applicable, interest on Advances at the Advance Rate.

   "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate.

   The "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment or a Balloon Payment.

   "Excess Interest" with respect to each of the Mortgage Loans that has a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate.

   "Excess Rate" with respect to each of the Mortgage Loans that has a Revised Rate, the difference between (a) the applicable Revised Rate and (b) the applicable Mortgage Rate.

   Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

   The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates (other than the Class A-CS1, Class PS-1, Class V-1, Class V-2, Class R and Class LR Certificates), is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period). The "Interest Accrual Amount" with respect to any Distribution Date and the Class A-CS1 Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such class for such Interest Accrual Period on the Notional Balance of such class (provided, that any reductions in the Notional Balance of such class as a result of distributions in reduction of the Certificate Balance of the Class A-1A Certificates or allocations of Realized Losses to the Certificate Balance of the Class A-1A Certificates on the Distribution Date occurring in an Interest Accrual Period, will be deemed to have occurred on the first day of such Interest Accrual Period). The "Interest Accrual Amount" with respect to any Distribution Date and the Class PS-1 Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such class for such Interest Accrual Period on the Notional Balance of such class. Calculations of interest (except in respect of the Interest Accrual Period beginning in March 1997) due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

   The "Interest Distribution Amount" with respect to any Distribution Date and any Class of Certificates (other than the Class PS-1, Class V-1, Class V-2, Class R and Class LR Certificates) is equal to the Interest Accrual Amount thereof for such Distribution Date.

   The "Interest Distribution Amount" with respect to any Distribution Date and the Class PS-1 Certificates is the Interest Accrual Amounts for such Distribution Date minus the aggregate Reduction Interest Distribution Amounts in respect of such Distribution Date.

   The "Reduction Interest Distribution Amount" for the Class PS-1 Certificates with respect to any Distribution Date and each of clauses Third, Seventh, Eleventh, Fifteenth, Nineteenth and Twenty-Third under "Distribution of Available Funds" is the amount of interest accrued for the Interest Accrual Period at the applicable Reduction Interest Pass-Through Rate for such Interest Accrual Period on the aggregate amount of Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the related classes referred to in subclause (B) of each such clause as of such Distribution Date, as described below under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts."

   The "Reduction Interest Pass-Through Rate" (i) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-6 Certificates, the Weighted Average Net Mortgage Pass-Through Rate minus 7.525%, (ii) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-5 Certificates, the Weighted Average Net Mortgage Pass-Through Rate minus 7.525%, (iii) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-4 Certificates, the Weighted Average Net Mortgage Pass-Through Rate minus 7.525%, (iv) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-3 Certificates, the Weighted Average Net Mortgage Pass-Through Rate minus 7.525%, (v) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-2 Certificates, the Weighted Average Net Mortgage Pass-Through Rate minus 7.525%, (vi) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-1 Certificates, the Weighted Average Net Mortgage Pass-Through Rate minus 7.525%, (vii) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-8 Certificates, 0.59%,
(viii) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-7 Certificates, 0.94%, (ix) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-6 Certificates, 0.99%, (x) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-5 Certificates, 1.08%, (xi) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-4 Certificates, 1.13%, (xii) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-3 Certificates, 1.16%, (xiii) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-2 Certificates, 1.21%, and (xiv) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-1E Certificates, the Weighted Average Net Mortgage Pass-Through Rate minus 7.525%.

   The "Reduction Interest Shortfalls" with respect to any Distribution Date and each of the clauses Third, Seventh, Eleventh, Fifteenth, Nineteenth and Twenty-Third under "Distribution of Available Funds" is any shortfall in the Reduction Interest Distribution Amount required to be distributed to the Class PS-1 Certificates pursuant to such clause on such Distribution Date.

   The "Interest Accrual Period" with respect to any Distribution Date commences on the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on the tenth day of the month in which such Distribution Date occurs provided that the first Interest Accrual Period is assumed to consist of 14 days. Except for the first Interest Accrual Period, each Interest Accrual Period is assumed to consist of 30 days.

   An "Interest Shortfall" with respect to any Distribution Date for any Class of Subordinated Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date.

   The "Prepayment Interest Shortfall" with respect to any Distribution Date is equal to the amount of any shortfall in collections of interest (adjusted to the applicable Net Mortgage Pass-Through Rate plus the Trustee Fee) resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the related Due Date. Such shortfall may result because interest on a Principal Prepayment in full is paid by the related borrower only to the date of prepayment.

   "Delinquency Reduction Amount" is in connection with a Delinquency an amount equal to the scheduled payment due on the related Due Date (adjusted to the applicable Net Mortgage Pass-Through Rate with respect to the interest portion) and not received from a borrower under any Mortgage Loan.

   "Delinquency" means any failure of the borrower to make a scheduled payment on a Due Date.

   The "Pass-Through Rate" for any Class of Certificates is the per annum rate at which interest accrues on such Class during any Interest Accrual Period.

   The Pass-Through Rate on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is a per annum rate equal to 7.525%.

   The Pass-Through Rate on the Class A-1A, Class A-1B, Class A-1C, Class A-1D and Class A-1E Certificates is a per annum rate equal to 7.350%, 7.400%, 7.420%, 7.490% and 7.525%, respectively. The Pass-Through Rate on the Class A-CS1 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 7.350%. The Pass-Through Rate on the Class PS-1 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus the Weighted Average Pass-Through Rate. The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.21%. The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.16%. The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.13%. The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.08%. The Pass-Through Rate on the Class A-6 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.99%. The Pass-Through Rate on the Class A-7 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.94%. The Pass-Through Rate on the Class A-8 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.59%.

   The Pass-Through Rate on the Class B-7 and the Class B-7H Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

   The "Weighted Average Pass-Through Rate" for purposes of calculating the Pass-Through Rate on the Class PS-1 Certificates, with respect to any Interest Accrual Period, is the amount (expressed as a percentage), the numerator of which is the sum of (i) the sum of the products of (A) the Pass-Through Rate with respect to each class of Certificates having a Pass-Through Rate (other than the Coupon Strip Certificates) and (B) the Certificate Balance of such class as of the first day of such Interest Accrual Period and (ii) the product of (A) the Pass-Through Rate on the Class A-CS1 Certificates and (B) the Notional Balance of such class as of such date and the denominator of which is the sum of the Certificate Balances of each class included in clause (i)(A) above as of such date (provided in each case, any reductions in Certificate Balance or Notional Balance, as applicable, as a result of distributions or allocations of Realized Losses to such Classes or the related Class, respectively, occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period).

   The "Weighted Average Net Mortgage Pass-Through Rate" is the fraction (expressed as a percentage) the numerator of which is the sum of the products of (i) the Net Mortgage Pass-Through Rate and (ii) the Stated Principal Balance of each Mortgage Loan and the denominator of which is the sum of the Stated Principal Balances of each Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs.

   The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Distribution Date is the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the aggregate of the applicable Servicing Fee Rate.

   The "Mortgage Pass-Through Rate" with respect to the Mortgage Loans that provide for calculations of interest based on twelve months of 30 days each, is equal to the Mortgage Rate thereof.

   The "Mortgage Pass-Through Rate" with respect to the Mortgage Loans (other than the Mortgage Loans known as the Nassau Park II, Saracen, Burnham Pacific, M&H, Lakeside and Ambassador loans) that provide for interest based on a 360-day year and the actual number of days elapsed for any Interest Accrual Period, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

   The "Mortgage Pass-Through Rate" with respect to the Mortgage Loan secured by the Nassau Park II property, for any Interest Accrual Period, is equal to
(a) the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30 plus (b) 0.05%.

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   The "Mortgage Pass-Through Rate" with respect to the Saracen, Burnham
Pacific, M&H, Lakeside and Ambassador loans for any Interest Accrual Period commencing in any (a) January, February, April, June, September and November and any December occurring in a year immediately preceding any year which is not a leap year, is the Mortgage Rate thereof, or (b) March (other than March
1997), May, July, August and October and any December occurring in a year immediately preceding a year which is a leap year, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

   Notwithstanding the foregoing, the Mortgage Pass-Through Rate with respect to each Mortgage Loan (other than the Mortgage Loan secured by the Nassau Park II property) for the first Interest Accrual Period is the Mortgage Rate thereof and the Mortgage Pass-Through Rate for the Mortgage Loan secured by the Nassau Park II property for the first Interest Accrual Period is the Mortgage Rate thereof plus (i) 0.05%.

   The "Mortgage Rate" with respect to each Mortgage Loan and any Interest Accrual Period is the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth in the related Note and on Annex A. The Mortgage Rate for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction on interest or principal due to a modification as described under "The Pooling and Servicing Agreement -- Modifications".

   The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of:

   (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced);

   (ii) the principal component of all Assumed Scheduled Payments or Minimum Defaulted Monthly Payments, as applicable, due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

   (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or purchased from the Trust Fund as described herein under "The Pooling and Servicing Agreement -- Optional Termination";

   (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan which was liquidated during the related Collection Period;

   (v) all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

   (vi) to the extent not included in the preceding clause (iii) or (iv), all other Principal Prepayments received in the related Collection Period; and

   (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period (in the case of clauses (i) through (vii) net of any reimbursement for related outstanding P&I Advances allocable to principal and excluding any amounts representing recoveries of Subordinate Class Advance Amounts).

   The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Mortgage Loan as to which the Balloon Payment would have been past due) is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due after giving effect to any modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

   An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

   Distribution of Available Funds. On each Distribution Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

     (i) First, to all Classes of Senior Certificates in an aggregate amount equal to the sum of (a) the aggregate of the Interest Distribution Amounts of all such Classes; (b) the aggregate of all Unpaid Interest Shortfalls previously

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    allocated to any Class of Senior Certificates and the Reduction Interest
    Distribution Amounts of the Senior Certificates (other than the Class A-1A, Class A-1B, Class A-1C, Class A-1D and Class A-CS1 Certificates) and the unpaid Reduction Interest Shortfalls previously allocated to the Senior Certificates (other than the Class A-1A, Class A-1B, Class A-1C, Class A-1D and Class A-CS1 Certificates); (c) the Principal Distribution Amount (which amount will be allocated to one or more Classes of Senior Certificates until the Certificate Balances of all Classes thereof have been reduced to zero); and (d) the amount of any unreimbursed Realized Losses previously allocated to any Class of Senior Certificates;

     (ii) Second, to the Class B-1 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (iii) Third, pro rata, (A) to the Class B-1 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-1 Certificates as described under "--Deliquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under clause (B);

     (iv) Fourth, to the Class B-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (v) Fifth, to the Class B-1 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (vi) Sixth, to the Class B-2 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (vii) Seventh, pro rata, (A) to the Class B-2 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-2 Certificates as described under "--Deliquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under clause (B);

     (viii) Eighth, to the Class B-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (ix) Ninth, to the Class B-2 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (x) Tenth, to the Class B-3 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (xi) Eleventh, pro rata, (A) to the Class B-3 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-3 Certificates as described under "--Deliquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under clause (B);

     (xii) Twelfth, to the Class B-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

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     (xiii) Thirteenth, to the Class B-3 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xiv) Fourteenth, to the Class B-4 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (xv) Fifteenth, pro rata, (A) to the Class B-4 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-4 Certificates as described under "--Deliquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under clause (B);

     (xvi) Sixteenth, to the Class B-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xvii) Seventeenth, to the Class B-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xviii) Eighteenth, to the Class B-5 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (xix) Nineteenth, pro rata, (A) to the Class B-5 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-5 Certificates as described under "--Deliquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under clause (B);

     (xx) Twentieth, to the Class B-5 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxi) Twenty-first, to the Class B-5 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxii) Twenty-second, to the Class B-6 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (xxiii) Twenty-third, pro rata, (A) to the Class B-6 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-6 Certificates as described under "--Deliquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under clause (B);

     (xxiv) Twenty-fourth, to the Class B-6 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxv) Twenty-fifth, to the Class B-6 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

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     (xxvi) Twenty-sixth, pro rata, to the Class B-7 and Class B-7H
    Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amounts of such classes;

     (xxvii) Twenty-seventh, pro rata, to the Class B-7 and Class B-7H Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such classes;

     (xxviii) Twenty-eighth, pro rata, based on Certificate Balance to the Class B-7 and Class B-7H Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of each such class is reduced to zero;

     (xxix) Twenty-ninth, pro rata, to the Class B-7 and Class B-7H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such classes; and

     (xxx) Thirtieth, to the Class R and Class LR Certificates.

   All references to pro rata in the preceding clauses with respect to interest and Interest Shortfalls mean pro rata based on the amount distributable pursuant to such clauses, with respect to distribution of principal other than for unreimbursed Realized Losses mean pro rata based on Certificate Balance and with respect to distributions with respect to unreimbrused Realized Losses mean pro rata based on the amount of unreimbursed Realized Losses previously allocated to the applicable Classes.

   Prepayment Premiums. On each Distribution Date, Prepayment Premiums with respect to any Unscheduled Payments (including voluntary and involuntary prepayments) received in the related Collection Period shall be distributed to the holders of the Senior Certificates outstanding on such Distribution Date as specified in the Pooling and Servicing Agreement, but will not be applied to reduce the outstanding Certificate Balance of any such Class. Prepayment Premiums will not be distributed to holders of the Subordinated Certificates.

   Default Interest and Excess Interest. On each Distribution Date, Net Default Interest and Excess Interest received in the related Collection Period with respect to a default on a Mortgage Loan will be distributed solely to the Class V-1 and Class V-2 Certificates, respectively, to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Subordinated Certificates. The Class V-1 and Class V-2 Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

   The holders of 100% of the Percentage Interest of the Class LR
Certificates or the most subordinate Class of Certificates outstanding (other than the Class B-7H Certificates) will have the limited right to purchase the ARD Loans on their related Anticipated Repayment Dates under the circumstances described under "The Pooling and Servicing Agreement--Optional Termination" herein.

REALIZED LOSSES

   The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to the applicable Class of Certificates on the related Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month in which such Distribution Date occurs. Except as described in the next sentence, any such Realized Losses will be applied to the Classes of Certificates in the following order, until the Certificate Balance of each is reduced to zero: first, to the Junior Subordinated Certificates, second, to the Class B-6 Certificates, third, to the Class B-5 Certificates, fourth, to the Class B-4 Certificates, fifth, to the Class B-3 Certificates, sixth, to the Class B-2 Certificates, seventh, to the Class B-1 Certificates and finally, to certain Classes of the Senior Certificates in accordance with the priorities set forth in the Pooling and Servicing Agreement. Any amounts recovered in respect of any amounts previously written-off as Realized Losses will be distributed to the Classes of Certificates in reverse order of allocation of Realized Losses thereto. Shortfalls in Available Funds resulting from Servicing Compensation (other than the Servicing Fee), interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the Trust Fund (other than indemnification expenses), a reduction on the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement -- Modifications," herein or otherwise, will be allocated in the same manner as Realized

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Losses. Shortfalls in Available Funds resulting from (i) unanticipated indemnification expenses of the Trust Fund required to be paid pursuant to the Pooling and Servicing Agreement and (ii) Prepayment Interest Shortfalls in excess of the sum of (x) the related Servicing Fee attributable to the Mortgage Loan being prepaid (not including the portion of the Servicing fee attributable to the Trustee) and (y) investment income on the related Principal Prepayment for the period such amount is held in the Collection Account during the related Interest Accrual Period, will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable to each such Class and, in the case of indemnification expenses, will be allocated, first, in respect of interest and, second, in respect of principal. The Notional Balance of the Class A-CS1 Certificates will be reduced to reflect reductions in the Certificate Balance of the Class A-1A Certificates resulting from allocations of Realized Losses; the Notional Balance of the Class PS-1 Certificates will be reduced to reflect reductions in the Stated Principal Balances of the Mortgage Loans as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

   The "Stated Principal Balance" of any Mortgage Loan at any date of determination will equal (a) the principal balance as of the Cut-off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment, Minimum Defaulted Monthly Payment or Assumed Scheduled Payment due on such Mortgage Loan after the Cut-off Date up to such date of determination, (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates or applied to other payments required under the Pooling and Servicing Agreement before such date of determination and (iii) any principal forgiven by the Special Servicer or Interest Shortfalls resulting from reductions or deferrals of interest, each as described herein under "The Pooling and Servicing Agreement -- Modifications." The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Servicer or Special Servicer has determined that it has received all payments and recoveries which the Servicer or the Special Servicer, as applicable, expects to be finally recoverable on such Mortgage Loan is zero.

PREPAYMENT INTEREST SHORTFALLS

   The Servicer will deposit from its own funds any Prepayment Interest Shortfalls into the Collection Account on the Servicer Remittance Date to the extent such Prepayment Interest Shortfalls do not exceed the aggregate of the related Servicing Fee attributable to the Mortgage Loan being prepaid due the Servicer and the investment income accruing on the related Principal Prepayment for the related Collection Period. Any Prepayment Interest Shortfall in excess of the related Servicing Fee attributable to the Mortgage Loan being prepaid and the investment income accruing on the related Principal Prepayment due to the Servicer for such period will be allocated to each Class of Certificates, pro rata, based on amounts distributable to each such Class. Any interest that accrues on a prepayment of a Mortgage Loan after the Due Date and before the following Servicer Remittance Date will be paid to the Servicer.

DELINQUENCY REDUCTION AMOUNTS AND APPRAISAL REDUCTION AMOUNTS.

   On or after any Distribution Date on which the Class B-6 Certificates are the most subordinate class of Certificates outstanding, the Certificate Balances of the certain Classes of the Senior Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be notionally reduced (solely for purposes of determining the payment priority of interest on the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts) on any Distribution Date to the extent of any Delinquency Reduction Amounts or Appraisal Reduction Amounts with respect to such Distribution Date; provided that (i) if a Delinquency and an Appraisal Reduction Event occur with respect to the same Distribution Date and the same Mortgage Loan, the reduction will equal the Appraisal Reduction Amount, (ii) following the occurrence of an Appraisal Reduction Event with respect to any Mortgage Loan, no further Delinquency Reduction Amounts will be applied with respect to such Mortgage Loan and any Delinquency Reduction Amounts previously applied will be reversed and (iii) for any Distribution Date, the aggregate of the Appraisal Reduction Amounts and Delinquency Reduction Amounts may not exceed the Certificate Balance (as adjusted by any notional reductions) of the most subordinate class of Certificates outstanding among certain Classes of the Senior Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (and to the extent the aggregate of the Appraisal Reduction Amounts and Delinquence Reduction Amounts exceeds such Certificate Balance, such excess will be applied subject to any reversal described below, to notionally reduce the next most subordinate Class of Certificates on the next

                               85
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Distribution Date). Any such reductions will be applied notionally, first, to the Class B-6 Certificates, second, to the Class B-5 Certificates, third, to the Class B-4 Certificates, fourth, to the Class B-3 Certificates, fifth, to the Class B-2 Certificates, sixth, to the Class B-1 Certificates, and finally, to the Classes of Senior Certificates (provided in each case that no Certificate Balance in respect of any such class may be notionally reduced below zero). Any notional reduction of the Certificate Balance of such Certificates as a result of any Delinquency or Appraisal Reduction Event will be reversed to the extent there is a recovery of any or all of the Delinquency Amounts or a Realized Loss. Additionally, a reversal or additional reduction will occur to the extent that the Servicer's Appraisal Estimate is less than or greater than the Appraisal Reduction as adjusted to take into account a subsequent independent MAI appraisal. For purposes of calculating Interest Accrual Amounts, any such reduction or reversal or additional reductions made on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period. See "Description of the Offered Certificates -- Distribution --Priorities" herein.

APPRAISAL REDUCTIONS

   With respect to the Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan (unless during such extension period the borrower has been delinquent for 60 days or more, in which case, the first Distribution Date following such 60 day delinquency), (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) immediately after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) immediately after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan, (vii) upon a default in the payment of a Balloon Payment, (viii) immediately after an occurrence of an event for which a Property Advance would be required to be made by the Servicer or (ix) any other event which, in the discretion of the Servicer and of which the Servicer becomes aware in performing its obligations in accordance with the Servicing Standard would materially and adversely impair the value of the Mortgaged Property and security for the related Mortgage Loan (any of (i), (ii), (iii), (iv), (v), (vi), (vii),
(viii) and (ix), an "Appraisal Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums and other amounts have not been the subject of an Advance by the Servicer). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Servicer will be required to estimate the value of the related Mortgaged Properties (the "Servicer's Appraisal Estimate") and such estimate will be used for purposes of the Appraisal Reduction Amount. Within 30 days after the Appraisal Reduction Event, the Servicer will be required to obtain an independent MAI appraisal. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Servicer's Appraisal Estimate). Appraisal Reduction Amounts will be recalculated annually based on Updated Appraisals.

DELIVERY, FORM AND DENOMINATION

   The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be issued, maintained and transferred in book-entry form only, in denominations of $100,000 initial Certificate Balances and in multiples of $1 in excess thereof.

   The Subordinated Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of a Subordinated Certificate will be entitled to receive a Definitive Certificate representing its

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interest in such Class, except under the limited circumstances described under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Subordinated Certificates will refer to actions taken by DTC upon instructions received from holders of Subordinated Certificates through its participating organizations (together with CEDEL and Euroclear participating organizations, the "Participants", and all references herein to payments, notices, reports, statements and other information to holders of Subordinated Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Subordinated Certificates, for distribution to holders of Subordinated Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

   Until Definitive Certificates are issued in respect of the Subordinated Certificates, interests in the Subordinated Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Subordinated Certificates.

   A "Certificateholder" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, the Trustee, a manager of a Mortgaged Property, a Mortgagor or any person affiliated with the Depositor, the Servicer, the Special Servicer, the Trustee, such manager or a Mortgagor will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer or Special Servicer or otherwise benefit the Servicer or the Special Servicer in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding, provided that, the Special Servicer is not the Servicer. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). The Percentage Interest of any Class of Subordinated Certificate will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Balance of such Class of Certificates. See "--Book-Entry Registration" and "--Definitive Certificates" herein.

BOOK-ENTRY REGISTRATION

   Holders of Subordinated Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

   Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Subordinated Certificates and for information with respect to tax documentation procedures relating to the Subordinated Certificates, see Annex B hereto.

   The holders of Subordinated Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Subordinated Certificates may do so only through Participants and Indirect Participants. In addition, holders of Subordinated Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, CEDEL and their respective participants. Under a book-entry format, holders of Subordinated Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, CEDEL, Euroclear or holders of Subordinated Certificates, as applicable.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Subordinated Certificates among Participants on whose behalf it acts with respect to the Subordinated Certificates and to receive and transmit distributions of principal of, and interest on, the Subordinated Certificates. Participants and Indirect Participants with which the holders of Subordinated Certificates have accounts with respect to the Subordinated Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Subordinated Certificates. Accordingly, although the holders of Subordinated Certificates will not possess the Subordinated Certificates, the Rules provide a mechanism by which Participants will receive payments on Subordinated Certificates and will be able to transfer their interest.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Subordinated Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Depositor that it will take any action permitted to be taken by a holder of a Subordinated Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Subordinated Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

   Except as required by law, neither the Depositor, the Servicer, the Fiscal Agent nor the Trustee will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Subordinated Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

   The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

   Subordinated Certificates issued in fully registered, certificated form ("Definitive Certificates" will be delivered to Certificate Owners (or their nominees) only if (i) DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Book-Entry Certificates, and the Trustee is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Book-Entry Certificates then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Trustee is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar, and Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders"). Distributions of principal and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.

TRANSFER RESTRICTIONS

   In the event that holders of the Subordinated Certificates become entitled to receive Definitive Certificates under the circumstances described under "--Definitive Certificates", each prospective transferee of a Subordinated Certificate that is a Definitive Certificate will be required to (a) deliver to the Depositor, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that such transferee is not a Plan or a person acting on behalf of or investing the assets of a Plan, other than an insurance company investing the assets of its general account under circumstances whereby the purchase and subsequent holding of the Subordinated Certificate would be exempt from the prohibited transaction restrictions of ERISA and the Code under Sections I and III of PTE 95-60, or (b) provide an opinion of counsel and such other documentation as described under "ERISA Considerations" herein. The purchaser or transferee of any interest in a Subordinated Certificate that is not a Definitive Certificate shall be deemed to represent that it is not a person described in clause (a) above.

   The Subordinated Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

                     PREPAYMENT AND YIELD CONSIDERATIONS

MORTGAGOR DEFAULTS

   Effect on Subordinated Certificates. The aggregate amount of distributions on the Subordinated Certificates offered hereby, the yield to maturity of such Subordinated Certificates, the rate of principal payments on such Subordinated Certificates and the weighted average life of such Subordinated Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of a Subordinated Certificate of any Class calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such Class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Subordinated Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

   The yield to investors in the Subordinated Certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. MOREOVER, BECAUSE THE SUBORDINATE CERTIFICATES AND THE JUNIOR SUBORDINATE CERTIFICATES ARE SUBORDINATED TO THE SENIOR CERTIFICATES, REALIZED LOSSES WILL BE ALLOCATED, FIRST, TO THE CLASS B-7 AND CLASS B-7H CERTIFICATES, PRO RATA, UNTIL THEIR CERTIFICATE BALANCES ARE REDUCED TO ZERO, SECOND, TO THE CLASS B-6 CERTIFICATES, UNTIL THEIR CERTIFICATE BALANCE IS REDUCED TO ZERO, THIRD, TO THE CLASS B-5 CERTIFICATES, UNTIL THEIR CERTIFICATE BALANCE IS REDUCED TO ZERO, FOURTH, TO THE CLASS B-4 CERTIFICATES, UNTIL THEIR CERTIFICATE BALANCE IS REDUCED TO ZERO, FIFTH, TO THE CLASS B-3 CERTIFICATES, UNTIL THEIR CERTIFICATE BALANCE IS REDUCED TO ZERO, SIXTH, TO THE CLASS B-2 CERTIFICATES, UNTIL THEIR CERTIFICATE BALANCE IS REDUCED TO ZERO, SEVENTH, TO THE CLASS B-1 CERTIFICATES, UNTIL THEIR CERTIFICATE BALANCE IS REDUCED TO ZERO, AND EIGHTH, TO THE SENIOR CERTIFICATES IN THE ORDER SET FORTH IN THE POOLING AND SERVICING AGREEMENT. AS A RESULT, LOSSES ON THE MORTGAGE LOANS COULD RESULT IN A SIGNIFICANT LOSS, OR IN SOME CASES A COMPLETE LOSS, OF AN INVESTOR'S INVESTMENT IN THE SUBORDINATE CERTIFICATES. CONSEQUENTLY, PROSPECTIVE INVESTORS SHOULD PERFORM THEIR OWN ANALYSIS OF THE EXPECTED TIMING AND SEVERITY OF REALIZED LOSSES PRIOR TO INVESTING IN THE SUBORDINATE CERTIFICATES.

   As and to the extent described herein, the Servicer and Special Servicer, as applicable, will be entitled to receive (a) interest on unreimbursed Advances and unreimbursed servicing expenses that (i) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or such servicing expenses were incurred, which amounts are in the form of late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or (ii) are determined to be nonrecoverable Advances and (b) special servicing compensation for Specially Serviced Loans and REO Mortgage Loans. The Servicer's or Special Servicer's right to receive such payments of interest or additional compensation are prior to the rights of Certificateholders to receive distributions on the Certificates and, consequently, may result in losses being allocated to the Subordinated Certificates that would not otherwise have resulted absent the accrual of such interest or such additional compensation.

   Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of a Subordinated Certificate, to the extent that Advances or another Class of Certificates does not fully offset the effects of any such delinquency or default. INVESTORS IN THE SUBORDINATED CERTIFICATES SHOULD CONSIDER THE RISK THAT LOSSES ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. NO REPRESENTATION IS MADE AS TO THE FREQUENCY OF DELINQUENCIES, DEFAULTS AND/OR LIQUIDATIONS THAT MAY OCCUR WITH RESPECT TO THE MORTGAGE LOANS, OR THE MAGNITUDE OF ANY LOSSES THAT MAY OCCUR WITH RESPECT TO THE MORTGAGE LOANS OR THE LIKELIHOOD OR MAGNITUDE OF ANY EXTRAORDINARY EXPENSES THAT MAY BE INCURRED WITH RESPECT TO THE TRUST FUND.

YIELD TABLES

   The following Yield Tables assume that: (i) there is no prepayment prior to the earlier of the Anticipated Repayment date or the Maturity Date (the Mortgage Loans generally provide that prepayments are prohibited until the Maturity Date or Anticipated Repayment Date (or in the case of certain Mortgage loans, three or six months prior to the Anticipated Repayment Date or Maturity Date), and prior to such dates a Mortgaged Property can be released only upon defeasance through the substitution of U.S. Treasury obligations), (ii) all ARD Loans are repaid on their Anticipated Repayment Date, (iii) no defaults occur during the 3 year period commencing on the Cut-off Date with respect to any Mortgage Loans, (iv) defaults are calculated in cumulative percentages specified of the Cut-off Date Principal Balance, giving effect to (a) scheduled principal payments, including balloon payments, previously received and (b) elimination of the cumulative principal balance assumed to have previously defaulted, (v) losses on defaulted Mortgage Loans are recognized and applied to the Certificates immediately,
(vi) the assumed loss percentages are the net loss (including lost interest, (if any), loss of principal and reimbursement of certain expenses) and (vii) yields are calculated as monthly discount rates equating the loss-adjusted stream of cash flows in each scenario to the assumed Certificate purchase prices and converting such monthly discount rates to corporate bond equivalent yields.

   The information provided below is subject to the following qualifications and, therefore, actual yields on the Subordinated Certificates and the performance of the Mortgage Pool as a whole may vary based on the performance of the Mortgage Loans: (i) defaults and losses will occur based on individual Mortgage Loans, not as fixed percentages of the Mortgage Pool balance; (ii) certain individual loans and groups of loans with related borrowers exceed the maximum percentage of the Mortgage Pool assumed to default in any year;
(iii) defaults and loss levels will depend upon the specific property type and geographical and borrower concentrations in the Mortgage Pool and may not relate to the historical experience of the Mortgage Loan Seller or other industry participants with other mortgage loans; (iv) failure of ARD Loans to prepay in full on the Anticipated Repayment Date may increase the average life and duration of the Certificates, lowering yields to maturity on any Certificates purchased at a discount and lengthening the period of time during which such Certificates are exposed to potential losses; and (v) delays between the timing of Mortgage Loan defaults and recognition of losses on the related Mortgage Loans may result in the incurrence of additional expenses (including reimbursement of Advances together with interest thereon, Servicing Fees and Special Servicing Fees, Principal Recovery Fees and servicing and loan workout expenses) which, like interest and principal distributions on the Senior Certificates, must be paid prior to payments of principal on the Subordinated Certificates. While the indicated loss percentages employed in these tables are assumed to include such additional expenses, protracted delays in the Mortgage Loan workout process could increase such additional expenses considerably. Many of the additional expenses represent fees or reimbursement of expenses to the Special Servicer, who may be an affiliate of the holder of the Junior Subordinated Certificates. See "Risk Factors -- Servicer or Special Servicer May Purchase Certificates; Conflict of Interest". Investors should continue to monitor the performance of the Mortgage Loans and update the assumptions they apply to evaluate their investment in the Subordinated Certificates.

            WEIGHTED AVERAGE LIFE, FIRST AND LAST PRINCIPAL PAYMENT
                      DATE, YIELD AND MODIFIED DURATION OF
                             CLASS B-1 CERTIFICATES
                  AT VARIOUS ASSUMED PRICES AND MORTGAGE LOAN
         DEFAULT RATES ASSUMING 30% LOSSES ON DEFAULTED MORTGAGE LOANS

                                                                  SCENARIO
                                           -----------------------------------------------------
                                                1          2          3          4          5
                                           ---------  ---------  ---------  ---------  ---------
Cumulative Default Percentage(a)..........      0%         2.5%       5.0%      10.0%      15.0%
Cumulative Losses Realized(a)($mm)  ......     $0        $10.5      $21.1      $42.1      $63.2
As a percentage of Initial Pool Balance  .      0%         .75%       1.5%       3.0%       4.5%
Applied to Class B-1 Certificates ($mm)  .     $0        $   0      $   0      $   0      $   0
As a percentage of Class B-1
 Certificates.............................      0%           0%         0%         0%         0%

 -----------------------------------------------------------------------------------------------------------------
Weighted average life (years)                   14.89      14.90      14.91      14.92      14.95
First principal payment date                  2/14/12    2/14/12    3/14/12    3/14/12    3/14/12
Last principal payment date                   3/14/12    3/14/12    3/14/12    4/14/12    4/14/12

Price (%) 85.46875........................       9.51       9.51       9.51       9.51       9.50 Yield to Maturity
                                                 8.09       8.10       8.10       8.10       8.11 Modified Duration
Price (%) 87.46875........................       9.22       9.22       9.22       9.22       9.22 Yield to Maturity
                                                 8.18       8.18       8.18       8.19       8.20 Modified Duration
Price (%) 89.46875........................       8.95       8.95       8.95       8.95       8.95 Yield to Maturity
                                                 8.26       8.27       8.27       8.27       8.28 Modified Duration
Price (%) 91.46875........................       8.68       8.68       8.68       8.68       8.68 Yield to Maturity
                                                 8.34       8.35       8.35       8.35       8.36 Modified Duration
Price (%) 93.46875........................       8.43       8.43       8.43       8.43       8.42 Yield to Maturity
                                                 8.42       8.43       8.43       8.43       8.44 Modified Duration

------------
(a) Defaults and losses assumed to occur in equal monthly percentages of outstanding pool balance beginning in the 37th month after the Cut-off Date.

           WEIGHTED AVERAGE LIFE, FIRST AND LAST PRINCIPAL PAYMENT
                     DATE, YIELD AND MODIFIED DURATION OF
                            CLASS B-2 CERTIFICATES
                 AT VARIOUS ASSUMED PRICES AND MORTGAGE LOAN
        DEFAULT RATES ASSUMING 30% LOSSES ON DEFAULTED MORTGAGE LOANS

                                                                  SCENARIO
                                           -----------------------------------------------------
                                                1          2          3          4          5
                                           ---------  ---------  ---------  ---------  ---------
Cumulative Default Percentage(a)..........      0%         2.5%       5.0%      10.0%      15.0%
Cumulative Losses Realized(a)($mm)  ......     $0        $10.5      $21.1      $42.1      $63.2
As a percentage of Initial Pool Balance  .      0%         .75%       1.5%       3.0%       4.5%
Applied to Class B-2 Certificates ($mm)  .     $0        $   0      $   0      $   0      $   0
As a percentage of Class B-2
 Certificates.............................      0%           0%         0%         0%         0%

 -----------------------------------------------------------------------------------------------------------------
Weighted average life (years)                   14.94      14.96      14.97      15.26      16.26
First principal payment date                  3/14/12    3/14/12    3/14/12    4/14/12    4/14/12
Last principal payment date                   4/14/12    4/14/12    4/14/12    3/14/13    2/14/17

Price (%) 83.25...........................       9.83       9.83       9.83       9.81       9.75 Yield to Maturity
                                                 8.01       8.01       8.01       8.09       8.31 Modified Duration
Price (%) 85.25...........................       9.54       9.54       9.54       9.52       9.46 Yield to Maturity
                                                 8.10       8.10       8.10       8.18       8.41 Modified Duration
Price (%) 87.25...........................       9.25       9.25       9.25       9.24       9.19 Yield to Maturity
                                                 8.18       8.19       8.19       8.27       8.50 Modified Duration
Price (%) 89.25...........................       8.98       8.98       8.98       8.96       8.92 Yield to Maturity
                                                 8.27       8.27       8.28       8.35       8.60 Modified Duration
Price (%) 91.25...........................       8.71       8.71       8.71       8.70       8.67 Yield to Maturity
                                                 8.35       8.35       8.36       8.44       8.69 Modified Duration

------------
(a) Defaults and losses assumed to occur in equal monthly percentages of outstanding pool balance beginning in the 37th month after the Cut-off Date.

           WEIGHTED AVERAGE LIFE, FIRST AND LAST PRINCIPAL PAYMENT
                     DATE, YIELD AND MODIFIED DURATION OF
                            CLASS B-3 CERTIFICATES
                 AT VARIOUS ASSUMED PRICES AND MORTGAGE LOAN
        DEFAULT RATES ASSUMING 30% LOSSES ON DEFAULTED MORTGAGE LOANS

                                                                   SCENARIO
                                           -------------------------------------------------------
                                                1          2           3          4           5
                                           ---------  ----------  ---------  ----------  ---------
Cumulative Default Percentage(a)..........      0%         2.5%        5.0%      10.0%       15.0%
Cumulative Losses Realized(a)($mm)  ......     $0        $10.5       $21.1      $42.1       $63.2
As a percentage of Initial Pool Balance  .      0%         .75%        1.5%       3.0%        4.5%
Applied to Class B-3 Certificates ($mm)  .     $0        $   0       $   0      $   0       $   0
As a percentage of Class B-3
 Certificates.............................      0%           0%          0%         0%          0%

  -----------------------------------------------------------------------------------------------------------------
Weighted average life (years)                   14.99       15.07      15.56       16.55      19.99
First principal payment date                  4/14/12     4/14/12    4/14/12     3/14/13    2/14/17
Last principal payment date                   4/14/12    11/14/12    3/14/13    10/14/15    4/14/17

Price (%) 80.09375........................      10.31       10.31      10.27       10.19       9.99 Yield to Maturity
                                                 7.87        7.89       8.00        8.22       8.84 Modified Duration
Price (%) 82.09375........................      10.00       10.00       9.96        9.89       9.72 Yield to Maturity
                                                 7.97        7.99       8.10        8.32       8.98 Modified Duration
Price (%) 84.09375........................       9.70        9.70       9.67        9.61       9.45 Yield to Maturity
                                                 8.06        8.08       8.20        8.43       9.10 Modified Duration
Price (%) 86.09375........................       9.41        9.41       9.38        9.33       9.19 Yield to Maturity
                                                 8.15        8.17       8.29        8.53       9.23 Modified Duration
Price (%) 88.09375........................       9.13        9.13       9.11        9.06       8.95 Yield to Maturity
                                                 8.23        8.25       8.38        8.62       9.35 Modified Duration

------------
(a) Defaults and losses assumed to occur in equal monthly percentages of outstanding pool balance beginning in the 37th month after the Cut-off Date.

           WEIGHTED AVERAGE LIFE, FIRST AND LAST PRINCIPAL PAYMENT
                     DATE, YIELD AND MODIFIED DURATION OF
                            CLASS B-4 CERTIFICATES
                 AT VARIOUS ASSUMED PRICES AND MORTGAGE LOAN
        DEFAULT RATES ASSUMING 30% LOSSES ON DEFAULTED MORTGAGE LOANS

                                                                    SCENARIO
                                           --------------------------------------------------------
                                                1          2           3           4           5
                                           ---------  ----------  ----------  ----------  ---------
Cumulative Default Percentage(a)..........      0%         2.5%        5.0%       10.0%       15.0%
Cumulative Losses Realized(a)($mm)  ......     $0        $10.5       $21.1       $42.1       $63.2
As a percentage of Initial Pool Balance  .      0%         .75%        1.5%        3.0%        4.5%
Applied to Class B-4 Certificates ($mm)  .     $0        $   0       $   0       $   0       $14.0
As a percentage of Class B-4
 Certificates.............................      0%           0%          0%          0%       66.7%

   -----------------------------------------------------------------------------------------------------------------
Weighted average life (years)                   15.61       15.93       16.88       19.84      19.99
First principal payment date                  4/14/12    11/14/12     3/14/13    10/14/15    4/14/17
Last principal payment date                   3/14/13    12/14/13    11/14/16     4/14/17    4/14/17

Price (%) 63.65625........................      13.31       13.25       13.13       12.80       9.36 Yield to Maturity
                                                 7.06        7.11        7.23        7.58       6.65 Modified Duration
Price (%) 65.65625........................      12.87       12.82       12.71       12.40       8.91 Yield to Maturity
                                                 7.19        7.25        7.38        7.75       6.81 Modified Duration
Price (%) 67.65625........................      12.46       12.41       12.31       12.02       8.47 Yield to Maturity
                                                 7.32        7.38        7.51        7.91       6.96 Modified Duration
Price (%) 69.65625........................      12.07       12.02       11.92       11.65       8.06 Yield to Maturity
                                                 7.44        7.50        7.65        8.07       7.11 Modified Duration
Price (%) 71.65625........................      11.69       11.65       11.56       11.30       7.66 Yield to Maturity
                                                 7.56        7.63        7.78        8.22       7.26 Modified Duration

------------
(a) Defaults and losses assumed to occur in equal monthly percentages of outstanding pool balance beginning in the 37th month after the Cut-off Date.

           WEIGHTED AVERAGE LIFE, FIRST AND LAST PRINCIPAL PAYMENT
                     DATE, YIELD AND MODIFIED DURATION OF
                            CLASS B-5 CERTIFICATES
                 AT VARIOUS ASSUMED PRICES AND MORTGAGE LOAN
        DEFAULT RATES ASSUMING 30% LOSSES ON DEFAULTED MORTGAGE LOANS

                                                                   SCENARIO
                                           -------------------------------------------------------
                                                1           2           3           4         5
                                           ----------  ----------  ----------  ---------  --------
Cumulative Default Percentage(a)..........       0%         2.5%        5.0%       10.0%      15.0%
Cumulative Losses Realized(a)($mm)  ......      $0        $10.5       $21.1       $42.1     $ 63.2
As a percentage of Initial Pool Balance  .       0%         .75%        1.5%        3.0%       4.5%
Applied to Class B-5 Certificates ($mm)  .      $0        $   0       $   0       $ 7.0     $ 14.0
As a percentage of Class B-5
 Certificates.............................       0%           0%          0%       50.0%     100.0%

  -----------------------------------------------------------------------------------------------------------------
Weighted average life (years)                    16.64       18.85       19.98      19.99       N/A
First principal payment date                   3/14/13    12/14/13    11/14/16    4/14/17       N/A
Last principal payment date                   11/14/15     4/14/17     4/14/17    4/14/17       N/A

Price (%) 60.53125........................       13.87       13.58       13.02      11.42      0.44 Yield to Maturity
                                                  6.98        7.21        7.49       6.71      4.13 Modified Duration
Price (%) 62.53125........................       13.41       13.14       13.02      10.94    (0.35) Yield to Maturity
                                                  7.13        7.38        7.49       6.88      4.19 Modified Duration
Price (%) 64.53125........................       12.97       12.72       12.61      10.49    (1.09) Yield to Maturity
                                                  7.27        7.54        7.67       7.05      4.25 Modified Duration
Price (%) 66.53125........................       12.55       12.32       12.22      10.06    (1.80) Yield to Maturity
                                                  7.41        7.70        7.83       7.21      4.30 Modified Duration
Price (%) 68.53125........................       12.16       11.94       11.84       9.66    (2.49) Yield to Maturity
                                                  7.54        7.86        8.00       7.36      4.36 Modified Duration

------------
(a) Defaults and losses assumed to occur in equal monthly percentages of outstanding pool balance beginning in the 37th month after the Cut-off Date.

            Weighted Average Life, First and Last Principal Payment
                     Date, Yield and Modified Duration of
                             Class B-6 Certificates
                  at Various Assumed Prices and Mortgage Loan
         Default Rates Assuming 30% Losses on Defaulted Mortgage Loans

                                                                  SCENARIO
                                           ----------------------------------------------------
                                                1           2          3         4         5
                                           ----------  ---------  ---------  --------  --------
Cumulative Default Percentage(a)..........       0%         2.5%       5.0%      10.0%     15.0%
Cumulative Losses Realized(a)($mm)  ......      $0        $10.5      $21.1     $ 42.1    $ 63.2
As a percentage of Initial Pool Balance  .       0%         .75%       1.5%       3.0%      4.5%
Applied to Class B-6 Certificates ($mm)  .      $0        $   0      $   0     $ 14.0    $ 14.0
As a percentage of Class B-6
 Certificates.............................       0%           0%         0%     100.0%    100.0%

 -----------------------------------------------------------------------------------------------------------------
Weighted average life (years)                    19.74      19.99      19.99       N/A       N/A
First principal payment date                  11/14/15    4/14/17    4/14/17       N/A       N/A
Last principal payment date                    4/14/17    4/14/17    4/14/17       N/A       N/A

Price (%) 46.984375.......................       17.33      17.29      17.29      7.15      0.11 Yield to Maturity
                                                  5.92       5.93       5.93      3.68      3.19 Modified Duration
Price (%) 48.984375.......................       16.64      16.61      16.61      6.03    (1.18) Yield to Maturity
                                                  6.15       6.16       6.16      3.76      3.26 Modified Duration
Price (%) 50.984375 ......................       16.00      15.97      15.97      4.98    (2.39) Yield to Maturity
                                                  6.36       6.37       6.37      3.84      3.32 Modified Duration
Price (%) 52.984375.......................       15.40      15.38      15.37      3.99    (3.54) Yield to Maturity
                                                  6.57       6.58       6.58      3.91      3.38 Modified Duration
Price (%) 54.984375.......................       14.85      14.82      14.82      3.05    (4.62) Yield to Maturity
                                                  6.77       6.79       6.79      3.99      3.44 Modified Duration

------------
(a) Defaults and losses assumed to occur in equal monthly percentages of outstanding pool balance beginning in the 37th month after the Cut-off Date.

YIELD

   The yield to maturity on the Subordinated Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of Certificate Balance of such Certificates and the rate, timing and severity of Realized Losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, as well as prevailing interest rates at the time of payment or loss realization.

   The rate of distributions in reduction of the Certificate Balance of any Class of Subordinated Certificates, the aggregate amount of distributions on any Class of Subordinated Certificates and the yield to maturity of any Class of Subordinated Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of Certificate Balance may result from repurchases by the Mortgage Loan Seller due to missing or defective documentation breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase," purchases of the Mortgage Loans in the manner described under "The Pooling and Servicing Agreement -- Optional Termination" or purchases of ARD Loans by Class LR Certificateholders as described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans."

   BECAUSE SUBSTANTIALLY ALL PRINCIPAL RECEIVED ON THE MORTGAGE LOANS IS FIRST ALLOCATED TO THE SENIOR CERTIFICATES UNTIL THEIR RESPECTIVE CERTIFICATE BALANCES ARE REDUCED TO ZERO, BEFORE PRINCIPAL IS ALLOCATED TO THE SUBORDINATED CERTIFICATES, THE SUBORDINATED CERTIFICATES MAY NOT RECEIVE ANY PRINCIPAL FOR A SUBSTANTIAL PERIOD OF TIME.

   The Certificate Balance of any Class of Subordinated Certificates may be reduced without distributions thereon as a result of the allocation of Realized Losses to such Class, reducing the maximum amount distributable to such Class in respect of Certificate Balance, as well as the amount of interest that would have accrued thereon in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court.

   Because the ability of a borrower to make a Balloon Payment will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Properties, there is a risk that a borrower may default at the maturity date. In connection with a default on the Balloon Payment, the Special Servicer may agree to extend the maturity date thereof as described under "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans." In the case of any such default, recovery of proceeds may be delayed by and until, among other things, work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. In addition, the Directing Holders may instruct to delay the commencement of any foreclosure proceedings under certain conditions described herein. Certificateholders are not entitled to receive distributions of Monthly Payments or the Balloon Payment when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made and a defaulted Balloon Payment will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

   The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans.

   If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. The effect of voluntary and involuntary prepayments of the Mortgage Loans on the yield of each Class of Subordinated Certificates will be diminished by the distribution of all principal first to the Senior Certificates, until the Certificate Balances thereof have been reduced to zero, before any distributions in respect of principal are made on any Class of Subordinated Certificates.

   The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans is applied in reduction of the Certificate Balance of a Class of Subordinated Certificates, the greater the effect on such investor's yield to maturity.

   The rate of principal payments on the Mortgage Loans is affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans, and by the extent to which the Servicer is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums. All of the Mortgage Loans have Lock-out Periods ranging from 77 months to 239 months following origination. The weighted average Lock-out Period for the Mortgage Loans is approximately 138 months. All Mortgage Loans are locked out until no earlier than three or six months preceding their Anticipated Repayment Date or maturity date, as applicable. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein.

   No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Subordinated Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Subordinated Certificates based on the anticipated yield to maturity of such Class of Subordinated Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Subordinated Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Subordinated Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Subordinated Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Subordinated Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Subordinated Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

   An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Subordinated Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Subordinated Certificate may be lower than the Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Subordinated Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

   The effective yield to holders of Subordinated Certificates will be lower than the yield otherwise produced by the Pass-Through Rate and applicable purchase prices because while interest is required to be paid by the borrowers on the eleventh day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the interest is paid and before the Distribution Date occurs. Additionally, as described under "Description of the Subordinated Certificates -- Distributions" herein, if the portion of the Available Funds distributable in respect of interest on any Class of Subordinated Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

RATED FINAL DISTRIBUTION DATE

   The "Rated Final Distribution Date," April 14, 2029, is the Distribution Date occurring two years after the latest Assumed Maturity Date of any of the Mortgage Loans. Because certain of the Mortgage Loans have maturity dates that occur earlier than the latest maturity date, and because certain of the Mortgage Loans may be prepaid prior to maturity, it is possible that the Certificate Balance of each Class of Subordinated Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date.

WEIGHTED AVERAGE LIFE OF SUBORDINATED CERTIFICATES

   Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively. The weighted average lives of the Subordinated Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, Balloon Payments, voluntary or involuntary prepayments or liquidations.

   Other Factors Affecting Weighted Average Life. The weighted average lives of the Subordinated Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or "--Optional Termination" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums are made in respect thereof.

   A number of Mortgage Loans have Balloon Payments due at maturity, and because the ability of a mortgagor to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having Balloon Payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. Any defaulted Balloon Payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

   The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans and that of the Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

   Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates. A number of the Mortgage Loans may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions."

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in the following tables, the columns headed "0% CPR" assume that none of the Mortgage Loans is prepaid before the related Anticipated Repayment Date or maturity date, as applicable. The columns headed "10% CPR," "25% CPR," "50% CPR" and "100% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lock-out Period until the related Anticipated Repayment Date or maturity date, as applicable. All columns in the following table assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their maturity date. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to herein as the "Prepayment Assumptions."

   The tables of "Percentages of Initial Certificate Balance Outstanding" set forth below indicate the weighted average life of each Class of Subordinated Certificates and set forth the percentage of the initial Certificate Balance of such Subordinated Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. The table of "Percentage of Initial Pool Balance" set forth below indicates the weighted average life of the Mortgage Loans, in their entirety, and sets forth the percentage of the Cut-off Date Pool Balance of the Mortgage Loans that would be outstanding after each of the dates shown at 0% CPR. For purposes of preparing the tables, it was assumed that each of the Mortgage Loans has the following characteristics: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the 11th day of each month; (ii) the Mortgage Loan Seller does not repurchase any Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties -- Repurchase";
(iii) none of the Depositor, Servicer, or the

Class LR Certificateholders exercise the right to cause early termination of the Trust Fund; and (iv) the date of determination of weighted average life is the Closing Date. These assumptions are collectively referred to as the "Mortgage Loan Assumptions." The Mortgage Loan Assumptions made in preparing the following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

   Based on the Mortgage Loan Assumptions and the Prepayment Assumptions, the table below indicates the weighted average life of the Mortgage Loans, in their entirety, and sets forth the percentages of the Initial Pool Balance of the Mortgage Loans that would be outstanding after the Distribution Date in March of each of the years indicated.

                      PERCENTAGE OF INITIAL POOL BALANCE
                            OUTSTANDING AT 0% CPR

                                         MORTGAGE LOANS
         DISTRIBUTION DATE(1)                0% CPR
------------------------------------  ------------------
Initial Percentage...................          100%
March 14, 1998.......................           99
March 14, 1999.......................           98
March 14, 2000.......................           97
March 14, 2001.......................           95
March 14, 2002.......................           94
March 14, 2003.......................           92
March 14, 2004.......................           85
March 14, 2005.......................           83
March 14, 2006.......................           81
March 14, 2007.......................           38
March 14, 2008.......................           31
March 14, 2009.......................           20
March 14, 2010.......................           19
March 14, 2011.......................           17
March 14, 2012.......................            7
March 14, 2013.......................            3
March 14, 2014.......................            3
March 14, 2015.......................            3
March 14, 2016.......................            2
March 14, 2017.......................            2
March 14, 2018.......................            0
Weighted Average Life (years)(2) ....        13.33

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Mortgage Loans, in their entirety, is determined by (i) multiplying the aggregate amount of Monthly Payments in reduction of the aggregate Stated Principal Balance of the Mortgage Loans by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of the aggregate Stated Principal Balance referred to in clause (i).

   Based on the Mortgage Loan Assumptions, the Prepayment Assumptions and the various CPRs, the tables below indicate the weighted average life of the Subordinated Certificates and set forth the percentages of the initial Certificate Balance of the Subordinated Certificates that would be outstanding after the Distribution Date in March of each of the years indicated, at the indicated CPRs.

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                           CLASS B-1
                                    -----------------------------------------------------
DISTRIBUTION DATE (1)                 0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
----------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ................     100%       100%       100%       100%       100%
March 14, 1998 ....................     100        100        100        100        100
March 14, 1999 ....................     100        100        100        100        100
March 14, 2000 ....................     100        100        100        100        100
March 14, 2001 ....................     100        100        100        100        100
March 14, 2002 ....................     100        100        100        100        100
March 14, 2003 ....................     100        100        100        100        100
March 14, 2004 ....................     100        100        100        100        100
March 14, 2005 ....................     100        100        100        100        100
March 14, 2006 ....................     100        100        100        100        100
March 14, 2007 ....................     100        100        100        100        100
March 14, 2008 ....................     100        100        100        100        100
March 14, 2009 ....................     100        100        100        100        100
March 14, 2010 ....................     100        100        100        100        100
March 14, 2011 ....................     100        100        100        100        100
March 14, 2012 ....................       0          0          0          0          0
March 14, 2013 ....................       0          0          0          0          0
March 14, 2014 ....................       0          0          0          0          0
March 14, 2015 ....................       0          0          0          0          0
March 14, 2016 ....................       0          0          0          0          0
March 14, 2017 ....................       0          0          0          0          0
March 14, 2018 ....................       0          0          0          0          0
Weighted Average Life (years)(2)  .   14.89      14.89      14.89      14.88      14.72

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class B-1 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                           CLASS B-2
                                    -----------------------------------------------------
DISTRIBUTION DATE (1)                 0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
----------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ................     100%       100%       100%       100%       100%
March 14, 1998 ....................     100        100        100        100        100
March 14, 1999 ....................     100        100        100        100        100
March 14, 2000 ....................     100        100        100        100        100
March 14, 2001 ....................     100        100        100        100        100
March 14, 2002 ....................     100        100        100        100        100
March 14, 2003 ....................     100        100        100        100        100
March 14, 2004 ....................     100        100        100        100        100
March 14, 2005 ....................     100        100        100        100        100
March 14, 2006 ....................     100        100        100        100        100
March 14, 2007 ....................     100        100        100        100        100
March 14, 2008 ....................     100        100        100        100        100
March 14, 2009 ....................     100        100        100        100        100
March 14, 2010 ....................     100        100        100        100        100
March 14, 2011 ....................     100        100        100        100        100
March 14, 2012 ....................      36         34         31         25          0
March 14, 2013 ....................       0          0          0          0          0
March 14, 2014 ....................       0          0          0          0          0
March 14, 2015 ....................       0          0          0          0          0
March 14, 2016 ....................       0          0          0          0          0
March 14, 2017 ....................       0          0          0          0          0
March 14, 2018 ....................       0          0          0          0          0
Weighted Average Life (years)(2)  .   14.94      14.94      14.94      14.93      14.91

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class B-2 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                           CLASS B-3
                                    -----------------------------------------------------
DISTRIBUTION DATE (1)                 0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
----------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ................     100%       100%       100%       100%       100%
March 14, 1998 ....................     100        100        100        100        100
March 14, 1999 ....................     100        100        100        100        100
March 14, 2000 ....................     100        100        100        100        100
March 14, 2001 ....................     100        100        100        100        100
March 14, 2002 ....................     100        100        100        100        100
March 14, 2003 ....................     100        100        100        100        100
March 14, 2004 ....................     100        100        100        100        100
March 14, 2005 ....................     100        100        100        100        100
March 14, 2006 ....................     100        100        100        100        100
March 14, 2007 ....................     100        100        100        100        100
March 14, 2008 ....................     100        100        100        100        100
March 14, 2009 ....................     100        100        100        100        100
March 14, 2010 ....................     100        100        100        100        100
March 14, 2011 ....................     100        100        100        100        100
March 14, 2012 ....................     100        100        100        100         96
March 14, 2013 ....................       0          0          0          0          0
March 14, 2014 ....................       0          0          0          0          0
March 14, 2015 ....................       0          0          0          0          0
March 14, 2016 ....................       0          0          0          0          0
March 14, 2017 ....................       0          0          0          0          0
March 14, 2018 ....................       0          0          0          0          0
Weighted Average Life (years)(2)  .   14.99      14.99      14.99      14.99      14.99

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class B-3 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                           CLASS B-4
                                    -----------------------------------------------------
DISTRIBUTION DATE (1)                 0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
----------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ................     100%       100%       100%       100%       100%
March 14, 1998 ....................     100        100        100        100        100
March 14, 1999 ....................     100        100        100        100        100
March 14, 2000 ....................     100        100        100        100        100
March 14, 2001 ....................     100        100        100        100        100
March 14, 2002 ....................     100        100        100        100        100
March 14, 2003 ....................     100        100        100        100        100
March 14, 2004 ....................     100        100        100        100        100
March 14, 2005 ....................     100        100        100        100        100
March 14, 2006 ....................     100        100        100        100        100
March 14, 2007 ....................     100        100        100        100        100
March 14, 2008 ....................     100        100        100        100        100
March 14, 2009.....................     100        100        100        100        100
March 14, 2010 ....................     100        100        100        100        100
March 14, 2011 ....................     100        100        100        100        100
March 14, 2012 ....................     100        100        100        100        100
March 14, 2013 ....................       0          0          0          0          0
March 14, 2014 ....................       0          0          0          0          0
March 14, 2015 ....................       0          0          0          0          0
March 14, 2016 ....................       0          0          0          0          0
March 14, 2017 ....................       0          0          0          0          0
March 14, 2018 ....................       0          0          0          0          0
Weighted Average Life (years)(2)  .   15.61      15.61      15.61      15.61      15.61

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class B-4 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                          CLASS B-5
                                   -----------------------------------------------------
DISTRIBUTION DATE (1)                0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
---------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ...............     100%       100%       100%       100%       100%
March 14, 1998 ...................     100        100        100        100        100
March 14, 1999 ...................     100        100        100        100        100
March 14, 2000 ...................     100        100        100        100        100
March 14, 2001 ...................     100        100        100        100        100
March 14, 2002 ...................     100        100        100        100        100
March 14, 2003 ...................     100        100        100        100        100
March 14, 2004 ...................     100        100        100        100        100
March 14, 2005 ...................     100        100        100        100        100
March 14, 2006 ...................     100        100        100        100        100
March 14, 2007 ...................     100        100        100        100        100
March 14, 2008 ...................     100        100        100        100        100
March 14, 2009 ...................     100        100        100        100        100
March 14, 2010 ...................     100        100        100        100        100
March 14, 2011 ...................     100        100        100        100        100
March 14, 2012 ...................     100        100        100        100        100
March 14, 2013 ...................      52         52         52         52         52
March 14, 2014 ...................      33         33         33         33         33
March 14, 2015 ...................      13         13         13         13         13
March 14, 2016 ...................       0          0          0          0          0
March 14, 2017 ...................       0          0          0          0          0
March 14, 2018 ...................       0          0          0          0          0
Weighted Average Life (years)(2) .   16.64      16.64      16.64      16.64      16.64

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class B-5 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause
       (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                           CLASS B-6
                                    -----------------------------------------------------
DISTRIBUTION DATE (1)                 0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
----------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ................     100%       100%       100%       100%       100%
March 14, 1998 ....................     100        100        100        100        100
March 14, 1999 ....................     100        100        100        100        100
March 14, 2000 ....................     100        100        100        100        100
March 14, 2001 ....................     100        100        100        100        100
March 14, 2002 ....................     100        100        100        100        100
March 14, 2003 ....................     100        100        100        100        100
March 14, 2004 ....................     100        100        100        100        100
March 14, 2005 ....................     100        100        100        100        100
March 14, 2006 ....................     100        100        100        100        100
March 14, 2007 ....................     100        100        100        100        100
March 14, 2008 ....................     100        100        100        100        100
March 14, 2009 ....................     100        100        100        100        100
March 14, 2010 ....................     100        100        100        100        100
March 14, 2011 ....................     100        100        100        100        100
March 14, 2012 ....................     100        100        100        100        100
March 14, 2013 ....................     100        100        100        100        100
March 14, 2014 ....................     100        100        100        100        100
March 14, 2015 ....................     100        100        100        100        100
March 14, 2016 ....................      91         91         91         91         91
March 14, 2017 ....................      66         66         66         66         66
March 14, 2018 ....................       0          0          0          0          0
Weighted Average Life (years)(2)  .   19.74      19.74      19.74      19.74      19.74

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class B-6 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                     THE POOLING AND SERVICING AGREEMENT

GENERAL

   The Certificates have been issued pursuant to a Pooling and Servicing Agreement dated as of March 27, 1997 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

   The Depositor will provide to a prospective or actual holder of any Subordinated Certificate without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Asset Securitization Corporation, 2 World Financial Center, Building B, New York, New York 10281-1198.

ASSIGNMENT OF THE MORTGAGE LOANS

   On March 27, 1997, the Depositor, transferred or otherwise conveyed, assigned or caused the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to March 27, 1997, the Depositor has delivered to the Trustee, with respect to each Mortgage Loan certain documents and instruments including, among other things, the following: (i) the original Mortgage Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original mortgage or counterpart thereof; (iii) the assignment of the mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages; (v), the related security agreement, if applicable, (vi) to the extent not contained in the Mortgages, the original assignments of leases and rents or counterpart thereof; (vii) if applicable, the original assignments of assignments of leases and rents to the Trustee; (viii) if applicable, preceding assignments of assignments of leases and rents; (ix) where applicable, a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments; (x) the original loan agreements and (xi) the original lender's title insurance policy (or marked commitments to insure). The Trustee will hold such documents in trust for the benefit of the holders of Certificates. The Depositor will promptly cause the assignment of each Mortgage Loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Servicer, the relevant Mortgage Loan Seller or any other prior holder of the Mortgage Loan.

   The Trustee is obligated to review such documents for each Mortgage Loan within 45 days after the later of the receipt of such documents or March 27, 1997 and report any missing documents or certain types of defects therein to the Depositor. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall take such action as required in the Pooling and Servicing Agreement, which may include immediately notifying the Servicer and the Depositor. If the Mortgage Loan Seller, upon notification, cannot cure the omission or defect within a specified number of days after receipt of such notice, the Mortgage Loan Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that the Mortgage Loan Seller will fulfill this repurchase or substitution obligation. Although the Servicer is obligated to use its best efforts to enforce such obligation, neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Loan Seller defaults on its obligation. This repurchase or substitution obligation may constitute the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

   In the Pooling and Servicing Agreement, the Depositor has assigned the representations and warranties made by the Mortgage Loan Seller to the Depositor in the Mortgage Loan Purchase and Sale Agreement to the Trustee for the benefit of Certificateholders. In the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller has represented and warrantied, among other things, that (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreement), as of March 27, 1997 (unless otherwise specified):

     (i) immediately prior to the sale, transfer and assignment to the Depositor, each related Note and Mortgage were not subject to an assignment or pledge, and the Mortgage Loan Seller has good title to, and is the sole owner of, each Mortgage Loan;

     (ii) the Mortgage Loan Seller has full right and the authority to sell, assign and transfer such Mortgage Loan;

     (iii) the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

     (iv) each related Note, Mortgage, Assignment of Leases and Rents (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and there is no valid defense, counterclaim, or right of recission available to the related borrower with respect to such Mortgage, Note and other agreements;

     (v) each related Assignment of Leases and Rents, if any, creates a valid, collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property; no person other than the related borrower owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein;

     (vi) each related assignment of Mortgage from the Mortgage Loan Seller to the Depositor, and any related Reassignment of Assignment of Leases and Rents, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Mortgage Loan Seller to the Depositor constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Depositor except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditor's rights generally, or by general principles or equity (regardless of whether such enforcement is considered in a proceeding in equity or law);

     (vii) since origination, and except as set forth in the related mortgage file, such Mortgage Loan has not been waived, modified, altered, satisfied, canceled, subordinated or rescinded and, each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

     (viii) each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property, and such Mortgaged Property (subject to the matters discussed in clause (xi) below) is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as set forth in the Mortgage Loan Purchase and Sale Agreement);

     (ix) the Mortgage Loan Seller has not taken any action that would cause the representations and warranties made by each related borrower in the Mortgage Loan not to be true;

     (x) the Mortgage Loan Seller has no knowledge that the representations and warranties made by each related borrower in such Mortgage Loan are not true in any material respect;

     (xi) the lien of each related Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, as to a valid and perfected first priority security interest in the related Mortgaged Property and the first priority lien of the Mortgage in the original principal amount of such Mortgage Loan (as set forth on the Mortgage Loan Schedule which is an exhibit to the Pooling and Servicing Agreement) after all advances of principal, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such lender's title insurance policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property; the Mortgage Loan Seller or its successors or assigns is the sole named insured of such policy; such policy is assignable to the Depositor without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the Mortgage Loan Purchase and Sale Agreement; no claims have been made under such policy and the Mortgage Loan Seller has not done anything, by act or omission, and the Mortgage Loan Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy; to the extent required by applicable law the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Properties are located;

     (xii) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and it covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

     (xiii) each related Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and is in good repair and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property, other than with respect to a portion of the property in the Sunwest Pool known as facility number 5833, located in North Richland Hills, Texas; the condemnation proceeding with respect to such portion will not have a material adverse effect on the cash flow of such facility;

     (xiv) each of the related borrowers (and in the case of certain loans, each of the operators of the senior housing/healthcare facility) is in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business; all such licenses, permits and authorizations are valid and in full force and effect; and if a related Mortgaged Property is improved by a senior housing or healthcare facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only "Level A" violations, in the case of skilled nursing facilities, that have not been cured);

     (xv) the Mortgage Loan Seller or Bloomfield has inspected or caused to be inspected each related Mortgaged Property within the past twelve months preceding the Cut-off Date or within one month of origination of the Mortgage Loan;

     (xvi) such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization;

     (xvii) such Mortgage Loan is a whole loan and no other party holds a participation interest in the Mortgage Loan;

     (xviii) (A) the Mortgage Rate (exclusive of any default interest or yield maintenance charges) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan or (B) the Mortgage Loan Seller has received an opinion to such effect;

     (xix) (A) with respect to each Mortgage Loan originated by the Mortgage Loan Seller, no fraudulent acts were committed by the Mortgage Loan Seller during the origination process of such Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards and (B) with respect to each Mortgage Loan originated by Bloomfield, to the best of the Mortgage Loan Seller's knowledge, no fraudulent acts were committed by Bloomfield during the origination process of such Mortgage Loan and to the best of the Mortgage Loan Seller's knowledge, the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards;

     (xx) all taxes and governmental assessments that prior to March 27, 1997 became due and owing in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

     (xxi) all escrow deposits and payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith;

     (xxii) to the extent required under applicable law, as of the Cut-off Date, the Mortgage Loan Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located at all times when it held the Mortgage Loan;

     (xxiii) each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Mortgage Loans, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance and comprehensive general liability

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    insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; each related Mortgage obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

     (xxiv) there is no default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

     (xxv) such Mortgage Loan has not been 30 or more days delinquent since origination and as of the Cut-off Date was not delinquent;

     (xxvi) each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the borrower which would interfere with such right to foreclose;

     (xxvii) in each related Mortgage or Loan Agreement, the related borrower represents and warrants that it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; the related borrower agrees to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of any representation, warranty or covenant given by the borrower in such Mortgage or Loan Agreement. A Phase I environmental report was conducted by a reputable environmental engineer in connection with such Mortgage Loan, which report, except as otherwise disclosed herein did not indicate any material non-compliance or material existence of Hazardous Materials. To the best of the Mortgage Loan Seller's knowledge, each related Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and no notice of violation of such laws has been issued by any governmental agency or authority; the Mortgage Loan Seller has not taken any action which would cause the related Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

     (xxviii) each related Mortgage or Loan Agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee or the satisfaction of certain conditions, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing;

     (xxix) (1) the Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of such real property, as evidenced by an MAI appraisal conducted within 12 months of the origination of the Mortgage Loan (except with respect to the Mortgaged Properties included in the Sunwest Pool, in which case, market value was determined by using a capitalization rate), was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or
    (b) at March 27, 1997; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis);

     (xxx) except with respect to the Mortgage Loan secured by the Mortgaged Property known as South DeKalb Mall, neither the Mortgage Loan Seller nor any affiliate thereof has any obligation or right to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to March 27, 1997;

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     (xxxi) with respect to each Mortgaged Property except with respect to the
    Mortgaged Properties in the Sunwest Pool, where a material portion of the estate of the related borrower therein is a leasehold estate and the fee interest of the ground lessor is not subject and subordinate to the related Mortgage, that

        (A) The ground lease or a memorandum regarding it has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. There has been no material change in the terms of such ground lease since its recordation, except by written instruments, all of which are included in the related Mortgage File;

        (B) Except with respect to the Mortgage Loan known as Marina Harbor, the lessor under such ground lease has agreed in writing and included in the related Mortgage File that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and that any such action without such consent is not binding on the mortgagee, its successors or assigns;

        (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

        (D) The ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage (subject to those exceptions comparable to those in clause (xi) above). The ground lease is, and provides that it shall remain prior to any Mortgage or other lien upon the related fee interest;

        (E) Except with respect to the Mortgage Loan known as Marina Harbor, the ground lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder;

        (F) As of the date of execution and delivery, the ground lease is in full force and effect and no default has occurred, nor is there any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

        (G) The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee. The ground lease or ancillary agreement further provides that no notice given is effective against the mortgagee unless a copy has been given to the mortgagee in a manner described in the ground lease or ancillary agreement;

        (H) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the mortgagee is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the mortgagee under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

        (I) Except with respect to the Mortgage Loan known as Marina Harbor, the ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

        (J) Any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it (or in the case of the Marina Harbor Property, the ground lessor acting in trust for the named insureds) having the right to hold and disburse such proceeds as repair or restoration progresses, or, if permitted by the related ground lease, to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor is entitled to an amount of such award generally based on the value of the unimproved land taken; and

        (K) Except with respect to the Mortgage Loans known as Marina Harbor, International Plaza and 30 Broad Street, under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or

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       condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except where contrary to applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgage property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest rate are paid in full, neither the lessee nor the lessor under the ground lease will have the option to terminate or modify the ground lease without prior written consent of the mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of the rent;

     (xxxii) with respect to each Mortgage Loan originated by Bloomfield, that

        (A) such Mortgage Loan was underwritten in accordance with standards established by the Mortgage Loan Seller, using application forms and related credit documents approved by the Mortgage Loan Seller;

        (B) the Mortgage Loan Seller approved each application and related credit documents before a commitment by Bloomfield was issued, and no such commitment was issued until the Mortgage Loan Seller agreed to fund such loan;

        (C) the closing documents for such Mortgage Loan were prepared on forms approved by the Mortgage Loan Seller, and reflect the Mortgage Loan Seller as the successor and assign to Bloomfield; and

        (D) such loan was actually funded by the Mortgage Loan Seller, and was assigned to the Mortgage Loan Seller at the closing;

     (xxxiii) The leases to the Kmart Corporation with respect to the Mortgaged Properties securing the Kmart Distribution Properties (A) are triple net leases, (B) require the tenant to pay all rent without reduction, setoff, abatement or other reduction, notwithstanding casualty, condemnation and prohibition of use and (C) may not be terminated for any reason other than a material taking or casualty, provided, however, that Kmart Corporation agrees to purchase the related Kmart Distribution Property for an amount at least equal to the outstanding principal balance of the loan allocable to such property;

     (xxxiv) With respect to each Mortgaged Property improved by a hotel, the Mortgage Loan Seller has filed and/or recorded (or sent for filing and/or recording on the closing date of the related Mortgage Loan) Uniform Commercial Code financing statements on all furniture, fixtures, equipment and all other personal property used in the operation of the hotel; and

     (xxxv) The Mortgage Loan documents for each Mortgage Loan having a Cut-off Date Principal Balance in excess of $20,000,000 requires that the Board of Directors of the borrower, its corporate general partner, or managing member, as applicable, include an independent director.

   The Pooling and Servicing Agreement requires that the Servicer, the Special Servicer or the Trustee notify the Mortgage Loan Seller and the Depositor upon its becoming aware of (a) any breach of any representation or warranty contained in clauses (i), (ii), (iii), (iv), (v), (vi), (vii),
(viii), (ix), (xi), (xii), (xv), (xvi), (xvii), (xviii), (xix), (xx), (xxiv) or (xxix) and (b) any breach of any representation or warranty contained in clauses (x), (xiii), (xiv), (xxi), (xxii), (xxiii), (xxv), (xxvi), (xxvii), (xxviii), (xxx), (xxxi), (xxxii), (xxxiii), (xxxiv) or (xxxv) that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. The Mortgage Loan Purchase and Sale Agreement provides that, with respect to any such Mortgage Loan, within 90 days after notice from the Servicer, the Special Servicer or the Trustee, the Mortgage Loan Seller shall either (a) repurchase such Mortgage Loan at an amount equal to (i) the outstanding principal balance of the Mortgage Loan as of the Due Date as to which a payment was last made by the borrower (less any P&I Advances previously made on account of principal), (ii) accrued interest up to the Due Date in the month following the month in which such repurchase occurs (less P&I Advances previously made on account of interest), (iii) the amount of any unreimbursed Advances (with interest thereon) and any unreimbursed servicing compensation relating to such Mortgage Loan and (iv) any expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price the "Repurchase Price") or (b) promptly cure such breach in all material respects, provided, however, that in the event that such breach is capable of being cured, as determined by the Servicer, but not within such 90-day period and the Mortgage Loan Seller, has

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commenced and is diligently proceeding with the cure of such breach, the
Mortgage Loan Seller will have an additional 90 days to complete such cure; provided, further, that with respect to such additional 90-day period the Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee and the Servicer setting forth the reason such breach is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such breach will be cured within the additional 90-day period; and, provided, further, that in the event the Mortgage Loan Seller fails to cure such breach within such additional 90-day period, the Repurchase Price shall include interest on any Advances made in respect of the related Mortgage Loan during such period.

   Notwithstanding the foregoing, upon discovery by the Trustee, any custodian for the Trustee, the Servicer or Special Servicer of a breach of a representation or warranty that causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, such person shall give prompt notice thereof to the Depositor and within 90 days after such discovery, if such breach cannot be cured within such period, the Depositor shall purchase, or cause the Mortgage Loan Seller to purchase, such Mortgage Loan from the Trust Fund at the Repurchase Price.

   The obligations of the Mortgage Loan Seller to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by the Mortgage Loan Seller with respect to a Mortgage Loan. None of the Depositor (except as described in the previous paragraph), the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be obligated to purchase a Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to repurchase or cure, and no assurance can be given that the Mortgage Loan Seller will fulfill such obligations. No assurance can be given that the Depositor will perform any obligation to cure or repurchase a Mortgage Loan for a breach of any representation referred to in the second preceding paragraph. If such obligation is not met, as to a Mortgage Loan that is not a "qualified mortgage," the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified. However, with respect to the Mortgage Loans acquired by the Mortgage Loan Seller from Bloomfield, the Mortgage Loan Seller will also assign to the Depositor, and the Depositor will further assign to the Trustee, the Mortgage Loan Seller's rights and remedies against Bloomfield in respect of the representations and warranties made by Bloomfield in its purchase and sale agreement with the Mortgage Loan Seller (the "Bloomfield Purchase Agreement"), except that the Trustee will be required to reassign such rights and remedies to the Mortgage Loan Seller as to individual Mortgage Loans repurchased by the Mortgage Loan Seller.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

   The Pooling and Servicing Agreement requires the Servicer and Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Servicer or Special Servicer in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it
(a) services and administers similar mortgage loans comparable to the Mortgage Loans and held for other third party portfolios or (b) administers mortgage loans for its own account, whichever standard is higher, but without regard to (i) any known relationship that the Servicer or Special Servicer, or an affiliate of the Servicer or Special Servicer, may have with the borrowers or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's or Special Servicer's obligation to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Servicer's or Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; or (v) the ownership, or servicing or management for others, by the Servicer or Special Servicer of any other mortgage loans or property (the "Servicing Standard"). The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

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   The Pooling and Servicing Agreement requires the Servicer or the Special
Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment prior to the final maturity date. The Pooling and Servicing Agreement provides that if a Mortgage Loan provides that the lender may in its direction apply certain amounts to a prepayment of principal (e.g., by applying casualty or condemnation proceeds or funds escrowed improvements not completed by the required date) prior to the expiration of the related Lock-out Period, the Special Servicer cannot consent to such a prepayment unless the Special Servicer has first received the consent of the Servicer or the holders of 66 2/3% of the Voting Rights of the Certificates responding to a solicitation of their consent. With respect to any Specially Serviced Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Servicer or Special Servicer may elect to extend a Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

ADVANCES

   The Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the "Servicer Remittance Date") an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly Payment or Minimum Defaulted Monthly Payment on a Mortgage Loan (with interest at the Mortgage Pass-Through Rate) not received that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Servicer Remittance Date), or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof not received that was due prior to the maturity date provided, however, the Servicer will not be required to make an Advance to the extent it determines that such advance would not be ultimately recoverable from late payments, net insurance proceeds, net liquidation proceeds and other collections with respect to the related Mortgage Loan. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. The Servicer will not be required or permitted to make a P&I Advance for Excess Interest or Default Interest. The amount required to be advanced in respect of delinquent Monthly Payments, Assumed Scheduled Payments or Minimum Defaulted Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period). In addition, and without duplication the Servicer will (i) make only one P&I Advance in respect of each Mortgage Loan for the benefit of the most subordinate Class of Certificates then outstanding unless the related defaulted Monthly Payment is cured prior to the following Due Date on any Mortgage Loan and (ii) not make any P&I Advance in respect of Reduction Interest Distribution Amounts or Reduction Interest Shortfalls. The amount to be advanced by the Servicer, Trustee or Fiscal Agent in respect of any Mortgage Loan on any Distribution Date will be reduced by the greater of the reduction in respect of any Appraisal Reduction Amount and the reduction described in the preceding sentence. On any Servicer Remittance Date on which the Servicer is not required to make a P&I Advance to the most subordinate Class of Certificates (as described above), the Servicer will initially make such P&I Advance (for accounting purposes only) but will be required, immediately subsequent to the making of such P&I Advance, to reimburse itself (without interest) for such P&I Advance from and up to all amounts with respect to such Mortgage Loan that would be distributed to the most subordinate Class on the related Distribution Date then outstanding if such Mortgage Loan was not in default (such amount of reimbursement, the "Subordinate Class Advance Amount"). No interest will accrue on, or be payable with respect to, any outstanding Subordinate Class Advance Amount.

   The obligation of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. P&I Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith

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business judgment will not be recoverable by the Servicer, the Special
Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, net insurance proceeds, net liquidation proceeds and other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be recoverable from the foregoing sources, then the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee, Fiscal Agent and Depositor, in the case of the Servicer, the Servicer, in the case of the Special Servicer, the Depositor, in the case of the Trustee or the Fiscal Agent and the Trustee in the case of the Fiscal Agent, setting forth such judgment or determination of nonrecoverability and the considerations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the person making such determination in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed in accordance with MAI standards conducted within the past twelve months on the applicable Mortgaged Property).

   The Trustee will provide to the Servicer written statements prior to the Servicer Remittance Date listing (i) the aggregate Reduction Interest Distribution Amounts and Reduction Interest Shortfalls for such Distribution Date and (ii) the distribution due to the Holders of the most subordinate Class of Certificates. For purposes of determining the most subordinate Class, (i) the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates collectively and (ii) the Class B-7 and Class B-7H Certificates together will, in each case, be treated as one Class.

   In addition to P&I Advances, the Servicer (and in limited circumstances, the Special Servicer) will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to maintain such Mortgaged Property.

   To the extent the Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling and Servicing Agreement. To the extent the Special Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Servicer, subject to a determination of recoverability, will make such an Advance. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer, as the case may be. See "--Trustee" and "--Fiscal Agent" below.

   The Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance and interest accrued thereon at the Advance Rate (i) from late payments on the Mortgage Loan by the Mortgagor, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or
(iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

   The Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Advances at a per annum rate equal to the sum of (i) the Prime Rate plus (ii) 1% (the "Advance Rate"), compounded monthly, as of each Servicer Remittance Date and the Servicer will be authorized to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. To the extent that the payment of such interest at the Advance Rate results in a shortfall in amounts otherwise payable on one or more Classes of Certificates on the next Distribution Date, the Servicer, the Trustee or the Fiscal Agent, as applicable, will be obligated to make a cash advance to cover such shortfall, but only to the extent the Servicer, the Trustee or the Fiscal Agent, as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the

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Mortgage Loan to which the Advance is related. If the interest on such
Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, Eastern Edition.

ACCOUNTS

   Lock Box Accounts. With respect to 47 Mortgage Loans, which represent in the aggregate 79% of the Initial Pool Balance, one or more accounts in the name of the related borrower (the "Lock Box Accounts") have been established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or manager. Any Lock Box which does not require the related borrower to instruct tenants to deposit rents directly into such account will instead require the borrower or the related property manager to deposit rents and other revenues in the related Lock Box Account. Agreements governing the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lock Box Accounts are periodically swept into the Cash Collateral Accounts. Additionally, the Mortgage Loans that have Anticipated Repayment Dates require that a Lock Box Account be established prior to their respective Anticipated Repayment Dates. The Lock Box Accounts will not be an asset of the Trust REMICs.

   Cash Collateral Accounts. With respect to each Mortgage Loan that has a Lock Box Account, one or more accounts in the name of the Servicer (the "Cash Collateral Accounts") have been established into which funds in the related Lock Box Accounts will be swept on a regular basis. The Reserve Accounts generally will be sub-accounts of the Cash Collateral Accounts. Any excess over the amount necessary to fund the Monthly Payment, the Reserve Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower provided no event of default of which the Servicer is aware has occurred and is continuing with respect to such Mortgage Loan. However, as described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest," after the respective Anticipated Repayment Date, if applicable, all amounts in the related Cash Collateral Account in excess of the amount necessary to fund the Monthly Payment and Reserve Accounts will be applied to (i) operating and capital expenses, (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) Excess Interest, in that order. The Cash Collateral Accounts will not be an asset of the Trust REMICs.

   Collection Account. The Servicer will establish and maintain a segregated account (the "Collection Account") pursuant to the Pooling and Servicing Agreement, and on each Due Date withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into the Collection Account for application towards the Monthly Payment (including Servicing Fees) due on the related Mortgage Loan. The Servicer shall also deposit into the Collection Account within one business day of receipt all other payments in respect of the Mortgage Loans, other than amounts to be deposited into any Reserve Account.

   Distribution Accounts. The Trustee will establish and maintain one or more segregated accounts ("Distribution Accounts") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds and (ii) the portion of the Servicing Fee representing the Trustee's Fee. The Servicer will deposit all P&I Advances into the Distribution Account on the related Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Distribution Account as described herein. See "Description of the Subordinated Certificates -- Distributions" herein.

   Interest Reserve Account. The Servicer will establish and maintain an Interest Reserve Account ("Interest Reserve Account") in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date relating to an Interest Accrual Period ending in any February and on any Servicer Remittance Date relating to an Interest Accrual Period ending in any January which occurs in a year which is not a leap year, the Servicer will be required to deposit, in respect of the Mortgage Loans known as the Saracen, Burnham Pacific, M&H, Lakeside and Ambassador loans, into the Interest Reserve Account, an amount equal to one day's interest collected on the Stated Principal Balance of such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and deposit such amount into the Distribution Accounts.

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   The Trustee will also establish and maintain one or more segregated accounts for each of the "Upper-Tier Distribution Account," the "Default Interest Distribution Account" and the "Excess Interest Distribution Account," each in the name of the Trustee for the benefit of the holders of the Certificates.

   The Cash Collateral Accounts, Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts, the Collection Account and the Interest Reserve Account. Each of the Cash Collateral Account, Collection Account, any REO Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be either (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's, D-1 by DCR and F-1+ by Fitch in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch, DCR and S&P and "Aaa" by Moody's) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or any other account that, as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Servicer (an "Eligible Bank"). Amounts on deposit in the Collection Account, Cash Collateral Account, any REO Account and the Interest Reserve Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account and Cash Collateral Accounts will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be paid to NSI as compensation for arranging for on-going monitoring and surveillance of the Subordinated Certificates by the Rating Agencies.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

   The Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit on or before each Servicer Remittance Date (A) to the Distribution Account an amount equal to the sum of
(I) Available Funds and any Prepayment Premiums and (II) the Trustee Fee for such Distribution Date, (B) to the Default Interest Distribution Account an amount equal to the Net Default Interest received in the related Collection Period, (C) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any, and
(D) to the Interest Reserve Account an amount required to be withheld as described under "--Accounts -- Interest Reserve Account"; (ii) to pay or reimburse the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, as applicable, for Advances made by any of them and, if applicable, interest on Advances (provided, that the Trustee and Fiscal Agent will have priority with respect to such payment or reimbursement), the Servicer's right to reimbursement for items described in this clause (ii) being limited as described herein under "--Advances"; (iii) to pay on or before each Servicer Remittance Date to the Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation (not including the portion of the Servicing Fee representing the Trustee's Fee), Special Servicing Fee, Principal Recovery Fee, if any, and any other servicing or special servicing compensation in respect of the immediately preceding calendar month; (iv) to pay on or before each Distribution Date to the Depositor, Mortgage Loan Seller or Bloomfield with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Depositor for unpaid servicing compensation (in the case of the Servicer, the Special Servicer or the Trustee) and certain other unreimbursed expenses incurred by such persons pursuant to and to the extent reimbursable under the Pooling and

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Servicing Agreement and to satisfy any indemnification obligations of the
Trust Fund under the Pooling and Servicing Agreement; (vi) to pay to the Trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

   The Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Servicer or the Special Servicer, as applicable, determines that granting such consent would be likely to result in a greater recovery or such provision is not legally enforceable, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon provided that (a) the credit status of the prospective transferee is in compliance with the Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Servicer or the Special Servicer, as applicable, has received written confirmation from each of Fitch, Moody's and S&P, and, if the Mortgage Loan represents greater than 2% of the aggregate Stated Principal Balances of the Mortgage Loans, DCR that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "Modifications" herein.

   The Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each of Fitch, Moody's and S&P, and, if the Mortgage Loan represents greater than 2% of the aggregate Stated Principal Balances of the Mortgage Loans, DCR that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance."

INSPECTIONS

   The Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards described herein, but in any event (i) is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every twelve months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in May 1997 (or at such lesser frequency, provided each Rating Agency has confirmed in writing to the Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then-current ratings assigned to the Certificates) and (ii) if the Mortgage Loan (a) becomes a "Specially Serviced Mortgage Loan," (b) is delinquent for 60 days or (c) has a debt service coverage ratio of less than 1.0, the Special Servicer is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months.

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INSURANCE POLICIES

   The Pooling and Servicing Agreement requires the Servicer (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgage Loan to maintain fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (A) one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment without deduction for physical depreciation, and (B) the outstanding principal balance of the related Mortgage Loan, or such greater amount as is necessary to prevent any reduction, by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed a co-insurer and provided such policy shall include a "replacement cost" rider. The Pooling and Servicing Agreement also requires the Servicer (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgaged Property to maintain insurance providing coverage against at least 18 months of rent interruptions (24 months with respect to an REO Property) and any other insurance as is required in the related Mortgage Loan. In the case of an REO Property, if the Special Servicer fails to maintain fire and hazard insurance as described above or flood insurance as described below, the Servicer shall maintain such insurance, and if the Servicer does not maintain such insurance, the Trustee shall maintain such insurance and if the Trustee does not maintain such insurance, the Fiscal Agent shall do so, subject to the provisions concerning nonrecoverable Advances. Any cost incurred by the Servicer, Special Servicer, Trustee or Fiscal Agent in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

   In general, the standard form of fire and hazard extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to certain conditions and exclusions in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers in different states and therefore will not contain identical terms and conditions, most such policies will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks. Nonetheless, certain of the Mortgage Loans require insurance coverage for floods and other water-related causes and earth movement. When a Mortgaged Property is located in a federally designated flood area, the Pooling and Servicing Agreement requires the Servicer to use its best efforts to cause the related borrower to maintain, or if not maintained, to itself obtain (subject to the provisions concerning nonrecoverable Advances) flood insurance. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program, if available. If an REO Property
(i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination and continues to be available at commercially reasonable rates, the Pooling and Servicing Agreement requires that the Special Servicer obtain (subject to the provisions concerning nonrecoverable Advances) flood insurance and/or earthquake insurance. If a recovery due to a flood or earthquake is not available for an REO Property but would have been available if such insurance were maintained, the Special Servicer will be required (subject to the provisions concerning nonrecoverable Advances) to (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application is consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim.

   The Servicer or the Special Servicer may obtain and maintain a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related borrower has not maintained insurance to satisfy its obligations concerning the maintenance of insurance coverage. Any such blanket insurance policy shall be maintained with an insurer qualified under the terms of the Pooling and Servicing Agreement. Additionally, the Servicer or the Special Servicer may obtain a master force placed insurance policy, as long as such policy is issued by an insurer qualified under the terms of the Pooling and Servicing Agreement and provides no less coverage in scope and amount than otherwise required to be maintained as described in the preceding paragraphs.

   The ability of the Servicer to assure that fire and hazard, flood or earthquake insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under such policy, or upon the extent to which information in this regard is furnished by mortgagors.

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   Under the terms of the Mortgage Loans, the borrowers will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer or Special Servicer, as applicable, on behalf of itself, the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer or Special Servicer, as applicable, to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer or Special Servicer, as applicable, by the borrowers.

   All insurance policies required shall name the Trustee or the Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee.

EVIDENCE AS TO COMPLIANCE

   The Pooling and Servicing Agreement requires the Servicer to cause a nationally recognized firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 1998, a statement to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans for the preceding twelve months and that on the basis of their examination, conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported.

   The Pooling and Servicing Agreement also requires the Servicer to deliver to the Trustee, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 1998, an officer's certificate of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default, specifying each default known to such officer and the action proposed to be taken with respect thereto.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL
SERVICER

   Each of the Servicer and Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each Rating Agency that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer may not otherwise resign from its obligations and duties as Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until the Trustee or a successor Servicer or Special Servicer has assumed the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer or Special Servicer assuming the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Servicer or Special Servicer would have been entitled. If no successor Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer or Special Servicer will be treated as Realized Losses. In addition, the Pooling and Servicing Agreement provides that the Depositor is permitted to remove the Servicer at any time without cause provided that (i) each Rating Agency has confirmed in writing that such removal will not result in a downgrade, qualification or withdrawal of the then current rating of any Class of Certificates and (ii) the successor Servicer shall be a servicing company that (x) is an affiliate of the Depositor and (y) was acquired by an affiliate of the Depositor.

   The Pooling and Servicing Agreement also provides that neither the Depositor, the Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Servicer, the Special Servicer nor any such person will be protected against any breach of its representations

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and warranties made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer and the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder or
(ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement.

   In addition, the Pooling and Servicing Agreement provides that neither the Depositor, the Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account.

   The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust Fund from the Collection Account to the extent not recoverable from the Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

   Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor of the Servicer under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Servicer under the Pooling and Servicing Agreement, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets and succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned by such Rating Agency to any Class of Certificates.

EVENTS OF DEFAULT

   Events of default of the Servicer (each, an "Event of Default") under the Pooling and Servicing Agreement consist, among other things, of (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Distribution Account, Excess Interest Distribution Account, Interest Reserve Account or Default Interest Distribution Account any amount required to be so remitted pursuant to the Pooling and Servicing Agreement or (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties under the Pooling and Servicing Agreement which continues unremedied for thirty (30) days after the giving of written notice of such failure to the Servicer by the Depositor or the Trustee, or to the Servicer and to the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; or (iii) any failure by the Servicer to make any Advances as required pursuant to the Pooling and Servicing Agreement; or (iv) confirmation in writing by any Rating Agency that not terminating the Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Servicer indicating its insolvency or inability to pay its obligations or (vi) the Servicer shall no longer be an "approved" servicer by each of the Rating Agencies for mortgage pools similar to the Trust Fund.

   Events of Default of the Special Servicer under the Pooling and Servicing Agreement include the items specified in clauses (i) through (vi) above with respect to, and to the extent applicable to, the Special Servicer.

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RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default with respect to the Servicer or Special Servicer occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will, terminate all of the rights and obligations of the Servicer or Special Servicer as servicer or special servicer under the Pooling and Servicing Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Servicer under the Pooling and Servicing Agreement the Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Servicer is also the Special Servicer and the Servicer is terminated, the Servicer will also be terminated as Special Servicer.

   On and after the date of termination following an Event of Default by the Servicer, the Trustee will succeed to all authority and power of the Servicer (and the Special Servicer if the Special Servicer is also the Servicer) under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Servicer (and the Special Servicer if the Servicer is also the Special Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the long-term unsecured debt rating of the Trustee or the Fiscal Agent is not at least "AA" by S&P, DCR and Fitch and "Aa2" by Moody's or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Servicer, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid.

   If the Special Servicer is not the Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee will terminate the Special Servicer and the Servicer will succeed to all the power and authority of the Special Servicer under the Pooling and Servicing Agreement (provided that such termination would not result in the downgrading, qualification or withdrawal of the rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) and will be entitled to the compensation to which the Special Servicer would have been entitled.

   No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

   The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each Class of Certificates; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification,

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withdrawal or downgrading of the then-current ratings assigned to the
Certificates; and (v) to amend or supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as confirmed in writing by each Rating Agency.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate; (ii) alter the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

VOTING RIGHTS

   The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class V-1, Class V-2, Class R and Class LR Certificates, (b) 0.09% in the case of the Class A-CS1 Certificates and 3.58% in the case of the Class PS-1 Certificates (the sum of such percentages for each such Class outstanding is the "Fixed Voting Rights Percentage"), provided that the Voting Rights of the
(i) Class A-CS1 Certificates will be reduced to zero upon the reduction of the Notional Balance of such Class to zero and (ii) Class PS-1 Certificates will be reduced to zero on the Distribution Date on which none of the A-1B, Class A-1C, Class A-1D, Class A-1E, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates are outstanding, (c) in the case of the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates, a percentage equal to the product of (x) 100% minus the Fixed Voting Rights Percentage multiplied by (y) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates. The Coupon Strip Certificates will not be entitled to vote with respect to proposed extensions of a Specially Serviced Mortgage Loan. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests, except that any Certificate beneficially owned by the Depositor, the Servicer, the Special Servicer, any mortgagor, the Trustee, a manager, or any of their respective affiliates will be deemed not to be outstanding; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate thereof will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer, Special Servicer or otherwise benefit such entity or an affiliate (other than solely in its capacity as Certificateholder); and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding if the Special Servicer is not the Servicer or any affiliate. The Certificates beneficially owned by the Special Servicer or an affiliate thereof shall be deemed outstanding for purposes of determining who the Directing Holders (as defined below) are and for purposes of issuing Instructions (as defined below). The Voting Rights of each Class of Certificates will be deemed to be reduced on any day on which an Appraisal Reduction Amount is allocated to such Class. The Fixed Voting Right Percentage of the Class A-CS1 Certificates will be proportionally reduced upon the allocation of Appraisal Reduction Amounts with respect to the Class A-1A Certificates based on the amount of such reduction. The Fixed Voting Right Percentage of the Class PS-1 Certificates will be proportionally reduced upon the allocation of Appraisal Reduction Amounts to the Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates based on the amount of such reduction.

REALIZATION UPON MORTGAGE LOANS

   Specially Serviced Mortgage Loans; Appraisals;
Extensions. Contemporaneously with the earliest of (i) the effective date of any modification of the Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any

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extension of the Maturity Date of a Mortgage Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment, or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal (as defined below), the Servicer (after consultation with the Special Servicer) will obtain an appraisal (or a letter update from an existing appraisal which is less than three years old) of the Mortgaged Property from an independent appraiser who is a member of the American Institute of Real Estate Appraisers (an "Updated Appraisal") provided, that, the Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old.

   Following a default on a Mortgage Loan at maturity, the Special Servicer may either foreclose or elect to grant a one-year extension of the Specially Serviced Mortgage Loan; provided that the Special Servicer may only extend such Mortgage Loan if (i) immediately prior to the default on the Balloon Payment the related borrower had made twelve consecutive Monthly Payments on or prior to their Due Dates, (ii) the Special Servicer determines in its reasonable judgment that such borrower has attempted in good faith to refinance such Mortgage Loan or Mortgaged Property, (iii) the Special Servicer determines that (A) extension of such Mortgage Loan is consistent with the Servicing Standard and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure, (iv) such extension requires that all cash flow on all related Mortgage Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan and (v) the Special Servicer terminates the related Manager unless the Special Servicer determines that retaining such Manager is conducive to maintaining the value of such Mortgaged Properties; provided, further, that, if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the Voting Rights of each Class of Certificates entitled to vote direct the Special Servicer not to extend, the Special Servicer will not extend; provided, further, that, if the Special Servicer is not the Servicer and the Servicer would not elect to extend, holders of Certificates evidencing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders entitled to vote and (b) 66 2/3% of the aggregate Voting Rights of all Certificateholders entitled to vote who respond to such notice, may direct the Special Servicer not to extend. Notwithstanding the foregoing, the Special Servicer may extend pursuant to the Instructions of the Directing Holders (as described and defined below). The holders of the Class A-CS1 and Class PS-1 Certificates will not be entitled to vote with respect to proposed extensions of a Specially Serviced Mortgage Loan.

   The Special Servicer may, after presenting a proposal to and consulting with the Servicer (if the Special Servicer is not the Servicer), and taking into account the LTV of a Specially Serviced Mortgage Loan as indicated in the Updated Appraisal, grant subsequent one-year extensions of such Specially Serviced Mortgage Loan if (i) the related borrower has made twelve consecutive monthly payments in an amount equal to or greater than the Minimum Defaulted Monthly Payments and (ii) the requirements set forth in clauses (ii)-(iv) of the preceding paragraph are satisfied; provided, however, that, if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the aggregate Percentage Interests of each Class of Certificates direct the Special Servicer not to extend, the Special Servicer will not extend; provided, further, that, if the Special Servicer is not the Servicer and the Servicer would not elect to extend, holders of Certificates evidencing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders and (b) 66 2/3% of the aggregate Voting Rights of all Certificateholders who respond to such notice, may direct the Special Servicer not to extend. Notwithstanding the foregoing, the Special Servicer may extend pursuant to the Instructions of the Directing Holders. The Special Servicer will not agree to any extension of a Mortgage Loan beyond two years prior to the Rated Final Distribution Date. If such borrower fails to make a Minimum Defaulted Monthly Payment more than once during an extension period, no further extensions will be granted (provided, however, that the Special Servicer may grant such extension if the borrower has been delinquent on no more than one such Minimum Defaulted Monthly Payment within a 24-month period and the requirements set forth in clauses
(ii) through (iv) of the preceding paragraph are satisfied).

   Any extension pursuant to the two preceding paragraphs will require monthly payments in an amount equal to or greater than the Minimum Defaulted Monthly Payment.

   The "Minimum Defaulted Monthly Payment" with respect to any extension of a Mortgage Loan that is delinquent in respect of its Balloon Payment, is equal to (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the original amortization schedule thereof (or, if there is no amortization schedule, the principal portion of the constant Monthly Payment that would have been due), assuming such Balloon Payment had not become due, after giving effect to any modification, and (b) interest at the applicable Default Rate; provided, however, that the Special Servicer may agree that the Minimum Defaulted Monthly Payments may include

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interest at a rate lower than the related Default Rate (but in no event lower than the related Mortgage Rate) (the "Lower Rate") provided that if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the Voting Rights of each Class direct (or, in the event that the Special Servicer is not the Servicer and the Servicer would not agree to the Lower Rate, Certificateholders representing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders and (b) 66 2/3% of the aggregate Voting Rights of all Certificateholders who respond to such notice) the Special Servicer not to agree to permit payments to include interest at the Lower Rate, the Special Servicer shall not agree to payments with interest at the Lower Rate; provided, further, that if the Minimum Defaulted Monthly Payment is to include interest at the Lower Rate, the Special
Servicer may agree that interest on such Mortgage Loan accrues at the Lower Rate; and provided that if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the Voting Rights of each Class direct the Special Servicer that such Mortgage Loan shall accrue interest at the related Default Rate, then such Mortgage Loan will continue to accrue interest at the Default Rate thereof and the excess of interest accrued on such Mortgage Loan over the amount included in the Minimum Defaulted Monthly Payments (i.e., interest at the Lower Rate) will be added to the outstanding principal balance of such Mortgage Loan. Notwithstanding the foregoing, if the Directing Holders have given Instructions to the Special Servicer to extend, the Special Servicer will be required to follow the Directing Holders' Instructions with respect to interest so long as the Minimum Defaulted Monthly Payment is at least equal to the Lower Rate.

   The Special Servicer will only be permitted to extend pursuant to the preceding paragraphs or pursuant to instructions from Directing Holders.

   Under certain circumstances the Special Servicer may modify the terms of Specially Serviced Mortgage Loans as described below under "--Modifications."

   Defaulted Balloon Payments; Foreclosure Proceedings; Action of Directing Holders. The Special Servicer may be given revocable instructions ("Instructions") to extend a Specially Serviced Mortgage Loan serviced by it that has defaulted on the Balloon Payment (which extension will be restricted to the actions that the Special Servicer could have otherwise taken with respect to such Mortgage Loan except that (a) the actions of the Directing Holders will not be subject to the rejection of the holders of the Certificates and (b) the related borrower will not have had to make twelve consecutive Monthly Payments on or prior to their Due Dates) by the holders of a majority in Percentage Interest of the most subordinate Class of Certificates then outstanding (determined as provided below) having an aggregate initial Certificate Balance representing a minimum of 1.0% of the aggregate initial Certificate Balances of all Classes of Certificates (or if the Certificate Balance of such Class or Classes has been reduced to less than 40% of the initial Certificate Balances thereof, the holders of such Class or Classes together with the holders of the next most subordinate Class) (the "Directing Holders") under the following circumstance: if the Special Servicer has determined to commence foreclosure or acquisition proceedings, the Special Servicer will notify the Trustee (who will, in turn, notify the Directing Holders), the Servicer and the Depositor of its proposed action. If the Special Servicer receives contrary Instructions within seven days from the Directing Holders, the Special Servicer will delay such proceedings, and the procedures described below shall apply to the servicing of such Mortgage Loan. In the event that the Special Servicer does not receive such Instructions within such seven-day period, the Special Servicer may proceed with the foreclosure or acquisition. If the Directing Holders revoke their Instructions to extend the Mortgage Loan, the Special Servicer will service the Mortgage Loan without regard to such original Instructions; provided, however, that the Directing Holders will be required to maintain the Collateral Account (as described below) unless and until the Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated. For purposes of determining the Directing Holders with respect to any Mortgage Loan, the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates collectively, and the Class B-7 and Class B-7H Certificates together, will, in each case, be treated as one class.

   Deposits by Directing Holders. If the Special Servicer receives Instructions and the Servicer has not otherwise been required to obtain an Updated Appraisal as described above, the Servicer (after consultation with the Special Servicer) will obtain an Updated Appraisal as soon as reasonably practicable to determine the fair market value of each related Mortgaged Property, after accounting for the estimated liquidation and carrying costs (the "Fair Market Value" of such Mortgaged Property). Within two Business Days after the Special Servicer's receipt of Instructions, the Directing Holders are required to deposit (in proportion to their respective Percentage Interests) into a segregated account (the "Collateral Account") established by the Servicer an amount equal to the lesser of (a) 125% of the Fair Market Value of the related Mortgaged Property and (b) the outstanding principal balance of the Mortgage Loan plus unreimbursed Advances (with interest thereon) and unpaid accrued interest (the "Deposit"). If no Updated Appraisal has yet been obtained, the amount of the Deposit will be determined based on the Special Servicer's (or if the Special Servicer is a Directing Holder, the

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Servicer's) estimate of the Fair Market Value of the Mortgaged Property, in
which case, upon the Special Servicer's receipt of such Updated Appraisal, the Special Servicer (or if the Special Servicer is a Directing Holder, the Servicer) will remit any excess deposit to the Directing Holders, or the Directing Holders will deposit in the Collateral Account any shortfall, as the case may be. In the event that the Directing Holders do not make the required deposit within two business days of the Special Servicer's receipt of Instructions, the Special Servicer will disregard such Instructions. The Directing Holders will be deemed to have granted to the Special Servicer (or the Servicer, if applicable) for the benefit of Certificateholders a first priority security interest in the Collateral Account, as security for the obligations of the Directing Holders.

   If the Special Servicer is acting pursuant to Instructions, the Special Servicer or the Servicer, as applicable, shall withdraw from the Collateral Account and remit to the Servicer for deposit into the Collection Account on or prior to the Business Day preceding each Servicer Remittance Date a sum equal to the P&I Advances and Property Advances for the related Mortgage Loan which in the absence of Instructions would be made by the Servicer (and the obligation to make such advances shall not be subject to a non-recoverability standard) and the Directing Holders shall, upon request therefor by the Special Servicer (or if the Special Servicer is a Directing Holder, the Servicer), deposit from their own funds into the Collateral Account the amount of such P&I Advances or Property Advances. If the Directing Holders fail to make such Deposit within one Business Day after receipt of the Special Servicer's or Servicer's, as applicable, request, the Special Servicer will no longer be required to follow such Instructions and will specially service such Mortgage Loan as though no Instructions had been given; provided, however, that the Directing Holders will be required to maintain the Collateral Account unless and until the related Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated. The Special Servicer or Servicer, as applicable, will invest amounts on deposit in the Collateral Account in Permitted Investments upon direction by the Directing Holders. Directing Holders will be entitled to reinvestment income as received, and will reimburse the Collateral Account for any losses incurred.

   Settlement. If a Balloon Loan or the related Mortgaged Property which is subject to Instructions is liquidated or disposed of, the Servicer will withdraw from the Collateral Account, and deposit into the Collection Account as additional liquidation proceeds for distribution to Certificateholders in accordance with the priorities described herein, the lesser of (a) the amount by which 125% of the Fair Market Value (determined at the time of the Deposit) exceeds the net sales proceeds, and (b) the amount by which the outstanding principal balance of the related Mortgage Loan plus unreimbursed Advances (with interest thereon) and unpaid accrued interest exceeds the net sales proceeds, provided that in no event may such additional liquidation proceeds exceed the unpaid principal balance, accrued and unpaid interest (including Default Interest), unpaid advances made by the Servicer, Special Servicer, Trustee or Fiscal Agent and interest thereon, and any expenses paid by the Trust Fund with respect to such Mortgage Loan.

   If the amount realized upon disposition of the Mortgage Loan or Mortgaged Property exceeds 125% of the Fair Market Value, the Servicer shall deposit the excess in the Collection Account to the extent not required by applicable law to be paid to the related borrower. If the Mortgage Loan has not been realized upon on or before the third anniversary of the Instructions (or such earlier date so that the Trust Fund owns the Mortgaged Property for no more than two years), the Directing Holders will be required to purchase the Mortgage Loan for a purchase price equal to the Fair Market Value (determined at the time of the Deposit). Amounts on deposit in the Collateral Account will be applied toward the purchase price.

   If at any time following the establishment of a Collateral Account and prior to the disposition of a Specially Serviced Mortgage Loan or Mortgaged Property, the Mortgaged Property suffers a hazard loss that results in the Mortgaged Property not being rebuilt and payments to the Trustee are made under the related hazard insurance policy, the Special Servicer or Servicer, as applicable, will pay all amounts on deposit in the Collateral Account to the Directing Holders. In addition, after amounts required to be deposited in the Collection Account have been withdrawn from the Collateral Account, as described above, following foreclosure, liquidation, disposition, purchase by Directing Holders or, if the related Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months, any related remaining amounts in the Collateral Account will be released to the Directing Holders.

   No Advances. Until the disposition of the Specially Serviced Mortgage Loan or Mortgaged Property, as to which Directing Holders have provided Instructions, or the cure of such default, no P&I Advances will be made in respect of amounts distributable to the Class of the Directing Holders in respect of such Mortgage Loan.

   Material Defaults; Foreclosure. Upon the occurrence of a material default under a Specially Serviced Mortgage Loan, the Special Servicer may, consistent with servicing standards, accelerate such Specially Serviced Mortgage Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided, that

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the Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders on a present value basis (discounting at the related Mortgage Rate) than would a waiver of such default or an extension or modification in accordance with the provisions described above or under "--Modifications." In connection with any foreclosure or other acquisition as to which the Special Servicer is not required to act under Instructions from the Directing Holders, the Servicer is required to pay the costs and expenses in any such proceedings as an Advance unless the Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance. The Servicer will be entitled to reimbursement of Advances (with interest at the Advance Rate) made as described in the preceding sentence. If the Special Servicer is acting pursuant to Instructions, the cost and expenses in any such proceeding will be required to be paid by the Directing Certificateholders or the Special Servicer, without reimbursement therefor by the Trust Fund.

   Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure or other acquisition, the cost and expenses of any such proceeding shall be paid by the Special Servicer as a Property Advance.

   If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

   Notwithstanding any provision to the contrary, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

   In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

   If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code
Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the Trust REMICs will not be taxable on income received with respect to the Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of

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similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Lower-Tier REMIC, including but not limited to a hotel or skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. Under the Pooling and Servicing Agreement, the Special Servicer is required to determine whether the earning of such income taxable to the Lower-Tier REMIC would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. See "Certain Federal Income Tax Consequences -- Taxes That May Be Imposed on a REMIC -- Net Income from Foreclosure Property."

   If title to any Mortgaged Property is acquired by the Trust Fund, the Special Servicer, pursuant to the Pooling and Servicing Agreement and on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless the Trustee receives (i) an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust REMICs or cause the Trust Fund to fail to qualify as REMICs under the Code at any time that any Certificate is outstanding or (ii) an extension from the Internal Revenue Service.

   The limitations imposed by the Pooling and Servicing Agreement and the REMIC provisions of the Code on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure."

   The Special Servicer may offer to sell to any person any Specially Serviced Mortgage Loan or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property (in each case at the repurchase price set forth in the Pooling and Servicing Agreement, which includes unpaid principal and interest thereon), if and when the Special Servicer determines, consistent with the Servicing Standard set forth in the Pooling and Servicing Agreement, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling and Servicing Agreement, including extensions thereof. The Special Servicer shall give the Trustee not less than ten days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such Repurchase Price.

   In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer shall accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not affiliated with the Special Servicer, the Servicer or the Depositor or is determined to be a fair price by the Trustee (after consultation with an independent appraiser if the highest offeror is an interested party). Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

   The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

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MODIFICATIONS

   The Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, and/or add collateral for, any Mortgage Loan with the consent of Certificateholders representing 100% of the Percentage Interests of the most subordinate Class of Certificates then outstanding determined as provided below, subject, however, to each of the following limitations, conditions and restrictions: (i) a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders will be done at the related Mortgage Rate), than would liquidation; (ii) the Special Servicer may not extend the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan except as described under "Realization Upon Mortgage Loans"; (iii) no reduction of any scheduled monthly payment of principal and/or interest on any Specially Serviced Mortgage Loan may result in a debt service coverage ratio for such Mortgage Loan of greater than 1.10 to 1, and the Special Servicer may only agree to reductions lasting a period of no more than twelve months and, in the aggregate, no more than three consecutive reductions of twelve months or less each; (iv) the Special Servicer may not release or substitute collateral or release mortgagors or guarantors except in accordance with the provisions of the related Loan Documents; (v) the Special Servicer may not forgive an aggregate amount of principal of the Mortgage Loans in excess of the Certificate Balance of most the subordinate Class of Certificates then outstanding minus the aggregate of the greater of (A) any Appraisal Reduction Amounts and (B) Delinquency Reduction Amounts of each Mortgage Loan that, in each case have not resulted in Realized Losses; (vi) the Special Servicer will not permit any borrower to add any collateral unless the Special Servicer has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and (vii) the Special Servicer may waive or reduce a Lock-out Period or any Prepayment Premiums only if the commencement of a foreclosure proceeding with respect to the related Mortgage Loan is imminent and the Special Servicer first receives written notification from the Servicer that such action in the opinion of the Servicer, consistent with the Servicing Standard and based solely upon information furnished by the Special Servicer without independent investigation of the Servicer thereof, is likely to produce a greater recovery, on a present value basis, than would a foreclosure. For purposes of obtaining the consent of the most subordinate Class of Certificates outstanding to any modification described above, (i) the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, and Class PS-1 Certificates collectively and (ii) the Class B-7 and Class B-7H Certificates together, will, in each case, be treated as one class. For purposes of determining the amount of principal which the Special Servicer may forgive pursuant to clause
(vi) above, the most subordinate Class will include the next subordinate Class (determined as provided in the preceding sentence) provided that Certificateholders evidencing 100% of the Percentage Interests of such Class consent to such forgiveness. Notwithstanding the foregoing, the Special Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

   Any payment of interest, which is deferred as described herein will not, for purposes, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

   Following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to clause (i) above, the Special Servicer must deliver to the Trustee an officer's certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (i) above.

   Except as otherwise provided above under "Realization Upon Mortgage Loans" and "Modifications," the Special Servicer or the Servicer may not modify any term of a Mortgage Loan unless such modification (i) would not be "significant" as such term is defined in Code Section 1001 or Treasury Regulation Section 1.860G-2(b)(3) and (ii) would be in accordance with the servicing standard set forth in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will require the Servicer or Special Servicer, as applicable, to provide copies of any modifications or extensions to each Rating Agency.

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   In the event that the Special Servicer is unable to obtain consent from
100% of the Percentage Interests of the most subordinate Class of Certificates, the Special Servicer will continue to retain the options described under "Realization Upon Mortgage Loans" including foreclosure or extension.

TERMINATION

   The obligations created by the Pooling and Servicing Agreement for the Certificates will terminate upon the payment to Certificateholders of all amounts held in the Collection Account or Distribution Account to be paid to them pursuant to the Pooling and Servicing Agreement following the later to occur of (i) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund or (ii) the liquidation or disposition of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder by the Trustee, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee, which will be specified in the notice of termination.

OPTIONAL TERMINATION

   The Depositor or the Servicer and, if neither the Depositor nor the Servicer exercises its option, the holders of the Class LR Certificates representing greater than 50% of the Percentage Interest of the Class LR Certificates will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); and (D) unreimbursed Advances (with interest thereon) and unpaid Trust Fund fees and expenses and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate. The holders of 100% of the Percentage Interest in the Class LR Certificates may purchase any Mortgage Loan on its Anticipated Repayment Date at a price equal to the sum of the following: (i) 100% of the outstanding principal balance of such Mortgage Loan on such Anticipated Repayment Date (less any P&I Advances previously made on account of principal); (ii) all unpaid interest accrued on such principal balance of such Mortgage Loan at the Mortgage Rate thereof, to the last day of the Interest Accrual Period preceding such Anticipated Repayment Date (less any P&I Advances previously made on account of interest); (iii) the aggregate amount of all unreimbursed Advances with respect to such Mortgage Loan, with interest thereon at the Advance Rate, and all unpaid Special Servicing Fees, Servicing Fees and any other compensation due to the Servicer or Special Servicer, Trustee Fees and Trust Fund expenses; and (iv) the amount of any liquidation expenses incurred by the Trust Fund in connection with such purchase.

   Notwithstanding the foregoing, such Mortgage Loan may not be purchased if the fair market value of the Mortgage Loan is greater than 100% of the outstanding principal balance of such Mortgage Loan.

   The Holder of 100% of the most subordinate Class of Certificates (provided that the Class B-7H Certificates shall not be considered a Class for such purposes) may purchase any Mortgage Loan on or after its Anticipated Repayment Date under the same terms and conditions hereunder as in the case of a purchase by the Holder of the Class LR Certificates if the Holder of the Class LR Certificates either (i) notifies the Holder of the most subordinate Class of Certificates that it will not purchase such Mortgage Loan or (ii) does not, in fact, purchase such Mortgage Loan on its Anticipated Repayment Date. See "Description of the Certificates -- Termination."

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THE TRUSTEE

   The Trustee may resign at any time by giving written notice to the Depositor, the Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Servicer will appoint a successor trustee. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

   The Servicer or the Depositor may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Depositor, the Servicer, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least "AA" by each Rating Agency, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and Fiscal Agent under the Pooling and Servicing Agreement, the Trustee and Fiscal Agent will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies.

   Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to withdraw from the Distribution Account a monthly fee (the "Trustee Fee"), which constitutes a portion of the Servicing Fee.

   The Trust Fund will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Servicer, the Special Servicer, the Depositor, the Paying Agent, the Certificate Registrar and the Custodian will indemnify the Trustee, the Fiscal Agent, and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of each such party's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

   At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

   The Trustee (except for the information under the first paragraph of "--The Trustee") and Servicer (except for the information under "--The Servicer") will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this Prospectus or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any Certificates issued to them or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lock Box Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Excess Interest Distribution Account, Interest Reserve Account and Default Interest Distribution Account or any other account maintained by or on behalf of the Servicer or Special Servicer, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement.

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   In the event that the Servicer fails to make a required Advance, the
Trustee will make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Servicer or the Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to same extent as the Servicer or the Special Servicer.

   If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

DUTIES OF THE FISCAL AGENT

   The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loan, this Prospectus (except for the information above, see "--The Fiscal Agent") or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in "--Advances" above; the Fiscal Agent shall not be liable except for the performance of such duties and obligations.

   In the event that the Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will make such Advance, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing Fee. The monthly servicing fee (the "Servicing Fee") for any Distribution Date is an amount per Interest Accrual Period equal to the product of (i) a per annum rate of 0.05% (the "Servicing Fee Rate") and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date and includes the compensation payable to the Servicer and the Trustee Fee. The Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation (together with the Servicer's portion of the Servicing Fee, "Servicing Compensation") (i) all investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan) and (ii) to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges, one-half of any loan modification or extension fees (payable in connection with a modification for which review by the Servicer is required), loan service transaction fees, beneficiary statement changes, or similar items (but not including Prepayment Premiums). If a review by the Servicer is not required, the Special Servicer will be entitled to the full amount of any modification or extension fees.

   If the Servicer accepts a voluntary prepayment on a Mortgage Loan after the related Lock-out Period with respect to such loan which results in a Prepayment Interest Shortfall, the Servicer will be obligated to reduce its Servicing Compensation as provided above under "Description of the Subordinated Certificates -- Distributions -- Prepayment Interest
Shortfalls."

   The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein), including all fees of any subservicers retained by it. The Trustee will withdraw monthly from the Distribution Account the portion of the Servicing Fee representing the Trustee Fee.

SPECIAL SERVICING

   AMI will initially be appointed as Special Servicer to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling and Servicing Agreement will provide that more than one Special Servicer may be appointed, but only one Special Servicer may specially service any Mortgage Loan.

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
   The Pooling and Servicing Agreement provides that holders of Certificates evidencing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate Class, the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates collectively, and the Class B-7 and Class B-7H Certificates together, will, in each case, be treated as one Class) may replace the Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such replacement, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

   The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan) or (ii) the Servicer, the Trustee and/or the Fiscal Agent has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the borrower has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iv) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (vi) a default of which the Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; (vii) the Special Servicer proposes to commence foreclosure or other workout arrangements; or (viii) such borrower has failed to make a Balloon Payment as and when due; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (i) with respect to the circumstances described in clauses (i), (ii), and (viii) above, when the borrower thereunder has brought the Mortgage Loan current (or, with respect to the circumstances described in clause (viii), pursuant to a work-out implemented by the Special Servicer) and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (ii) with respect to the circumstances described in clause
(iii), (iv), (v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Servicer, or (iii) with respect to the circumstances described in clause (vi) above, when such default is cured; provided, in either case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

   Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Interest Accrual Period, equal to 1/12 of 0.50% of the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"). The Special Servicer will be entitled, in addition to the Special Servicing Fee, to a "Principal Recovery Fee" with respect to each Specially Serviced Mortgage Loan or REO Property which Principal Recovery Fee will be in an amount equal to 1% of all amounts received in respect thereof and allocable as a recovery of principal which will be payable when the Mortgage Loan or REO Property is sold or liquidated or when the Specially Serviced Mortgage Loan ceases to be a Specially Serviced Mortgage Loan. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds resulting from, the purchase of any Specially Serviced Mortgage Loan or REO Property (i) by the Mortgage Loan Seller or Bloomfield as described herein under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase"; (ii) by the Servicer, the Depositor or the Certificateholders as described herein under "The Pooling and Servicing Agreement -- Optional Termination" or (iii) in certain other limited circumstances. In addition, the Special Servicer will be entitled to receive (i) any (or, if the Servicer's consent is required, 50% of) assumption fees and certain loan modification fees related to the Specially Serviced Mortgage Loans and (ii) any income earned on deposits in the REO Accounts. Notwithstanding the foregoing, in the event that the Special Servicer is, or is an affiliate of, the holder of Certificates representing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (determined as provided below), the Special Servicer will be entitled to receive a Special Servicing Fee for each Interest Accrual Period equal to 1/12 of 0.25% of the Stated Principal Balance of each Specially Serviced Mortgage Loan and one-half of the Principal Recovery Fee it would otherwise be entitled to.

   For purposes of determining whether the Special Servicer is entitled to full compensation, with respect to any Mortgage Loan, the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates collectively, and the Class B-7 and Class B-7H Certificates together, will in each case, be treated as one class.

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SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

   The Servicer and Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

 TRUSTEE REPORTS

   Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Underwriter, each Rating Agency and, if requested, any potential investors in the Certificates:

     1. A statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to Holders of each Class of Certificates allocable to (A) the Interest Accrual Amount less any Prepayment Interest Shortfalls (not absorbed by the Servicer) and/or
    (B) Prepayment Premiums and/or Reduction Interest Distribution Amounts;
    (iii) the number of outstanding Mortgage Loans, the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Due Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one Collection Period, (B) delinquent two Collection Periods, (C) delinquent three or more Collection Periods, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became a REO Property during the preceding calendar month, the city, state, property type, latest DSCR, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Due Date, the loan number of the related Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation and the amount of any other income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the Realized Losses attributable to such Mortgage Loan, (C) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date and (D) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination"); (ix) the aggregate Certificate Balance of each Class of Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance of each such Class due to Realized Losses and/or Trust Fund expenses; (x) the aggregate amount of Principal Prepayments (other than Liquidation Proceeds and Insurance Proceeds) made during the related Collection Period and the aggregate amount of any Prepayment Interest Shortfalls (not absorbed by the Servicer) for such Distribution Date; (xi) the Pass-Through Rate and the Reduction Interest Pass-Through Rate, if any, applicable to each Class of Certificates for such Distribution Date; (xii) the aggregate amount of the Servicing Fee, Special Servicing Fee, Principal Recovery Fee and any other servicing or special servicing compensation retained by or paid to the Servicer and the Special Servicer during the related Collection Period; (xiii) the amount of Realized Losses, Trust Fund expenses, Interest Shortfalls and Reduction Interest Shortfalls, if any, incurred with respect to the

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    Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid); (xiv) the aggregate amount of Property Advances and P&I Advances (net of reimbursed Advances) outstanding which have been made by the Servicer, the Special Servicer, the Trustee and the Fiscal Agent; (xv) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis. In the case of information furnished pursuant to subclauses (i), (ii) and
    (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.

     2. A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus in the tables under the caption "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) which shall also include a loan-by-loan listing (in descending balance order) showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums received. Such report will be made available electronically; provided, however, the Trustee will provide Certificateholder with a written copy of such report upon request.

   Certain information made available in the Distribution Date Statements referred to in item (1) above may be obtained by calling LaSalle National Bank's ASAP System at (312) 904-2200 and requesting statement number 244 or such other mechanism as the Trustee may have in place from time-to-time.

 SERVICER REPORTS

   The Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Depositor, the Underwriter, each Rating Agency and, if requested, any potential investor in the Certificates, on each Distribution Date, the following six reports:

     (a) A "Comparative Financial Status Report" substantially containing the content in Annex C-1 attached hereto, setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, net operating income and DSCR for the Mortgage Loans with the greatest outstanding principal balance as of the current date of the latest information available immediately preceding the preparation of such report for each of the following periods: (i) the most current available year-to-date, (ii) the previous two full fiscal years, and (iii) the "base year" (representing the original underwriting information used as of the Cut-off Date).

     (b) A "Delinquent Loan Status Report" substantially containing the content in Annex C-2 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, were delinquent one Collection Period, delinquent two Collection Periods, delinquent three or more Collection Periods, current but specially serviced, or in foreclosure but not REO Property.

     (c) An "Historical Loan Modification Report" substantially containing the content in Annex C-3 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (d) An "Historical Loss Estimate Report" substantially containing the content in Annex C-4 attached hereto, setting forth, among other things, as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (e) An "REO Status Report" substantially containing the content in Annex C-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property,

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    (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Special Servicer).

     (f) A "Watch List" substantially containing the content in Annex C-6 attached hereto, setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

   The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer at least one business day prior to the Servicer Remittance Date. Absent manifest error, (i) none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable, (ii) the Trustee will not be responsible for the accuracy or completeness of any information supplied to it by the Servicer or Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Servicer or Special Servicer, as applicable, and (iii) the Trustee will be entitled to conclusively rely upon the Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein.

   The Servicer is also required to deliver to the Trustee the following materials:

     (a) Annually, on or before June 30 of each year, commencing with June 30, 1997, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" substantially containing the content in Annex C-7 attached hereto as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information) for such Mortgaged Property or REO Property as of the end of the preceding calendar year. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

     (b) Within thirty days of receipt by the Servicer (or within ten days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in the other reports referenced above.

   The Trustee is to deliver a copy of each Operating Statement Analysis report and NOI Adjustment Worksheet that it receives from the Servicer to the Depositor, the Underwriter and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee will make such reports available to the Certificateholders and the Special Servicer. Any Certificateholder and any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

   In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is to include the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

 OTHER INFORMATION

   The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since March 27, 1997, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Trustee since

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March 27, 1997 regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (v) the most recent annual operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and retail "sales information," if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer, and (vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would not be recoverable and
(viii) any other materials provided to a requesting Certificateholder as provided in the Pooling and Servicing Agreement in situations where such requesting Certificateholder declined to enter into a confidentiality agreement with the Servicer. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.














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                             ERISA CONSIDERATIONS

   Because the Subordinated Certificates are subordinate to one or more Classes of Certificates, the purchase and holding of the Subordinated Certificates by or on behalf of a Plan may result in "prohibited transactions" within the meaning of ERISA, Section 4975 of the Code or any Similar Law. Accordingly, each prospective transferee of a Subordinated Certificate that is a Definitive Certificate will be required to (a) deliver to the Depositor, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that such transferee is not a Plan or a person acting on behalf of or investing the assets of a Plan, other than an insurance company investing the assets of its general account under circumstances whereby the purchase and subsequent holding of the Subordinated Certificate would be exempt from the prohibited transaction restrictions of ERISA and the Code under Sections I and III of PTE 95-60, or (b) provide (i) an opinion of counsel in form and substance satisfactory to the Certificate Registrar that the purchase of the Subordinated Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction restrictions of ERISA, the Code or any Similar Law and will not subject the Depositor, the Servicer, the Special Servicer, the Trustee, or the Fiscal Agent to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and (ii) such other opinions of counsel, officers' certificates and agreements as the Certificate Registrar may require in connection with such transfer. The purchaser or transferee of any interest in a Subordinated Certificate that is not a Definitive Certificate will be deemed to have represented, by its ownership thereof, that it is not a person described in clause (a) above. The Subordinated Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

   The sale of Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

   All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt

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typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. As used in this Prospectus, unless the context otherwise requires, the term "mortgagee" means the lender and, in the case of the deed of trust, the trustee thereunder in certain cases. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailor's Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no unremedied default. If the mortgagor defaults and such default is not remedied by the mortgagor within the cure period, if any, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most States, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loans. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

   Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

PERSONALTY

   Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

SUBORDINATE FINANCING

   Where the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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FORECLOSURE

   Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

   Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

JUDICIAL FORECLOSURE

   A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclosure is contested, the legal proceedings can be costly and time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

NON-JUDICIAL FORECLOSURE/POWER OF SALE

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

LIMITATIONS ON LENDER'S RIGHTS

   United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the

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mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete.

   Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

   A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

   The proceeds received by the referee or trustee from the sale are generally applied first to the costs, fees and expenses of sale, to unpaid real estate taxes and assessments and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally

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payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

RIGHTS OF REDEMPTION

   The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

   The equity of redemption is generally a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than two years. The Pooling and Servicing Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC provisions of the Code.

ANTI-DEFICIENCY LEGISLATION

   Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

LEASEHOLD RISKS

   Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that

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the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

   In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

   The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

   The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no

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security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

   To the extent that a mortgagor's ability to make payment on a mortgage loan is dependent on its receipt of payments of rent under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

   In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured credit or with respect to its claim for damages for termination of the lease. In addition, pursuant to
Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil," a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

   For each mortgagor that is described as a "special purpose entity," "single purpose entity" or "bankruptcy-remote entity" in this Prospectus, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL LEGISLATION

   A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.

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   Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in those states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

   CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA. CERCLA excludes from the definition of "owner or operator" any person "who, without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" ("secured-creditor exemption").

   A lender may lose its secured-creditor exemption and be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. Also, if the lender takes title to or possession of the property, the secured-creditor exemption may be deemed to be unavailable, and the lender may be liable to the government or private parties for clean-up or other remedial costs pursuant to CERCLA.

   A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed the CERCLA secured-creditor exemption. The Court held that a mortgagee need not have involved itself in the day-to-day operations of the mortgaged property or in decisions relating to hazardous waste in order to be liable under CERCLA; rather, liability could attach to a mortgagee if its involvement in the management of the property is sufficiently broad to support the inference that it had the capacity to influence the mortgagor's treatment of hazardous waste. Such capacity to influence could be inferred from the extent of the mortgagee's involvement in the mortgagor's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp. disagreed with the Fleet Factors opinion, ruling that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

   The scope of the secured-creditor exemption under CERCLA has now been clarified by Congress with the enactment of the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "DIPA Act"). In connection with pre-foreclosure activities, the DIPA Act clarifies that the lender is considered to be "participating in the management" of secured property only if it (1) exercises decision-making control over the environmental compliance of the property such that it has undertaken responsibility for hazardous substances handling or disposal practices; or
(2) exercises control comparable to that of a manager of the property, either in terms of day-to-day decision-making on environmental compliance matters, or in terms of management of all or substantially all non-environmental operational functions.

   With respect to post-foreclosure activities, the DIPA Act makes clear that the lender may take title to the secured property and conduct post-foreclosure activities with respect to the property without losing the liability exemption, as long as the lender tries to divest itself of the property at the earliest practicable, "commercially reasonable" time, on "commercially reasonable" terms (taking into account market conditions and legal and regulatory requirements).

   If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental contamination, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. The Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general Servicing Standard described herein.

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ACCELERATION ON DEFAULT

   Some of the Mortgage Loans included in a Trust Fund will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

   Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   The Depositor has been advised by counsel that a court interpreting Title V would hold that first mortgage loans secured by primarily residential properties that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan

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associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the Certificates and would not be covered by Advances or credit support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

   A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either

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through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Subordinated Certificates and is based on the advice of Cadwalader, Wickersham & Taft. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, this discussion does not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Subordinated Certificates. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of the Subordinated Certificates.

   Elections will be made to treat the Trust Fund, exclusive of the Reserve Accounts, the Lock Box Accounts, the Cash Collateral Accounts, the Excess Interest and the Default Interest in respect of the Mortgage Loans (such portion of the Trust Fund, the "Trust REMICs"), as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The Lower-Tier REMIC holds the Mortgage Loans, proceeds therefrom, the Collection Account, the Distribution Account and any REO Property, and has issued (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and
(ii) the Class LR Certificates, which represents the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC holds the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and has issued the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-CS1, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates (the "Regular Certificates"), as classes of regular interests and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the U.S. Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Cadwalader, Wickersham & Taft, the Trust Fund will qualify as two separate REMICs. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC. The Class V-1 and Class V-2 Certificates represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and Default Interest in respect of the Mortgage Loans, respectively, and such portions will be treated as a grantor trust for federal income tax purposes.

For purposes of this discussion, a "Certificateholder" or "holder" means the beneficial owner of a Subordinated Certificate.

STATUS OF SUBORDINATED CERTIFICATES

   Subordinated Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Sections 856(c)(5)(A) and 856(c)(6) and interest on the Subordinated Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the related REMIC and the income thereon would be so treated. Subordinated Certificates held by a domestic building and loan association will be treated as "regular or residual interests in a REMIC" under Code Section 7701(a)(19)(C)(xi), but only in the proportion that the REMIC holds "loans .
 . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v). Mortgage Loans constitute loans described in Code Section 7701(a)(19)(C)(v) if a sufficiently limited portion of the real property securing the Mortgage Loans is devoted to commercial use. For this purpose, Mortgage Loans secured by multifamily residential housing should qualify. It is also likely that Mortgage Loans secured by nursing homes and an assisted living facility would qualify as "loans secured by an interest in . . . health institutions or facilities, including structures designed or used primarily for residential purposes for . . . persons under care" within the meaning of Code Section 7701(a)(19)(C)(vii). If at all times 95% or more of the assets of the related REMIC or the income thereon qualify for the foregoing treatments, the Subordinated Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on a Mortgage Loan that are reinvested pending distribution to holders of Subordinated Certificates qualify for such treatment. Subordinated

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Certificates held by a regulated investment company will not constitute
"government securities" within the meaning of Code Section 851(b)(4)(A)(i). Subordinated Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

   In order for each of the Upper-Tier REMIC and the Lower-Tier REMIC to qualify as a REMIC, there must be ongoing compliance on the part of the applicable portions of the Trust Fund with the requirements set forth in the Code. Each of the Upper-Tier REMIC and the Lower-Tier REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of each REMIC, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is March 27, 1997, the date of the issuance of the Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the REMIC's assets. Each REMIC also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement provides that no legal or beneficial interest in the Class R or Class LR Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this requirement, are met.

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC, provided, in general,
(i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification. A mortgage loan that was not in fact principally secured by real property or is otherwise not a qualified mortgage must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

   Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. The Upper-Tier REMIC and Lower-Tier REMIC will not hold any reserve funds. Foreclosure property is real property acquired by the Lower-Tier REMIC in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge or reason to know as of the Startup Day that such a default had occurred or would occur. Foreclosure property may generally be held for not more than two years, with extensions granted by the Internal Revenue Service.

   In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. Such a specified portion may consist, among other things, of a fixed or qualified variable rate on some or all of the qualified mortgages in excess of a different fixed or qualified variable rate on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even

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if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, in the opinion of Cadwalader, Wickersham & Taft, the Regular Certificates constitute classes of regular interests in the Upper-Tier REMIC, the Lower-Tier Regular Interests constitute classes of regular interests in the Lower-Tier REMIC and the Class R Certificates and Class LR Certificates represent the sole classes of residual interests in the Upper-Tier REMIC and Lower-Tier REMIC, respectively.




   If an entity fails to comply with one or more of the ongoing requirements of the Code for status as one or more REMICs during any taxable year, the Code provides that the entity or applicable portion thereof will not be treated as a REMIC for such year and thereafter. In this event, any entity that is the obligor with respect to debt obligations with two or more maturities, such as the Trust Fund, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the Subordinated Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period of time in which the requirements for REMIC status are not satisfied.



TAXATION OF SUBORDINATED CERTIFICATES

   General. The Subordinated Certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount ("OID") and market discount on a Subordinated Certificate will be treated as ordinary income to the holder of a Subordinated Certificate, and principal payments (other than principal payments that do not exceed accrued market discount) on a Subordinated Certificate will be treated as a return of capital to the extent of the Certificateholder's basis allocable thereto. Certificateholders must use the accrual method of accounting with respect to Subordinated Certificates, regardless of the method of accounting otherwise used by such Certificateholders.

   Original Issue Discount. Holders of debt instruments issued with OID generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury Regulations issued on February 2, 1994, and amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the 1986 Act. Holders of the Subordinated Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Subordinated Certificates. To the extent such issues are not addressed in such Regulations, it is anticipated that the Trustee will apply the principles of such regulations and the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Subordinated Certificates.

   The total amount of OID on a Subordinated Certificate is the excess of the "stated redemption price at maturity" of the Subordinated Certificate over its "issue price." The issue price of a Subordinated Certificate is the price at which a substantial amount of such Class is first sold to investors (other than bond houses, brokers or underwriters) or their fair market value if not issued to investors. Because the Depositor retained the Subordinated Certificates on the Startup Day, although not free from doubt, it is anticipated that the Trustee will use the fair market value of the Subordinated Certificates as of the Startup Day, as determined by the Depositor, as their issue prices for computing OID. As a result, investors who buy at a price that is different from such price may have either "acquisition premium" or "market discount" with respect to the Subordinated Certificate. See "Acquisition Premium" and "Market Discount" below. The stated redemption price at maturity of a Subordinated Certificate is the sum of all payments provided by the Subordinated Certificate other than qualified stated interest payments. Under the OID Regulations, qualified stated interest generally includes interest payable at a single fixed rate if such interest payments are unconditionally payable at intervals of one year

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or less during the entire term of the obligation. Accordingly, because the
Subordinate Certificates will all bear a fixed rate of interest, all payments of interest on the Subordinated Certificates will be treated as qualified stated interest and consequently as not includible in the stated redemption price at maturity of such Classes. Based on the foregoing, it is anticipated that the Subordinated Certificates will be issued with OID in an amount equal to the excess of their initial Certificate Balances over their respective issue prices.

   Under a de minimis rule, OID on a Subordinated Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Subordinated Certificate multiplied by the weighted average maturity of the Subordinated Certificate. For this purpose, the weighted average maturity of the Subordinated Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Subordinated Certificate and the denominator of which is the stated redemption price at maturity of the Subordinated Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the Prepayment Assumptions (defined above under "Prepayment and Yield Considerations -- Weighted Average Life of Subordinated Certificates") and the anticipated reinvestment rate, if any, relating to the Subordinated Certificates. The Prepayment Assumptions with respect to the Subordinated Certificates include a 0% constant prepayment rate, with all ARD Loans prepaying on their Anticipated Repayment Dates. No representation is made that the Mortgage Loans will prepay at such rate or any other rate. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Subordinated Certificate is held as a capital asset. Under the OID Regulations, however, holders of Subordinated Certificates may elect to accrue all de minimis OID, as well as market discount and market premium, under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method." Based on the foregoing, it is anticipated that the Subordinated Certificate will not be issued with de minimis OID.

   A Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the OID, if any, on the Subordinated Certificate accrued during an accrual period for each day on which it holds the Subordinated Certificate, including the date of purchase but excluding the date of disposition. A calculation will be made of the OID that accrues during each successive full accrual period (or shorter period from the date of original issue). Each accrual period with respect to the Subordinated Certificates will begin on each Distribution Date (or the Startup Day in the case of the first accrual period) and end on the day preceding the next Distribution Date. Under Code Section 1272(a)(6), OID is to be calculated initially based on a principal payment schedule that takes into account expected prepayment behavior and an anticipated reinvestment rate in the manner to be specified in Treasury Regulations. The Conference Committee Report to the 1986 Act indicates that such schedule is intended to be based on the Prepayment Assumptions with no assumed reinvestment rate. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Subordinated Certificate as of the end of that accrual period and (b) the distributions made on the Subordinated Certificate during the accrual period that are included in the Subordinated Certificate's stated redemption price at maturity over (ii) the adjusted issue price of the Subordinated Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Subordinated Certificate as of the Startup Day, (ii) events (including actual prepayments, if any) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumptions and (iv) a schedule of interest payments based on the Mortgage Rates and the maturities of the Mortgage Loans based on the Prepayment Assumptions. For these purposes, the adjusted issue price of a Subordinated Certificate at the beginning of any accrual period equals the issue price of the Subordinated Certificate, increased by the aggregate amount of original issue discount with respect to the Subordinated Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Subordinated Certificate's stated redemption price at maturity that were made on the Subordinated Certificate that were attributable to such prior periods. In addition, the original yield to maturity of a Subordinated Certificate should be calculated based on its issue price, assuming that the Subordinated Certificate will be paid in all periods in accordance with the Prepayment Assumptions, and with compounding at the end of each accrual period used in the formula. The OID accruing during any accrual period (as determined in this paragraph) will be divided by the number of days in the period to determine the daily portion of OID for each day in the period. OID for the first short accrual period between the Startup Day and the first Distribution Date will be determined using the exact method.


   Acquisition Premium. A purchaser of a Subordinated Certificate at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity acquires the Subordinated Certificate with "acquisition

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premium. For this purpose, the amount paid for accrued interest on the
Subordinated Certificate is excluded. Such a purchaser will be required to include in gross income the daily portions of the OID on the Subordinated Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."

   Market Discount. A purchaser of a Subordinated Certificate may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, "market discount" is the amount by which the purchaser's original basis in the Subordinated Certificate (excluding accrued interest) is exceeded by the adjusted issue price of such Subordinated Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Subordinated Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumptions. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) either in the ratio of interest accrued for the relevant period to the sum of interest accrued for such period plus the remaining interest as of the end of such period or in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Subordinated Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Subordinated Certificate over the interest (including OID) distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Subordinated Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Subordinated Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

   Market discount with respect to a Subordinated Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Subordinated Certificate multiplied by the weighted average maturity of the Subordinated Certificate remaining after the date of purchase, rounding down the date each payment included in the stated redemption price at maturity is expected to be made to the next lowest number of whole years. Such de minimis market discount should be reportable in the same manner as de minimis OID as determined above under "Original Issue Discount." Treasury Regulations implementing the market discount rules have not yet been issued, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of a constant interest rate.

   Premium. Subordinated Certificates may be purchased at a premium, i.e., at a cost greater than their remaining stated redemption price at maturity. If the Certificateholder holds such a Subordinated Certificate as a "capital asset" within the meaning of Code Section 1221, the Certificateholder may elect under Code Section 171 to amortize such premium under the constant interest method. Such election applies to all debt instruments held by the Certificateholders at the beginning of the taxable year as to which the election is made or acquired thereafter and is irrevocable except with the consent of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Subordinated Certificates, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Subordinated Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

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   Election to Treat All Interest Under the Constant Yield Method.  A holder of a debt instrument such as a Subordinated Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

   Treatment of Losses. Certificateholders will be required to report income with respect to the Subordinated Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Subordinated Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectability until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

   To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Certificateholders that are corporations or that otherwise hold the Subordinated Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Subordinated Certificates becoming wholly or partially worthless, and that, in general, Certificateholders that are not corporations and that do not hold the Subordinated Certificates in connection with a trade or business will be allowed to deduct as a loss, which may be a short-term capital loss, any loss sustained during the taxable year on account of any such Subordinated Certificates becoming wholly worthless. The Internal Revenue Service could assert, however, that losses on the Subordinated Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" OID which would be deductible only against future positive OID or otherwise upon termination of the Class. Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Subordinated Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued OID may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Subordinated Certificates.

   Sale or Exchange of Subordinated Certificates. If a Certificateholder sells or exchanges a Subordinated Certificate, the Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Subordinated Certificate. The adjusted basis of a Subordinated Certificate generally will equal the cost of the Subordinated Certificate to the seller, increased by any OID or market discount previously included in the seller's gross income with respect to the Subordinated Certificate and reduced by amounts included in the stated redemption price at maturity of the Subordinated Certificate that were previously received by the seller, by any amortized premium, and by any recognized losses.

   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Subordinated Certificate realized by an investor who holds the Subordinated Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Subordinated Certificate has been held for the long-term capital gain holding period (more than one year). Such gain will be treated as ordinary income (i) if a Subordinated Certificate is held as part of a "conversion transaction" as defined in Code Section

1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the holder entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction, (ii) in the case of an non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Subordinated Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Subordinated Certificate. In addition, gain or loss recognized from the sale of a Subordinated Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers are subject to a lower tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TAXES THAT MAY BE IMPOSED ON A REMIC

   Prohibited Transactions. Income from certain transactions by a REMIC, called prohibited transactions, will be taxed directly to the related REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold,
(iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, or the waiver of a due-on-sale or due-on encumbrance clause. It is not anticipated that either REMIC will engage in any prohibited transaction.

   Contributions to a REMIC After the Startup Day. In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Residual Certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to either REMIC.

   Net Income from Foreclosure Property. The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Examples of taxable net income from foreclosure property include net income received as a result of the operation and management of a trade or business on the foreclosure property (within the meaning of the rules applicable to real estate investment trusts), income from the furnishing or rendering of services to the tenants of such foreclosure property by an independent contractor, to the extent that such services are not customarily furnished to tenants in properties of a similar class in the geographic market in which the property is located, and rental income based on the net profits of a tenant.

LIQUIDATION OF THE REMIC

   If a REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be taxable on any gain on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of regular and residual interests within the 90-day period.

TAXATION OF CERTAIN FOREIGN INVESTORS

   Interest, including OID, distributable to holders of Subordinated Certificates who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (i.e., any person who is not a "U.S. Person"), will be considered "portfolio interest" and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person
(i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Subordinated Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Subordinated Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Certificate. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

BACKUP WITHHOLDING

   Distributions made on the Subordinated Certificates, and proceeds from the sale of the Subordinated Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at the rate of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Subordinated Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distributions on the Subordinated Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

   Each of the Upper-Tier REMIC and the Lower-Tier REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign each REMIC's returns.

   Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Subordinated Certificates will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Subordinated Certificates or beneficial owners who own Subordinated Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Subordinated Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to the Upper-Tier REMIC and Lower-Tier REMIC. Holders through nominees must request such information from the nominee.

   Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to holders of Subordinated Certificates and filed annually with the Internal Revenue Service concerning the percentage of each REMIC's assets meeting the qualified asset tests described above under "Status of Subordinated Certificates."

   DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER TO THEIR APPLICATION TO THE TRUST FUND AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SUBORDINATE CERTIFICATES.

                               LEGAL INVESTMENT

   The Subordinated Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of the Subordinated Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Subordinated Certificates, may be subject to significant interpretive uncertainties.

   All depository institutions considering an investment in the Subordinated Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and the Office of Thrift Supervision, and by the National Credit Union Administration (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities," except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Subordinated Certificates, as they may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   No representation is made as to the proper characterization of the Subordinated Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Subordinated Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Subordinated Certificates) may adversely affect the liquidity of the Subordinated Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Subordinated Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

   Investors should consult their own legal advisors in determining whether and to what extent the Subordinated Certificates constitute legal investments for such investors.

                               USE OF PROCEEDS

   The net proceeds from the sale of Subordinated Certificates will be distributed by the Depositor to its parent, the Mortgage Loan Seller, who contributed the Mortgage Loans, in part, to the Depositor.

                             PLAN OF DISTRIBUTION

   Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") between the Depositor and Nomura Securities International, Inc. (the "Underwriter"), the Underwriter has agreed to purchase from the Depositor, and the Depositor has agreed to sell to the Underwriter, the Subordinated Certificates at the price to the public set forth on the cover page of this Prospectus, less underwriting discount.

   The Underwriting Agreement provides that the obligations of the Underwriter are subject to the approval of certain legal matters by counsel, and to certain other conditions. The nature of the Underwriter's obligations is such that the Underwriter is committed to purchase all of the Subordinated Certificates, if any are purchased, at an aggregate purchase price of 76.41% of the initial Certificate Balance thereof, plus accrued interest from April 11, 1997, before deducting expenses payable by the Depositor. After the initial public offering of the Subordinated Certificates, the offering price and other selling terms may be changed by the Underwriter.

   The Depositor will indemnify the Underwriter against certain liabilities, including civil liabilities under the Act or will contribute to payments that the Underwriter may be required to make in respect thereof in accordance with the terms and provisions of the Underwriting Agreement.

   Pursuant to the provisions of NASD Conduct Rule 2810(b)(2)(C), NASD members may not execute transactions in the Subordinated Certificates for any accounts over which they exercise discretionary authority without prior written approval of the customer.

   There is currently no secondary market for the Subordinated Certificates. The Underwriter currently expects to make a secondary market in the Subordinated Certificates, but has no obligation to do so. There can be no assurance that an active secondary market for the Subordinated Certificates will develop or that any such market, if established, will continue.

   To facilitate this offering, the Underwriter may engage in transactions that stabilize, maintain, or otherwise affect the price of the Subordinated Certificates. This may include over-allotments or short sales of the Subordinated Certificates, which involves the sale by the Underwriter of more Subordinated Certificates than have been sold to it by the Depositor. In such circumstances, the Underwriter would cover such over-allotments or short positions by purchasing Subordinated Certificates in the open market. In addition, the Underwriter may stabilize or maintain the price of the Subordinated Certificates by bidding for or purchasing Subordinated Certificates in the open market or by imposing penalty bids, whereby selling concessions allowed to broker-dealers participating in this offering may be reclaimed if Subordinated Certificates sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Subordinated Certificates at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

   This Prospectus may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom this Prospectus may otherwise lawfully be issued or passed on.

   The Trust Fund described in this Prospectus may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom ("FSA") to a person in the United Kingdom if that person is of a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.


   The Mortgage Loan Seller and the Underwriter are wholly owned subsidiaries of Nomura Holding America Inc. The Depositor is a wholly owned subsidiary of the Mortgage Loan Seller. The Mortgage Loan Seller or an affiliate has acquired a preferred equity interest in 16 of the borrowers or their affiliates, which are the borrowers (or affiliates) with respect to Mortgage Loans representing approximately 25.6% of the Initial Pool Balance. In addition, the Mortgage Loan Seller or an affiliate has an equity interest in the borrower with respect to the South Dekalb Mall and has an equity interest in the parent of the borrower with respect to the Montague Park Tech Center and in Westin. See "Risk Factors -- Other Financing," "--Equity Investments by the Mortgage Loan Seller and/or its Affiliates" and "--Conflicts of Interest." In addition, the Mortgage Loan Seller or an affiliate may have other financing arrangements with affiliates of the borrowers and may enter into additional financing relationships in the future. Certain officers and directors of the Depositor and its affiliates own equity interests in affiliates of the borrowers.

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Depositor and the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                            FINANCIAL INFORMATION

   A new Trust Fund is being formed with respect to the Certificates and the Trust Fund will not engage in any business activities or have any assets or obligations prior to the issuance of the Certificates. Accordingly, no financial statements with respect to the Trust Fund will be included in this Prospectus.

                                    RATING

   It is a condition to the issuance of the Subordinated Certificates that the Class B-1 Certificates be rated "BB+" by each of S&P and Fitch, the Class B-2 Certificates be rated "BB" by each of S&P and Fitch, the Class B-3 Certificates be rated "BB-" by each of S&P and Fitch, the Class B-4 Certificates be rated "B+" by S&P, the Class B-5 Certificates be rated "B" by S&P and the Class B-6 Certificates be rated "B-" by S&P.


   The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

   There can be no assurance as to whether any rating agency not requested to rate the Subordinated Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Subordinated Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

   The rating of the Subordinated Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Act with respect to the Subordinated Certificates. This Prospectus contains summaries of the material terms of the documents referred to herein, but does not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.

   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Subordinated Certificates or an offer of the Subordinated Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

          INDEX OF SIGNIFICANT DEFINITIONS

1
1986 Act                                             153
A
AA                                                   119
Aaa                                                  119
ACLI Reports                                          42
ACMs                                                  32
Actual On-going Capital Reserves                      64
                                                     35,
ADA                                                  150
Advance Rate                                         117
Advances                                             117
Allocated Loan Amount                                 63
AMI                                                    7
Amortization                                          64
AMRESCO                                                7
Anchor                                                64
Ann                                                   63
Annual Debt Service                                   63
Anticipated Remaining Term                            64
Anticipated Repayment Date                            63
Appraisal Reduction Amount                            86
Appraisal Reduction Event                             86
ARD Loans                                              8
Assisted Living Loan                                  44
Assisted Living Property                              44
Assumed Maturity Date                                 16
Assumed Scheduled Payment                             81
Audit/Agreed Upon Procedures/Review                   64
Available Funds                                       76
B
Balloon Loans                                         58
Balloon Payment                                       58
Balloon Payments                                      33
Bankruptcy Code                                      145
Bloomfield                                             8
Bloomfield Purchase Agreement                        115
Burnham Inc                                           52
Burnham Pacific Borrowers                             52
Burnham Pacific Loan                                  52
C
Cash Collateral Accounts                             118
CEDEL                                                  1
CEDEL Participants                                    89
CERCLA                                                32
Certificate Balance                                    1
Certificate Registrar                                 87
Certificateholder                                     87
Certificates                                           1
Class                                                  1
CMA Report                                            41
Code                                                  18

                               162

Collateral Account                                   127
Collateral Substitution Deposit                       59
Collection Account                                   118
Collection Period                                     78
Commission                                           161
Constant Prepayment Rate                             101
Cooperative                                           89
Coupon Strip Certificates                             75
CPR                                                  101
Crime Control Act                                    149
Cut-off Date Principal Balance                        63
Cut-off Date Principal Balance/Unit                   63
D
Default Interest                                      78
Default Interest Distribution Account                119
Default Rate                                          78
Defeasance Lock-out Period                            59
Defeasance Option                                     59
Definitive Certificates                               89
Delinquency                                           80
Delinquency Reduction Amount                          79
Deposit                                              127
Depositaries                                          87
Depositor                                              1
Directing Holders                                    127
Distribution Accounts                                118
Distribution Date                                      1
Distribution Date Statement                          136
DSCR                                                  63
                                                      1,
DTC                                                  B-1
E
EDGAR                                                161
Eligible Bank                                        119
Euroclear                                              1
Euroclear Operator                                    89
Euroclear Participants                                89
Event of Default                                     123
Excess Cash Flow                                      58
                                                     57,
Excess Interest                                       78
Excess Interest Distribution Account                 119
Excess Rate                                           78
F
Factory Outlet Loan                                   44
Factory Outlet Property                               44
Fair Market Value                                    127
Final Recovery Determination                         136
Fiscal Agent                                          13
Fixed Voting Rights Percentage                       125
Franchise                                             64
FSA                                                  160

                               163

G
GLA                                                   64
Global Securities                                    B-1
GlobalSecurities                                     B-1
H
Holders                                               90
Hotel Loan                                            44
Hotel Property                                        44
Hudson Hotels Borrower                                53
Hudson Hotels Manager                                 53
Hudson Hotels Pool Loan                               53
I
Identified Deferred Maintenance                       64
Indirect Participants                                 87
Industrial Loan                                       44
Industrial Property                                   44
Industry Overview                                     42
Initial Pool Balance                                  44
Instructions                                         127
Interest Accrual Amount                               78
Interest Accrual Period                               79
Interest Reserve Account                             118
Interest Shortfall                                    79
International Plaza Borrower                          50
International Plaza Loan                              50
International Plaza Property                          50
J
Junior Subordinated Certificates                       1
K
Kendall Square Pool Loan                              48
Kendall Square Pool Properties                        48
L
Lazard                                                49
Lazard Mezzanine Financing                            49
Level A                                              111
Lock Box Accounts                                    118
Lower Rate                                           127
Lower-Tier Regular Interests                         151
Lower-Tier REMIC                                       2
LTV                                                   62
M
Major Tenant Lease Expiration Date                    64
Major Tenant Percentage of Square Feet                64
Major Tenants                                         64
Marina Harbor Borrower                                54
Marina Harbor Loan                                    53
Marina Harbor Manager                                 54
Marina Harbor Maturity Date                           53
Marina Harbor Property                                53
Marina Harbor Submanager                              54
Maturity Date/Anticipated Repayment Date LTV          64
Mezzanine Debt                                        27
Minimum Defaulted Monthly Payment                    126

                               164

Mobile Home Loan                                     44
Mobile Home Property                                 44
Monthly Debt Service Payment                         58
Monthly Mortgage Loan Payments                       28
Monthly Operating Expenses                           28
Monthly Payment                                      77
Mortgage                                             44
Mortgage Loan Assumptions                           102
Mortgage Loan Purchase and Sale Agreement            45
Mortgage Loan Seller                                 6, 7
Mortgage Loans                                        1
Mortgage Pool                                         1
Mortgaged Properties                                  1
Multifamily Loan                                     44
Multifamily Property                                 44
N
NCUA                                                148
Net Cash Flow                                        46
Net Default Interest                                 78
Net REO Proceeds                                     78
Note                                                 44
NSI                                                   7
O
Occupancy                                            64
Office Loan                                          44
Office Property                                      44
OID                                                 153
OID Regulations                                     153
Original Loan Balance                                63
Originators                                           8
P
Participants                                         87
Pass-Through Rate                                    16
Percentage Interest                                  76
Permitted Investments                               119
P&I Advance                                         116
Plan of Distribution                                  2
Policy Statement                                    159
Pool Loans                                           60
Pooling and Servicing Agreement                     109
Prepayment Assumptions                              101
Prepayment Interest Shortfall                        79
Prepayment Premium                                   58
Prime Rate                                          118
Principal Prepayments                                78
Principal Recovery Fee                              135
Property Advances                                   117
Puente Hills Borrower                                52
Puente Hills Loan                                    52
R
Rated Final Distribution Date                       100
                                                    15,
Realized Loss                                        84
Record Date                                          76

                               165

Regular Certificates                                 151
Release Date                                          59
Relief Act                                           149
Remaining Lock-out                                    64
REMIC                                                  2
REMIC Regulations                                    151
REO Account                                           75
REO Mortgage Loan                                     81
REO Property                                          75
Repurchase Price                                     114
Reserve Accounts                                      45
Reserve for Deferred Maintenance                      64
Residual Certificates                                 18
Retail Loan                                           44
Retail Property                                       44
Revised Rate                                          57
RICO                                                 149
Rules                                                 88
S
Saracen Borrower                                      49
Saracen Pool Loan                                     49
Saracen Pool Properties                               49
Saracen Pool Property                                 49
SEL                                                    2
Senior Certificates                                    1
Senior Housing/Healthcare Loan                        44
Senior Housing/Healthcare Property                    44
Servicer                                               7
Servicer Remittance Date                             116
Servicer's Appraisal Estimate                         86
Servicing Compensation                               134
Servicing Fee                                        134
Servicing Fee Rate                                   134
Servicing Standard                                   115
SMMEA                                                159
Special Servicing Fee                                135
Specially Serviced Mortgage Loan                     135
Startup Day                                          152
Stated Maturity Date                                  63
Stated Principal Balance                              85
Subordinate Class Advance Amount                     116
Subordinated Certificates                              1
T
Terms and Conditions                                  89
Title V                                              148
Title VIII                                           148
Treasury Rate                                         57
Treasury Regulations                                 151
Trust Fund                                             1
Trust REMICs                                         151
Trustee                                               13
Trustee Fee                                          133
TTM                                                   63

                               166

U
UCC                                                  141
Underwriter                                          160
Underwriting Agreement                               160
Underwritten NOI                                      62
Underwritten Occupancy                                64
Unit                                                  64
Unscheduled Payments                                  77
Updated Appraisal                                    126
Upper-Tier REMIC                                       2
U.S. Person                                          158
V
Valley Central Borrower                               52
Valley Central Loan                                   52
Value                                                 64
W
Web                                                  161
Wells Holdings                                        49
Withheld Amounts                                     118
Y
YE                                                    63
Year Built/Renovated                                  64
YTD                                                   63
Z
Zoning Laws                                           35

                    GLOSSARY OF KEY REAL ESTATE, MORTGAGE
                     AND MORTGAGE LOAN UNDERWRITING TERMS

-A-

"ACMS" means asbestos containing materials.

"ACTUAL ON-GOING CAPITAL RESERVES" means the annual reserves per unit of measure or as a percentage of gross revenue, as indicated, and escrowed on a monthly basis.

"ALLOCATED LOAN AMOUNT" means, for each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Mortgage Loan permits such releases) under such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property securing a Mortgage Loan was determined generally based on the ratio of the Net Cash Flow or net operating income (calculated as provided in the related Mortgage Loan) or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Net Cash Flow or appraised value, or some combination thereof, of all the Mortgaged Properties securing such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Mortgage Loan, whether upon amortization, prepayment, or otherwise.

"AMORTIZATION" means the number of months, based on the constant Monthly Payment as stated in the related Note or Loan Agreement, that would be necessary to reduce the principal balance of the related Note to zero if interest on such Note were calculated based on twelve 30-day months and a 360-day year.

"ANCHOR" means, with respect to Retail Properties, the largest, second largest and third largest tenants, if any.

"ANNUAL DEBT SERVICE" means the current annual debt service payable on the related Mortgage Loan.

"ANTICIPATED REMAINING TERM" means the term of the Mortgage Loan from the Cut-off Date to the earlier of the Anticipated Repayment Date, if applicable, or the maturity date.

"ANTICIPATED REPAYMENT DATE" or "ARD" means, for ARD Loans, the date on which interest begins accruing at the Revised Rate and Excess Cash Flow is retained pursuant to the related Lock-box Agreements to be applied to payment of principal and Excess Interest.

"APPRAISAL REDUCTION AMOUNT" means, for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred, an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums and other amounts have not been the subject of an Advance by the Servicer).

"APPRAISAL REDUCTION EVENT" means any of the following: (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan (unless during such extension period the borrower has been delinquent for 60 days or more, in which case, the first Distribution Date following such 60 day delinquency), (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) immediately after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) immediately after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan, (vii) upon a default in the payment of a Balloon Payment, (viii) immediately after an occurrence of an event for which a Property Advance would be required to be made by the Servicer or (ix) any other event which, in the discretion of the Servicer and of which the Servicer becomes aware in performing its obligations in accordance with the Servicing Standard, would materially and adversely impair the value of the Mortgaged Property and security for the related Mortgage Loan.

"ARD LOAN" generally means a Mortgage Loan that substantially fully amortizes by its respective repayment date (and not its Anticipated Repayment Dates) but provides for an Anticipated Repayment Date on which a substantial amount of principal will be due if the borrower elects to prepay the Mortgage Loan in full on such date.

"ASSUMED MATURITY DATE" means with respect to (a) any Mortgage Loan that is not a Balloon Loan, the maturity date of such Mortgage Loan and (b) any Balloon Loan, the date on which a Mortgage Loan would be deemed to mature in accordance with its original amortization schedule absent its Balloon Payment.

-B-

"BALLOON LOANS" means a Mortgage Loan that provide for monthly payments of principal based on an amortization schedule at least 60 months longer than its original term.

"BALLOON PAYMENT" means the substantial payment of principal due at the maturity date of a Balloon Loan unless previously prepaid.

-C-

"CASH COLLATERAL ACCOUNTS" means, with respect to each Mortgage Loan that has a Lock Box Account, one or more accounts established in the name of the Servicer and into which funds in the related Lock Box Accounts will be swept on a regular basis.

"COLLATERAL ACCOUNT" means a segregated account established by the Servicer to receive certain deposits by the Directing Holders upon the occurrence of certain defaults on Balloon Payments.

"COLLATERAL SUBSTITUTION DEPOSIT" means an amount equal to the sum of (x) the remaining principal amount of the Mortgage Loan or, if applicable, 125% (generally) of the Allocated Loan Amount of the related Mortgaged Property or Properties sought to be released, (y) the amount, if any, which, when added to such amount, will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such loan prepays on the related Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due on such Due Dates under the Mortgage Loan, and (z) any costs and expenses incurred in connection with the purchase of such U.S. government obligation.

"CONSTANT PREPAYMENT RATE" or "CPR" means the prepayment model used in the Prospectus and representing an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans.

"CUT-OFF DATE ALLOCATED LOAN AMOUNT" means, for each Mortgaged Property, the Allocated Loan Amount of such property as of the Cut-off Date.

"CUT-OFF DATE PRINCIPAL BALANCE" means, for each Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date.

-D-

"DEFEASANCE LOCK-OUT PERIOD" means a specified period, which is generally the greater of approximately three years from the date of origination and two years from March 27, 1997, after which, provided no event of default exists, a release of a Mortgaged Property from the lien of the related Mortgage may be obtained.


"DEFEASANCE OPTION" means a release of a Mortgaged Property from the lien of the related Mortgage in exchange for a Collateral Substitution Deposit following the Defeasance Lock-out Period.

"DELINQUENCY" means any failure of the borrower to make a scheduled payment on a Due Date.

"DSCR" means, with respect to any Mortgage Loan, the Net Cash Flow for the related Mortgaged Property divided by the Annual Debt Service for such Mortgaged Property.

-E-

"EXCESS CASH FLOW" means the cash flow from the Mortgaged Property or Properties securing an ARD Loan after payments of the following: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund,

(ii) payment of Monthly Debt Service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, and (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund.

"EXCESS INTEREST" means, with respect to each of the Mortgage Loans that has a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate.

"EXCESS RATE" means, with respect to each of the Mortgage Loans that has a Revised Rate, the difference between (a) the applicable Revised Rate and (b) the applicable Mortgage Rate.

-F-

"FAIR MARKET VALUE" means the fair market value of a Mortgaged Property, after accounting for the estimated liquidation and carrying costs.

"FINAL RECOVERY DETERMINATION" means the date of the determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable.

-G-

"GLA" means the square footage of the gross leasable area of each Mortgaged Property.

-I-

"IDENTIFIED DEFERRED MAINTENANCE" means the estimated amount of deferred maintenance in a Mortgaged Property's structural engineering report.

"INITIAL POOL BALANCE" means the Cut-off Date Principal Balance of the Mortgage Pool.

-L-

"LOAN-TO-VALUE RATIO" or "LTV" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan.

"LOCK BOX ACCOUNTS" means one or more accounts that have been established in the name of the related borrower into which rents or other revenues from related Mortgaged Properties are deposited by the tenants or manager. All funds on deposit in the Lock Box Accounts are periodically swept into the Cash Collateral Accounts.

"LOCK-OUT PERIOD" means a period during which a Mortgage Loan prohibits voluntary prepayment.

-M-

"MEZZANINE DEBT" means loans made by the Mortgage Loan Seller to affiliates of certain of the borrowers that are secured by equity interests in the borrowers or affiliates of the borrowers.

"MONTHLY DEBT SERVICE PAYMENT" means the payment of interest at the Mortgage Rate and principal based on the amortization schedule.

"MONTHLY MORTGAGE LOAN PAYMENTS" means all required monthly debt service payments, reserve payments and other payments under the related Mortgage Loan.

"MONTHLY OPERATING EXPENSES" means all monthly operating expenses with respect to a related Mortgaged Property.

"MONTHLY PAYMENT" means the scheduled monthly payment of principal (if any) and interest at the Mortgage Rate, excluding any Balloon Payment but not excluding any constant Monthly Payment, which is payable by the related borrower on the related Due Date.

"MORTGAGE" means a mortgage, deed of trust or other similar security instrument.

"MORTGAGE LOAN ASSUMPTIONS" means the following assumptions regarding the Mortgage Loans: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the 11th day of each month; (ii) the Mortgage Loan Seller does not repurchase any Mortgage Loan as described under "The Pooling and Servicing Agreement-Representations and Warranties-Repurchase"; (iii) none of the Depositor, Servicer, or the Class LR Certificateholders exercise the right to cause early termination of the Trust Fund; and (iv) the date of determination of weighted average life is April 16, 1997.

"MORTGAGE LOAN PURCHASE AND SALE AGREEMENT" means the Mortgage Loan Purchase and Sale Agreement to be dated as of the Cut-off Date between the Mortgage Loan Seller and the Depositor pursuant to which the Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool.
"MORTGAGE LOAN SELLER" means Nomura Asset Capital Corporation.

"MORTGAGE LOANS" means the 121 fixed-rate mortgage loans included in the Mortgage Pool.

"MORTGAGE POOL" means a pool of 121 fixed-rate mortgage loans, with original terms to maturity of generally not more than thirty years, deposited in the Trust Fund by the Depositor.

"MORTGAGE RATE" means, with respect to each Mortgage Loan, the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan.

"MORTGAGED PROPERTIES" means the anchored and unanchored retail properties, office buildings, full and limited service hotels, multifamily residential housing, nursing homes, industrial properties, factory outlet centers, mobile home and recreational vehicle parks and an assisted living facility which secure the Mortgage Loans.

-N-

"NET CASH FLOW" means cash flow available for debt service, as determined by the Mortgage Loan Seller based upon borrower supplied information for a recent period that is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted by, among other things, (i) assuming the occupancy rate for the Mortgaged Property was less than the actual occupancy rate, (ii) subtracting from net operating income replacement or capital expenditure reserves, (iii) assuming that a 4% to 5% management fee and a 4% to 8% franchise fee (for Hotel Properties only) was payable with respect to the Mortgaged Property, (iv) in certain cases, assuming that operating and/or capital expenses with respect to the Mortgaged Property were greater than actual expenses, (v) in the case of the Retail Properties, excluding certain percentage rent, (vi) in the case of the Retail Properties and Office Properties, subtracting from net operating income an assumed allowance for tenant improvements and leasing commissions, (vii) in the case of the Multifamily Properties and Mobile Home Properties, rental revenue shown on a recent rent roll was annualized before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (viii) excluding certain non-recurring income and/or expenses, (ix) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (x) in the case of certain of the Hotel Properties, assuming the occupancy rate was less than the actual occupancy rate to account for a high occupancy rate or to reflect new construction in the market and (xi) to take into account new tax assessments and utility savings from the installation of new energy efficient equipment.

"NET MORTGAGE PASS-THROUGH RATE" means, with respect to any Mortgage Loan and any Distribution Date, the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the aggregate of the applicable Servicing Fee Rate.

"NET REO PROCEEDS" means, with respect to any REO Property and any related REO Mortgage Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement


"NET OPERATING INCOME" or "NOI" means the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.


"NOTE" means a promissory note.

-O-

"OCCUPANCY" means the percentage of gross leasable area, rooms, units, beds or sites of the property that is leased.

"ORIGINAL PRINCIPAL LOAN BALANCE" means the principal balance of the Mortgage Loan as of the date of origination.

"ORIGINATORS" means Bloomfield and the Mortgage Loan Seller.

-P-

"P&I ADVANCE" means an amount advanced by the Servicer, the Trustee or the Fiscal Agent, as applicable and in each case subject to a recoverability determination, equal to the total or any portion of the Monthly Payment or Minimum Defaulted Monthly Payment on a Mortgage Loan (with interest at the Mortgage Pass-Through Rate) not received that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Servicer Remittance Date), or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof not received that was due prior to the maturity date.

"PASS-THROUGH RATE" means, for any Class of Certificates, the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period.

"POOLING AND SERVICING AGREEMENT" means the Pooling and Servicing Agreement to be dated as of March 27, 1997, by and among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

"PREFERRED INTEREST HOLDER" means the Mortgage Loan Seller or its affiliates in the capacity as holder of a preferred equity interest in a borrower or an affiliate of a borrower.

"PROPERTY ADVANCES" means an amount advanced by the Servicer, the Trustee or the Fiscal Agent, as applicable and in each case subject to a recoverability determination, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to maintain such Mortgaged Property.

-R-

"RATED FINAL DISTRIBUTION DATE" means April 14, 2029, the Distribution Date occurring after the latest Assumed Maturity Date of any of the Mortgage Loans.

"REALIZED LOSS" means, with respect to any Distribution Date, the amount, if any, by which the aggregate Certificate Balance of the Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month in which such Distribution Date occurs.

"RELEASE DATE" means any Due Date on which a borrower exercises its Defeasance Option.

"REMAINING LOCK-OUT" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be prepaid.

"REO ACCOUNT" means any account established in connection with REO
Properties.

"REO MORTGAGE LOAN" means any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

"REO PROPERTY" means, upon acquisition, any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure.

"REPRESENTATIONS AND WARRANTIES OF THE MORTGAGE LOAN SELLER" means those representations and warranties made by the Mortgage Loan Seller to the Depositor in the Mortgage Loan Purchase and Sale Agreement and assigned by the Depositor to the Trustee for the benefit of Certificateholders pursuant to the Pooling and Servicing Agreement, as more fully described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase."

"RESERVE ACCOUNTS" means one or more reserve or escrow accounts for, among other things, necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves.

"RESERVE FOR DEFERRED MAINTENANCE" means the actual dollars escrowed at the loan origination for deferred maintenance repairs.

-S-

"SERVICER" means AMRESCO Management, Inc.

"SERVICING STANDARD" means the standards established under the Pooling and Servicing Agreement which require the Servicer and Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Servicer or Special Servicer in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (a) services and administers similar mortgage loans comparable to the Mortgage Loans and held for other third party portfolios or (b) administers mortgage loans for its own account, whichever standard is higher, but without regard to (i) any known relationship that the Servicer or Special Servicer, or an affiliate of the Servicer or Special Servicer, may have with the borrowers or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's or Special Servicer's obligation to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Servicer's or Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; or (v) the ownership, or servicing or management for others, by the Servicer or Special Servicer of any other mortgage loans or property.

"SPECIAL SERVICER" means AMRESCO Management, Inc.

"SPECIALLY SERVICED MORTGAGE LOAN" means any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan) or (ii) the Servicer, the Trustee and/or the Fiscal Agent has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the borrower has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iv) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (vi) a default of which the Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; (vii) the Special Servicer proposes to commence foreclosure or other workout arrangements; or (viii) such borrower has failed to make a Balloon Payment as and when due; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (a) with respect to the circumstances described in clauses (i), (ii), and (viii) above, when the borrower thereunder has brought the Mortgage Loan current (or, with respect to the circumstances described in clause (viii), pursuant to a work-out implemented by the Special Servicer) and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (b) with respect to the circumstances described in clause
(iii), (iv), (v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Servicer, or (c) with respect to the circumstances described in clause (vi) above, when such default is cured; provided, in either case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

"STATED MATURITY DATE" means the maturity date of the Mortgage Loan as stated in the related Note or Loan Agreement.

"STATED PRINCIPAL BALANCE" means, with respect to any Mortgage Loan at any date of determination, an amount equal to (a) the principal balance as of the Cut-off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment, Minimum Defaulted Monthly Payment or Assumed Scheduled Payment due on such Mortgage Loan after the Cut-off Date up to such date of determination, (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates or applied to other payments required under the Pooling and Servicing Agreement before such date of determination and (iii) any principal forgiven by the Special Servicer or Interest Shortfalls resulting from reductions or deferrals of interest.

-T-

"TTM" means NOI calculated for the trailing twelve months ending on the date indicated.

-U-

"UNDERWRITTEN NOI" means Net Cash Flow before deducting for capital expenditures, tenant improvements and leasing commissions.

"UNDERWRITTEN OCCUPANCY" means the occupancy rate used in determining Net Cash Flow.

"UPDATED APPRAISAL" means an appraisal (or a letter update from an existing appraisal which is less than three years old) of the Mortgaged Property from an independent appraiser who is a member of the American Institute of Real Estate Appraisers.

-V-

"VALUE" means for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal thereof and in accordance with MAI standards made not more than 18 months prior to the origination date of the related Mortgage Loan.

-W-

"WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATE" means, with respect to any Distribution Date, the fraction (expressed as a percentage) the numerator of which is the sum of the products of (i) the Net Mortgage Pass-Through Rate and (ii) the Stated Principal Balance of each Mortgage Loan and the denominator of which is the sum of the Stated Principal Balances of each Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occur.

-Z-

"ZONING LAWS" means applicable building and zoning ordinances and codes.

                                                                 ANNEX A
                                                  MORTGAGED PROPERTY CHARACTERISTICS



LOAN  ASSET
 #      #                PROPERTY NAME                         ADDRESS                   CITY       STATE   ZIP    PROPERTY TYPE
----  -----  -------------------------------------  -----------------------------  --------------   -----  ----- -----------------
             KENDALL SQUARE
             --------------
1        1   Phase II                               1 Kendall Sq. Phase 2          Cambridge         MA    02142 Office
1        2   Athenaeum House                        215 1st Street                 Cambridge         MA    02142 Office
1        3   Phase I                                One Kendall Square             Cambridge         MA    02142 Office


             SARACEN
             -------
2        1   Wells Research                         75-85-95 Wells Ave.            Newton            MA    02159 Office
2        2   128 Technology Center                  125 Roberts Road               Waltham           MA    02154 Office
2        3   Dedham Place                           East St. & Allied Dr.          Dedham            MA    02026 Office
2        4   201 University                         201 University Ave.            Westwood          MA    02090 Office
2        5   7-57 Wells Avenue                      7-57 Wells Avenue              Newton            MA    02159 Office
2        6   Norfolk                                333 Elm Street                 Dedham            MA    02026 Office


3            *International Plaza                   750 Lexington Ave.             New York          NY    10022 Office
             K-MART DISTRIBUTION CENTER
             --------------------------
4        1   K-Mart Brighton Distribution Center    18875 Bromley Lane             Brighton          CO    80601 Industrial
                                                                                                                   -Warehouse
4        2   K-Mart Greensboro Distribution Center  300 Penry Road                 Greensboro        NC    27405 Industrial-
                                                                                                                   Warehouse

             BURNHAM PACIFIC
             ---------------
5        1   Puente Hills                           17525-18271 Gale               City of Industry  CA    91748 Retail-Anchored
5        2   Valley Central                         44655 Vly Central Way          Lancaster         CA    93536 Retail-Anchored


             HUDSON HOTELS
             -------------
6        1   Seagate Hotel                          400 So. Ocean Blvd             Delray Beach      FL    33483 Hotel-Full Service
6        2   Durham-Duke                            2306 Elba St.                  Durham            NC    27705 Hotel-Full Service
6        3   Brookwood Inn--Pittsford               800 Pittsford-Victor Rd.       Pittsford         NY    14534 Hotel-Full Service
6        4   Fairfield Inn--Richmond                7300 W. Broad St.              Richmond          VA    23294 Hotel-Ltd. Service
6        5   Fairfield Inn--Cary                    1716 Walnut St.                Cary              NC    27511 Hotel-Ltd. Service
6        6   Fairfield Inn--Wilmington              4926 Market St.                Wilmington        NC    28403 Hotel-Ltd. Service
6        7   Fairfield Inn--Columbia                8104 Two Notch Rd.             Columbia          SC    29223 Hotel-Ltd. Service
6        8   Fairfield Inn--Charleston              7415 Northside Dr.             Charleston        SC    29420 Hotel-Ltd. Service
6        9   Fairfield Inn--Durham RTP              4507 NC Highway 55             Durham            NC    27713 Hotel-Ltd. Service
6       10   Comfort Inn--Jamestown                 2800 N. Main St. Ext.          Jamestown         NY    14701 Hotel-Ltd. Service
6       11   Raleigh                                3201 Wake Forest Rd.           Raleigh           NC    27609 Hotel-Ltd. Service
6       12   *Fairfield Inn--Statesville            1503 E. Broad St.              Statesville       NC    28677 Hotel-Ltd. Service
6       13   Charlotte                              1200 W. Sugar Creek Rd.        Charlotte         NC    28213 Hotel-Ltd. Service
6       14   Comfort Inn--Rochester                 1501 Ridge Rd. West            Rochester         NY    14615 Hotel-Ltd. Service
6       15   Fairfield Inn--Albany                  2586 N. Slappey Blvd.          Albany            GA    31701 Hotel-Ltd. Service
6       16   EconoLodge--Canandaigua                170 Eastern Blvd.              Canandaigua       NY    14424 Hotel-Ltd. Service


7            *Marina Harbor Apts and Anchorage      4500 Via Marina                Marina del Rey    CA    90292 Multifamily
             SUNWEST
             -------
8        1   SunWest 5032                           14540 Memorial Drive           Houston           TX    77079 Retail-Unanchored
8        2   SunWest 7924                           1937 Parker Road               Plano             TX    75023 Retail-Unanchored
8        3   SunWest 8001                           2524 N. Galloway Ave           Mesquite          TX    75150 Retail-Unanchored
8        4   SunWest 5833                           7800 Grapevine Highway         N. Richland Hills TX    76118 Retail-Unanchored
8        5   SunWest 7801                           15 West 1st Street             Havre             MT    59501 Retail-Unanchored
8        6   SunWest 5858                           2770 Trinity Mills Road        Carrollton        TX    75006 Retail-Unanchored
8        7   SunWest 7802                           2nd Street & 2nd Ave NW        Sidney            MT    59270 Retail-Unanchored
8        8   *SunWest 7442                          2218 Greenville Avenue         Dallas            TX    75206 Retail-Unanchored
8        9   SunWest 7862                           1201 South Stockton            Monahans          TX    79756 Retail-Unanchored
8       10   *SunWest 7055                          1873 South Wadsworth           Lakewood          CO    80232 Retail-Unanchored
8       11   *SunWest 7507                          3065 Josey Lane                Carrollton        TX    75007 Retail-Unanchored
8       12   SunWest 5126                           401 16th Street                Orange            TX    77630 Retail-Unanchored
8       13   SunWest 5038                           2747 East Fifth Street         Tyler             TX    75701 Retail-Unanchored
8       14   *SunWest 7311                          3101 South Elm Place           Broken Arrow      OK    74012 Retail-Unanchored
8       15   SunWest 5131                           100 Cleveland SC               Cleveland         TX    77327 Retail-Unanchored
8       16   SunWest 7641                           28522 FM 149 Road              Tomball           TX    77375 Retail-Unanchored
8       17   SunWest 7075                           103 West Prospect              Fort Collins      CO    80525 Retail-Unanchored
8       18   *SunWest 5808                          13548 Preston Road             Dallas            TX    75240 Retail-Unanchored
8       19   SunWest 7704                           590 32nd Street                Clifton           CO    81520 Retail-Unanchored
8       20   *SunWest 7098                          5820 South 1st Street          Austin            TX    78745 Retail-Unanchored
8       21   SunWest 5011                           2010 South Sheridan            Tulsa             OK    74112 Retail-Unanchored
8       22   SunWest 7613                           NW Bypass & W 3rd St           Great Falls       MT    59404 Retail-Unanchored
8       23   *SunWest 5801                          335 South Cedar Ridge          Duncanville       TX    75116 Retail-Unanchored


LOAN  ASSET
 #      #                PROPERTY NAME                         ADDRESS                   CITY       STATE   ZIP    PROPERTY TYPE
----  -----  -------------------------------------  -----------------------------  --------------   -----  ----- -----------------
8       24   SunWest 5057                           1305 Tenaha                    Center            TX    75935 Retail-Unanchored
8       25   *SunWest 5861                          3614 Camp Bowie Blvd.          Fort Worth        TX    76107 Retail-Unanchored
8       26   *SunWest 7032                          3333 Finley                    Irving            TX    75062 Retail-Unanchored
8       27   SunWest 7125                           6400 Nieman Road               Shawnee           KS    66203 Retail-Unanchored
8       28   *SunWest 5822                          6500 Skillman                  Dallas            TX    75231 Retail-Unanchored
8       29   SunWest 7792                           3707 Lemmon Avenue             Dallas            TX    75219 Retail-Unanchored
8       30   *SunWest 7033                          9825 Miller Road               Dallas            TX    75238 Retail-Unanchored
8       31   SunWest 7118                           1201 South Noland              Independence      MO    64055 Retail-Unanchored
8       32   SunWest 7816                           1380 North Main Street         Vidor             TX    76704 Retail-Unanchored
8       33   *SunWest 7615                          715 South Haynes               Miles City        MT    59301 Retail-Unanchored
8       34   *SunWest 7736                          429 West Broadway              West Memphis      AR    72301 Retail-Unanchored
8       35   *SunWest 7446                          14th Street & Grand Ave        Billings          MT    59101 Retail-Unanchored
8       36   SunWest 7742                           1818 Ninth Street              Wichita Falls     TX    76301 Retail-Unanchored
8       37   SunWest 7342                           280 West Main Street           Vernal            UT    84078 Retail-Unanchored
8       38   SunWest 7020                           2215 East Marsalis             Dallas            TX    75216 Retail-Unanchored
8       39   *SunWest 7595                          10525 Edgebrook                Houston           TX    77034 Retail-Unanchored
8       40   SunWest 7019                           4500 Live Oak                  Dallas            TX    75204 Retail-Unanchored
8       41   *SunWest 7925                          1949 John West Road            Dallas            TX    75228 Retail-Unanchored
8       42   *SunWest 7344                          3990 Washington                Ogden             UT    84403 Retail-Unanchored
8       43   *SunWest 7031                          911 North Hampton              Desoto            TX    75115 Retail-Unanchored
8       44   SunWest 7738                           3314 Bell Street               Amarillo          TX    79106 Retail-Unanchored
8       45   SunWest 7126                           1300 North Highway 7           Blue Springs      MO    64015 Retail-Unanchored
8       46   *SunWest 7154                          1665 Winchester                Memphis           TN    38116 Retail-Unanchored
8       47   *SunWest 7849                          1605 West Pioneer Pkwy         Arlington         TX    76013 Retail-Unanchored
8       48   *SunWest 7599                          2127 East Southmore            Pasadena          TX    77502 Retail-Unanchored
8       49   SunWest 7121                           712 West Commerical            Springfield       MO    65803 Retail-Unanchored
8       50   SunWest 7063                           709 North Federal              Riverton          WY    83501 Retail-Unanchored
8       51   *SunWest 7585                          105 West Edgewood              Friendswood       TX    77546 Retail-Unanchored
8       52   SunWest 7751                           1343 Miner Street              Idaho Springs     CO    80452 Retail-Unanchored
8       53   *SunWest 5016                          7301 South Shields             Oklahoma City     OK    73149 Retail-Unanchored
8       54   *SunWest 7097                          9316 North Lamar               Austin            TX    78753 Retail-Unanchored
8       55   *SunWest 7576                          1600 Midwestern Parkway        Wichita Falls     TX    76302 Retail-Unanchored
8       56   SunWest 7116                           3510 Prospect                  Kansas City       MO    64128 Retail-Unanchored
8       57   *SunWest 7601                          16550 El Camino Real           Houston           TX    77062 Retail-Unanchored
8       58   SunWest 7070                           111 Church Street              Florence          CO    81226 Retail-Unanchored
8       59   SunWest 7110                           4601 Parallel Street           Kansas City       KS    66101 Retail-Unanchored
8       60   *SunWest 7728                          1102 South Dewey               North Platte      NE    69101 Retail-Unanchored
8       61   SunWest 7067                           535 Green Street               Craig             CO    81625 Retail-Unanchored
8       62   SunWest 7589                           611 North Burlington           Hastings          NE    68901 Retail-Unanchored
8       63   *SunWest 7989                          1717-1722 W.2nd                Grand Island      NE    68801 Retail-Unanchored
8       64   *SunWest 7516                          306 East Paisano Avenue        El Paso           TX    79901 Retail-Unanchored




8       65   SunWest 5141                           601 Brown Street               Osawatomie        KS    22482 Retail-Unanchored
8       66   *SunWest 7343                          300 Main Street                Richfield         UT    84701 Retail-Unanchored
8       67   SunWest 7040                           111 Park Street                Powell            WY    82435 Retail-Unanchored
8       68   SunWest 7701                           705 Kansas Avenue              Garden City       KS    67846 Retail-Unanchored
8       69   SunWest 7451                           259 14th Street                Burlington        CO    80807 Retail-Unanchored
8       70   *SunWest 5859                          1927 East Beltline Road        Carrollton        TX    75006 Retail-Unanchored
8       71   *SunWest 7145                          5316 Rogers Avenue             Fort Smith        AR    72902 Retail-Unanchored
8       72   *SunWest 7551                          202 Clubview                   Levelland         TX    79336 Retail-Unanchored


9            Westin--Indianapolis                   50 South Capitol Ave           Indianapolis      IN    46204 Hotel-Full Service

10           Two Gateway Center                     283-299 Market St.             Newark            NJ    07102 Office
             UNIPROP
             -------
11       1   Aztec Estates                          1-A Sundial Circle Drive       Margate           FL    33068 Mobile Home Park
11       2   Park of the Four Seasons               50 113th Avenue, NE            Blaine            MN    55434 Mobile Home Park
11       3   Kings Manor                            12500 State Road 84            Ft. Lauderdale    FL    33325 Mobile Home Park
11       4   Old Dutch Farms                        27000 Napier Road              Novia             MI    48009 Mobile Home Park


12           Montague Park Tech Center              Junction Avenue                San Jose          CA    95134 Office-R&D
             JACOBS MALL
             -----------
13       1   Conestoga Mall                         NEC U.S. 281 & 13th            Grand Island      NE    68803 Retail-Anchored
13       2   Randolph Mall                          NEC 49 & 64                    Asheboro          NC    27203 Retail-Anchored




LOAN  ASSET
 #      #                PROPERTY NAME                         ADDRESS                   CITY       STATE   ZIP    PROPERTY TYPE
----  -----  -------------------------------------  -----------------------------  --------------   -----  ----- -----------------0
             M & H
             -----
14       1   LaHabra Marketplace                    1500-1900 Imperial Hwy         La Habra          CA    90631 Retail-Anchored
14       2   How 'Bout Arden                        2100 Arden Way                 Sacramento        CA    95825 Retail-Anchored
14       3   Bethard Square                         301-342 West Olive Ave.        Madera            CA    93638 Retail-Anchored


15           Nassau Park II                         Rt.1&Quaker Bridge             West Windsor      NJ    08540 Retail-Anchored
             PRIME RETAIL II
             ---------------
16       1   Coeur D'Alene Factory Outlets          3900 Riverbend Ave.            Coeur D'Alene     ID    83854 Retail-Factory
                                                                                                                   Outlet
16       2   Bend Factory Outlets                   61330 S. Highway 97            Bend              OR    97702 Retail-Factory
                                                                                                                   Outlet
16       3   Oak Creek Factory Outlets              6601-6657 Hwy. 179             Sedona            AZ    86351 Retail-Factory
                                                                                                                   Outlet


17           Lakeside Village                       4170 Spring Lake Drive         San Leandro       CA    94578 Multifamily
18           Asian Gardens Mall                     9200 Bolsa Ave.                Westminster       CA    92683 Retail-Mall
19           Northwood Centre                       1940 N. Monroe St.             Tallahassee       FL    32303 Retail-Anchored
20           South Dekalb Mall                      2801 Candler Road              Decatur           GA    30034 Retail-Mall

             AMBASSADOR APARTMENTS II
             ------------------------
21       1   Country Club West                      1001 50th. Ave.                Greeley           CO    80634 Multifamily
21       2   Courtney Park Apts.                    4470 S. Lemay Ave.             Fort Collins      CO    80525 Multifamily


22           *Century Square Mall                   Mountain View Drive            West Mifflin      PA    15122 Retail-Anchored
             HOLLADAY
             --------
23       1   Byrkit                                 400 S. Byrkit Ave.             Mishawaka         IN    46544 Industrial
23       2   LTV                                    105 Niles Ave.                 South Bend        IN    46617 Office
23       3   3300 Sample                            3300 West Sample St.           South Bend        IN    46619 Industrial
23       4   Blackthorn--Wells                      Olive Rd/Nimtz Pkwy            South Bend        IN    46628 Industrial
23       5   West Jefferson                         1501 Liberty Dr.               Mishawaka         IN    46545 Multifamily
23       6   Willow Trace--II                       820 Fessler Prkwy.             Nashville         TN    37210 Industrial
23       7   Dugdale                                17390 Dugdale Rd.              South Bend        IN    46635 Office
23       8   Niles/Colfax                           431 E. Colfax Ave.             South Bend        IN    46601 Office
23       9   Michiana                               53830 Generations Dr.          South Bend        IN    46635 Office
23      10   Colfax                                 220 W. Colfax Ave.             South Bend        IN    46601 Office
23      11   Pru                                    53822 Generation Dr            South Bend        IN    46635 Office

24           Knollwood Village Apartments           2130 E. Hill                   Grand Blanc       MI    48439 Multifamily
25           Tucson Place                           NWC Wetmore & 1st              Tucson            AZ    85705 Retail-Anchored


             2 ST. MARKS/GREYSTONE
             ---------------------
26       1   Greystone Apartments                   7585 Ingram Road               San Antonio       TX    78232 Multifamily
26       2   St. Marks                              37 St. Marks Place             New York          NY    10003 Multifamily

27           Holiday Inn--Alexandria                480 King Street                Alexandria        VA    22314 Hotel-Full
													         Service
28           Hamilton Park Health Care Center       525 Monmouth Street            Jersey City       NJ    07302 Nursing
29           Burlington Square                      Middlesex Turnpike             Burlington        MA    01803 Retail-Secondary
                                                                                                                   Anchored
30           Alzina Office Building                 100 North First St.            Springfield       IL    62705 Office
31           Danvers Crossing Shopping Center       8-10 Newbury St                Danvers           MA    01923 Retail-Anchored
32           Residence Inn--Herndon                 315 Elden Street               Herndon           VA    22070 Hotel-Extended
														 Stay
33           Del Mar Village Shopping Center        7154 Beracasa Way              Boca Raton        FL    33434 Retail-Anchored
34           Plaza at Burr Corners I&II             1129 Tolland Tpk.              Manchester        CT    06040 Retail-Anchored

35           *Holiday Inn New Orleans               100 West Bank Expwy.           Gretna            LA    70053 Hotel-Full
													         Service

             TRAMZ
             -----
36       1   Holiday Inn--Carrier Circle            6501 College Drive             East Syracuse     NY    13057 Hotel-Full
														 Service
36       2   Holiday Inn--Airport                   6701 Buckley Road              North Syracuse    NY    13212 Hotel-Full
														 Service

37           Shadyside Gardens Apartment            2641 Shadyside Ave.            Suitland          MD    20746 Multifamily
38           Radisson Inn--Columbus                 4900 Sinclair Road             Columbus          OH    43229 Hotel-Full
														 Service
39           Hood Commons                           Crystal Avenue                 Derry             NH    03038 Retail-Anchored
40           *30 Broad Street                       30 Broad Street                New York          NY    10004 Office
             CLEVELAND INDUSTRIAL PORTFOLIO
             ------------------------------
41       1   6200 Harvard                           6200 Harvard Avenue            Cleveland         OH    44105 Industrial
41       2   Berea Road                             10408-10750 Berea Road         Lakewood          OH    44102 Industrial
41       3   East 34th Street                       2912-2972 East 34th Street     Cleveland         OH    44115 Industrial



LOAN  ASSET
 #      #                PROPERTY NAME                         ADDRESS                   CITY       STATE   ZIP    PROPERTY TYPE
----  -----  -------------------------------------  -----------------------------  --------------   -----  ----- -----------------
41       4   Eddy Road                              341-353 Eddy Road              Cleveland         OH    44108 Industrial
41       5   Grant                                  5207-5215 Grant Avenue         Cleveland         OH    44125 Industrial
41       6   Stones Levee                           401-607 Stones Levee           Cleveland         OH    44113 Industrial
41       7   Industrial Parkway                     1261 Industrial Parkway        Brunswick         OH    44212 Industrial-
                                                                                                                   Warehouse
41       8   Babbitt Road                           1261-1267 Babbitt Road         Euclid            OH    44132 Industrial


42           Sehome Village                         300 36th St.                   Bellingham        WA    98226 Retail-Anchored
43           Festival at Moreno Valley              24318 Hemolck                  Moreno Valley     CA    92387 Retail-Anchored
44           Madison House                          34 Wildwood Avenue             Madison           CT    06443 Nursing
45           Decker Building                        33 Union Square West           New York          NY    10003 Multifamily

             ECONOLODGE PORTFOLIO
             --------------------
46       1   Woodbridge Econolodge                  13317 Gordon Blvd              Woodbridge        VA    22191 Hotel-Ltd. Service
46       2   Fredericksburg Econolodge              5321 Jeff Davis Hwy            Fredericksburg    VA    22401 Hotel-Ltd. Service
46       3   *Wytheville Econolodge                 1190 E. Main Street            Wytheville        VA    24382 Hotel-Ltd. Service



46       4   *Bluefield Econolodge                  3400 Cumberland Rd.            Bluefield         WV    24701 Hotel-Ltd. Service
46       5   Chesapeake Econolodge                  4725 N. Military Highway       Chesapeake        VA    23321 Hotel-Ltd. Service
46       6   Midlothian Econolodge                  6523 Midlothian Turnpike       Richmond          VA    23225 Hotel-Ltd. Service

47           Residence Inn-Livermore                1000 Airway Boulevard          Livermore         CA    94550 Hotel-Extended
														 Stay
48           140 Allen                              140 Allen Road                 Bernards Twsp.    NJ    07936 Office
49           Brookside Commons Apartments           235 E. Main Street             East Hartford     CT    06108 Multifamily
50           Lincoln Park Center                    3600 Fort Street               Lincoln Park      MI    48146 Retail-Anchored
             MAGNOLIA-WESTERN INVESTMENTS, LP
             --------------------------------
51       1   Magnolia Gardens                       17922 San Fernando Miss.       Granada Hills     CA    91604 Nursing
51       2   Western Convalescent                   2190 W. Adams Blvd.            Los Angeles       CA    90018 Nursing


             BUENA/LEISURE NURSING
             ---------------------
52       1   Buena Ventura Care Center              1016 S. Record Ave             Los Angeles       CA    90023 Nursing
52       2   Leisure Glen                           1505 Colby Drive               Glendale          CA    91205 Nursing


53           Englar Shopping Center                 MD Rte 140/Englar Road         Westminster       MD    21157 Retail-Anchored
54           Totem Square Shopping Center           11815 124th Ave. NE            Kirkland          WA    98034 Retail-Unanchored
55           Equitable of Iowa Building             604 Locust Street              Des Moines        IA    50309 Office
56           Clarion Suites Inn                     191 Spencer Street             Manchester        CT    06040 Hotel-Extended
														 Stay
57           Outlets Limited Mall                   3750 Venture Drive             Duluth            GA    30136 Retail-Secondary
                                                                                                                   Anchored
58           Warwick Commons                        399 Bald Hill Road             Warwick           RI    02886 Retail-Anchored
59           Alden Terrace                          1240 Hoover Street             Los Angeles       CA    90006 Nursing
60           6000 Metro Drive                       6000 Metro Drive               Baltimore         MD    21215 Office
61           Country Hearth Inn--Orlando            9861 International Dr.         Orlando           FL    32819 Hotel-Full Service
62           Longwood Manor                         4853 W. Washington Blvd.       Los Angeles       CA    90016 Nursing
63           Tech Center 29                         12200 Tech Road                Silver Spring     MD    20904 Office
64           Davol Square Jewelry Bldg.             3 Davol Square                 Providence        RI    02903 Retail-Unanchored
65           Lincoln MHP                            10301 And 10315 W. Greenfield  West Allis        WI    53214 Mobile Home Park
66           National Bank of California            145 S. Fairfax Ave.            Los Angeles       CA    90036 Office
67           Best Western--Jacksonville             300 N. Park Avenue             Orange Park       FL    32073 Hotel-Full Service
68           The Lab                                2930 Bristol Street            Costa Mesa        CA    92626 Retail-Unanchored
69           Northridge Shopping Center             W 80th Ave/Wadsworth           Arvada            CO    80003 Retail-Anchored
70           Days Inn--Providence                   220 India Street               Providence        RI    02903 Hotel-Full Service
71           Plymouth Mall                          2700 Plymouth Rd.              Ann Arbor         MI    48104 Retail-Secondary
                                                                                                                   Anchored
72           Residence Inn--Gainesville             4001 SW 13th Street            Gainesville       FL    32608 Hotel-Extended
														   Stay
73           Ramada Inn Bossier                     750 Isle of Capri Blvd.        Bossier           LA    71111 Hotel-Ltd. Service
             SUTTON PLACE + SOUTH LIVINGSTON
             -------------------------------
74       1   Sutton Place                           998-1100 St George Ave         Rahway            NJ    07065 Retail-Anchored
74       2   79 South Livingston                    79 South Livingston Ave        Livingston        NJ    07039 Retail-Unanchored


75           Old Town Square                        Mountain & College             Fort Collins      CO    80524 Retail
76           Anza Corporate Center                  433 Airport Blvd.              Burlingame        CA    94010 Office
77           Washington Square Shopping Center      1111 E. Washington Ave.        Escondido         CA    92025 Retail-Secondary
                                                                                                                   Anchored
78           Winston Village                        2055 N. Perris Blvd            Perris            CA    92571 Retail-Unanchored
79           Plaza Reyes Adobe Retail Center        30313 Canwood St               Agoura Hills      CA    91301 Retail-Unanchored





LOAN  ASSET
 #      #                PROPERTY NAME                         ADDRESS                   CITY       STATE   ZIP    PROPERTY TYPE
----  -----  -------------------------------------  -----------------------------  --------------   -----  ----- -----------------
80           Comfort Inn--Castaic                   31558 Castaic Rd.              Castaic           CA    91384 Hotel-Ltd. Service
81           Pocono Green Shopping Center           Midlothian Turnpike            Richmond          VA    23235 Retail-Unanchored
82           Saunders Plaza                         4533 MacArthur Blvd            Newport Beach     CA    92660 Retail-Unanchored

83           Heritage Bank Building                 1313 Dolley Madison            McLean            VA    22101 Office
84           Arvada Plaza                           9212-9588 West 58th Ave.       Arvada            CO    85704 Retail-Unanchored
85           Good Guys Plaza                        1331 Guerneville Rd            Santa Rosa        CA    95402 Retail-Unanchored
86           Candlelite Apartments                  700 Candelite Ct.              Fort Wayne        IN    46807 Multifamily
87           Topinkas Village Shopping Center       19111--19191 Telegraph Rd.     Detroit           MI    48219 Retail-Anchored
88           Village Park MHP                       724 Creek Ridge Road           Greensboro        NC    27406 Mobile Home Park
89           Woodland Park Retirement               21200 Ventura Blvd.            Woodland Hills    CA    91634 Assisted Living
90           View Park Convalescent Center          3737 Don Felipe Drive          Los Angeles       CA    90008 Nursing
91           Key RV Park                            6099 Overseas Highway          Marathon          FL    33050 Mobile Home Park
92           Ramada Inn--Nashville                  837 Briley Parkway             Nashville         TN    37217 Hotel-Ltd. Service
93           Barstow Plaza                          901 Armory Road                Barstow           CA    92311 Retail-Anchored
94           Aspen Care Center                      2325 Madison Avenue            Ogden             UT    84401 Nursing
95           Senate House and Virginian             935 & 965 Cottage Grove        Las Vegas         NV    89119 Multifamily
96           One Ethel Road                         One Ethel Road                 Edison            NJ    08817 Office
97           American Plaza Shopping Center         701 Galvin Road                Bellevue          NE    68005 Retail-Anchored
98           Diamond Inn                            1009 South Main St.            Salt Lake City    UT    84111 Hotel-Ltd. Service
99           Hocking Mall Shopping Center           C.R. 33A & S.R. 664            Logan             OH    43138 Retail-Anchored
100          Kessler Garden Apts.                   5480 N. Michigan Rd.           Indianapolis      IN    46228 Multifamily
101          Chateau Apartments                     2000 24th Street               Nashville         TN    37212 Multifamily
102          Knights Inn-Maumee                     1520 S Holland                 Maumee            OH    43537 Hotel-Ltd. Service
103          Tiffany Bay Clear Lake                 1605 Tiffany Court             Houston           TX    77058 Multifamily
104          *Airport Commerce Center               16126 Sherman Way              Van Nuys          CA    91406 Office
105          Bakerview MHP                          505 West Bakerview             Bellingham        WA    98226 Mobile Home Park
106          Slauson Apartments                     4707-41 Slauson Ave            Los Angeles       CA    90001 Multifamily
107          El Camino Real Apartments              1600 Tamarack                  McAllen           TX    78501 Multifamily
108          Park Isle Club Apartments              790 73rd Street                Miami Beach       FL    33141 Multifamily
109          Planet Pacific Building                27405 Puerta Real              Mission Viejo     CA    92691 Office
110          Butler Place Apartments                14 & 20 Butler Pl              Brooklyn          NY    11238 Multifamily
111          Cedar Springs                          400 Susan                      Cedar Springs     MI    49319 Mobile Home Park
112          Emory Arms Apartments                  1295 E. Rock Spr. Rd.          Atlanta           GA    30306 Multifamily
113          Fairdale Apartments                    6600 Fairdale                  San Antonio       TX    78218 Multifamily
114          *Holiday Inn Express -East Haven       30 Frontage Road               East Haven        CT    06518 Hotel-Ltd. Service

115          Holiday Inn Express-Bennetsville       213 US Hwy 15                  Bennettsville     SC    29512 Hotel-Ltd. Service
116          Michigan Trailer Park                  3140 W. Osborne                Phoenix           AZ    85017 Mobile Home Park
117          Hidden Meadows Apartments              5959 Wurzbach                  San Antonio       TX    78238 Multifamily
118          Econolodge Arizona                     121 S. Lake Powell             Page              AZ    86040 Hotel-Ltd. Service
119          Holiday Inn--S. Kingston               3009 Tower Hill Rd             South Kingston    RI    02874 Hotel-Full Service
120          North Acres Mobile Home Park           302 E. "N" Street              Yakima            WA    98901 Mobile Home Park
121          Trainer Hill MHP                       4300 West Ninth Street         Trainer           PA    19013 Mobile Home Park


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


   ORIGINAL    CUT-OFF DATE
  PRINCIPAL    PRINCIPAL    CUT-OFF DATE
    LOAN          LOAN       PRINCIPAL                                            1996 PERIOD
   BALANCE      BALANCE     BALANCE/UNIT   1994 NOI    1995 NOI    1996 NOI           NOI           U/W NOI
 -----------  ------------  ------------  ----------  ----------  ----------  -------------------  ----------
 $29,544,340   $29,501,397       $124      $4,223,357  $4,169,895 $ 4,600,418 TTM 11/30/96         $ 4,294,941
  20,414,344    20,384,672         66       2,157,309   2,601,977   2,862,522 TTM 11/30/96           3,002,213
  19,741,316    19,712,622         89       2,908,497   2,732,416   2,579,271 TTM 11/30/96           2,805,624
 -----------  ------------  ------------   ----------  ----------  ----------  -------------------  ----------
  69,700,000    69,598,691         90       9,289,163   9,504,288  10,042,211                       10,102,778

 -----------  ------------  ------------   ----------  ----------  ----------  -------------------  ----------
  19,497,301    19,475,608         82       2,667,258   2,995,470   2,994,149 TTM 11/30/96           2,863,071
  17,666,917    17,647,261         81       2,500,550   2,621,380   2,469,041 TTM 11/30/96           2,423,022
  14,148,837    14,133,095         87       1,820,126   2,080,887   2,111,059 TTM 11/30/96           1,415,876
   7,656,783     7,648,264         93       1,364,262   1,583,114   1,615,543 TTM 11/30/96           1,299,184
   6,937,010     6,929,292          78        590,010     881,831     681,936 TTM 11/30/96             876,328
   3,093,152     3,089,711          64        290,599     445,740     236,491 TTM 11/30/96             357,867
 -----------   -----------  ------------   ----------  ----------  ----------                       ----------
  69,000,000    68,923,230          82      9,232,805  10,608,422  10,108,219                        9,235,348
  65,750,000    65,750,000         171     11,168,393  11,718,933  12,093,512 TTM 10/31/96           9,442,321

  31,513,457    31,513,457          25                                                               3,990,166
  31,486,543    31,486,543          20                                                               3,986,759
 -----------  ------------  ------------                                                           ----------
  63,000,000    63,000,000          22                                                               7,976,925

 -----------  ------------  ------------   ----------  ----------  ----------  -------------------  ----------
  33,100,000    33,100,000          64      6,080,004   6,174,558   6,013,949 TTM 12/31/96           5,571,650
  25,400,000    25,400,000          53      4,046,563   4,235,896   4,124,189 TTM 12/31/96           4,122,150
 -----------  ------------  ------------   ----------  ----------  ----------                       ----------
  58,500,000    58,500,000          59     10,126,567  10,410,454  10,138,138                        9,693,800

   7,395,000     7,375,729     105,368      1,256,361   1,342,788   1,285,670 TTM 9/30/96            1,226,029
   6,090,000     6,074,130      40,494        950,677   1,023,261   1,291,575 TTM 9/30/96            1,197,701
   4,510,000     4,498,247      41,650        885,220     908,673     870,389 TTM 9/30/96              732,733
   4,375,000     4,363,599      35,190        169,077     712,682     884,477 TTM 9/30/96              872,067
   3,935,000     3,924,746      31,398        272,900     686,954     766,592 TTM 9/30/96              737,848
   3,545,000     3,535,762      29,465        166,446     697,741     678,815 TTM 9/30/96              619,227
   3,365,000     3,356,231      26,017        (84,699)    461,528     640,195 TTM 9/30/96              656,315
   3,185,000     3,176,700      26,695        (30,985)    477,050     578,128 TTM 9/30/96              564,503
   3,130,000     3,121,843      32,519        126,727     581,520     591,663 TTM 9/30/96              549,407
   3,000,000     2,992,182      29,626        493,896     549,864     539,113 TTM 9/30/96              514,568
   2,775,000     2,767,769      18,576        490,353     574,387     631,975 TTM 9/30/96              589,238
   2,515,000     2,508,446      21,258         20,767     393,860     433,420 TTM 9/30/96              419,139
   2,340,000     2,333,902      17,681        380,511     370,608     426,293 TTM 9/30/96              379,091
   2,275,000     2,269,072      27,338        488,333     469,262     441,986 TTM 9/30/96              412,955
   2,215,000     2,209,228      18,108         72,627     451,045     353,982 TTM 9/30/96              318,818
   1,350,000     1,346,482      20,715        221,796     229,824     263,596 TTM 9/30/96              253,321
 -----------  ------------  ------------   ----------  ----------  ----------                       ----------
  56,000,000    55,854,069      30,842      5,880,007   9,931,047  10,677,870                       10,042,960
  51,000,000    50,586,851      59,795      7,275,475   7,640,886   7,366,892 TTM 10/31/96           7,324,895

   2,529,561     2,529,561          69        367,313     400,174     420,938 TTM 2/97                 334,378
   1,912,588     1,912,588          38         26,173      69,580      47,949 TTM 2/97                 241,968
   1,828,252     1,828,252          52                                        TTM 2/97                 231,321
   1,826,954     1,826,954          50        228,028     256,195     239,530 TTM 2/97                 234,008
   1,629,613     1,629,613          49        244,083     244,177     244,181 TTM 2/97                 219,865
   1,707,171     1,707,171          40        146,245     267,505     267,501 TTM 2/97                 239,792
   1,436,135     1,436,135          37        233,218     206,774     192,610 TTM 2/97                 181,760
   1,709,217     1,709,217          79        266,984     245,915     245,915 TTM 2/97                 222,253
   1,298,090     1,298,090          43        192,696     201,652     211,650 TTM 2/97                 172,258
   1,198,665     1,198,665          24                    155,302     152,023 TTM 2/97                 159,915
   1,205,911     1,205,911          45        148,721     163,294     166,024 TTM 2/97                 153,021
   1,218,846     1,218,846          23        158,159     193,925     209,195 TTM 2/97                 169,220
   1,164,070     1,164,070          51        157,954     159,533     159,535 TTM 2/97                 151,415
   1,107,881     1,107,881          36        107,746     118,116     135,170 TTM 2/97                 148,985
   1,059,419     1,059,419          28        143,399     144,260     144,264 TTM 2/97                 135,831
   1,049,421     1,049,421          27        151,275     157,317     160,519 TTM 2/97                 144,427
   1,043,414     1,043,414          47         97,575     101,257     189,100 TTM 2/97                 132,538
   1,167,641     1,167,641          50        158,984     158,258     158,258 TTM 2/97                 148,105
     952,988       952,988          11        115,930     151,661     172,385 TTM 2/97                 134,180
   1,106,065     1,106,065          52        145,284     160,409     160,403 TTM 2/97                 147,736
     717,300       717,300          16        135,157     151,977     143,538 TTM 2/97                 109,449
     603,631       603,631          17         99,342      33,201      52,825 TTM 2/97                  80,339
     874,438       874,438          28         74,287     122,619     122,616 TTM 2/97                 112,981



    ORIGINAL    CUT-OFF DATE
   PRINCIPAL    PRINCIPAL    CUT-OFF DATE
     LOAN          LOAN       PRINCIPAL                                            1996 PERIOD
    BALANCE      BALANCE     BALANCE/UNIT   1994 NOI    1995 NOI    1996 NOI           NOI           U/W NOI
  -----------  ------------  ------------  ----------  ----------  ----------  -------------------  ----------
  $   777,402  $   777,402     $    26     $  124,541  $  114,986  $  123,805 TTM 2/97              $   99,724
      720,365      720,365          39         98,765     124,650     155,426 TTM 2/97                 104,569
      795,036      795,036          36                                        TTM 2/97                 101,803
      669,878      669,878          35         93,591      93,279      93,792 TTM 2/97                  86,727
      763,071      763,071          26        111,471     101,573      71,703 TTM 2/97                 100,284
      602,279      602,279          48         28,556                 100,006 TTM 2/97                  77,408
      501,112      501,112          22        143,291     168,502     159,537 TTM 2/97                  88,482
      890,733      890,733          24        135,343     128,340     119,830 TTM 2/97                 114,138
      498,568      498,568          13         53,112      75,547      84,860 TTM 2/97                  66,957
      511,948      511,948          18                                    295 TTM 2/97                  69,528
      564,588      564,588          23         87,386      89,377      80,896 TTM 2/97                  73,620
      524,028      524,028          24         87,451      73,076      73,076 TTM 2/97                  68,363
      504,251      504,251          26         68,684      70,431      73,486 TTM 2/97                  68,259
      368,933      368,933          27         61,486      61,381      63,781 TTM 2/97                  51,127
      481,368      481,368          24         66,312      68,723      66,650 TTM 2/97                  65,510
      506,781      506,781          18         66,219      76,697      76,698 TTM 2/97                  68,759
      438,427      438,427          22         53,142      59,500      59,497 TTM 2/97                  56,722
      505,862      505,862          24         86,875      92,120      92,907 TTM 2/97                  73,860
      497,166      497,166          22         70,060      69,724      69,724 TTM 2/97                  65,492
      507,428      507,428          26         57,677      70,894      68,153 TTM 2/97                  65,882
      422,106      422,106          14         51,056       4,446     (12,666)TTM 2/97                  73,369
      404,261      404,261          17         32,728      48,856      38,206 TTM 2/97                  53,065
      403,780      403,780          13          1,794      40,066      72,125 TTM 2/97                  55,771
      392,586      392,586          16         60,783      56,278      56,274 TTM 2/97                  53,102
      447,615      447,615          18         45,906      72,235      73,107 TTM 2/97                  59,471
      356,983      356,983          17         48,621      50,041      50,044 TTM 2/97                  46,906
      354,572      354,572          15         48,028      53,862      60,958 TTM 2/97                  47,046
      394,863      394,863          17         77,671      56,272      42,972 TTM 2/97                  52,573
      331,854      331,854          30         50,946      42,800      42,800 TTM 2/97                  42,287
      385,937      385,937          18         57,523      56,947      73,397 TTM 2/97                  51,921
      374,516      374,516          17         47,806      54,391      54,390 TTM 2/97                  50,297
      365,241      365,241          17         49,377      55,628      55,626 TTM 2/97                  50,280
      302,534      302,534          16         41,818      47,697      44,132 TTM 2/97                  40,020
      358,002      358,002          11         87,022     112,433     112,932 TTM 2/97                  90,330
      261,121      261,121          36         18,264      33,682      43,348 TTM 2/97                  33,998
      288,498      288,498          20         39,713      43,365      40,027 TTM 2/97                  37,581
      363,859      363,859          20         33,450      69,149      63,390 TTM 2/97                  48,696
      244,729      244,729          13         33,039      37,187      37,190 TTM 2/97                  33,030
      259,853      259,853           9         38,889      31,597      28,332 TTM 2/97                  36,270
      281,031      281,031          13         42,398      41,929      41,926 TTM 2/97                  38,576
      239,524      239,524          28         16,777      25,260      27,543 TTM 2/97                  31,106
      207,401      207,401          19         26,725      28,192      28,196 TTM 2/97                  27,075
      193,354      193,354          11         32,844      26,573      31,758 TTM 2/97                  27,486
      162,335      162,335          21         19,915      23,827      23,827 TTM 2/97                  21,828
      155,435      155,435           9         39,693      39,072      39,072 TTM 2/97                  35,303
      134,276      134,276          18         20,458      18,579      19,748 TTM 2/97                  19,033
      162,930      162,930           7         32,239      45,056      45,056 TTM 2/97                  30,054
      110,734      110,734           5         23,261      31,691      22,606 TTM 2/97                  26,146
      163,577      163,577           5         80,504      74,123      74,123 TTM 2/97                  38,427
  -----------  ------------  ------------  ----------  ----------  ----------                       ----------
   50,500,000   50,500,000          27      6,091,763   6,723,135   6,960,690                        6,824,006
   41,700,000   41,700,000      72,775      6,291,514   7,150,356   7,897,762 TTM 12/31/96           7,323,945

   34,473,575   34,423,045          47      5,915,125   5,979,532   6,149,264 TTM 10/31/96           7,074,917

  -----------  ------------  ------------  ----------  ----------  ----------  -------------------  ----------
   12,666,889   12,666,889      19,639      1,544,045   1,588,265   1,583,078 TTM 9/30/96            1,609,324
    8,678,759    8,678,759      15,173      1,055,557   1,085,930   1,196,067 TTM 9/25/96            1,259,903
    6,427,484    6,427,484      20,470        781,391     821,053     828,701 TTM 9/30/96              846,912
    5,726,868    5,726,868      19,546        744,447     731,943     760,608 TTM 9/25/96              783,587
  -----------  ------------  ------------  ----------  ----------  ----------                       ----------
   33,500,000   33,500,000      18,366      4,125,440   4,227,191   4,368,454                        4,499,726
   33,000,000   32,964,627          79      2,069,437   3,941,288   4,160,168 TTM 12/31/96           4,669,489

  -----------  ------------  ------------  ----------  ----------  ----------  -------------------  ----------
   19,200,000   19,200,000          38      2,486,555   2,514,922   2,384,915 TTM 12/31/96           2,512,568
   12,500,000   12,500,000          44      1,628,687   1,711,994   1,955,772 TTM 12/31/96           1,792,033
  -----------  ------------  ------------  ----------  ----------  ----------                       ----------
   31,700,000   31,700,000          40      4,115,242   4,226,916   4,340,687                        4,304,601



   ORIGINAL    CUT-OFF DATE
  PRINCIPAL    PRINCIPAL    CUT-OFF DATE
    LOAN          LOAN       PRINCIPAL                                            1996 PERIOD
   BALANCE      BALANCE     BALANCE/UNIT   1994 NOI    1995 NOI    1996 NOI           NOI           U/W NOI
 -----------  ------------  ------------  ----------  ----------  ----------  -------------------  ----------

  $15,884,176  $15,857,560     $    40                 $1,620,635  $1,806,581 TTM 12/31/96          $2,863,896
   11,465,239   11,446,027          69                  1,788,378   1,793,543 TTM 12/31/96           1,887,308
    1,400,585    1,398,238          15                    378,450     279,828 TTM 12/31/96             251,798
  -----------  ------------  ------------              ----------  ----------                       ----------
   28,750,000   28,701,826          44                  3,787,463   3,879,952                        5,003,002
   28,000,000   28,000,000         139                              1,728,961 TTM 12/31/96           3,249,803

  -----------  ------------  ------------  ----------  ----------  ----------  -------------------  ----------
   11,900,000   11,900,000          66     $2,912,707   2,575,897   2,325,507 TTM 12/31/96           1,790,400
    8,000,000    8,000,000          83      1,362,814   1,344,567   1,379,263 TTM 12/31/96           1,194,616
    7,100,000    7,100,000          87      1,351,700   1,393,444   1,361,420 TTM 12/31/96           1,271,268
  -----------  ------------  ------------  ----------  ----------  ----------                       ----------
   27,000,000   27,000,000          75      5,627,221   5,313,908   5,066,190                        4,256,284
   25,000,000   24,971,982      41,072      2,650,453   2,798,362   3,128,516 TTM 12/31/96           3,219,783
   24,375,000   24,326,512         218      2,334,399   2,885,176   3,278,009 TTM 12/31/96           3,352,220
   23,000,000   23,000,000          46      3,940,852   4,056,339   4,131,299 TTM 12/31/96           3,775,966
   21,845,301   21,798,649          66      3,550,084   3,745,511   3,534,086 TTM 12/31/96           3,550,330
  -----------                                                                                       ----------

  -----------  ------------  ------------  ----------  ----------  ----------  -------------------  ----------
   11,400,000   11,400,000      39,583      1,226,695   1,530,811   1,568,299 TTM 12/31/96           1,500,513
   10,100,000   10,100,000      40,726      1,159,288   1,417,466   1,423,551 TTM 12/31/96           1,367,176
  -----------  ------------  ------------  ----------  ----------  ----------                       ----------
   21,500,000   21,500,000      40,112      2,385,983   2,948,277   2,991,850                        2,867,689
   21,000,000   21,000,000          51      2,826,109   2,765,134   2,601,411 TTM 12/31/96           2,692,929

    3,450,000    3,450,000          10        504,954     516,098     612,499 TTM 12/31/96             584,140
    2,880,000    2,880,000          82        433,067     439,463     436,100 TTM 12/31/96             434,793
    2,255,000    2,255,000          10        383,402     390,120     428,430 TTM 12/31/96             357,039
    2,000,000    2,000,000          41                                275,481 YTD Ann. 12/31/96        262,123
    1,875,000    1,875,000      19,531        240,836     243,747     267,802 TTM 12/31/96             263,865
    1,750,000    1,750,000          33        215,128     217,479     269,706 TTM 12/31/96             257,058
    1,660,000    1,660,000          58        207,882     210,480     229,673 TTM 12/31/96             241,303
    1,545,000    1,545,000          70        272,835     271,942     269,532 TTM 12/31/96             238,489
    1,330,000    1,330,000         108        102,097     176,066     206,104 TTM 12/31/96             194,473
    1,050,000    1,050,000          37        137,098     199,093     180,835 TTM 12/31/96             180,811
      475,000      475,000          73         76,438      76,914      76,299 TTM 12/31/96              71,332
  -----------  ------------  ------------  ----------  ----------  ----------                       ----------
   20,270,000   20,270,000         N/A      2,573,737   2,741,402   3,252,461                        3,085,426
   20,000,000   19,940,533      30,772      2,640,142   2,851,292   2,857,373 TTM 8/31/96            2,771,116
   17,325,000   17,325,000          63      1,761,481   2,102,056   2,087,911 TTM 11/30/96

  -----------  ------------  ------------  ----------  ----------  ----------  -------------------  ----------
   11,967,093   11,954,004      20,899      1,731,587   1,714,042   1,526,187 TTM 11/30/96           1,490,823
    3,420,815    3,417,074         178        516,292     585,507     619,485 TTM 12/31/96             524,060
  -----------  ------------  ------------  ----------  ----------  ----------                       ----------
   15,387,909   15,371,078         N/A      2,247,879   2,299,549   2,145,672                        2,014,883
   15,000,000   14,875,834      65,532      3,893,523   4,111,381   4,144,668 TTM 10/31/96           3,982,652
   14,700,000   14,636,056      58,544      2,219,100   3,413,592   2,471,363 TTM 9/30/96            2,500,846
   14,664,000   14,642,002         170      1,812,150   1,939,929   1,883,081 TTM 10/31/96           1,839,022
   14,066,000   14,019,336          55      2,242,329   2,284,343   2,668,504 TTM 11/30/96           2,311,839
   13,670,000   13,627,151          78      1,736,497   1,957,340   2,029,886 TTM 11/30/96           1,937,684
   13,500,000   13,481,513      80,247      2,078,708   2,373,430   2,559,600 TTM 11/30/96           2,261,537
   12,500,000   12,482,642          81      1,133,123   1,095,179   1,509,337 TTM 12/31/96           1,672,705
   12,305,000   12,278,439          45      1,630,958   1,463,092   1,560,044 TTM 11/30/96           1,710,402

   11,990,000   11,909,688      38,668      1,829,139   2,237,718   2,457,301 TTM 11/30/96           2,262,123

    6,640,500    6,611,944      32,571      1,262,676   1,310,137   1,409,908 TTM 10/31/96           1,364,743
    5,009,500    4,987,958      26,674      1,111,419   1,076,207   1,108,535 TTM 10/31/96             992,046
  -----------  ------------  ------------  ----------  ----------  ----------                       ----------
   11,650,000   11,599,902      29,743      2,374,096   2,386,343   2,518,442                        2,356,789

   10,500,000   10,500,000      30,086      1,098,761   1,381,171   1,339,523 TTM 12/31/96           1,372,206
    9,665,000    9,665,000      36,063      1,392,312   1,788,613   2,128,136 TTM 12/31/96           2,050,842
    9,025,000    9,025,000          43      1,388,348   1,391,003   1,280,019 TTM 12/31/96           1,201,359
    9,000,000    9,000,000          22                  2,286,971   1,236,884 TTM 12/31/96           1,788,398

    1,753,525    1,746,503          14        303,407     294,339     305,449 TTM 11/30/96             283,852
    1,681,513    1,674,779           7        313,989     326,162     331,776 TTM 11/30/96             311,168
    1,599,085    1,592,681           8        278,141     333,000     326,690 TTM 11/30/96             310,532



   ORIGINAL    CUT-OFF DATE
  PRINCIPAL    PRINCIPAL    CUT-OFF DATE
    LOAN          LOAN       PRINCIPAL                                            1996 PERIOD
   BALANCE      BALANCE     BALANCE/UNIT   1994 NOI    1995 NOI    1996 NOI           NOI           U/W NOI
 -----------  ------------  ------------  ----------  ----------  ----------  -------------------  ----------
 $1,106,787    $1,102,355     $      8    $  235,966  $  212,474  $  200,894 TTM 11/30/96          $  201,025
     953,632       949,812           12       167,208     164,411     165,956 TTM 11/30/96             159,197
     604,236       601,816            7       132,378     132,582     132,858 TTM 11/30/96             115,407
     518,395       516,319            6       197,913     188,589     180,814 TTM 11/30/96             138,810
     482,826       480,892            5       127,148     140,584     159,528 TTM 11/30/96             183,602
 -----------  ------------  ------------  ----------  ----------  ----------                       ----------
   8,700,000     8,665,157            8     1,756,150   1,792,141   1,803,965                        1,703,593
   8,300,000     8,300,000           65     1,104,509   1,032,868   1,029,562 TTM 12/31/96           1,022,662
   8,065,000     8,065,000           41     1,303,892   1,265,991   1,298,745 TTM 12/31/96           1,197,445
   6,750,000     6,725,941       74,733                   988,189   1,369,023 TTM 9/30/96            1,220,672
   6,500,000     6,500,000      361,111                               763,197 TTM 12/31/96             919,609

 -----------  ------------  ------------  ----------  ----------  ----------  -------------------  ----------
   2,120,000     2,120,000       32,615       457,225     480,991     471,531 TTM 10/30/96             375,708
   1,575,000     1,575,000        9,000       203,551     234,100     268,008 TTM 10/30/96             257,732
     998,111       998,111       13,863       241,293     241,982     222,042 TTM 10/31/96             182,527
     608,018       608,018       12,667       137,043     194,123     188,065 TTM 10/30/96             176,382
     525,483       525,483        9,915       101,652      85,287      97,605 TTM 10/30/96              81,712
     476,388       476,388        6,617        47,636      65,925     102,509 TTM 10/30/96              62,445
 -----------  ------------  ------------  ----------  ----------  ----------                       ----------
   6,303,000     6,303,000       12,996     1,188,399   1,302,408   1,349,759                        1,136,506
   6,060,000     6,060,000       63,125       820,525   1,039,661   1,351,568 TTM 12/31/96           1,003,438
   6,000,000     5,991,620           96     1,083,618   1,153,834   1,249,680 4 Mo. Ann. 12/31/96    1,053,569
   5,900,000     5,900,000       23,228       519,497     630,527     797,817 TTM 2/28/97              866,507
   5,900,000     5,892,333           34       875,019     876,291     954,597 TTM 10/31/96             897,307

 -----------  ------------  ------------  ----------  ----------  ----------  -------------------  ----------
   3,300,000     3,289,454       33,227     1,119,282     716,377     756,949 TTM 9/30/96              755,349
   2,500,000     2,492,011       19,318       770,365     523,316     586,284 TTM 9/30/96              579,341
 -----------  ------------  ------------  ----------  ----------  ----------                       ----------
   5,800,000     5,781,465       25,357     1,889,647   1,239,693   1,343,233                        1,334,690

 -----------  ------------  ------------  ----------  ----------  ----------  -------------------  ----------
   2,886,253     2,880,881       29,100       658,307     822,393     652,213 TTM 9/30/96              628,229
   2,733,747     2,728,660       29,028       472,373     627,125     585,557 TTM 9/30/96              508,172
 -----------  ------------  ------------  ----------  ----------  ----------                       ----------
   5,620,000     5,609,541       29,065     1,130,680   1,449,518   1,237,770                        1,136,401
   5,535,000     5,523,398           45       800,481     809,105     822,507 TTM 11/30/96             792,110
   5,425,000     5,425,000           43                   802,690     876,507 TTM 12/31/96             850,080
   5,200,000     5,169,401           24     1,543,939   1,976,660   1,790,509 TTM 10/30/96           1,257,123
   5,100,000     5,090,239       48,945       707,667     847,866   1,019,991 TTM 11/30/96             972,029
   5,000,000     4,959,958           29     1,157,521   1,363,656   1,393,804 TTM 12/31/96           1,220,207
   5,000,000     5,000,000           91       677,015     691,591     678,697 TTM 12/31/96             675,101
   4,747,000     4,731,830       22,533     1,274,412   1,642,380   1,602,028 TTM 9/30/96            1,225,780
   4,717,500     4,707,742           60       801,927     853,173     870,615 TTM 11/30/96             766,837
   4,600,000     4,574,045       30,494     1,057,043     974,283   1,085,800 TTM 11/30/96             957,215
   4,578,000     4,563,370       23,047     1,005,633   1,311,260     995,214 TTM 9/30/96              995,845
   4,550,000     4,532,434           81       772,093     670,226     675,241 TTM 10/31/96             680,620
   4,500,000     4,484,492           55       834,131     901,769     850,921 TTM 9/30/96              843,520
   4,150,000     4,144,091       20,720       541,865     557,919     546,003 TTM 12/31/96             510,560
   4,125,000     4,119,395           75                   755,852     646,671 YTD Ann 11/30/96         609,158
   4,100,000     4,092,178       20,359       588,583     945,365     987,544 TTM 11/30/96             844,393
   4,075,000     4,060,002          130       346,426     553,104     654,020 TTM 9/30/96              602,751
   4,000,000     4,000,000           30       949,806     938,208     898,865 TTM 12/31/96             816,675
   3,955,000     3,955,000       29,081       826,610     805,077     815,477 TTM 1/31/97              831,713
   3,950,000     3,941,797           46       484,891     561,773     575,977 TTM 11/30/96             600,005
   3,925,000     3,925,000       49,063       612,258     693,003     705,148 TTM 11/30/96             683,181
   3,800,000     3,788,821       15,528       826,231   1,518,322   1,283,898 TTM 10/31/96           1,019,897

 -----------  ------------  ------------  ----------  ----------  ----------  -------------------  ----------
   3,116,000     3,116,000           69       473,788     520,121     521,692 TTM 12/31/96             439,321
     684,000       684,000          122       114,064     119,407     127,831 TTM 12/31/96             109,301
 -----------  ------------  ------------  ----------  ----------  ----------                       ----------
   3,800,000     3,800,000           75       587,852     639,528     649,523                          548,622
   3,750,000     3,742,129           36       545,658     563,181     674,815 TTM 10/31/96             634,033
   3,500,000     3,492,575           53       481,718     501,889     532,208 TTM 11/30/96             538,220
   3,476,000     3,463,909           61       494,060     507,366     579,964 TTM 10/31/96             507,664
   3,375,000     3,370,372           70       425,654     459,239     511,099 TTM 12/31/96             492,965
   3,350,000     3,350,000           88       465,500     406,669     491,662 TTM 12/31/96             465,456



   ORIGINAL    CUT-OFF DATE
  PRINCIPAL    PRINCIPAL    CUT-OFF DATE
    LOAN          LOAN       PRINCIPAL                                            1996 PERIOD
   BALANCE      BALANCE     BALANCE/UNIT   1994 NOI    1995 NOI    1996 NOI           NOI           U/W NOI
 -----------  ------------  ------------  ----------  ----------  ----------  -------------------  ----------
  $3,000,000    $2,994,486     $24,954      $554,983    $533,801    $555,934  TTM 11/30/96           $546,058
   3,000,000     2,993,860          68       348,879     456,239     482,023  TTM 11/30/96            452,472
   2,980,000     2,969,460          87       368,473     493,244     517,345  TTM 11/30/96            442,985

   2,922,000     2,917,946          55       322,127     454,149     528,279  TTM 12/6/96             482,215
   2,900,000     2,897,637          19       302,054     484,650     539,061  TTM 10/31/96            569,448
   2,850,000     2,850,000          84       535,931     543,242     600,284  TTM 12/31/96            510,610
   2,800,000     2,789,524      21,458       420,958     405,871     428,779  TTM 11/30/96            443,179
   2,800,000     2,800,000          82       378,360     417,032     403,201  TTM 11/30/96            393,530
   2,800,000     2,797,014      11,606       335,614     370,444     385,594  TTM 12/31/96            397,783
   2,712,000     2,703,333      10,813       705,086     723,854     670,605  TTM 9/30/96             622,004
   2,675,000     2,666,452      26,934       590,136     648,780     576,827  TTM 9/30/96             576,977
   2,500,000     2,494,904      11,497       367,792     382,349     429,972  TTM 12/31/96            432,613
   2,300,000     2,295,601      15,942       454,327     499,653     575,525  TTM 11/30/96            489,327
   2,223,000     2,216,600          56       339,818     340,460     402,800  TTM 9/30/96             370,815
   2,200,000     2,195,603      30,494       515,420     508,738     538,052  TTM 12/31/96            428,916
   2,200,000     2,193,798      16,875       352,124     339,687     371,578  TTM 9/30/96             345,638
   2,175,000     2,172,731          38       218,389     224,771     391,713  TTM 12/31/96            403,012
   2,150,000     2,145,565          47       276,460     296,764     291,425  TTM 11/30/96            314,123
   2,100,000     2,096,068      33,808                    73,336     522,865  TTM 12/31/96            351,161
   1,963,000     1,959,209          19       356,433     352,560     340,552  TTM 11/30/96            320,761
   1,950,000     1,947,258      14,641        54,213     207,014     275,550  TTM 11/30/96            280,358
   1,939,000     1,939,000      29,379       257,019     258,144     258,996  TTM 12/31/96            262,175
   1,925,000     1,921,318      11,934       437,309     480,920     500,649  TTM 11/30/96            348,034
   1,900,000     1,898,835      41,279       233,381     230,750     249,170  TTM 11/30/96            234,953
   1,870,000     1,870,000          45        19,307     276,850     349,484  TTM 12/31/96            313,149
   1,800,000     1,792,220      14,338       225,994     250,493     258,845  TTM 11/30/96            241,763
   1,777,000     1,772,762      24,622       216,973     234,336     272,586  TTM 5/31/96             241,334
   1,775,000     1,771,548      13,123       306,684     289,174     305,994  TTM 11/30/96            289,526
   1,700,000     1,693,967      16,940       300,279     311,528     314,200  TTM 9/30/96             248,904
   1,700,000     1,696,221          44       310,073                 392,184  YTD Ann. 11/30/96       331,321
   1,538,000     1,538,000      32,042       114,829     139,762     187,139  TTM 2/28/97             211,858
   1,500,000     1,500,000       6,944       217,396     317,053     356,620  TTM 10/30/96            306,161
   1,500,000     1,493,209      24,887       194,422     211,393     278,255  TTM 11/30/96            242,308
   1,500,000     1,493,949       6,791       386,446     419,964     225,414  TTM 11/30/96            314,458
   1,500,000     1,500,000      18,293        96,481     207,579     425,985  TTM 11/30/96            332,761

   1,430,000     1,430,000      27,500        56,528     268,207     289,826  TTM 12/31/96            254,926
   1,385,000     1,382,553       9,156       180,145     183,191     181,587  TTM 11/30/96            185,014
   1,350,000     1,344,554       8,456       262,514     252,136     200,329  TTM 11/30/96            259,694
   1,200,000     1,200,000      19,048       390,062     481,647     519,694  TTM 12/30/96            263,907
   1,200,000     1,200,000      11,429       322,310     463,306     472,235  TTM 12/31/96            364,366
   1,012,000     1,010,529       8,864       111,332     139,684     183,435  TTM 11/30/96            133,449
   1,000,000       996,895       9,773       200,698     146,596     183,243  TTM 11/30/96            151,985


                                                                       ANNUAL                STATED    ANTICIPATED
                                                                        DEBT     MORTGAGE   MATURITY    REPAYMENT
 1994 REV    1995 REV    1996 REV    U/W REV    NET CASH FLOW  DSCR   SERVICE     RATE       DATE        DATE
----------  ----------  ----------  ----------  -------------  ----  ---------  --------  ----------  -----------

$ 6,414,752 $ 6,404,859 $ 7,012,817 $ 6,608,228   $3,942,900    1.40
  4,260,341   4,729,718   5,122,557   5,245,734    2,533,428    1.40
  5,337,787   5,322,464   5,113,002   5,260,930    2,486,120    1.40
----------  ----------  ----------  ----------  -------------  ----
 16,012,880  16,457,041  17,248,376  17,114,892    8,962,448    1.40  6,422,303    8.485%* 01/11/2027  01/11/2007

  4,737,152   5,149,508   5,249,003   5,097,663    2,476,062    1.42
  4,329,968   4,394,768   4,415,133   4,331,629    2,065,531    1.42
  3,197,899   3,322,468   3,573,753   3,634,556    1,960,171    1.42
  1,940,021   2,054,547   2,115,423   1,791,700    1,180,106    1.42
  1,484,669   1,763,835   1,497,638   1,694,891      704,687    1.42
    702,281     837,554     655,347     766,089      282,981    1.42
----------  ----------  ----------  ----------  -------------  ----
 16,391,990  17,522,680  17,506,297  17,316,528    8,669,538    1.42  6,095,785    8.035%* 02/11/2027  02/11/2007
 15,790,754  16,432,370  16,720,960  14,920,353    8,203,972    1.31  6,240,615    8.700%* 03/11/2027  03/11/2007

                                      4,030,471    3,990,166    1.23
                                      4,027,029    3,986,759    1.23
                                    ----------  -------------  ----
                                      8,057,500    7,976,925    1.23  6,504,564   9.2975%* 03/11/2022  04/11/2017

  8,325,381   8,395,800   8,233,241   7,900,763    5,278,174    1.69
  5,296,738   5,345,605   5,278,613   5,330,578    3,869,254    1.69
----------  ----------  ----------  ----------  -------------  ----
 13,622,119  13,741,405  13,511,854  13,231,341    9,147,428    1.69  5,409,317    7.981%* 03/11/2022  03/11/2004

  4,451,309   4,593,095   4,609,388   4,534,388      999,310    1.50
  2,102,018   2,348,475   2,819,894   2,655,245    1,064,939    1.50
  2,548,600   2,627,963   2,570,016   2,437,316      610,867    1.50
    954,828   1,772,505   2,007,933   1,958,938      774,120    1.50
  1,120,262   1,736,628   1,824,306   1,804,122      647,642    1.50
  1,006,968   1,651,774   1,713,391   1,618,452      538,304    1.50
    668,443   1,484,525   1,827,771   1,735,530      569,539    1.50
    746,657   1,427,250   1,651,464   1,593,041      484,851    1.50
    858,485   1,463,686   1,570,493   1,510,499      473,882    1.50
  1,390,072   1,550,208   1,536,541   1,479,074      440,614    1.50
  1,241,284   1,364,392   1,449,397   1,449,397      516,768    1.50
    734,447   1,291,925   1,437,880   1,437,880      347,245    1.50
  1,161,704   1,163,959   1,302,010   1,302,010      313,990    1.50
  1,332,803   1,361,122   1,321,665   1,314,506      347,230    1.50
    842,697   1,292,185   1,161,927   1,161,927      260,722    1.50
    751,519     777,272     806,576     780,079      214,317    1.50
----------  ----------  ----------  ----------  -------------  ----
 21,912,096  27,906,964  29,610,652  28,772,404    8,604,339    1.50  5,727,089    9.190%* 12/11/2021  12/11/2008
 13,329,069  13,565,335  13,714,304  13,809,463    6,988,912    1.34  5,214,642    8.250%* 10/11/2016  03/11/2013

    468,853     410,442     410,519     340,992      300,311    1.24
    250,166     290,271     268,514     252,478      227,064    1.24
                            250,676     234,284      217,051    1.24
    276,973     257,950     259,698     236,998      216,897    1.24
    245,000     245,000     245,068     220,827      193,469    1.24
    183,941     269,346     269,346     243,067      202,676    1.24
    255,928     229,894     215,654     206,029      170,499    1.24
    282,520     260,948     260,948     238,086      202,919    1.24
    225,101     202,406     229,939     173,138      154,110    1.24
                277,526     259,641     246,958      142,306    1.24
    232,738     211,741     207,754     196,575      143,166    1.24
    239,763     198,510     185,551     175,430      144,702    1.24
    159,838     161,170     161,170     153,178      138,199    1.24
    212,712     226,945     226,708     208,433      131,528    1.24
    145,750     145,867     145,867     138,659      125,775    1.24
    199,290     160,704     160,694     147,875      124,588    1.24
    125,221     115,018     172,047     164,352      123,875    1.24
    277,207     235,429     211,165     200,665      138,623    1.24
    181,462     211,545     217,761     203,754      113,139    1.24
    200,174     214,466     217,748     201,772      131,313    1.24
    169,626     196,851     190,476     146,398       85,158    1.24
    127,398      77,197     132,441     126,362       71,663    1.24
    202,183     161,218     161,218     152,582      103,814    1.24


                                                                       ANNUAL                STATED    ANTICIPATED
                                                                        DEBT     MORTGAGE   MATURITY    REPAYMENT

 1994 REV    1995 REV    1996 REV    U/W REV    NET CASH FLOW  DSCR   SERVICE     RATE       DATE        DATE
----------  ----------  ----------  ----------  -------------  ----  ---------  --------  ----------  -----------
    126,310     116,202     107,146     101,853       92,294    1.24
    145,392     138,809     141,800     118,571       85,522    1.24
                            146,346     139,198       94,387    1.24
     95,110      94,599      95,110      88,151       79,528    1.24
    231,291     183,073     198,033     182,564       90,592    1.24
     75,002      75,002     100,054      77,769       71,503    1.24
    212,842     203,856     136,305     124,604       59,492    1.24
    167,603     163,029     158,062     149,907      105,748    1.24
    103,390      77,435      77,579      69,687       59,190    1.24
                155,000     154,888     147,144       60,779    1.24
    118,566     111,977     102,941      96,656       67,028    1.24
    142,624     112,347     126,958     121,979       62,213    1.24
     82,602      71,237      82,151      69,676       59,865    1.24
     65,417      64,655      67,738      55,091       43,800    1.24
     87,045      69,558      70,434      66,956       57,148    1.24
    157,887     160,272     160,254     152,449       60,165    1.24
     67,285      60,307      61,142      58,127       52,050    1.24
    123,089     117,704     117,873     100,125       60,056    1.24
    122,546     118,424     124,989     119,890       59,024    1.24
     83,005      95,838      96,181      91,455       60,242    1.24
    120,093      51,268     102,536      74,217       50,113    1.24
     51,561      66,010      73,600      70,903       47,994    1.24
    129,063     146,521     126,444     120,853       47,937    1.24
    121,599     100,637     100,637      93,189       46,608    1.24
     95,902     100,857      93,484      88,864       53,141    1.24
     58,680      58,813      59,404      56,904       42,381    1.24
     60,743      60,748      56,976      54,464       42,095    1.24
    128,787      81,123      82,135      78,145       46,878    1.24
     68,558      43,609      45,623      43,444       39,398    1.24
    100,013      99,164      99,164      94,229       45,819    1.24
    104,364      90,161     110,685     106,180       44,463    1.24
     90,087      96,041      97,249      91,626       43,362    1.24
     50,867      54,958      51,417      49,281       35,917    1.24
    182,967     162,282     194,562     187,306       42,502    1.24
     22,661      38,208      40,550      38,750       31,000    1.24
     40,593      43,970      40,640      38,640       34,251    1.24
     73,359      90,571      75,652      70,698       43,198    1.24
     43,803      44,000      47,282      43,090       29,054    1.24
     39,682      42,947      39,054      37,101       30,850    1.24
     86,162      70,816      71,670      68,134       33,364    1.24
     41,382      48,439      48,269      45,875       28,436    1.24
     32,772      34,341      35,506      34,064       24,623    1.24
     57,330      53,323      57,853      54,675       22,955    1.24
     21,831      25,639      26,072      24,137       19,272    1.24
     49,621      50,052      50,920      46,816       18,453    1.24
     26,937      18,888      20,606      19,575       15,941    1.24
    108,097      87,211      83,461      72,934       19,343    1.24
    110,269     109,997     109,997     104,546       13,146    1.24
    209,972     194,913     194,574     159,413       19,420    1.24
----------  ----------  ----------  ----------  -------------  ----
  9,196,605   9,115,272   9,622,609   8,808,797    5,995,385    1.24  4,847,098   8.660%*  03/11/2027  03/11/2012
 23,325,514  25,497,225  25,575,859  25,091,637    6,069,363    1.42  4,272,911   9.214%*  03/11/2022  03/11/2009

 12,448,100  12,648,534  13,032,870  14,176,658    5,696,922    1.73  3,284,959   8.325%*  01/11/2022  01/11/2007

  2,984,702   2,982,193   3,028,893   3,040,269    1,577,074    1.46
  1,873,051   1,936,182   2,086,910   2,144,362    1,231,303    1.46
  1,311,612   1,354,589   1,360,062   1,391,438      831,212    1.46
  1,156,136   1,189,270   1,226,722   1,272,317      768,937    1.46
----------  ----------  ----------  ----------  -------------  ----
  7,325,501   7,462,234   7,702,587   7,848,386    4,408,526    1.46  3,017,266   8.240%*  04/11/2027  04/11/2007
  3,003,168   4,917,191   5,027,218   5,536,538    3,896,063    1.27  3,070,191   8.590%*  02/11/2027  02/11/2007

  3,847,163   3,925,918   3,766,166   3,899,100    2,292,714    1.32
  2,531,525   2,735,633   3,006,320   2,839,829    1,627,922    1.32
----------  ----------  ----------  ----------  -------------  ----
  6,378,688   6,661,551   6,772,486   6,738,929    3,920,636    1.32  2,981,374   8.708%*  03/11/2027  03/11/2009


                                                                       ANNUAL                STATED    ANTICIPATED
                                                                        DEBT     MORTGAGE   MATURITY    REPAYMENT
 1994 REV    1995 REV    1996 REV    U/W REV    NET CASH FLOW  DSCR   SERVICE     RATE       DATE        DATE
----------  ----------  ----------  ----------  -------------  ----  ---------  --------  ----------  -----------

              2,443,620   2,698,884   4,128,373    2,667,562    1.91
              2,410,648   2,502,709   2,527,438    1,764,570    1.91
                473,917     393,116     360,630      200,465    1.91
             ----------  ----------  ----------  -------------  ----
              5,328,185   5,594,709   7,016,441    4,632,597    1.91  2,430,033   7.575%*  01/11/2027  01/11/2007
                          2,321,441   4,117,238    3,126,553    1.24  2,527,091   8.262%*  03/11/2027  03/11/2007

  3,805,886   3,526,875   3,235,685   2,779,423    1,632,730    1.51
  1,886,032   1,954,908   1,936,212   1,818,681    1,075,297    1.51
  1,877,395   1,991,745   1,940,087   1,918,277    1,177,316    1.51
 ----------  ----------  ----------  ----------  -------------  ----
  7,569,313   7,473,928   7,111,982   6,516,381    3,885,343    1.51  2,576,266   8.350%*  03/11/2022  06/11/2007
  4,379,913   4,607,536   4,864,168   5,020,231    3,042,855    1.39  2,187,715   7.935%*  02/11/2027  02/11/2007
  3,887,751   4,626,721   5,118,851   5,149,579    3,231,686    1.31  2,459,464   9.050%*  04/11/2022  01/11/2012
  5,619,648   5,763,122   5,722,721   5,645,883    3,136,126    1.35  2,319,963   9.020%*  03/11/2022  03/11/2007
  6,168,449   6,197,373   6,206,977   6,237,617    3,013,893    1.41  2,137,415   8.650%*  01/11/2022  01/11/2007

  1,848,263   1,996,917   2,087,318   2,130,160    1,428,513    1.43
  1,723,325   1,830,012   1,897,761   1,950,391    1,305,176    1.43
----------  ----------  ----------  ----------  -------------  ----
  3,571,588   3,826,929   3,985,079   4,080,551    2,733,689    1.43  1,907,521   8.080%*  03/11/2027  03/11/2007
  4,895,143   4,825,459   4,643,395   4,742,083    2,469,772    1.22  2,022,212   8.970%*  04/11/2027  04/11/2012

                842,471     887,056     902,757      429,099    1.31
    653,208     664,154     692,456     691,083      393,913    1.31
    573,251     571,081     591,965     521,319      284,754    1.31
                            284,000     270,230      240,469    1.31
    424,505     446,375     466,718     476,292      239,865    1.31
    342,332     324,155     389,348     376,035      221,196    1.31
    243,960     257,631     266,660     278,649      217,965    1.31
    411,197     414,631     431,284     410,804      212,056    1.31
    142,600     254,150     290,564     276,623      180,192    1.31
    288,911     367,184     361,638     361,613      151,199    1.31
    115,798     116,314     117,475     112,248       63,965    1.31
----------  ----------  ----------  ----------  -------------  ----
  3,195,762   4,258,146   4,779,164   4,677,653    2,634,673    1.31  2,013,020   8.830%*  03/11/2022  03/11/2007
  4,185,419   4,328,701   4,372,249   4,446,669    2,609,116    1.39  1,872,675   8.660%   10/11/2026  10/11/2006
  2,423,907   2,787,276   2,840,931   2,822,772    2,007,184    1.26  1,592,681   8.460%*  03/11/2027  03/11/2009

  3,053,680   3,129,248   2,955,240   2,912,537    1,347,823    1.33
    766,159     843,806     862,177     784,301      498,563    1.33
----------  ----------  ----------  ----------  -------------  ----
  3,819,839   3,973,054   3,817,417   3,696,838    1,846,386    1.33  1,391,147   8.280%*  02/11/2027  02/11/2007
 10,695,119  11,142,213  11,011,092  10,437,111    3,202,733    1.80  1,782,040   8.590%*  12/11/2011
 11,532,536  13,604,018  14,338,462  14,445,392    2,438,346    1.50  1,621,310   9.300%*  12/11/2016  12/11/2011
  2,297,040   2,443,025   2,437,464   2,400,029    1,749,446    1.32  1,325,702   8.280%*  01/11/2027  01/11/2009
  3,597,386   3,689,874   3,774,091   3,611,363    2,016,656    1.35  1,499,181   8.820%*  01/11/2017  01/11/2004
  2,169,685   2,409,270   2,593,855   2,462,376    1,838,495    1.40  1,312,581   8.670%*  11/11/2023  11/11/2006
  4,285,498   4,744,744   5,111,975   4,751,847    2,023,945    1.46  1,387,339   9.250%*  02/11/2022  02/11/2012
  1,660,237   1,695,375   2,090,635   2,332,595    1,531,551    1.29  1,183,802   8.785%*  01/11/2027  01/11/2007
  2,111,101   2,072,774   2,244,152   2,364,932    1,575,724    1.32  1,195,972   8.570%*  01/11/2022  01/11/2007

  5,086,777   5,778,198   6,077,040   5,865,212    1,968,862    1.45  1,357,163   9.670%*  10/11/2016  10/11/2011

  4,783,716   4,697,833   4,646,338   4,646,338    1,132,426    1.48
  4,080,891   4,011,806   4,089,219   4,089,219      787,585    1.48
----------  ----------  ----------  ----------  -------------  ----
  8,864,607   8,709,639   8,735,557   8,735,557    1,920,011    1.48  1,293,094   9.390%*  12/11/2016  12/11/2011

  2,545,465   2,570,625   2,591,736   2,620,472    1,271,350    1.28    993,447   8.250%*  03/11/2022  03/11/2007
  7,413,368   7,721,936   8,060,498   8,060,498    1,647,817    1.56  1,055,226   9.580%*  04/11/2019  04/11/2007
  2,096,577   2,124,536   2,032,871   1,995,716    1,089,076    1.35    808,298   8.180%*  04/11/2027  04/11/2007
  6,659,027   6,488,481   5,355,932   5,949,357    1,409,196    1.57    895,264   8.850%*  04/11/2022  04/11/2007

    370,785     358,301     368,119     353,535      207,771    1.49
    434,138     436,529     438,460     429,318      224,080    1.49
    369,684     409,546     405,509     397,169      221,590    1.49




                                                                       ANNUAL                STATED    ANTICIPATED
                                                                        DEBT     MORTGAGE   MATURITY    REPAYMENT
 1994 REV    1995 REV    1996 REV    U/W REV    NET CASH FLOW  DSCR   SERVICE     RATE       DATE        DATE
----------  ----------  ----------  ----------  -------------  ----  ---------  --------  ----------  -----------

    326,386     302,589     294,915     301,183      142,805    1.49
    205,424     209,612     211,423     205,021      135,859    1.49
    171,483     169,542     170,068     158,475       82,659    1.49
    277,622     248,694     234,354     213,377       97,686    1.49
    332,915     315,238     333,835     363,516      135,670    1.49
----------  ----------  ----------  ----------  -------------  ----
  2,488,437   2,450,051   2,456,683   2,421,594    1,248,120    1.49  1,106,689   8.480%*  02/11/2022  02/11/2010
  1,288,118   1,212,645   1,210,537   1,231,047      940,229    1.23    762,311   8.450%*  04/11/2027  04/11/2007
  1,949,123   1,739,065   1,778,919   1,728,110    1,070,887    1.27    842,945   8.550%*  04/11/2017  04/11/2012
              5,922,477   6,430,931   6,509,722    1,198,172    1.63    733,765   9.960%*  10/11/2021  10/11/2011
                            959,704   1,295,352      910,609    1.49    611,867   8.190%   03/11/2022  03/11/2007

    880,270     907,239     919,238     839,297      333,743    1.41
    956,555   1,209,292   1,213,295   1,210,130      197,225    1.41

   593,383      609,767     638,828     602,681      152,393    1.41
   436,997      504,756     505,516     503,494      151,207    1.41
   357,729      366,408     381,815     366,364       63,394    1.41
   369,762      385,674     442,803     383,676       43,261    1.41
----------  ----------  ----------  ----------  -------------  ----
 3,594,696    3,983,136   4,101,495   3,905,642      941,223    1.41   712,948     9.660%* 03/11/2022  03/11/2012
 2,394,036    2,648,048   3,129,396   2,648,048      871,036    1.45   602,316     8.840%* 04/11/2022  04/11/2012
 1,462,493    1,447,313   1,447,308   1,447,312      822,583    1.37   601,758     8.950%* 02/11/2022  02/11/2012
 1,075,143    1,213,793   1,519,755   1,602,791      803,007    1.38   581,116     8.730%* 03/11/2022  03/11/2007
 1,186,483    1,164,546   1,256,018   1,228,671      756,843    1.30   581,428     9.230%* 01/11/2027  01/11/2012

 4,244,568    3,988,954   4,010,962   4,010,962      725,649    1.82
 4,208,715    4,747,298   5,336,412   5,336,412      540,641    1.82
----------  ----------  ----------  ----------  -------------  ----
 8,453,283    8,736,252   9,347,374   9,347,374    1,266,290    1.82   694,137     8.714%* 02/11/2012

 3,016,339    3,038,686   3,144,790   3,144,790      603,479    1.66
 2,562,355    2,891,895   3,070,188   3,070,188      484,672    1.66
----------  ----------  ----------  ----------  -------------  ----
 5,578,694    5,930,581   6,214,978   6,214,978    1,088,151    1.66   655,285    10.100%* 02/11/2017  02/11/2012
   984,936      982,282   1,008,335     988,108      762,755    1.39   547,874     8.790%* 01/11/2022  01/11/2007
              1,206,694   1,287,308   1,260,194      724,085    1.36   532,123     8.680%* 03/11/2022  03/11/2007
 3,462,277    3,897,664   3,789,231   3,194,371      902,477    1.49   606,457     8.280%* 01/11/2012  01/11/2004
 2,340,558    2,503,529   2,534,306   2,514,541      846,302    1.47   576,472     9.650%* 02/11/2017  02/11/2012
 1,405,600    1,677,193   1,727,170   1,654,300    1,031,245    1.97   523,736     8.580%  10/11/2016  10/11/2011
   913,006      918,920     906,303     905,226      617,768    1.27   487,592     8.610%* 04/11/2022  04/11/2012
 6,141,833    6,617,279   6,632,911                1,162,780    2.05   568,116     8.714%* 02/11/2012
   996,660    1,056,625   1,108,327   1,021,227      671,165    1.43   470,812     8.890%* 01/11/2022  01/11/2007
 3,484,152    3,505,124   3,821,031   3,626,246      775,903    1.50   516,340     9.550%* 11/11/2016  11/11/2011
 6,170,614    6,926,860   7,050,936                  936,445    1.71   547,890     8.714%* 02/11/2012
 1,148,456    1,036,450   1,067,872   1,084,151      597,708    1.35   442,601     8.580%* 11/11/2021  11/11/2003
 1,378,724    1,493,333   1,406,024   1,408,821      747,494    1.60   467,600     8.470%* 01/11/2017  01/11/2007
   656,753      693,257     719,927                  500,560    1.29   387,162     8.620%* 01/11/2027  01/11/2004
              1,340,709   1,141,873   1,125,490      501,160    1.27   395,798     8.930%* 01/11/2027  01/11/2007
 3,066,305    3,730,405   3,816,678   3,816,678      653,559    1.41   465,053     9.700%* 02/11/2017  02/11/2012
   647,522      765,015     873,821     815,898      554,722    1.37   406,023     8.870%* 11/11/2021  11/11/2006
 1,248,883    1,234,753   1,219,336   1,155,403      682,914    1.68   406,284     8.160%* 04/11/2017  04/11/2012
 2,836,093    2,853,968   2,843,320   2,861,320      688,647    1.55   445,493     9.600%* 03/11/2017  03/11/2012
   791,456      887,591     924,904     936,799      539,408    1.37   393,245     8.860%* 01/11/2022  01/11/2007
 1,738,827    1,791,918   1,873,882   1,808,956      592,733    1.46   404,657     9.290%* 03/11/2022  03/11/2012
 1,997,429    2,974,866   2,739,189   2,484,871      895,653    2.05   437,937     9.930%* 01/11/2017  01/11/2012

   762,860      798,241     783,803     717,109      393,993    1.29
   161,942      171,275     179,166     161,869       99,391    1.29
----------  ----------  ----------  ----------  -------------  ----
   924,802      969,516     962,969     878,978      493,384    1.29   382,361     8.990%* 03/11/2022  03/11/2007
 1,233,252    1,288,381   1,354,693   1,340,624      472,947    1.28   370,882     8.780%* 01/11/2007
   883,911      904,279     914,816     953,105      430,187    1.25   343,875     8.700%* 01/11/2022  01/11/2007
   631,907      649,091     727,504     690,435      438,786    1.23   356,063     9.210%* 11/11/2021  11/11/2006
   592,000      630,553     688,291     671,580      440,806    1.27   346,276     9.230%* 02/11/2022  02/11/2007
   591,913      542,320     619,744     607,611      420,948    1.25   336,807     8.980%* 03/11/2022  03/11/2007



                                                                       ANNUAL                STATED    ANTICIPATED
                                                                        DEBT     MORTGAGE   MATURITY    REPAYMENT
 1994 REV    1995 REV    1996 REV    U/W REV    NET CASH FLOW  DSCR   SERVICE     RATE       DATE        DATE
----------  ----------  ----------  ----------  -------------  ----  ---------  --------  ----------  -----------

 1,559,416    1,589,632   1,638,104   1,599,718      466,037    1.45   321,818     9.790%* 01/11/2022  01/11/2012
   436,689      615,424     638,217     613,990      396,719    1.32   301,371     8.970%* 01/11/2022  01/11/2007
   481,108      589,376     632,767     575,963      405,156    1.34   302,795     9.110%* 11/11/2021  11/11/2006

   690,573      807,211     882,112     867,226      396,672    1.34   295,457     9.050%* 02/11/2022  02/11/2007
   603,968      754,232     824,818     828,792      420,633    1.38   305,015     9.540%  02/11/2022  02/11/2007
   710,668      726,565     715,635     682,005      466,964    1.65   282,336     8.800%* 03/11/2022  03/11/2007
   756,785      754,123     780,774     799,520      404,049    1.46   276,925     8.780%  11/11/2021  11/11/2011
   605,395      619,933     581,936     573,071      359,797    1.29   279,673     8.900%* 04/11/2022  04/11/2004
   484,177      524,606     569,148                  391,758    1.49   262,414     8.670%* 02/11/2027  02/11/2007
 2,144,298    2,175,920   2,086,611                  547,004    1.69   324,569     8.714%* 02/11/2012
 2,939,373    3,352,091   3,438,203                  547,277    1.71   320,141     8.714%* 02/11/2012
   672,035      692,518     764,325                  421,763    1.68   251,759     9.000%* 01/11/2022  01/11/2007
 1,645,067    1,868,904   1,827,190   1,782,844      400,185    1.54   260,159     9.660%* 02/11/2017  02/11/2012
   475,662      465,762     526,039     507,365      329,292    1.52   216,423     8.590%* 12/11/2021  12/11/2006
 1,800,557    1,977,944   2,054,224                  410,916    1.73   237,358     8.990%* 02/11/2017  02/11/2007
   522,394      548,312     569,572     577,440      313,138    1.45   216,687     8.730%  12/11/2021  12/11/2006
   507,514      481,279     648,421     674,150      306,281    1.45   210,946     9.050%* 02/11/2027  02/11/2007
   375,097      396,373     400,800     428,437      272,222    1.27   214,925     8.910%* 01/11/2007
                145,977     874,520     856,581      393,990    1.62   243,185    10.000%* 02/11/2017  02/11/2012
   454,793      450,395     436,584     417,516      257,128    1.26   204,336     9.410%* 01/11/2022  01/11/2007
   341,100      635,493     706,197     718,811      247,108    1.27   193,974     8.850%* 02/11/2007
   417,799      445,715     452,208     465,211      240,197    1.25   192,087     8.800%* 03/11/2007
   872,194      930,287     971,757     971,757      396,622    1.82   217,742     9.660%* 02/11/2017  02/11/2012
   399,943      406,488     419,034     414,857      222,741    1.28   174,344     8.440%  02/11/2027  02/11/2007
   341,061      436,496     498,640     475,752      258,165    1.34   192,172     9.250%* 03/11/2022  03/11/2012
   315,915      328,898     346,183                  238,638    1.29   185,426     9.280%  10/11/2006
   417,763      411,361     423,127     423,986      223,334    1.35   165,932     8.630%  11/11/2026  11/11/2006
   564,103      551,838     600,713     608,284      254,801    1.60   159,122     8.190%* 12/11/2026  12/11/2006
   497,845      501,595     512,000     481,407      221,943    1.29   172,595     9.100%  11/11/2021  11/11/2006
   514,376      556,784     598,076     574,846      258,217    1.59   162,209     8.350%* 01/11/2022  01/11/2007
   284,376      292,058     376,689     394,638      196,444    1.31   150,483     8.650%* 03/11/2022  03/11/2007
   489,050      576,330     605,471                  295,361    2.05   143,972     8.420%* 03/11/2007
   315,317      351,913     391,497     399,761      225,380    1.49   151,055     9.000%  10/11/2006
   747,029      798,496     797,718     817,068      259,458    1.82   142,764     8.320%  11/11/2006
   742,278      964,919   1,309,936   1,235,753      270,973    1.65   164,506     9.220%* 03/11/2017  03/11/2007

   104,906      616,509     651,354     651,354      222,358    1.39   160,290     9.530%* 03/11/2017  03/11/2012
   277,627      279,695     282,022                  181,239    1.29   140,386     9.080%  01/11/2022  01/11/2007
   521,658      568,338     596,720     591,280      219,944    1.71   128,488     8.320%  11/11/2006
   762,811      878,411     884,460     695,921      229,111    1.66   137,915     9.890%* 03/11/2017  03/11/2012
 1,504,352    1,596,368   1,528,092   1,466,035      291,064    2.20   132,352     9.300%* 03/11/2017  03/11/2012
   209,823      254,522     279,467                  127,749    1.32    96,807     8.380%* 02/11/2022  02/11/2007
   292,239      269,390     308,746                  148,925    1.34   111,308     9.430%* 01/11/2017  01/11/2012

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                      BALLOON/
                     ANTICIPATED                    ANTICIPATED                     YEAR
 REMAINING            REMAINING                      REPAYMENT                     BUILT/                 UNIT OF
  LOCKOUT   LOCKBOX     TERM         VALUE     LTV   DATE LTV    AMORTIZATION    RENOVATED       UNIT     MEASURE
 ---------  -------  -----------  -----------  ---  -----------  ------------  --------------  ---------  -------
                                   $41,800,000  71%      64%                    1930/1980/1985   238,648  sf
                                    29,000,000  71%      64%                      1895/1979      310,887  sf
                                    27,700,000  71%      64%                      1900/1980      221,360  sf
 ---------                        -----------  ---  -----------                                ---------
     117       YES        118       98,500,000  71%      64%          360                        770,895

                                    35,600,000  56%      50%                      1970/1986      238,911  sf
                                    32,800,000  56%      50%                         1986        217,500  sf
                                    25,400,000  56%      50%                         1987         162,300 sf
                                    12,200,000  56%      50%                      1970/1982        82,000 sf
                                    11,300,000  56%      50%                         1982          88,400 sf
                                     5,100,000  56%      50%                         1984          48,068 sf
 ---------                        -----------  ---  -----------                                ---------
     118       YES        119      122,400,000  56%      50%          360                         837,179
     115       Yes        120      104,000,000  63%      57%          356            1989         384,759 sf

                                    36,650,000  86%      41%                         1994       1,278,600 sf
                                    36,600,000  86%      41%                         1992       1,546,575 sf
 ---------                        -----------  ---  -----------                                ---------
     240       YES        241       73,250,000  86%      41%          299                       2,825,175

                                    61,000,000  57%      51%                      1986/1992       516,538 sf
                                    42,200,000  57%      51%                      1988/1993       480,092 sf
 ---------                        -----------  ---  -----------                                ---------
      80       YES         84      103,200,000  57%      51%          300                         996,630

                                    10,700,000  62%      49%                    1948/1960/1995         70 rooms
                                     8,700,000  62%      49%                    1985/1988/1996        150 rooms
                                     7,900,000  62%      49%                         1987             108 rooms
                                     6,400,000  62%      49%                      1987/1994           124 rooms
                                     6,200,000  62%      49%                      1986/1994           125 rooms
                                     6,100,000  62%      49%                      1985/1994           120 rooms
                                     5,100,000  62%      49%                      1988/1994           129 rooms
                                     5,500,000  62%      49%                      1985/1994           119 rooms
                                     5,100,000  62%      49%                      1986/1994            96 rooms
                                     5,000,000  62%      49%                         1985             101 rooms
                                     4,700,000  62%      49%                      1984/1995           149 rooms
                                     4,500,000  62%      49%                      1985/1994           118 rooms
                                     4,700,000  62%      49%                      1989/1995           132 rooms
                                     3,800,000  62%      49%                         1987              83 rooms
                                     4,100,000  62%      49%                      1982/1994           122 rooms
                                     2,200,000  62%      49%                         1984              65 rooms
 ---------                        -----------  ---  -----------                                ---------
     140       YES        141       90,700,000  62%      49%          300                           1,811
     191       Yes        192       70,000,000  72%      25%          240       1962/1968/1996        846 units

                                     3,161,168  80%      60%                         1971          36,644 sf
                                     2,390,143  80%      60%                         1974          50,678 sf
                                     2,284,749  80%      60%                         1981          35,000 sf
                                     2,283,127  80%      60%                         1977          36,850 sf
                                     2,036,511  80%      60%                         1981          33,207 sf
                                     2,133,435  80%      60%                         1982          43,046 sf
                                     1,794,724  80%      60%                         1963          38,500 sf
                                     2,135,992  80%      60%                         1966          21,650 sf
                                     1,622,210  80%      60%                         1985          30,375 sf
                                     1,497,961  80%      60%                         1965          50,437 sf
                                     1,507,015  80%      60%                         1976          26,640 sf
                                     1,523,179  80%      60%                         1982          52,066 sf
                                     1,454,727  80%      60%                         1990          22,936 sf
                                     1,384,508  80%      60%                         1976          30,666 sf
                                     1,323,945  80%      60%                         1981          38,439 sf
                                     1,311,451  80%      60%                         1978          38,526 sf
                                     1,303,945  80%      60%                         1969          22,125 sf
                                     1,459,190  80%      60%                         1976          23,313 sf
                                     1,190,940  80%      60%                         1983          86,091 sf
                                     1,382,239  80%      60%                         1973          21,393 sf
                                       896,403  80%      60%                         1979          44,785 sf
                                       754,351  80%      60%                         1982          34,739 sf
                                     1,092,776  80%      60%                         1976          30,885 sf



                                                      BALLOON/
                     ANTICIPATED                    ANTICIPATED                     YEAR
 REMAINING            REMAINING                      REPAYMENT                     BUILT/                 UNIT OF
  LOCKOUT   LOCKBOX     TERM         VALUE     LTV   DATE LTV    AMORTIZATION    RENOVATED       UNIT     MEASURE
 ---------  -------  -----------  -----------  ---  -----------  ------------  --------------  ---------  -------

                                   $   971,511  80%      60%                         1984          29,418 sf
                                       900,233  80%      60%                         1960          18,392 sf
                                       993,548  80%      60%                         1970          22,279 sf
                                       837,140  80%      60%                         1960          19,022 sf
                                       953,603  80%      60%                         1971          29,038 sf
                                       752,662  80%      60%                         1951          12,460 sf
                                       626,235  80%      60%                         1970          22,536 sf
                                     1,113,141  80%      60%                         1964          36,516 sf
                                       623,055  80%      60%                         1983          38,168 sf
                                       639,776  80%      60%                         1980          28,897 sf
                                       705,560  80%      60%                         1973          24,835 sf
                                       654,873  80%      60%                         1969          22,080 sf
                                       630,158  80%      60%                         1965          19,340 sf
                                       461,052  80%      60%                         1961          13,558 sf
                                       601,561  80%      60%                         1967          20,223 sf
                                       633,319  80%      60%                         1974          27,630 sf
                                       547,898  80%      60%                         1965          19,684 sf
                                       632,171  80%      60%                         1971          20,880 sf
                                       621,303  80%      60%                         1973          22,366 sf
                                       634,128  80%      60%                         1975          19,643 sf
                                       527,502  80%      60%                         1974          29,296 sf
                                       505,201  80%      60%                         1974          23,556 sf
                                       504,599  80%      60%                         1977          30,978 sf
                                       490,611  80%      60%                         1974          24,880 sf
                                       559,380  80%      60%                         1971          24,641 sf
                                       446,118  80%      60%                         1966          20,663 sf
                                       443,105  80%      60%                         1969          23,463 sf
                                       493,457  80%      60%                         1973          22,800 sf
                                       414,714  80%      60%                         1964          10,978 sf
                                       482,301  80%      60%                         1972          21,929 sf
                                       468,028  80%      60%                         1978          21,780 sf
                                       456,438  80%      60%                         1973          21,527 sf
                                       378,074  80%      60%                         1963          19,240 sf
                                       447,392  80%      60%                         1970          33,514 sf
                                       326,321  80%      60%                         1960           7,304 sf
                                       360,534  80%      60%                         1974          14,600 sf
                                       454,711  80%      60%                         1969          18,382 sf
                                       305,836  80%      60%                         1960          18,539 sf
                                       324,735  80%      60%                         1965          28,716 sf
                                       351,202  80%      60%                         1973          21,304 sf
                                       299,331  80%      60%                         1951           8,704 sf
                                       259,187  80%      60%                         1975          10,873 sf
                                       241,633  80%      60%                         1971          16,971 sf
                                       202,868  80%      60%                         1959           7,918 sf
                                       194,245  80%      60%                         1957          18,068 sf
                                       167,803  80%      60%                         1961           7,493 sf
                                       203,613  80%      60%                         1971          22,878 sf
                                       138,383  80%      60%                         1972          22,150 sf
                                       204,421  80%      60%                         1983          36,062 sf
----------  ---------                        -----------  ---  -----------                                ---------
     179       YES        180       63,109,359  80%      60%          328                       1,905,163
     143       Yes        144       68,000,000  61%      49%          300         1989/1997           573 rooms

     117       Yes        118       53,650,000  64%      53%          299         1972/1993       738,201 sf

                                    20,500,000  63%      57%                         1970             645 pads
                                    13,750,000  63%      57%                      1972/1983           572 pads
                                     9,900,000  63%      57%                         1972             314 pads
                                     9,050,000  63%      57%                         1972             293 pads
 ---------                        -----------  ---  -----------                                ---------
     117       YES        121       53,200,000  63%      57%          360                           1,824
     115       Yes        119       54,000,000  61%      55%          360         1985/1990       417,532 sf

                                    27,600,000  68%      60%                         1974         504,550 sf
                                    19,200,000  68%      60%                      1982/1989       283,921 sf
 ---------                        -----------  ---  -----------                                ---------
     143       YES        144       46,800,000  68%      60%          360                         788,471


                                                      BALLOON/
                     ANTICIPATED                    ANTICIPATED                     YEAR
 REMAINING            REMAINING                      REPAYMENT                     BUILT/                 UNIT OF
  LOCKOUT   LOCKBOX     TERM         VALUE     LTV   DATE LTV    AMORTIZATION    RENOVATED       UNIT     MEASURE
 ---------  -------  -----------  -----------  ---  -----------  ------------  --------------  ---------  -------


                                   $33,900,000  48%      43%                      1960/1996      392,443  sf
                                    21,000,000  48%      43%                         1988        164,909  sf
                                     4,500,000  48%      43%                      1968/1986       92,988  sf
 ---------                        -----------  ---  -----------                                ---------
     114       Yes        118       59,400,000  48%      43%          360                        650,340
     119       Yes        120       36,500,000  77%      69%          360            1996        202,104  sf

                                     18,700,000  61%      51%                      1991/1992      179,125  sf
                                    13,000,000  61%      51%                         1993         96,895  sf
                                    12,300,000  61%      51%                         1992         82,062  sf
 ---------                        -----------  ---  -----------                                ---------
     119       Yes        123       44,000,000  61%      51%          300                        358,082
     118       Yes        119       33,690,000  74%      66%          360            1972            608  units
     177       Yes        178       36,900,000  66%      47%          303            1987        111,824  sf
     119       Yes        120       35,600,000  65%      55%          300         1967/1989      502,023  sf
     117       Yes        118       30,000,000  73%      61%          300            1970        328,078  sf

                                    14,900,000  75%      67%                         1986            288  units
                                    13,800,000  75%      67%                         1986            248  units
 ---------                        -----------  ---  -----------                                ---------
     119       YES        120       28,700,000  75%      67%          360                            536
     180       Yes        181       28,800,000  73%      61%          360            1991        415,713  sf

                                     4,600,000  65%      55%                      1907/1988      347,022  sf
                                     5,000,000  65%      55%                         1989         35,000  sf
                                     3,200,000  65%      55%                      1928/1985      221,241  sf
                                     2,930,000  65%      55%                         1996         48,858  sf
                                     2,500,000  65%      55%                      1969/1986           96  units
                                     3,080,000  65%      55%                         1989         52,616  sf
                                     2,500,000  65%      55%                      1991/1994       28,600  sf
                                     2,500,000  65%      55%                         1990         22,206  sf
                                     2,150,000  65%      55%                         1993         12,365  sf
                                     2,000,000  65%      55%                      1928/1988       28,363  sf
                                       720,000  65%      55%                         1992          6,512  sf
 ---------                        -----------  ---  -----------                                ---------
     113       YES        120       31,180,000  65%      55%          300                            N/A
     111                  115       25,250,000  79%      70%          360         1970/1994          648  units
     142       Yes        144       23,750,000  73%      64%          360            1989        273,555  sf

                                    16,000,000  72%      65%                      1984/1985          572  units
                                     5,350,000  72%      65%                      1912/1987       19,243
 ---------                        -----------  ---  -----------                                ---------
     115       YES        119       21,350,000  72%      65%          360                            N/A
     173                  177       30,000,000  50%       1%          180         1974/1985          227  rooms
     173       Yes        177       21,000,000  70%      33%          240            1989            250  beds
     138                  142       21,300,000  69%      60%          360            1992         86,290  sf
      75       Yes         82       20,700,000  68%      57%          240            1974        256,513  sf
     112       Yes        116       19,300,000  71%      62%          324         1989/1994      175,733  sf
     175       Yes        179       20,000,000  67%      48%          300         1988/1995          168  rooms
     114       Yes        118       16,000,000  78%      71%          360            1982        153,523  sf
     114       Yes        118       17,000,000  72%      61%          300         1966/1996      271,134  sf

     171       Yes        175       16,300,000  73%      36%          240       1972/1985/1994       308  rooms

                                    12,000,000  54%      26%                      1967/1987          203  rooms
                                     9,300,000  54%      26%                    1967/1971/1990       187  rooms
 ---------                        -----------  ---  -----------                                ---------
     173       YES        177       21,300,000  54%      26%          240                            390

     113                  120       14,000,000  75%      62%          300         1963/1987          349  units
     114                  121       13,400,000  72%      58%          264         1971/1986          268  rooms
     117       Yes        121       12,200,000  74%      66%          360         1968/1990      208,980  sf
     117                  121       17,500,000  51%      42%          300         1932/1995      416,880  sf

                                     2,080,000  67%       1%                         1925        123,095  sf
                                     2,335,000  67%       1%                         1905        236,066  sf
                                     2,380,000  67%       1%                         1939        191,287  sf


                                                      BALLOON/
                     ANTICIPATED                    ANTICIPATED                     YEAR
 REMAINING            REMAINING                      REPAYMENT                     BUILT/                 UNIT OF
  LOCKOUT   LOCKBOX     TERM         VALUE     LTV   DATE LTV    AMORTIZATION    RENOVATED       UNIT     MEASURE
 ---------  -------  -----------  -----------  ---  -----------  ------------  --------------  ---------  -------


                                   $ 1,595,000  67%       1%                         1918         142,026 sf
                                     1,035,000  67%       1%                         1930          78,000 sf
                                     1,055,000  67%       1%                         1905          81,790 sf
                                     1,640,000  67%       1%                         1974          84,636 sf
                                       825,000  67%       1%                         1917         103,412 sf
 ---------                        -----------  ---  -----------                                ---------
     151       YES        155       12,945,000  67%       1%          156                       1,040,312
     114                  121       11,610,000  71%      65%          360         1969/1991       128,451 sf
     174                  181       12,250,000  66%      30%          240            1989         198,127 sf
     171       Yes        175       11,000,000  61%      45%          300            1994              90 beds
     116                  120       10,000,000  65%      53%          300         1893/1995            18 units

                                     2,400,000  75%      37%                      1972/1994            65 rooms
                                     2,100,000  75%      37%                         1972             175 rooms
                                     1,160,000  75%      37%                         1975              72 rooms
                                     1,120,000  75%      37%                         1973              48 rooms
                                       700,000  75%      37%                         1981              53 rooms
                                       880,000  75%      37%                         1975              72 rooms
 ---------                        -----------  ---  -----------                                ---------
     176       YES        180        8,360,000  75%      37%          240                             485
     174       Yes        181       10,000,000  61%      42%          300         1990/1997            96 rooms
     175                  179       11,250,000  53%      37%          300         1983/1996        62,250 sf
     113                  120        8,100,000  73%      61%          300       1952/1954/1996        254 units
     174                  178        8,200,000  72%      60%          360         1955/1995       175,679 sf

                                     4,800,000  59%       2%                      1963/1966            99 beds
                                     5,000,000  59%       2%                         1969             129 beds
 ---------                        -----------  ---  -----------                                ---------
     178                  179        9,800,000  59%       2%          180                             228

                                     4,300,000  67%      33%                      1967/1988            99 rooms
                                     4,100,000  67%      33%                      1972/1982            94 rooms
 ---------                        -----------  ---  -----------                                ---------
     175                  179        8,400,000  67%      33%          240                             193
     114       Yes        118        7,700,000  72%      61%          300            1987         123,909 sf
     116       Yes        120        7,500,000  72%      59%          300            1980         125,611 sf
      78       Yes         82        7,300,000  71%      49%          180         1924/1990       217,638 sf
     175                  179        7,500,000  68%      33%          240            1991             104 rooms
     171                  175       11,000,000  45%      19%          240         1986/1993       170,886 sf
     174                  181        6,800,000  74%      51%          300            1985          55,200 sf
     178                  179        8,000,000  59%       2%          180         1961/1987           210 beds
     114                  118        7,500,000  63%      53%          300            1987          78,971 sf
     172                  176        7,700,000  59%      29%          240            1985             150 rooms
     178                  179        6,500,000  70%       2%          180            1965             198 beds
      76                   80        6,900,000  66%      59%          300            1988          55,872 sf
     111                  118        6,800,000  66%      47%          240         1875/1992        81,284 sf
      78                   82        5,300,000  78%      74%          360         1952/1978           200 pads
     114                  118        5,500,000  75%      68%          360            1984          54,759 sf
     175                  179        6,500,000  63%      31%          240         1974/1994           201 rooms
     112                  116        5,750,000  71%      60%          300         1955/1993        31,165 sf
     174                  181        8,000,000  50%      22%          240         1979/1991       135,471 sf
     173       Yes        180        6,800,000  58%      28%          240            1989             136 rooms
     114                  118        6,000,000  66%      56%          300         1966/1996        86,038 sf
     176                  180        5,500,000  71%      51%          300            1986              80 rooms
     174                  178        6,810,000  56%      28%          240       1968/1972/1996        244 rooms

                                     4,800,000  64%      55%                      1950/1987        44,885 sf
                                     1,100,000  64%      55%                         1982           5,605 sf
 ---------                        -----------  ---  -----------                                ---------
     116                  120        5,900,000  64%      55%          300                          50,490
     114                  118        6,100,000  61%      52%          300         1900/1984       102,607 sf
     111                  118        6,500,000  54%      45%          300            1972          65,553 sf
     112       Yes        116        5,000,000  69%      59%          300            1978          56,845 sf
     112                  119        4,700,000  72%      61%          300            1990          48,275 sf
     113       Yes        120        4,550,000  74%      62%          300         1980/1987        38,262 sf



                                                      BALLOON/
                     ANTICIPATED                    ANTICIPATED                     YEAR
 REMAINING            REMAINING                      REPAYMENT                     BUILT/                 UNIT OF
  LOCKOUT   LOCKBOX     TERM         VALUE     LTV   DATE LTV    AMORTIZATION    RENOVATED       UNIT     MEASURE
 ---------  -------  -----------  -----------  ---  -----------  ------------  --------------  ---------  -------
     174                  178      $4,725,000   63%      46%          300            1988            120  rooms
     114                  118       4,100,000   73%      62%          300         1986/1995       44,005  sf
     112                  116       4,250,000   70%      60%          300         1966/1993       34,122  sf

     115                  119       4,700,000   62%      53%          300         1976/1994       52,992  sf
     115                  119       5,500,000   53%      44%          300            1964        152,621  sf
     113                  120       5,180,000   55%      46%          300            1986         33,968  sf
     172                  176       3,750,000   74%      49%          300         1972/1986          130  units
      81                   85       3,825,000   73%      66%          300            1991         33,960  sf
     115                  119       4,400,000   64%      58%          360         1972/1984          241  pads
     178                  179       7,500,000   36%       1%          180         1974/1977          250  beds
     178                  179       4,800,000   56%       1%          180         1964/1995           99  beds
     114                  118       3,670,000   68%      58%          300         1955/1985          217  pads
     172                  179       4,300,000   53%      26%          240         1978/1993          144  rooms
     113                  117       3,600,000   62%      52%          300         1982/1991       39,412  sf
     115                  119       3,500,000   63%      46%          240            1963             72  beds
     113                  117       3,390,000   65%      53%          300            1972            130  units
     112       Yes        119       4,100,000   53%      49%          360            1987         57,093  sf
     114                  118       3,400,000   63%      53%          300         1986/1988       45,265  sf
     175                  179       3,600,000   58%      29%          240            1995             62  rooms
     114                  118       3,300,000   59%      51%          300            1977        100,680  sf
     115                  119       2,750,000   71%      60%          300         1966/1994          133  units
     113                  120       2,600,000   75%      63%          300            1961             66  units
     175                  179       3,100,000   62%      30%          240         1986/1990          161  rooms
     115                  119       2,400,000   79%      70%          360            1981             46  units
     173                  180       2,800,000   67%      47%          300            1990         41,330  sf
     111                  115       2,800,000   64%      54%          300            1975            125  pads
     112       Yes        116       2,250,000   79%      70%          360            1964             72  units
     113                  117       2,800,000   63%      57%          360            1972            135  units
     112                  116       2,250,000   75%      63%          300            1958            100  units
     111                  118       3,050,000   56%      46%          300            1983         38,268  sf
     116                  120       2,000,000   77%      65%          300            1915             48  units
     116                  120       3,250,000   46%      39%          300         1969/1995          216  pads
     111                  115       2,300,000   65%      54%          300            1968             60  units
     112                  116       3,000,000   50%      41%          300         1968/1973          220  units
     113                  120       3,200,000   47%      34%          240       1963/1987/1995        82  rooms

     176                  180       1,950,000   73%      36%          240            1994             52  rooms
     114                  118       1,860,000   74%      62%          300            1950            151  pads
     112                  116       2,600,000   52%      42%          300            1975            159  units
     173                  180       2,000,000   60%      30%          240         1970/1992           63  rooms
     173                  180       3,500,000   34%      16%          240         1968/1995          105  rooms
     115                  119       1,750,000   58%      48%          300         1961/1994          114  pads
     174                  178       1,700,000   59%      28%          240         1951/1996          102  pads

                                AUDIT/AGREED                            ACTUAL     U/W
                          U/W       UPON      IDENTIFIED   RESERVE FOR  ONGOING  ONGOING
            OCCUPANCY    OCCUP-   PROCEDURE     DEFERRED     DEFERRED    CAPITAL  CAPITAL
OCCUPANCY     PERIOD     ANCY      REVIEW     MAINTENANCE  MAINTENANCE   ITEMS    ITEMS         ANCHOR/TENANTS/FRANCHISE
---------  ------------  ------ ------------  -----------  -----------  -------  -------  -------------------------------------
    100%      12/6/96       95%                 $ 57,600     $ 62,550     0.12     0.20   Genzyme Corp
     97%      12/6/96       93%                  312,400      375,500     0.20     0.20   Commonwealth of Mass Revenue
    100%      12/6/96       95%                   57,850       69,313     0.15     0.20   The Office @ 1 Kendall Square
                                              -----------  -----------
                                     YES         427,850      507,363

    100%      12/3/96       95%                   21,300       26,625     0.16     0.19   Marcam
    100%      12/3/96       95%                   44,625       55,781     0.18     0.15   Parametric Technology
    100%      12/3/96       95%                   59,485       74,356     0.18     0.15   Computer Associates(Harvard PHC)
    100%      12/3/96       95%                   34,730       43,413     0.29     0.29   Computer Associates
     98%      12/3/96       94%                   17,625       22,032     0.37     0.37   Geo Centers
     84%      12/3/96       84%                   22,065       27,582     0.18     0.24   Lojack
                                              -----------  -----------
                                     YES         199,830      249,789
     95%       1/1/97       93%      Yes          15,500       19,375     0.25     0.25   Morrison, Cohen, Singer and Weinstien

    100%      2/20/97      100%                       --           --       --       --   Kmart Corporation
    100%      2/20/97      100%                       --           --       --       --   Kmart Corporation
                                     YES

     90%      1/10/97       90%                   10,275       12,844     0.15     0.15   IKEA
     97%       1/1/97       95%                   62,635       78,294     0.16     0.16   WalMart
                                              -----------  -----------
                                     YES          72,910       91,138

     70%    TTM 9/30/96     70%                   10,750       13,438        5%       5%
     80%    TTM 9/30/96     75%                   15,000       18,750        5%       5%
     81%    TTM 9/30/96     77%                       --           --        5%       5%
     77%    TTM 9/30/96     75%                    3,250        4,063        5%       5%
     78%    TTM 9/30/96     78%                    9,900       12,375        5%       5%  Fairfield Inn
     79%    TTM 9/30/96     75%                   41,150       51,438        5%       5%  Fairfield Inn
     79%    TTM 9/30/96     75%                       --           --        5%       5%  Fairfield Inn
     81%    TTM 9/30/96     78%                       --           --        5%       5%  Fairfield Inn
     82%    TTM 9/30/96     79%                    7,500        9,375        5%       5%  Fairfield Inn
     78%    TTM 9/30/96     75%                       --           --        5%       5%  Fairfield Inn
     57%    TTM 9/30/96     57%                    5,400        6,750        5%       5%  Comfort Inn
     70%    TTM 9/30/96     70%                    9,000       11,250        5%       5%  Comfort Inn
     68%    TTM 9/30/96     68%                       --           --        5%       5%  Fairfield Inn
     80%    TTM 9/30/96     80%                   17,950       22,438        5%       5%  Comfort Inn
     53%    TTM 9/30/96     53%                    8,000       10,000        5%       5%  Fairfield Inn
     70%    TTM 9/30/96     68%                    3,500        4,375        5%       5%  Econo Lodge
                                              -----------  -----------
                                     YES         131,400      164,252
     97%      10/31/96      94%      Yes         690,990      690,990      397      397

    100%      12/31/96      93%                   15,405       19,256     0.15     0.15   Drug Emporium
    100%      12/31/96      93%                       --           --     0.15     0.15   Montgomery Ward
    100%      12/31/96      93%                       --           --     0.15     0.15   Gold's Gym
    100%      12/31/96      93%                       --           --     0.15     0.15   Office Depot
    100%      12/31/96      93%                    9,000       11,250     0.15     0.15   Super Valu Stores
    100%      12/31/96      93%                       --           --     0.15     0.15   Gold's Gym
    100%      12/31/96      93%                       --           --     0.15     0.15   Super Valu Stores
    100%      12/31/96      93%                       --           --     0.15     0.15   Whole Foods Market
    100%      12/31/96      93%                      900        1,125     0.15     0.15   Furr's Supermarket
    100%      12/31/96      93%                    2,680        3,350     0.15     0.15   World of Sleep
    100%      12/31/96      93%                   28,950       36,188     0.15     0.15   Drug Emporium
    100%      12/31/96      93%                    1,000        1,250     0.15     0.15   Brookshire Brothers
    100%      12/31/96      93%                    1,000        1,250     0.15     0.15   Trans Texas Amusement
    100%      12/31/96      93%                   45,000       56,250     0.15     0.15   May Drugs
    100%      12/31/96      93%                   20,750       25,938     0.15     0.15   H.E. Butt Grocery Co.
    100%      12/31/96      93%                    1,200        1,500     0.15     0.15   Academy Sporting Goods
    100%      12/31/96      93%                       --           --     0.15     0.15   Chuck E. Cheese's Pizza
    100%      12/31/96      93%                    2,000        2,500     0.15     0.15   Western Auto/Designer Shoe
     25%      12/31/96      93%                    2,500        3,125     0.15     0.15   Baby U
    100%      12/31/96      93%                   26,250       32,813     0.15     0.15   Future Firm
     57%      12/31/96      93%                   11,100       13,875     0.15     0.15   Office Depot
    100%      12/31/96      93%                   65,000       81,250     0.15     0.15   Big Bear Sports
    100%      12/31/96      93%                    1,500        1,875     0.15     0.15   Michael's MJ Design


                                AUDIT/AGREED                            ACTUAL     U/W
                          U/W       UPON      IDENTIFIED   RESERVE FOR  ONGOING  ONGOING
            OCCUPANCY    OCCUP-  PROCEDURE     DEFERRED     DEFERRED    CAPITAL  CAPITAL
OCCUPANCY     PERIOD     ANCY     REVIEW     MAINTENANCE  MAINTENANCE   ITEMS    ITEMS         ANCHOR/TENANTS/FRANCHISE
---------  ------------  ------ ------------  -----------  -----------  -------  -------  -------------------------------------
    100%      12/31/96      93%                 $  5,000     $  6,250     0.15     0.15   U Save Foods
    100%      12/31/96      93%                       --           --     0.15     0.15   Thrift Mart IGA
    100%      12/31/96      93%                    6,000        7,500     0.15     0.15   A.C., Inc
    100%      12/31/96      93%                      150          188     0.15     0.15   Tile Shop
    100%      12/31/96      93%                    2,000        2,500     0.15     0.15   Texas Drug Warehouse
    100%      12/31/96      93%                       --           --     0.15     0.15   Rudy's Country Bar-B-Q
    100%      12/31/96      93%                   45,760       57,200     0.15     0.15   Gold's Gym
    100%      12/31/96      93%                    5,500        6,875     0.15     0.15   Big Lots
    100%      12/31/96      93%                      675          844     0.15     0.15   Brookshire Brothers
    100%      12/31/96      93%                       --           --     0.15     0.15   Super Valu Stores
    100%      12/31/96      93%                    7,500        9,375     0.15     0.15   Fleming Companies, Inc
    100%      12/31/96      93%                      100          125     0.15     0.15   Thurman Kitchen & Bath
    100%      12/31/96      93%                    3,000        3,750     0.15     0.15   Wichita Food Mart
    100%      12/31/96      93%                       --           --     0.15     0.15   True Value Hardware
    100%      12/31/96      93%                    1,500        1,875     0.15     0.15   Minyard Food Stores
    100%      12/31/96      93%                       --           --     0.15     0.15   Office Depot
    100%      12/31/96      93%                       --           --     0.15     0.15   Minyard Food Stores
    100%      12/31/96      93%                       --           --     0.15     0.15   Buckner Bingo
    100%      12/31/96      93%                       --           --     0.15     0.15   Bank of Utah
    100%      12/31/96      93%                       --           --     0.15     0.15   Comerica Bank
    100%      12/31/96      93%                       --           --     0.15     0.15   Hobby Lobby
    100%      12/31/96      93%                    5,800        7,250     0.15     0.15   Blue Springs Fitness
    100%      12/31/96      93%                    9,750       12,188     0.15     0.15   Chism Trail Supermarkets
    100%      12/31/96      93%                       --           --     0.15     0.15   Western Auto
    100%      12/31/96      93%                   29,700       37,125     0.15     0.15   Mercantile Thrift Stores
    100%      12/31/96      93%                    2,850        3,563     0.15     0.15   Ramey Supermarkets
    100%      12/31/96      93%                    7,000        8,750     0.15     0.15   Stecks IGA
    100%      12/31/96      93%                    5,000        6,250     0.15     0.15   Crafts Plus
    100%      12/31/96      93%                   50,000       62,500     0.15     0.15   Coast to Coast Hardware
    100%      12/31/96      93%                    5,300        6,625     0.15     0.15   Langston Company
    100%      12/31/96      93%                      500          625     0.15     0.15   Calcasieu Lumber
    100%      12/31/96      93%                    1,500        1,875     0.15     0.15   McDuff's Super Center
    100%      12/31/96      93%                    2,500        3,125     0.15     0.15   Fleming Companies
    100%      12/31/96      93%                   36,430       45,538     0.15     0.15   Cortran--J Larkins Club
    100%      12/31/96      93%                       --           --     0.15     0.15   Skyline Super Foods
    100%      12/31/96      93%                    6,850        8,563     0.15     0.15   Chas Ball Market
    100%      12/31/96      93%                       --           --     0.15     0.15   Performance Today
     47%      12/31/96      93%                    6,100        7,625     0.15     0.15   US Postal Service
    100%      12/31/96      93%                       --           --     0.15     0.15   Fleming Companies
    100%      12/31/96      93%                    5,000        6,250     0.15     0.15   Bag 'N Save
    100%      12/31/96      93%                    8,300       10,375     0.15     0.15   Melek Service Center
    100%      12/31/96     93%                      5,000        6,250    0.15     0.15   Bob's Market
    100%      12/31/96     93%                         --           --    0.15     0.15   Crawford Auto Parts
    100%      12/31/96     93%                         --           --    0.15     0.15   Aldrich and Company
    100%      12/31/96     93%                         --           --    0.15     0.15   Appliance Mart
    100%      12/31/96     93%                         --           --    0.15     0.15   US Postal Service
    100%      12/31/96     93%                      1,000        1,250    0.15     0.15   Auto Zone
    100%      12/31/96     93%                      2,000        2,500    0.15     0.15   Michael's MJ Design
    100%      12/31/96     93%                      3,853        4,816    0.15     0.15   Fenn Food Market
                                              -----------  -----------
                                     YES          505,853      632,320
     74%    TTM 12/31/96   74%       Yes          395,600      494,500       5%       5%  Westin

     90%       1/1/97      90%       Yes        1,108,500    1,300,000    0.25     0.27   Prudential Insurance

     95%        1/97       91%                     34,925       43,656      50       50
     99%      12/25/96     91%                     50,660       63,325      50       50
     97%      1/25/97      91%                      7,950        9,938      50       50
     99%      1/26/97      93%                      5,030        6,290      50       50
                                              -----------  -----------
                                     YES           98,565      123,209
    100%       1/1/97      95%       Yes           75,800       83,380    0.20     0.22   Ultra Tech Stepper

     96%      1/22/97      95%                     23,050       29,000    0.15     0.15   Dillards
     88%      1/22/97      86%                     24,500       31,000    0.15     0.16   Belk--Yates*
                                              -----------  -----------
                                     YES           47,550       60,000

     76%      1/14/97      76%                 $   15,300   $   19,125    0.15     0.15   Oshmans
     97%      1/21/97      96%                     32,700       40,875    0.15     0.15   Home Express
     84%       1/1/97      84%                     66,540       83,175    0.15     0.15   Canned Foods Inc.
                                              -----------  -----------
                                     YES          114,540      143,175
    100%       1/1/97      97%       Yes               --           --    0.15     0.15   Walmart, Home Depot, Sam*

     81%       1/8/97      81%                      8,750        8,750    0.15     0.15
    100%       1/8/97      95%                      4,850        4,850    0.15     0.15
     99%       1/8/97      95%                     23,000       23,000    0.15     0.15
                                              -----------  -----------
                                     YES           36,600       36,600
     93%       1/8/97      90%       Yes                                   291      291
     99%        2/97       95%                      5,000        6,250    0.20     0.20
     91%       1/1/97      90%       Yes          224,217      280,271    0.29     0.29   Publix
     95%      10/29/96     90%                    137,250      172,188    0.35     0.35   Rich's*

     95%      1/24/97      94%                     48,516       60,645     250      250
     94%      1/24/97      90%                     43,494       54,368     250      250
                                              -----------  -----------
                                     YES           92,010      115,013
    100%       2/5/97      98%                     53,770       67,213    0.15     0.15   Builders Square

     93%        2/97       93%                     30,000       37,500    0.15     0.16
    100%        2/97       95%                                            0.15     0.15


                                AUDIT/AGREED                            ACTUAL     U/W
                          U/W       UPON      IDENTIFIED   RESERVE FOR  ONGOING  ONGOING
            OCCUPANCY    OCCUP-  PROCEDURE     DEFERRED     DEFERRED    CAPITAL  CAPITAL
OCCUPANCY     PERIOD     ANCY      REVIEW     MAINTENANCE  MAINTENANCE   ITEMS    ITEMS         ANCHOR/TENANTS/FRANCHISE
---------  ------------  ------  ------------  -----------  -----------  -------  -------  -------------------------------------

     87%      12/26/96     87%                     22,000       27,500    0.15     0.16
    100%       12/96       95%                         --           --    0.15     0.15
     99%       1/3/97      93%                      5,000        6,250     250      250
    100%       1/3/97      95%                                            0.15     0.15
    100%       1/3/97      95%                         --           --    0.15     0.15
    100%      12/26/96     95%                                            0.15     0.15
    100%       1/3/97      95%                                            0.15     0.15
     88%        2/97       88%                      8,000       10,000    0.15     0.15
    100%      12/26/96     96%                                            0.15     0.15
                                              -----------  -----------
                                                   65,000       81,250
     94%      10/31/96     92%       Yes          149,590      186,988     250      250
     94%       1/6/97      94%                      1,100           --    0.15     0.15   WalMart

     87%    TTM 11/30/96   87%                     92,615      115,769     250      250
    100%       2/1/96      95%                      3,000        3,750    0.29     0.20   The Gap
                                              -----------  -----------
                                                   95,615      119,519
     79%    TTM 10/31/96   75%                     20,000                    4%       5%
     97%      9/30/96      95%                     33,500       41,875     250      250   Holiday Inn
    100%      11/20/96     96%       Yes           60,400       75,500    0.18     0.18   Staples
    100%      12/4/96      95%                         --           --    0.20     0.20   DORS
    100%      10/16/96     98%                         --        6,000    0.15     0.15   Home Quarters
     79%    TTM 11/30/96   78%                      8,500       10,625       4%       5%  Residence Inn
     97%       8/1/96      90%                     92,920      342,559    0.15     0.15   Winn Dixie
     97%      12/16/96     96%                     12,875       16,094    0.15     0.16   Caldor

     75%    TTM 11/30/96   73%                     12,000       15,000       5%       5%  Holiday Inn

     67%    TTM 10/31/96   67%                      7,780        9,725       4%       5%  Holiday Inn
     68%    TTM 10/31/96   68%                     10,780       13,475       4%       5%  Holiday Inn
                                              -----------  -----------
                                     YES           18,560       23,200

     96%      12/5/96      92%                     76,750       95,938     250      289
     69%    TTM 12/31/96   69%                         --       88,838       5%       5%  Radisson Inn
     94%       2/3/97      90%                    119,780      148,225    0.20     0.20   Shaws Superstore
     65%       1/2/96      55%                    116,010      145,013    0.03     0.20   New York Stock Exchange

    100%      11/17/96     95%                     68,510       84,338    0.37     0.37   Anderson International
     99%      11/17/96     95%                     17,000       20,000    0.15     0.15   Metal Fabricating Inc.
     92%      11/17/96     92%                    116,200      143,950    0.23     0.23   Peck Distributing


                                AUDIT/AGREED                            ACTUAL     U/W
                          U/W       UPON      IDENTIFIED   RESERVE FOR  ONGOING  ONGOING
            OCCUPANCY    OCCUP-  PROCEDURE     DEFERRED     DEFERRED    CAPITAL  CAPITAL
OCCUPANCY     PERIOD     ANCY     REVIEW     MAINTENANCE  MAINTENANCE   ITEMS    ITEMS         ANCHOR/TENANTS/FRANCHISE
---------  ------------  ------ ------------  -----------  -----------  -------  -------  -------------------------------------

     87%      11/17/96     87%                 $    5,000   $    5,000    0.19     0.19   Ritrama Duramark
    100%      11/17/96     95%                        208                          0.15   Sensikal
     77%      11/17/96     77%                     45,860       46,485    0.04     0.15   Potter Ind.
     93%      11/17/96     56%                      7,000        7,000    0.22     0.22   Skate Inc
     98%      11/17/96     95%                     49,210       53,298    0.24     0.24   ADC Inc.
                                              -----------  -----------
                                                  308,988      360,070
     91%      2/10/97      91%                     38,510       48,138    0.15     0.15   Payless Drugs
     88%       1/1/97      88%                         --           --    0.17     0.17   Homebase
     98%        7/96       95%       Yes                                   250      250
     95%      2/14/97      95%                         --           --     500      500

     82%    TTM 10/30/96   75%                      1,000        1,250       4%       5%  EconoLodge
     52%    TTM 10/30/96   54%                     1,000        1,250         4%       5% EconoLodge
     66%    TTM 10/30/96   62%                     7,560        9,450         4%       5% EconoLodge
     74%    TTM 10/30/96   76%                        --           --         4%       5% EconoLodge
     68%    TTM 10/30/96   64%                     4,350        5,438         4%       5% EconoLodge
     57%    TTM 10/30/96   49%                     8,500       10,625         4%       5% EconoLodge
                                              -----------  -----------
                                                  22,410       28,013
     91%    TTM 12/31/96   80%                                                4%       5% Residence Inn
    100%       1/8/97      96%                    12,150       15,188      0.22     0.32  Bea Systems
     92%      1/20/97      92%                    87,900      109,875       248      250  Farmer Jack
    100%      11/15/96     95%                    11,000       13,750      0.34     0.34

     94%    TTM 9/30/96    94%                    10,000       12,000       300      300
     85%    TTM 9/30/96    85%                     3,500        4,200       300      300
                                              -----------  -----------
                                                  13,500       16,200

     94%    TTM 9/30/96    94%                    27,150       33,938       250      250
     82%    TTM 9/30/96    82%                    15,650       19,563       250      250
                                              -----------  -----------
                                                  42,800       53,500
    100%      12/5/96      98%                        --           --      0.15     0.15  Kmart
     85%      1/13/97      85%       Yes          93,600      117,000      0.19     0.19
     95%      10/16/96     90%                   258,250      270,781      0.26     0.26  Equitable
     74%    TTM 11/30/96   74%                    46,550       58,188      0.05     0.05  Clarion Suites
     96%       1/9/97      93%                     2,000        2,000      0.24     0.24  Burlington Coat Factory
    100%      12/31/96     95%                    70,775       88,469      0.03     0.15  Filene's Basement
     97%    TTM 9/30/96    95%                        --           --       300      300
    100%      12/11/96     95%                    18,800       23,500      0.20     0.20  Baltimore VNA Foundation
     84%    TTM 11/30/96   80%                   124,100      170,750         4%       5% Country Hearth Inn
     93%    TTM 9/30/96    93%                       500          600       300      300
    100%      11/4/96      95%                     2,500                   0.03     0.20
     80%       1/1/97      80%                    38,300       47,875      0.23     0.23  Trainor and Associates
     95%       1/2/97      92%                    22,000       27,500        25       50
     98%      12/13/96     93%                       865                   0.20     0.20  Bet Zedek
     71%    TTM 11/30/96   71%                    53,250       66,563         4%       5% Best Western
    100%      1/08/97      90%                       500          625      0.15     0.15  Urban Outfitters
    100%      2/26/97      93%                       500          625      0.20     0.20  Hobby Lobby
     68%    TTM 1/31/97    68%                     3,000        3,750         5%       5% Days Inn
     97%      11/20/96     93%                     1,000        1,250      0.20     0.20  Merchants Warehouse
     78%    TTM 11/30/96   75%                    36,500       45,625         4%       5% Residence Inn
     58%    TTM 10/31/96   53%                   698,150      872,688         5%       5% Ramada Inn

    100%      1/24/97      95%                     2,500        3,125      0.20     0.20  Drug Fair
    100%       2/5/97      92%                     2,000        2,500      0.56     0.56
                                              -----------  -----------
                                                   4,500        5,625
     93%      12/4/96      93%                    11,310       14,138      0.03     0.48
     99%      12/12/96     90%                    46,975       58,719      0.20     0.20  Empress Court Restaurant
    100%       1/1/97      93%                       500           --      0.29     0.29
     94%      12/31/96     88%                        --           --        --     0.15
     94%      1/31/97      93%                    10,135       12,669      0.24     0.24

                                AUDIT/AGREED                            ACTUAL     U/W
                          U/W       UPON      IDENTIFIED   RESERVE FOR  ONGOING  ONGOING
            OCCUPANCY    OCCUP-  PROCEDURE     DEFERRED     DEFERRED    CAPITAL  CAPITAL
OCCUPANCY     PERIOD     ANCY      REVIEW     MAINTENANCE  MAINTENANCE   ITEMS    ITEMS         ANCHOR/TENANTS/FRANCHISE
---------  ------------  ------ ------------  -----------  -----------  -------  -------  -------------------------------------
     72%    TTM 11/30/96   70%                        --           --         4%       5% Comfort Inn
     92%      12/15/96     92%                  $  2,075           --      0.15     0.15  The Cosmetics Center
    100%      11/30/96     93%                        --     $ 20,967      0.15     0.15  Coco's Restaurant

     95%      11/30/96     95%                    17,300       21,625      0.21     0.21  Heritage Bank
    100%      12/12/96     93%                    36,500       45,625      0.20     0.20  World of Color
     96%      1/20/97      91%                     6,500        4,375      0.20     0.20  The Good Guys Stereo
     96%      12/20/96     95%                    17,725       22,156       301      301
    100%      1/14/97      95%                                  1,689      0.20     0.45  Arbor Drugs
     96%      1/16/97      95%                     6,780        8,475                 25
     88%    TTM 9/30/96    88%                     5,000        6,000       300      300
     95%    TTM 9/30/96    95%                     5,500        6,600       300      300
     75%      12/31/96     75%                    12,000       15,000        25       50
     66%    TTM 11/30/96   64%                    63,501       79,376         4%       5% Ramada Inn
     96%      12/31/96     92%                     3,000           --      0.18     0.18
     92%    TTM 12/31/96   92%                    34,285       42,856       250
     98%      10/31/96     95%                    15,000       18,750       200      250
     78%      12/1/96      78%                       800        1,000      0.33     0.37  Execu-Flow
     88%      12/23/96     88%                        --           --      0.15     0.15  Old Country Buffet
     61%    TTM 12/31/96   60%                     1,600           --         4%       5%
    100%      11/1/96      96%                    46,750       36,625      0.03     0.23  Ames
     92%      11/25/96     92%                    24,700       30,875       250      250
     95%      1/31/97      93%                   109,300      136,625       333      333
     43%    TTM 11/30/96   43%                     4,774        5,968         5%       5% Knights Inn
     98%      11/30/96     95%                    34,995       43,744       265      265
     88%      1/30/97      88%                       200           --      0.03     0.15  Xymox Corporation
    100%      11/30/96     95%                     8,250           --                 25
     92%      12/18/96     92%                    12,650       15,813       200      250
     96%      12/1/96      95%                    12,200       15,250       257      257
    100%      10/24/96     95%                    30,515       38,144       269      269
    100%      11/1/96      90%                                                      0.23
     97%      11/6/96      95%                   264,500      330,625       321      321
     95%       1/2/97      85%                    60,870       76,088        25       50
    100%      8/26/96      95%                    32,350        5,000    282.13   282.13
     98%      12/5/96      90%                    17,000       21,250       250      250
     67%    TTM 11/30/96   63%                     1,993           --         4%       5% Holiday Inn Express

     64%    TTM 12/31/96   64%                     1,000           --         4%       5% Holiday Inn Express
     76%      11/30/96     76%                    10,700       13,375        25       25
     99%      12/2/96      95%                    10,000       12,500       250      250
     66%    TTM 12/31/96   52%                   115,624      133,362         4%       5% EconoLodge
     49%    TTM12/31/96    50%                    75,000       93,750         5%       5% Holiday Inn
     98%      11/30/96     95%                       900           --                 50
     92%      11/30/96     92%                    13,050       62,500        27       30

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


   LEASE     % OF                                       LEASE     % OF                             LEASE     % OF
 EXPIRATION  TOTAL                                    EXPIRATION  TOTAL                          EXPIRATION  TOTAL
    DATE      SF            ANCHOR2/TENANTS2            DATE 2     SF       ANCHOR3/TENANTS3       DATE 3     SF
 ----------  -----  --------------------------------  ----------  -----  ----------------------  ----------  -----
     2005       41% Nueroscience                          1998      16%  Mitotix                     2003      13%
     1998       24% Fitness                               2003      10%  LeukoSite Lab               1999      8%
     1998       13% Whitehead Institute                   1998      10%

     1999       39% Thomson Financial                     1998      16%
     2001      100%
     2002       43% Healthcare                            2001      35%
     1999      100%
     1997       26% The Tower Group                       2001      11%
     2001       24% Welty Leger Corp                      1997      16%  Boston Systems Office       2001      14%

     2005       13% Edwards and Angell                    2005      11%  Shoppers Parking Corp.      2008      6%

     2022      100%
     2022      100%

     2007       29% AMC Theaters                          2007       8%  Circuit City                2008      6%
     2010       25% Homebase                              2008      24%  Circuit City                2011      7%




















     2004       78%
     2000      100%
     2001      100%
     2000      100%
     2005      100%
     2004      100%
     2001      100 %
     2002      100%
     1997      100%
     1998       62%
     2000      100%
     1998      100%
     2012      100%
     1999       59%
     1998      100%
     2004      100%
     1999       59%
     1997      100%
     2000        5%
     2003      100%
     1999       56%
     2001      100%
     2006      100%


   LEASE     % OF                                       LEASE     % OF                             LEASE     % OF
 EXPIRATION  TOTAL                                    EXPIRATION  TOTAL                          EXPIRATION  TOTAL
    DATE      SF            ANCHOR2/TENANTS2            DATE 2     SF       ANCHOR3/TENANTS3       DATE 3     SF
 ----------  -----  --------------------------------  ----------  -----  ----------------------  ----------  -----
     1998      100%
     2000      100%
     2002      100%
     2003      100%
     1998       88%
     1999      100%
     2001      100%
     1999       63%
     2001      100%
     2000      100%
     1998      100%
     1999      100%
     2001      100%
     2001      100%
     1997      100%
     1999      100%
     2000      100%
     1997      100%
     1997      100%
     2001      100%
     1997      100%
     2001      100%
     1997      100%
     2000      100%
     2000      100%
     2001      100%
     1998      100%
     1997      100%
     2001      100%
     1997      100%
     2002      100%
     1997      100%
     1997      100%
     2002      100%
     2006      100%
     2001      100%
     2000       58%
     2000       47%
     2001      100%
     2000      100%
     2001      100%
     1997      100%
     2000       50%
     1999      100%
     1997      100%
     1999      100%
     1997       57%
     2002      100%
     1998      100%



     2007       18% Prudential                            2001      13%  State of NJ                 2000      11%






     2005       23% Equitable (Phoenix Technologies)      2003      21%  Lifeguard                   2002      19%

     2000       25% Sears                                 2029      13%  Yonkers                     2000      12%
                    Roses                                 2003      21%  Sears                       2009      15%


   LEASE     % OF                                       LEASE     % OF                             LEASE     % OF
 EXPIRATION  TOTAL                                    EXPIRATION  TOTAL                          EXPIRATION  TOTAL
    DATE      SF            ANCHOR2/TENANTS2            DATE 2     SF       ANCHOR3/TENANTS3       DATE 3     SF
 ----------  -----  --------------------------------  ----------  -----  ----------------------  ----------  -----

     2016      14%  Service Merchandise                   2001      13%  Office Max                  2011      9%
     2003      34%  Good Guys                             1999       8%
     2002      23%  Thrifty Drug                          2004      22%

                    Best Buy                              2011      29%  Linens & Things             2010      17%







     2005      10%
                    JC Penney*                                           Furniture Land              1998      8%




     2016      21%  Phar-Mor                              2005      16%














     2009      32%  Best Buy                              2013      24%


     2000      26%  Workshop                              1998      14%



     2007      22%  Barnes & Noble                        2008      18%  Tower Records               2007      14%
     1999      43%  Illinois State Brd of Ed.             2001      55%
     2015      49%  Office Max--Outparcel                 2008      14%

     2007      29%  Eckerd Drug                           2002       7%
     1999      36%  Waldbaums Grocery                     2010      20%








     2013      28%  Ames                                  2000      24%  Decelle                     1999      13%
     2003       8%  HB Turck Hlding LLC                   2006       4%

     2001      66%  DMT Eng.                              2000      34%
     2002      42%  Clecorr Inc.                          1998      19%
     2000      32%  Vitex Corp                            1997      31%



   LEASE     % OF                                       LEASE     % OF                             LEASE     % OF
 EXPIRATION  TOTAL                                    EXPIRATION  TOTAL                          EXPIRATION  TOTAL
    DATE      SF            ANCHOR2/TENANTS2            DATE 2     SF       ANCHOR3/TENANTS3       DATE 3     SF
 ----------  -----  --------------------------------  ----------  -----  ----------------------  ----------  -----
     2000       63% First Forms Inc.                      2004      20%
    *1990       58% Multi--Flow Dispensers                2001      32%
     1999       45% Lake Erie Graphics                    1997      22%
     1997       27% Formatech                             1997      13%
     1999       42% MPC Powder Coating                    1998      20%  Cuyahoga Plastics           1997      17%

     2012       28% The Childrens Co                      1997      16%
     2009       52% Edwards Theater                       2005      12%











     2006      100%
     1999       23% JC Penney                             2001      11%  Arbour Drugs                1997      9%








     2011       55% A&P                                   2012      31%

     1999       42% Student Loan Liquidity                          15%

     2001       22% Trad-A-House O'Neill's Theater        2004      20%
     2005       46%

     2001       48% US Telecom Sprint                     2002      29%



     2001        9% Talbots                               1998       6%

     2005       19% The Price REIT Inc                    2000      18%  National Bank of Cal.       2003      12%

     2003       39% Tower Records                         1998      13%
     2003       42%

     2012       22% Rite-Aid                              1998      15%



     2000       42% United Jersey Bank                    1999      14%



     1998       23%






   LEASE     % OF                                       LEASE     % OF                             LEASE     % OF
 EXPIRATION  TOTAL                                    EXPIRATION  TOTAL                          EXPIRATION  TOTAL
    DATE      SF            ANCHOR2/TENANTS2            DATE 2     SF       ANCHOR3/TENANTS3       DATE 3     SF
 ----------  -----  --------------------------------  ----------  -----  ----------------------  ----------  -----


     2001      15%  Party Land                            2000      11%
     2001      46%

     1998      16%  Comstock                              1998      11%  Burk and Associates         2000      9%
     2002       9%  Salvation Army                        1999       8%  Ace Hardware                2003      7%
     2001      32%                                                   0%

     2007      30%  Blockbuster Video                     2001      21%








     1998      31%  Tutor Time                            2005      19%
     2001      22%

     2003      45%




     1998      11%


















                                                                       ANNEX B

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D4 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar days settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Subordinated Certificates will be effected on a delivery against payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

   All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

   Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

   Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

   CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of 12 30-day months. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (i.e., the trade fails) receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

   (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

   (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

   (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain or intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

   Exceptions for non-U.S. Persons (Form W-8): Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

   Exception for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of a Certificate and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the holder of a Certificate or his agent.

   Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

   The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United states fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                                     ANNEX C-1

                  FORM OF COMPARATIVE FINANCIAL STATUS REPORT

                       ASSET SECURITIZATION CORPORATION
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                      COMPARATIVE FINANCIAL STATUS REPORT

                                     AS OF


-----------------------------------------------------------------------------------------------------------------------------------

                                                   ORIGINAL UNDERWRITING INFORMATION         PRIOR FULL YEAR OPERATING INFORMATION
                                                               BASE YEAR                     AS OF                      NORMALIZED
-----------------------------------------------------------------------------------------------------------------------------------
                     CURRENT                   LAST                                      LAST
                     STATED    PAID  ANNUAL    PROP.    FINANCIAL                 (1)    PROP.    FINANCIAL                   (1)
LOAN                PRINCIPAL  THRU   DEBT    INSPECT.   INFO AS   %    TOTAL  $  DSCR  INSPECT.   INFO AS    %   TOTAL   $   DSCR
NUM.   CITY  STATE   BALANCE   DATE  SERVICE    DATE     OF DATE   OCC.  REV. NOI   X     DATE     OF DATE   OCC.  REV.  NOI   X
-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----

-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----
LIST ALL MORTGAGE LOANS CURRENTLY IN THE TRUST (WITH OR WITHOUT INFORMATION) IN DESCENDING PRINCIPAL BALANCE ORDER.
----------------------------------------------------------------------------------------------------------------------------------

-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----

-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----

-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----

-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----

-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----

-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----
TOTAL:              $                $                             WA   $     $   WA                         WA   $      $    WA
-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----

-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----

-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----
                                                             RECEIVED                                   REQUIRED
-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----
FINANCIAL INFORMATION:                              LOANS                BALANCE               LOANS                BALANCE
-----------------------------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----
                                                 #           %          $       %          #           %          $        %
-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----
CURRENT FULL YEAR:
------------------------------------------------------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----
CURRENT FULL YEAR RECEIVED WITH DSCR LESS THAN 1:
------------------------------------------------------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----
PRIOR FULL YEAR:
------------------------------------------------------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----
PRIOR FULL YEAR RECEIVED WITH DSCR LESS THAN 1:
------------------------------------------------------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----

-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----

-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----

-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----

-----  ----  -----  ---------  ----  -------  --------  ---------  ---- ----- --- ----  --------  ---------  ---- -----  ---  ----
 (1) DSCR CALCULATED USING NET CASH FLOW/ANNUAL DEBT SERVICE.
----------------------------------------------------------------------- ----- --- ----  --------  ---------  ---- -----  ---  ----
 (2) NET CHANGE SHOULD COMPARE THE LATEST YEAR TO THE UNDERWRITING YEAR.
----------------------------------------------------------------------- ----- --- ----  --------  ---------  ---- -----  ---  ----


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)







                       ASSET SECURITIZATION CORPORATION
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                      COMPARATIVE FINANCIAL STATUS REPORT

                                     AS OF

--------------------------------------------------------------------------------------------------------------


                                                                  "ACTUAL"                       (2)
   CURRENT ANNUAL OPERATING INFORMATION                  YTD FINANCIAL INFORMATION           NET CHANGE
     AS OF                     NORMALIZED                      MONTH REPORTED              CURRENT & BASE
--------------------------------------------------------------------------------------------------------------
 LAST
 PROP.    FINANCIAL                        (1)   FINANCIAL                                         %
INSPECT.   INFO AS    %     TOTAL    $     DSCR   INFO AS    %     TOTAL     $     %       %     TOTAL   DSCR
 DATE      OF DATE   OCC.    REV.   NOI     X     OF DATE   OCC.    REV.    NOI   DSCR    OCC.    REV.     X
------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----
                      WA    $       $       WA               WA    $        $      WA      WA    $        WA
------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----

------     -------  ------  ------  -----  -----  -------  ------  ------   ----  -----  ------  ------  -----


                                         C-1-1


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




                      FORM OF DELINQUENT LOAN STATUS REPORT

                                                                     ANNEX C-2

             COMMERCIAL MORTGAGE ASSET SECURITIZATION CORPORATION
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                       DELINQUENT LOAN STATUS REPORT

                                AS OF


                               (a)        (b)        (c)        (d)       (e)=a+b+c+d
-------  -----  -------  ----  ---------  ---------  ---------  --------  -----------------
                 SQ. FT.                   TOTAL
  LOAN             OR                     OUTSTAND.   TOTAL      OTHER
NUMBER,          UNITS,  PAID   SCHED.      P&I      OUTSTAND.  ADVANCES            CURRENT
 CITY &   PROP.  OCC %,  THRU  PRINCIPAL  ADVANCES   EXPENSES   (TAXES &   TOTAL    MONTHLY
 STATE    TYPE    DATE   DATE   BALANCE    TO DATE    TO DATE    ESCROW)  EXPOSURE    P&I
-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------


-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------


-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------


-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------

-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------


-------  -----  -------  ----  ---------  ---------  ---------  --------  --------  -------
FCL--Foreclosure
-----------------------  ----  ---------  ---------  ---------  --------  --------  -------
LTM--Latest 12 Months
-----------------------  ----  ---------  ---------  ---------  --------  --------  -------
* Status should contain a code indicating the current direction of each loan such as
  (FCL--In Foreclosure, MOD-- Modification, DPO--Discount Payoff, NS--Note Sale,
  BK--Bankruptcy, PP--Payment
-------------------------------------------------------------------------------------------
  Plan, Curr--Current, TBD--To Be Determined, etc.) It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
-------------------------------------------------------------------------------------------
** App--Appraisal, BPO--Broker Opinion, Inc.-- Internal Value
------------------------------------------------------------------------  --------  -------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                                       (f)                      (g)=(.92*f)-e
--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------
                                                                                      DATE
                                                                            LOSS      NOI
                                             MOST    APPRAISAL  TRANSFER    USING    FILED/
CURRENT             LTM   LTM              ACCURATE   BPO OR     DATE/       92%      FCL
INTEREST  MATURITY  NOI   NOI,  VALUATION  PROPERTY  INTERNAL   CLOSING   APPR. OR    SALE
  RATE      DATE    DATE  DSCR    DATE      VALUE     VALUE**     DATE     BPO (f)    DATE   STATUS*
--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------
4 COLLECTION  PERIODS DELINQUENT
---------------------------------------------------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------
3 COLLECTION  PERIODS DELINQUENT
---------------------------------------------------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------
1 TO 2 COLLECTION PERIODS DELINQUENT
---------------------------------------------------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------
SPECIALLY SERVICES MORTGAGE LOANS THAT ARE CURRENT
---------------------------------------------------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------

--------  --------  ----  ----  ---------  --------  ---------  --------  ---------  ------  -------








                                   C-2-1

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
                                                                     ANNEX C-3

                 FORM OF HISTORICAL LOAN MODIFICATION REPORT

                       ASSET SECURITIZATION CORPORATION
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                      HISTORICAL LOAN MODIFICATION REPORT

                                     AS OF

-------------------------------------------------------------------------------------
                                         BALANCE    BALANCE AT THE
                                        WHEN SENT   EFFECTIVE DATE              NUM.
  LOAN    CITY/    MOD./    EFFECTIVE   TO SPECIAL        OF                  MONTHS/
 NUMBER   STATE  EXTENSION     DATE      SERVICER   REHABILITATION  OLD RATE  NEW RATE
-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------
THIS REPORT IS HISTORICAL
-------------------------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------
TOTAL FOR ALL LOANS:
--------------  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------
TOTAL FOR LOANS IN CURRENT MONTHS:
-------------------------------------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------
                            # OF LOANS                $ BALANCE
-------  -----  ---------  ----------  ----------  --------------  --------  --------
MODIFICATIONS:
--------------  ---------  ----------  ----------  --------------  --------  --------
MATURITY DATE EXTENSIONS:
-------------------------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------
TOTAL:
-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

-------  -----  ---------  ----------  ----------  --------------  --------  --------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                  FORM OF HISTORICAL LOAN MODIFICATION REPORT

                       ASSET SECURITIZATION CORPORATION
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                      HISTORICAL LOAN MODIFICATION REPORT

                                     AS OF

-------------------------------------------------------------------------------
                                   TOTAL                    (2) EST.
                                    NUM.                      FUTURE
                                   MONTHS                  INTEREST LOSS
                                    FOR     (1) REALIZED   TO TRUST $
         NEW    OLD       NEW     CHANGE OF    LOSS TO         (RATE
OLD P&I  P&I  MATURITY  MATURITY    MOD.       TRUST $      REDUCTION)    COMMENTS
------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------

------- ----- --------  --------  ---------  ------------  ------------- ----------



                              C-3-1

                         (THIS PAGE INTENTIONALLY LEFT BLANK.)

                                                                     ANNEX C-4

                   FORM OF HISTORICAL LOSS ESTIMATE REPORT

                       ASSET SECURITIZATION CORPORATION
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)

                                     AS OF

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------
                             (c) = b/a        (a)                        (b)             (d)        (e)        (f)      (g)
------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------
                                             LATEST
                                % REC.     APPRAISAL      EFFECT                      NET AMT.
  SERVICER                       FROM      OR BROKERS     DATE OF        SALES        RECEIVED    STATED    TOTAL P&I   TOTAL
  LOAN ID       CITY/STATE       SALE       OPINION        SALE          PRICE        FROM SALE   BALANCE   ADVANCED   EXPENSES
------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

---------------------------------------- ------------ -------------  -------------  ----------- --------- ---------- ---------
THIS REPORT IS HISTORICAL
---------------------------------------- ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------
TOTAL ALL LOANS
------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------
CURRENT MONTH ONLY:
------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------

------------  ------------- ------------ ------------ -------------  -------------  ----------- --------- ---------- ---------


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                     ANNEX C-4

                    FORM OF HISTORICAL LOSS ESTIMATE REPORT

                       ASSET SECURITIZATION CORPORATION
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)

                                                    AS OF
------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------
     (h)      (i)=d(f+g+h)    (k)+i-e                           (m)                       (n)+k+m     (o)=n/e
------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------
                                ACTUAL           DATE                         MINOR
                                LOSSES           LOSS          MINOR           ADJ.       TOTAL LOSS  LOSS % OF
 SERVICING                      PASSED          PASSED        ADJ. TO         PASSED         WITH     SCHEDULED
   FEES       NET PROCEEDS       THRU            THRU          TRUST           THRU       ADJUSTMENT   BALANCE
------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

-----------------------------------------   ------------   -------------  -------------  ----------- ---------

-----------------------------------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------

------------  -------------  ------------   ------------   -------------  -------------  ----------- ---------





                                               C-4-1

                         (THIS PAGE INTENTIONALLY LEFT BLANK.)

                                                                     ANNEX C-5

                           FORM OF REO STATUS REPORT

                       ASSET SECURITIZATION CORPORATION
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                               REO STATUS REPORT

                                     AS OF

-------  ---------  --------  --------   ---------  -------- -------- -------- ---------------- -------- --------  -------- ------
                                             (a)       (b)      (c)      (d)      (e)=a+b+c+d
-------  ---------  --------  --------   ---------  -------- -------- -------- ---------------- -------- --------  -------- ------
 LOAN                SQ. FT.                                                                                                (YTD)
 NUM./                  OR                           TOTAL     OTHER                                                        MOST
 CITY                 UNITS/   PAID       SCHED.      P&I    ADVANCES   TOTAL           CURRENT CURRENT               NOI  RECENT
  &         PROP.    OCC. %/   THRU      PRINCIPAL  ADVANCES (TAXES & EXPENSES   TOTAL  MONTHLY INTEREST MATURITY    AS OF  NOI/
 STATE      TYPE      DATE     DATE       BALANCE   TO DATE   ESCROW)  TO DATE EXPOSURE    P&I    RATE     DATE      DATE   DSCR
-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -----------------  -------- ------
                                                                                                REAL ESTATE OWNED
-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -----------------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------
(1) Using the following codes: App. -- Appraisal; BPO -- Brokers Opinion; Int. -- Internal Value.
-------  ---------  --------  --------   ---------  -------- -------- -------- -------- ------- -------- --------  -------- ------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                       ASSET SECURITIZATION CORPORATION
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                               REO STATUS REPORT

                                     AS OF

------  ---------  --------  ------------------------------ -------- --------
            (f)                        (g)=(.92*f)-e
------  ---------  --------  ------------------------------ -------- --------
                      ($1)                LOAN
           MOST   APPRAISAL,  TRANSFER    USING
         ACCURATE   BPO OR      DATE/      92%        REO
 APPR.   PROPERTY  INTERNAL   CLOSING    APPR. OR ACQUISITION PENDING
 DATE     VALUE      VALUE     DATE       BPO (f)    DATE     OFFERS  COMMENTS
-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------

-------  ---------  --------  --------   ---------  -------- -------- --------




                                                  C-5-1

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

                                                                 ANNEX C-6

                              FORM OF WATCH LIST

                       ASSET SECURITIZATION CORPORATION
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                                  WATCH LIST

                                     AS OF

--------- --------------- --------- --------- -------- ---------- ---------- --------- --------------------------------------
                                               STATED     PAID               CURRENT
  LOAN                                        PRINCIPAL   THRU     MATURITY    DSC
 NUMBER    PROPERTY TYPE    CITY      STATE    BALANCE    DATE       DATE      (%)             COMMENT/REASON ON WATCH LIST
--------- --------------- --------- --------- -------- ---------- ---------- --------- --------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
List all loans on Watch List and the reason for each being on the Watch List. List should be sorted in descending loan balance order.
-------------------------------------------------------------------------------------------------------------------------------

--------- --------------- --------- --------- -------- ---------- ---------- --------- ----------------------------------------

--------- --------------- --------- --------- -------- ---------- ---------- --------- ----------------------------------------

--------- --------------- --------- --------- -------- ---------- ---------- --------- ----------------------------------------

--------- --------------- --------- --------- -------- ---------- ---------- --------- ----------------------------------------

--------- --------------- --------- --------- -------- ---------- ---------- --------- ----------------------------------------

--------- --------------- --------- --------- -------- ---------- ---------- --------- ----------------------------------------

--------- --------------- --------- --------- -------- ---------- ---------- --------- ----------------------------------------

--------- --------------- --------- --------- -------- ---------- ---------- --------- ----------------------------------------

--------- --------------- --------- --------- -------- ---------- ---------- --------- ----------------------------------------

--------- --------------- --------- --------- -------- ---------- ---------- --------- ----------------------------------------

--------- --------------- --------- --------- -------- ---------- ---------- --------- ----------------------------------------

--------- --------------- --------- --------- -------- ---------- ---------- --------- ----------------------------------------

--------- --------------- --------- --------- -------- ---------- ---------- --------- ----------------------------------------
Total:                                        $
--------- --------------- --------- --------- -------- ---------- ---------- --------- ----------------------------------------




                                          C-6-1

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
                                                                     ANNEX C-7

                     FORM OF OPERATING STATEMENT ANALYSIS

                       ASSET SECURITIZATION CORPORATION
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D4
                     OPERATING STATEMENT ANALYSIS REPORT
                                 AS OF

 PROPERTY OVERVIEW:
                                  --------------
  Servicer Loan Number
                                  --------------  ------------  ------------  --------------  --------------  -----------  ------
  Property Type
                                  -----------------------------------------------------------------------------------------------
  Property Address, City, State
                                  -----------------------------------------------------------------------------------------------
  Net Rentable Square Feet
                                  --------------  ------------
  Year Built/Year Renovated
                                  --------------  ------------  ------------  --------------  --------------
  Year of Operations                UNDERWRITING       1994          1995           1996            YTD
                                  --------------  ------------  ------------  --------------  --------------
  Occupancy Rate*
                                  --------------  ------------  ------------  --------------  --------------
  Average Rental Rate
                                  --------------  ------------  ------------  --------------  --------------
                                  * Occupancy rates are year end or the ending date of the financial statement for the period.
 INCOME:                                                                                        NO. OF MOS.
                                                                                              -------------- -----------   -------
  Number of Mos. Annualized                                       PRIOR YEAR    CURRENT YEAR
                                  --------------  ------------  ------------  --------------  -------------- -----------   -------
  Period Ended                    UNDERWRITING       1994          1995           1996         1997 YTD**     1995-BASE  1995-1994
  Statement Classification          BASE YEAR      NORMALIZED    NORMALIZED     NORMALIZED     AS OF  / /96    VARIANCE  VARIANCE
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
  Rental Income
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
  Pass Through/Escalations
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
  Other Income
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------

                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
 EFFECTIVE GROSS INCOME                $0.00          $0.00         $0.00          $0.00           $0.00            %          %
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
                                  Normalized -- Full year financial statements that have been reviewed by the underwriter or the
                                  Servicer.
                                  ** YTD numbers will not be normalized.

 OPERATING EXPENSES:
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
  Real Estate Taxes
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
  Property Insurance
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
  Utilities
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
  Repairs and Maintenance
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
  Management Fees
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
  Payroll & Benefits Expense
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
  Advertising & Marketing
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
  Professional Fees
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
  Other Expenses
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
  Ground Rent
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
 TOTAL OPERATING EXPENSES              $0.00          $0.00         $0.00          $0.00           $0.00            %          %
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------

                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
 OPERATING EXPENSES RATIO
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------

                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
 NET OPERATING INCOME                  $0.00          $0.00         $0.00          $0.00           $0.00
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------

                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
  Leasing Commissions
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
  Tenant Improvements
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
  Replacement Reserve
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
TOTAL CAPITAL ITEMS                   $0.00          $0.00         $0.00          $0.00           $0.00                      $0.00
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------

                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
 N.O.I. AFTER CAPITAL ITEMS            $0.00          $0.00         $0.00          $0.00           $0.00
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------

                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
DEBT SERVICE (PER SERVICER)            $0.00          $0.00         $0.00          $0.00           $0.00
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
CASH FLOW AFTER DEBT SERVICE           $0.00          $0.00         $0.00          $0.00           $0.00
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------

                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
(1) DSCR: (NOI/DEBT SERVICE)
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------

                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
DSCR: (AFTER RESERVES/CAP ITEMS)
                                  --------------  ------------  ------------  --------------  --------------  -----------  -------

                                  --------------  ------------  ------------  --------------  --------------  -----------  -------
 SOURCE OF FINANCIAL DATE:
                                  ------------------------------------------------------------------------------------------------
                                  (i.e., operating statements, financial statements, tax return, other)


NOTES AND ASSUMPTIONS:
---------------------------------------------------------------------------------------------------------------------------------
The years shows above will always show a three year history. 1996 is the current year financials; 1997 is the prior year financials.
This report may vary depending on the property type and due to reporting differences among the financial statements of the borrowers.

INCOME: COMMENT
EXPENSE: COMMENT
CAPITAL ITEMS: COMMENT

(1) Used in the Comparative Financial Status Report.

                                C-7-1

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY NOR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                              TABLE OF CONTENTS

                                              PAGE
                                            ------
Summary of Prospectus......................     6
Risk Factors ..............................    20
Industry Overview..........................    41
The Depositor..............................    42
The Mortgage Loan Seller...................    42
The Trustee ...............................    43
The Fiscal Agent ..........................    43
The Servicer and Initial Special Servicer      43
Description of the Mortgage Pool ..........    44
Description of the Subordinated
 Certificates..............................    75
Prepayment and Yield Considerations  ......    91
The Pooling and Servicing Agreement  ......   109
ERISA Considerations ......................   140
Certain Legal Aspects of Mortgage Loans  ..   140
Certain Federal Income Tax Consequences ...   151
Legal Investment...........................   159
Use of Proceeds............................   159
Plan of Distribution ......................   160
Legal Matters .............................   161
Financial Information .....................   161
Rating ....................................   161
Available Information .....................   161
Index of Significant Definitions ..........   162
Glossary of Key Real Estate, Mortgage and
 Mortgage Loan Underwriting Terms..........   168
Annex A--Loan Characteristics..............   A-1
Annex B--Global Clearance, Settlement and
 Tax Documentation Procedures .............   B-1
Annex C--Form of Reports to
 Certificateholders .......................   C-1

                                 $133,312,786
                           SUBORDINATED CERTIFICATES



                             ASSET SECURITIZATION
                                 CORPORATION,
                                  DEPOSITOR



                             COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATES,
                                SERIES 1997-D4





                             [NOMURA CAPITAL LOGO]





                                  PROSPECTUS







                              NOMURA SECURITIES
                             INTERNATIONAL, INC.






                                APRIL 11, 1997

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth below. All such expenses, except for the filing fee, are estimated.

 ITEM                                           AMOUNT
------------------------------------------  ------------
SEC Registration Fee ......................  $ 41,585.31
Blue Sky and NASD Fees and Expenses .......  $ 24,500
Legal Fees and Expenses....................  $350,000
Accounting Fees and Expenses...............  $ 11,875
Servicer's and Trustee's Fees and
 Expenses..................................  $  4,750
Printing and Engraving Fees................  $200,000
Rating Agency Fees.........................  $190,000
Miscellaneous..............................  $ 25,000
                                            ------------
                                             $847,710.31
                                            ============

------------

ITEM 31. SALES TO SPECIAL PARTIES.

   Not applicable.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

   To be provided by amendment.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Under the form of Underwriting Agreement included in the Registration Statement, the Underwriter is obligated under certain circumstances to indemnify certain controlling persons of the Depositor against certain liabilities, including liabilities under the Act.

   The Depositor's By-laws and Certificate of Incorporation provide for indemnification of directors and officers of the Depositor to the full extent permitted by Delaware law and the power to purchase and maintain insurance on behalf of directors and officers against any liability asserted against them and incurred by them in such capacities. The Certificate of Incorporation further provides that no director of the Depositor shall be personally liable to the Depositor or to its stockholders for monetary damages for any breach of such director's fiduciary duty as a director of the Depositor, provided that such limitation on a director's liability shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Depositor or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

   Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

   The Pooling and Servicing Agreement provides that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement provides further than, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expenses incurred in connection with legal actions relating to the Pooling and Servicing Agreement and the Certificates, other than such expenses relating to particular Mortgage Loans.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

   Not applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

  1.1      Revised Form of Underwriting Agreement
  3.1*     Certificate of Incorporation of Asset Securitization Corporation as currently in effect
  3.2**    Bylaws of Asset Securitization Corporation as currently in effect
  4.1*     Form of Pooling and Servicing Agreement
  5.1*     Opinion of Cadwalader, Wickersham & Taft as to legality (including the consent of such firm)
  8.1*     Opinion of Cadwalader, Wickersham & Taft as to certain tax matters (included in Exhibit 5.1)
  24.1*    Consent of Cadwalader, Wickersham & Taft (included as part of Exhibits 5.1 and 8.1)
  25.1*    Power of Attorney (located on the signature page of the initial filing of this Registration Statement)

------------
*        Previously filed.
** Previously filed in connection with Registration Statement No. 33-89494 and incorporated by reference herein.

ITEM 36. UNDERTAKINGS.

   A.  Undertaking in Respect of Indemnification

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, as the case may be, will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

   B.  Undertaking pursuant to Rule 430A.

   (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 11, 1997.



                                                 ASSET SECURITIZATION
                                                 CORPORATION
                                                 By: /s/ Michael Berman
                                                     _________________________

                                                 Name: Michael Berman
                                                 Title: Chief Executive Officer



   Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated.

        SIGNATURE                         POSITION
-----------------------  -----------------------------------------


          *
------------------------
 Ethan Penner               President and Director


/s/ Michael Berman
----------------------
 Michael Berman             Chief Executive Officer and Director



            *
 -----------------------    Chief Financial Officer and Treasurer
 Robert Rottmann              (Principal Accounting  Officer)

            *
 -----------------------
 William Wraith              Director

            *
 -----------------------
 Richard Ader                Director

            *
 -----------------------

 Hiroshi Tsujimura           Director
            *
 -----------------------

 Max C. Chapman, Jr.         Chairman and Director
            *
 -----------------------

 Mark W. McGauley            Director


*By: /s/ Michael Berman
     ________________________________

 Name: /s/ Michael Berman
      _______________________________
      Attorney-in-fact


                                EXHIBITS INDEX

                                                                                                            SEQUENTIAL PAGE
  EXHIBIT NUMBER    DESCRIPTION OF EXHIBIT                                                                      NUMBER
------------------  -----------------------------------------------------------------------------------  -------------------
         1.1        Revised Form of Underwriting Agreement
         3.1*       Certificate of Incorporation of Asset Securitization Corporation as currently in effect
         3.2**      Bylaws of Asset Securitization Corporation as currently in effect
         4.1*       Form of Pooling and Servicing Agreement
         5.1*       Opinion of Cadwalader, Wickersham & Taft as to legality (including the consent of such firm)
         8.1*       Opinion of Cadwalader, Wickersham & Taft as to certain tax matters (included in
                    Exhibit 5.1)
        24.1*       Consent of Cadwalader, Wickersham & Taft (included as part of Exhibits 5.1 and 8.1)
        25.1*       Power of Attorney (located on the signature page of the initial filing of this
                    Registration Statement)

------------
 *       Previously filed.
** Previously filed in connection with Registration Statement No. 33-89494 and incorporated by reference herein.